Filed Pursuant to Rule 424(b)(5) under the U.S. Securities Act of 1933, as amended

Registration No. 333-118956

Responsibility for the accuracy of the information in this prospectus (“Prospectus”) lies with the Directors of Golden Star Resources Ltd. (“GSR” or the “Company”). To the best of the knowledge and belief of the Directors of GSR, having taken all reasonable care, the information in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

Application has been made to the Ghana Stock Exchange (“GSE”), for the listing of all the fully paid issued shares of the Company on the First Official List of the GSE. The GSE has given approval for the listing of the said shares on the First Official List. The GSE assumes no responsibility for the correctness of any of the statements made, opinions expressed and reports presented in this Prospectus. Admission to the First Official List is not to be taken as an indication of the merits of the Company or of the shares of the Company. The Company has not authorised any person to give any information or to make any representation other than those contained in this document, and if given or made, such information or representation must not be relied upon as having been authorised.

On November 20, 2007, the closing price for GSR’s Common Shares on the American Stock Exchange (“AMEX”) was US$ 3.20 per share and the closing price on the Toronto Stock Exchange (“TSX”) was Cdn$ 3.18 per share. GSR’s Common Shares are traded on the AMEX under the symbol “GSS” and on the TSX under the symbol “GSC.” Applications have been made to the TSX and the AMEX for the listing of the additional shares to be issued under this Offer. Listing will be subject to satisfying the listing requirements of these stock exchanges.

This Prospectus has been reviewed and approved by the Ghana Securities and Exchange Commission (SEC) in accordance with Section 9 of the Securities Industry Law (P.N.D.C. Law 333), as amended the Securities and Exchange Commission Regulations 2003 (LI1728). In its review, the Commission examined the contents of the Prospectus to ensure that adequate disclosures have been made. To ascertain the financial soundness or value of the securities on Offer, investors are advised to consult a dealer, investment adviser, or other professional for appropriate advice.

GOLDEN STAR RESOURCES LTD.

Amalgamated in Canada on May 15, 1992 as a limited liability company under the

Canada Business Corporations Act, Corporation No: 2821281

Public Share Offer

on behalf of GOLDEN STAR RESOURCES LTD.

of 3,170,000 Common Shares of no par value

at GH¢3.00 per share

GSR is offering its Common Shares to the public for GH¢3.00 per share, for a total Offering amount of GH¢9.51 million, subject to a GH¢4.76 million (US$5.0 million) minimum subscription amount. Assuming all offered Common Shares are sold, GSR will receive net proceeds of GH¢2.91 per share, for total net proceeds of GH¢9.22 million after deducting a 2% success fee to be paid to Strategic African Securities Limited and a 1% commission to be paid to receiving agents. The net proceeds have been determined before deducting other expenses of this Offering, estimated to be GH¢582,076 which will be paid from the proceeds of the sale of the Common Shares. The price of the Common Shares was determined based on the 20-day weighted volume average price of GSR’s Common Shares on AMEX as of November 14, 2007. Further discussion regarding these factors is provided in “Plan of Distribution” in Part 2.

The distribution of this Prospectus and the offering of the shares in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the Company to inform themselves about, and observe any such restriction. This Prospectus does not constitute an Offer and may not be used for the purpose of an Offer or solicitation by anyone in any jurisdiction or in any circumstances in which such an Offer or solicitation is not authorised or is unlawful.

Before deciding whether to apply for shares, you should consider whether shares are a suitable investment for you. Their values can go down as well as up. Past performance is not necessarily indicative of future performance. If you need advice, you should consult a suitable professional advisor. Investing in the Common Shares involves a high degree of risk. See “ Risk Factors” in Part 6 of this Prospectus and “Statements Regarding Forward-Looking Information” beginning on page xiv of this Prospectus.

Neither the delivery of this document nor any sale hereunder shall under any circumstances, create any impression that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of anytime subsequent to this date. Any material change, relevant to the Offer, in the affairs of the Company during the floatation period will be communicated to the SEC and the investing public.

Strategic African Securities Limited is acting as Lead Manager for the Company. The Lead Manager has relied on information provided by the Company and accordingly, they do not provide any assurance of the accuracy of the information contained in this Prospectus and do not accept any responsibility or liability for the inaccuracy of the information contained in the Prospectus. The Lead Manager does however confirm that to best of its knowledge, this Prospectus constitutes a full and fair disclosure of all material facts about the Company and the Offer.

JLD & MB Legal Consultancy has acted as legal advisors to GSR on this public Offer. Any opinion expressed is limited to matters of the laws of the Republic of Ghana as in force and applied at the date of this Prospectus. JLD & MB has relied on information provided by the Company. Accordingly, JLD & MB does not provide any assurance of the accuracy of the information contained in this Prospectus and does not accept any responsibility or liability for the inaccuracy of the information contained in the Prospectus. JLD & MB does however confirm that to the best of its knowledge, this Prospectus constitutes a full and fair disclosure of all material facts about the Company and the Offer.

Neither the United States Securities and Exchange Commission nor any United States state securities commission or other regulatory body has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Dated: December 5, 2007

Golden Star Share Offer – Full Prospectus

Golden Star Share Offer – Full Prospectus

Golden Star Share Offer – Full Prospectus

Golden Star Share Offer – Full Prospectus

ABOUT THIS PROSPECTUS

This Prospectus has been filed as a form of prospectus supplement to the U.S. Prospectus attached as Appendix D hereto, which is included in a Registration Statement on Form S-3 filed by GSR with the United States Securities and Exchange Commission. The registration statement of which the U.S. Prospectus is a part became effective on May 24, 2005. The U.S. Prospectus refers to other securities in addition to Common Shares. Such other securities do not form part of this Offering. Any statements contained in the U.S. Prospectus will be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained or incorporated in this Prospectus or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded the prior statement or include any other information set forth in the U.S. Prospectus that it modifies or supersedes. The making of such a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Golden Star’s financial statements are prepared in accordance with generally accepted accounting principles (GAAP) in Canada, which is referred herein as Canadian GAAP. Golden Star also provides certain information reconciling its financial information with GAAP in the United States, which is referred to herein as U.S. GAAP.

CURRENCY AND EXCHANGE RATE INFORMATION

Golden Star reports in United States dollars. Accordingly, all references to “$” “US$” or “dollars” in this Prospectus refer to United States dollars unless otherwise indicated. References to “Cdn$” or “Canadian dollars” are used to indicate Canadian dollar values. References to “GH¢” in this Prospectus refer to Ghanaian cedis.

The noon rate of exchange on November 14, 2007 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was Cdn$1.00 equals US$1.0409 and the conversion of United States dollars into Canadian dollars was US$1.00 equals Cdn$0.9607. The average rate of exchange on November 14, 2007 as reported by the Ghana Association of Bankers for the conversion of Ghana cedis into United States dollars was US$1.00 equals GH¢0.9510 and the conversion of Canadian dollars into Ghana cedis was Cdn$1.00 equals GH¢0.9929.

NON-GAAP FINANCIAL MEASURES

In this Prospectus, or in the documents incorporated herein by reference, the terms “total cash cost per ounce” and “cash operating cost per ounce” are used. Total cash cost per ounce and cash operating cost per ounce should be considered as Non-GAAP Financial Measures as defined in Regulation S-K Item 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP in Canada and the United States. There are material limitations associated with the use of such non-GAAP measures. Since these measures do not incorporate revenues, changes in working capital and non-operating cash costs, they are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Changes in numerous factors, including, but not limited to, mining rates, milling rates, gold grade, gold recovery, and the costs of labor, consumables and mine site general and administrative activities can cause these measures to increase or decrease. Golden Star believes that these measures are the same or similar to the measures of other gold mining companies, but may not be comparable to similarly titled measures in every instance. See Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations in GSR’s Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 2006 and Item 2 -Management’s Discussion and Analysis of Financial Condition and Results of Operations in GSR’s Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007 for an explanation of these measures.

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Golden Star Share Offer – Full Prospectus

KEY MILESTONES AND OFFER TIMETABLE

Activity	Date	Time
Commencement of Offer	05-Dec-2007	8:00 hours

End of Offer	21-Dec-2007	17:00 hours

Deadline for Acceptance of Application Forms	21-Dec-2007	17:00 hours

Allotment Begins	27-Dec-2007	8:00 hours

Allotment Ends, Issue of Share Certificates Commences	03-Jan-2008	17:00 hours

Results of the Offer Submitted to SEC	08-Jan-2008	9:00 hours

Final Dispatch of Share Certificates	08-Jan-2008	17:00 hours

Commencement of Trading in the Shares by	14-Jan-2008	10:00 hours

All dates provided are subject to change by the Lead Manager of the Offer in consultation with the Directors of GSR (subject to obtaining the necessary regulatory approvals). All times provided are in Greenwich Mean Time, the time zone of the Republic of Ghana. Any amendment will be published in a national daily newspaper not later than 72 hours of receipt of regulatory approvals.

Golden Star Share Offer – Full Prospectus

LEGAL ADVISOR’S COMPLIANCE CERTIFICATE

5th October 2007

The Director-General

Securities and Exchange Commission

1st Floor, State Enterprises Commission Building

Ministries, Accra

The Managing Director

Ghana Stock Exchange

5th Floor, Cedi House

Accra

Dear Sirs,

Re:  Golden Star Resources Ltd.—Public Offering and Listing

1.	Introduction

1.1	Basis of Instruction

We act as Ghanaian legal advisors to Golden Star Resources Ltd. (“GSR” or “the Company”) in connection with GSR’s public offering (“the Offering”) and listing of shares (“the Listing”) on the Ghana Stock Exchange (“The Transaction”)

1.2	Documents Seen

In writing this opinion we have referred to and examined a number of documents including the following:

•	Articles of GSR

•	Corporate Documents of GSR

•	List of Directors

•	List of Key Management Staff

•	Register of Key Shareholders

•	Mining Leases held by GSR’s subsidiary companies in Ghana

We have also examined such other documents and conducted such searches as are in our opinion necessary under the laws of Ghana to enable us give this opinion.

1.3	Scope and Purpose of the Opinion

1.3.1	This opinion is to confirm that all corporate documents relating to the incorporation of Golden Star Resources Ltd. in Canada and its registration in Ghana, are where applicable, in conformity with the laws of Ghana.

1.3.2	This opinion is subject to the Assumptions set out in Section 3 herein.

2.	Opinion

In conclusion, after a review of the relevant documents provided, JLD & MB Legal Consultancy is of the opinion that:

Golden Star Share Offer – Full Prospectus

2.1	Incorporation

We are advised by GSR’s Canadian Counsel that GSR is incorporated under the Canada Business Corporations Act.

2.2	Registration

GSR is registered in Ghana as an external company in accordance with the Companies Code of Ghana (Act 179) of 1963 (“the Code”).

2.3	Corporate authorisations

GSR has obtained a resolution of its Board of Directors authorising the Transaction.

2.4	Corporate Governance practice

From a review of Board minutes, GSR exhibits good corporate governance practices.

2.5	Approval and Consents

GSR has obtained the necessary regulatory and statutory approvals required under Ghana Law from the Ghana Stock Exchange and the Securities and Exchange Commission of Ghana in connection with the Listing and the Offering, subject to waivers and exemptions obtained.

2.6	Prospectus to Shareholders

The Prospectus in connection with the Transaction substantially complies with the requirements of the Fifth Schedule of the Securities and Exchange Regulations, 2003 (LI 1728), the Listing Rules of the Ghana Stock Exchange and the seventh schedule of the Code.

2.7	Articles of Incorporation

The proposed Transaction does not contravene any provision of GSR’s Articles.

2.8	Material Contracts

To the best of our knowledge there are no provisions in the contractual agreements that we have seen which prevent GSR from undertaking the Transaction.

2.9	Compliance with TSX and AMEX requirements

We have seen letters from the American Stock Exchange (AMEX) and the Toronto Stock Exchange (TSX), confirming that GSR is in compliance with the requirements of those Stock Exchanges, in fulfilment of the requirements of Rule 63 (2) of the Ghana Stock Exchange Rules.

2.10	Authorisation to operate mines in Ghana

GSR’s subsidiary companies in Ghana hold valid mining leases and permits for the mines operated by them in Ghana namely, Bogoso / Prestea, Wassa and the Prestea Underground Mines in accordance with the Minerals and Mining Act of 2006, Act 703.

3.	Assumptions

3.1	We have relied on information and documents obtained from the Company and this opinion is limited to matters of the laws of the Republic of Ghana as in force and applied at the date of this opinion. We have not investigated the laws of any country other than those of Ghana and we express no opinion on the laws of any other jurisdiction.

Golden Star Share Offer – Full Prospectus

3.2	In addition, we have assumed that:-

(i)	All documents supplied to us by the Company are complete, authentic, accurate and up to date;

(ii)	The person or persons who signed the Documents were authorised to do so;

(iii)	The authorising Resolution was duly passed at a properly convened meeting of GSR’s Board of Directors.

Yours truly,

[SIGNED]

JLD & MB Legal Consultancy

Golden Star Share Offer – Full Prospectus

DIRECTORS AND CORPORATE INFORMATION

Directors:	Ian MacGregor (Chairman) James Askew Peter Bradford David Fagin Dr. Michael Martineau Michael Terrell Lars-Eric Johansson

Corporate Headquarters/ Principal Office:	Golden Star Resources Ltd. 10901 W. Toller Drive, Suite 300 Littleton, CO 80127, USA Tel: +1 303 830-9000 Toll-free: +1 800 553-8436 Fax: +1 303 830-9094 Website: www.gsr.com

Registered and Records Office:	Golden Star Resources Ltd. 66 Wellington St. W, 42nd Floor PO Box 20, Toronto Dominion Bank Tower Toronto Dominion Centre Toronto, ON M5K 1N6

Ghana Office:	Golden Star Resources Ltd. Level 2, No. 1 Milne Close Airport Residential Area PO Box KA 16075 Accra, Ghana Tel: +233 21 7799040/1 Fax: +233 21 777700

Company Secretary:	Thomas G. Mair Golden Star Resources Ltd. 10901 W. Toller Drive, Suite 300 Littleton, CO 80127, USA Tel: +1 303 830-9000 Toll-free: +1 800 553-8436 Fax: +1 303 830-9094 Website: www.gsr.com

Auditors:	PricewaterhouseCoopers LLP 250 Howe Street Suite 700 Vancouver, BC V6C 3S7 Tel: +1 604 806 7000 Fax: +1 604 806 7806

Registrar and Transfer Agent:

CIBC Mellon Trust Company

Attn: Shareholder Services

PO Box 1900

Vancouver, British Columbia

Canada V6C 3K9

Tel: +1 800 3870825 or +1 416 643 5500

Online access to shareholder data:

www.cibcmellon.com/AnswerLineRegistration

E-mail: inquiries@cibcmellon.com

Share Registrars (Ghana):	Ghana Commercial Bank Limited Registrar Department High Street, Accra, Ghana Tel/Fax: +233 21 664914 – 7, 664887 Contact: Gladys Wuo-Asare Email: gcbshares@gcb.com.gh

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Golden Star Share Offer – Full Prospectus

ADVISORS TO THE SHARE OFFER

Financial Advisor, Lead Manager & Sponsoring Broker:

Strategic African Securities Limited

2nd Ridge Link, North Ridge

PO Box KA 16446, Accra, Ghana

Tel: +233 21251546 – 9, 7011770; Fax: +233 21 7011774

Contacts: Abena Amoah; Ken Mpare

Email: aamoah@sas-ghana.com; kmpare@sas-ghana.com

Legal Advisors (Ghana):

JLD & MB Legal Consultancy

#6 Senchi Street, Airport Residential Area

PO Box 410, Accra, Ghana

Tel/Fax: +233 21 782711, 784298 or 784477

Contacts: Merene Benyah; Joyce L. Darko

Email: merene@jldlaw.net; joyce@jldlaw.net

Legal Advisors (Canada):

Fasken Martineau DuMoulin LLP

4200 Toronto Dominion Bank Tower

Box 20, Toronto-Dominion Centre

Toronto, Ontario, Canada

M5K 1N6

Tel/Fax: +1 416-366-8381; 416-364-7813

Contacts: John Turner; John Sabetti

Email: jturner@tor.fasken.com; jsabetti@tor.fasken.com

Legal Advisors (USA):	Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, CO, 80202 USA Tel/Fax: +1 (303) 892-7344, (303) 893-1379 Contacts: Michelle Shepston Email: Michelle.Shepston@dgslaw.com

Reporting Accountants:

Ernst & Young Advisory Services

G15, White Avenue, Airport Residential Area

PO Box KA 16009, Airport, Accra, Ghana

Tel/Fax: +233 21 774275, 779868 or 778894

Contacts: Ferdinand Gunn; Samuel Agbevem

Email: Ferdinand.Gunn@gh.ey.com; Samuel.Agbevem@gh.ey.com

PR Consultants:

Lowe Lintas

Ad Vantage House,

Klanaa Street, Osu Ako Adjei Park

PO Box 1261, Accra, Ghana

Tel/Fax: +233 21 772 321

Contact: Barbara Tettey; Norkor Duah

Email: barbara@lowelintas.com.gh; norkor@lowelintas.com.gh

Golden Star Share Offer – Full Prospectus

RECEIVING AGENTS

AGENT	CONTACT DETAILS

Strategic African Securities Ltd	+233 21 251546 –9, 7011770; info@sas-ghana.com

CAL Brokers Limited	+233 21 680052/680061 –9; calbrokers@calbank.net

CDH Securities Limited	+233 21 671050 –8, 668437; service@cdhghana.com

Databank Brokerage Limited	+233 21 681404/7010070; info@databankgroup.com

EDC Stockbrokers Limited	+233 21 251720/4/9; esl@ecobank.com

First Atlantic Brokers Limited	+233 21 680825 –6; brokers@firstatlanticbank.com.gh

Gold Coast Securities Limited	+233 21 256343/4; info@gcsinvestments.com

HFC Brokerage Services Ltd	+233 21 665095/664214; hfcomp@hfcbank-gh.com

Merban Stockbrokers Limited	+233 21 251131 –3; merban_services@merbangh.com

New World Investments Limited	+233 21 660163/676979; service@newworldgh.com

NTHC Securities Limited	+233 21 238492/3; nthc@ghana.com

Prudential Securities Limited	+233 21 771284/770936; info@prudentialsecuritiesghana.com

SDC Brokerage Services Ltd	+233 21 669894, 669372 –9; brokerage@sdcgh.com

SIC Financial Services Limited	+233 21 767123/767015; info@sic-gh.com

Worldwide Securities Limited	+233 21 256001/2; info@worldwidesecurities-gh.com

Golden Star Share Offer – Full Prospectus

DISCLAIMER

This Prospectus does not constitute an Offer or solicitation to any person to whom it is unlawful to make such an Offer or solicitation.

The shares are offered on the basis of the information and representations contained in this Prospectus and other documents referred to herein. Any further information given or representations made by any person may not be relied upon as having been authorised by the sponsors. Neither the delivery of this Prospectus nor the allotment of shares shall under any circumstance create any impression that there has been no change in the affairs of GSR since the date hereof.

Before deciding to apply for the Common Shares, you should consider whether the shares are a suitable investment for you. Their value can go down and up as well. Past performance is not necessarily indicative of future performance. If you need advice, you should consult an appropriate professional advisor.

Persons interested in acquiring shares should inform themselves as to:

a)	Any foreign exchange restrictions or exchange control requirements, which they might encounter on the acquisition of shares; and

b)	The tax consequences of their acquisition, holding or disposal of shares.

To ascertain the financial soundness or value of this Offer, the investing public is advised to consult a dealer, investment advisor or other professional for appropriate advice.

Golden Star Share Offer – Full Prospectus

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference contain forward-looking statements, within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Exchange Act, with respect to Golden Star’s financial condition, results of operations, business, prospects, plans, objectives, goals, strategies, future events, capital expenditures, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions identify forward-looking statements. Although GSR believes that its plans, intentions and expectations reflected in these forward-looking statements are reasonable, it cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this Prospectus. These statements include comments regarding: the achievement of anticipated metallurgical recoveries at the Bogoso sulfide processing plant; estimated 2007 gold production and cash operating costs at Bogoso/Prestea and Wassa; anticipated commencement dates of mining and production and development costs with respect to the Hwini-Butre and Benso properties; production capacity, production rates, and production costs; cash operating costs; gold sales; mining operations and recovery rates; ore delivery; ore processing; potential mine life; permitting; establishment and estimates of mineral reserves and resources; geological, environmental, and engineering studies; timing and results of feasibility studies; exploration efforts and activities; expected capital expenditures in 2007; ore grades; reclamation work; identification of acquisition and growth opportunities; power costs, the ability to meet total power requirements and the acquisition and operation of the new power station in Ghana; retention of earnings from operations; sources of and adequacy of liquidity to meet capital and other needs in 2007.

The following, in addition to the factors described under “Risk Factors” in this Prospectus, are among the factors that could cause actual results to differ materially from the forward-looking statements:

A.	significant increases or decreases in gold prices;

B.	inaccuracies in mineral reserves and non-reserves estimates;

C.	availability and adequacy of power supplies from public sources;

D.	unexpected changes in business and economic conditions;

E.	changes in interest and currency exchange rates;

F.	timing and amount of gold production;

G.	unanticipated variations in ore grade, tonnes mined and crushed or milled;

H.	unanticipated recovery or production problems;

I.	effects of illegal mining on GSR’s properties;

J.	changes in mining and processing costs, including changes to costs of raw materials, supplies, services and personnel;

K.	changes in metallurgy and processing;

L.	availability of skilled personnel, materials, equipment, supplies, power and water;

M.	changes in project parameters or mine plans;

N.	costs and timing of development of new mineral reserves;

O.	weather, including insufficient or excess rain fall in West Africa;

Golden Star Share Offer – Full Prospectus

P.	climate change and its impact on rainfall patterns;

Q.	results of current and future exploration activities;

R.	results of pending and future feasibility studies;

S.	acquisitions and joint venture relationships;

T.	political or economic instability, either globally or in the countries in which GSR operates;

U.	changes in regulations affecting GSR’s operations, particularly in Ghana, where its principal producing properties are located;

V.	local and community impacts and issues;

W.	availability and cost of replacing reserves;

X.	timing of receipt and maintenance of government approvals and permits;

Y.	accidents, labor disputes and other operational hazards;

Z.	environmental costs and risks;

AA.	unanticipated title issues;

BB.	competitive factors, including competition for property acquisitions;

CC.	possible litigation; and

DD.	availability of capital at reasonable rates or at all.

These factors are not intended to represent a complete list of the general or specific factors that could affect Golden Star. Golden Star may note additional factors elsewhere in this Prospectus and in any documents incorporated by reference into this Prospectus. Subject to the requirements of applicable laws, Golden Star undertakes no obligation to update forward-looking statements.

Golden Star Share Offer – Full Prospectus

DEFINITIONS

The following definitions apply in this Prospectus, the Application Form and the documents available for inspection, unless the context requires otherwise:

“Affiliate”	When used to indicate a relationship with a specified corporation, means a Person that directly or indirectly through one or more controlled intermediaries, controls, or is a corporation controlled by, or is a corporation under common control with, such specified corporation.

“AGM”	Annual General Meeting.

“Alteration”	Any change in the mineral composition of a rock brought about by physical or chemical means.

“AMEX”	American Stock Exchange.

“Application Form”	Application Form for Public Offer.

“Assay”	A measure of the valuable mineral content.

“Au g/t”	Grams of gold per tonne.

“Au”	Gold.

“Bio-oxidation” or “BIOX®”	A processing method that uses bacteria to oxidize refractory sulfide ore to make it amenable to normal oxide ore processing techniques such as carbon-in-leach.

“Canada Business Corporations Act”	Means the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended, and the regulations made thereunder, as now in effect or as the same may from time to time be amended, re-enacted or replaced.

“Cash operating cost per ounce”	Is equal to total cash cost for the period less production royalties and production taxes, divided by the number of ounces of gold sold during the period. (This definition is consistent with the Gold Institute’s definition).

“Cdn $” or “Canadian Dollar”	Canadian dollar, official currency of Canada.

“CEO”	Chief Executive Officer.

“CIL or carbon-in-leach”	An ore processing method involving the use of cyanide where activated carbon which has been added to the leach tanks is used to absorb gold as it is leached by cyanide.

“Common Shares”	The common shares in the capital of GSR having no par value.

“Companies Code” “The Code”	The Ghana Companies Code 1963 (Act 179) as amended.

“Craton”	A stable relatively immobile area of the earth’s crust.

“Cut-off grade”	When determining economically viable mineral reserves, the lowest grade of mineralized material that qualifies as ore, i.e. that can be mined and processed at a profit.

“Cyanidation”	The process of introducing cyanide to ore to recover gold.

Golden Star Share Offer – Full Prospectus

“Development stage”	A “development stage” project is one which is undergoing preparation of an established commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.

“Diamond drilling”	Rotary drilling using diamond-set or diamond-impregnated bits, to produce a solid continuous core of rock sample.

“Directors or “Board of Directors” or “Board”	Board of Directors of Golden Star Resources Ltd.

“Doré”	Unrefined gold bullion bars containing various impurities such as silver, copper and mercury, which will be further refined to near pure gold.

“EURO”	EURO Ressources S.A.

“Exploration stage”	An “exploration stage” prospect is one which is not in either the development or production stage.

“Feasibility study”	A definitive engineering and economic study addressing the viability of a mineral deposit taking into consideration all associated technical factors, costs, revenues and risks. GSR recognizes three levels of feasibility studies: (i) Level 1 — a directional feasibility study or scoping study; (ii) Level 2 — a pre-feasibility study; and (iii) Level 3 — a detailed feasibility study. A feasibility study that satisfies the requirements for external financing is known as a bankable feasibility study.

“Ghana”	The Republic of Ghana.

“GH¢” or “Cedi”	Ghana cedi, Official currency of Ghana.

“Grade”	Quantity of metal per unit weight of host rock.

“Golden Star Resources Ltd. Shares”	The issued common shares of no par value in Golden Star Resources Ltd.

“Government”	The Government of the Republic of Ghana.

“GSC”	Symbol under which Golden Star trades on the Toronto Stock Exchange.

“GSE” or “the Exchange”	Ghana Stock Exchange, a stock exchange established in accordance with Section 280 of the Companies Code, 1963, (Act 179) as amended by Section 145 (2) of the Securities Industry Law 1993 (PNDCL 333) and Securities Industry (Amendment) Act 2000, (Act 590).

“Golden Star”	Golden Star Resources Ltd.

“GS5”	The symbol under which Golden Star trades on the Berlin and Frankfurt Stock Exchanges. Neither listing is sponsored or authorised by GSR.

“GSR”	Golden Star Resource Ltd., or symbol under which Golden Star will trade on the Ghana Stock Exchange following approval for listing.

“GSS”	Symbol under which Golden Star trades on the American Stock Exchange.

“Ha”	Hectare.

“HBB Properties”	Hwini-Butre & Benso Properties.

Golden Star Share Offer – Full Prospectus

“Inferred Mineral Resource”	The term “Inferred Mineral Resource” refers to that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

“Kg”	Kilogram.

“Km”	Kilometre.

“Km2”	Square kilometres.

“Lead Manager”	Strategic African Securities Limited.

“Life-of-mine”	A term commonly used to refer to the likely term of a mining operation and normally determined by dividing the tonnes of mineral reserve by the annual rate of mining and processing.

“M”	Meter.

“M2”	Square meter.

“M3”	Cubic meter.

“Measured Mineral Resource”	The term “Measured Mineral Resource” refers to that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity enough to confirm both geological and grade continuity.

“Mg”	Milligram.

“Mg/m3”	Milligrams per cubic meter.

“Mineral Reserve”	The term “Mineral Reserve” refers to the economically mineable part of a Measured or Indicated Mineral Resource demonstrated by at least a preliminary feasibility study. The study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that might occur when the material is mined.

Golden Star Share Offer – Full Prospectus

“Mineral Resource”	The term “Mineral Resource” refers to a concentration or occurrence of diamonds, natural, solid, inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge.

“Mineral”	A naturally occurring inorganic crystalline material having a definite chemical composition.

“Mineralization”	A natural accumulation or concentration in rocks or soil of one or more potentially economic minerals, also the process by which minerals are introduced or concentrated in a rock.

“Moto”	Moto Goldmines Limited.

“Non-refractory”	Ore containing gold that can be satisfactorily recovered by basic gravity concentration or simple cyanidation.

“Non-reserves”	The term “non-reserves” refers to mineralized material that is not included in the 5 reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

“Offer Document” or “Prospectus”	This document.

“Offer” or “Offering”	The offer contained in this Prospectus.

“Offer Period”	The period commencing on December 5, 2007 and ending on December 21, 2007, subject to any approved changes.

“Offer Price”

The price per share is GH¢3.00 or equivalent, US$3.14, €2.16 or GB£1.38, for the new Golden Star Common Shares to be issued pursuant to this Offer.

The equivalent prices in foreign currency are derived by the conversion of the Ghana cedi Offer Price into those currencies using the Ghana Association of Bankers’ average inter-bank exchange rates between the Ghana cedi and those foreign currencies as at November 14, 2007.

“Open pit” or “Open cut”	Surface mining in which the ore is extracted from a pit or quarry, the geometry of the pit may vary with the characteristics of the ore body.

“Ore body”	A mostly solid and fairly continuous mass of mineralization estimated to be economically mineable.

“Ore grade”	The average weight of the valuable metal or mineral contained in a specific weight of ore i.e. grams per tonne of ore.

“Ore”	Mineral bearing rock that can be mined and treated profitably under current or immediately foreseeable economic conditions.

“Oxide”	Gold bearing ore which results from the oxidation of near surface sulfide ore.

“Oz”	Troy ounce.

Golden Star Share Offer – Full Prospectus

“pH”	A measure on a scale of 1 to 14 of the acidity or alkalinity of a solution where 7 is neutral, greater than 7 is basic and less than 7 is acidic.

“Ppb”	Parts per billion.

“Pre-strip”	To remove overburden in order to expose ore during the mine’s pre-production phase.

“Probable Mineral Reserve”	The term “Probable Mineral Reserve” refers to the economically mineable part of an Indicated, and in some circumstances, a Measured Mineral Resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

“Production stage”	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

“Proven Mineral Reserve”	The term “Proven Mineral Reserve” refers to the economically mineable part of a Measured Mineral Resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

“Put”	A financial instrument that provides the right, but not the obligation, to sell a specified number of ounces of gold at a specified price.

“Pyrite”	Common sulfide of iron.

“Reef”	General term that typically refers to a tabular ore body.

“Refractory”	Ore containing gold that cannot be satisfactorily recovered by basic gravity concentration or simple cyanidation.

“Registrar of Companies”	The Registrar of Companies in Ghana appointed in accordance with section 328 of the Companies Code.

“Regulations”	The articles and the by-laws of GSR, collectively.

“Reserve”	The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility (2) study done to bankable standards that demonstrates the economic extraction. (“bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tonnes and grade to include diluting materials and allowances for losses that might occur when the material is mined.

“Rock”	Indurated naturally occurring mineral matter of various compositions.

“S&P”	Standard & Poors.

“SAS” or “Sponsoring Broker”	Strategic African Securities Limited.

Golden Star Share Offer – Full Prospectus

“SEC” or “Securities and Exchange Commission”	The Securities and Exchange Commission of Ghana.

“Sediment”	Particles transported by water, wind or ice.

“Sedimentary rock”	Rock formed at the earth’s surface from solid particles, whether mineral or organic, which have been moved from their position of origin and re-deposited.

“Strip”	To remove overburden in order to expose ore.

“Sulfide”	A mineral including sulfur (S) and iron (Fe) as well as other elements; metallic sulfur-bearing mineral often associated with gold mineralization.

“T”	Tonne.

“The Company”	Golden Star Resources Ltd.

“Tonne”	Metric tonne, equal to 1,000 kilograms or 2,204.6 pounds.

“Total cash cost per ounce”	Is equal to total production costs as found GSR’s consolidated statement of operations less depreciation, depletion, amortization and asset retirement obligation accretion divided by the number of ounces of gold sold during the applicable period. (This definition is consistent with the Gold Institute’s definition).

“Total production cost per ounce”	Is equal to total production costs as found GSR’s consolidated statement of operations divided by the ounces of gold sold in the period; total production costs include all mine-site operating costs, including the costs of mining, processing, maintenance, work in process inventory changes, mine-site overhead, production taxes and royalties, depreciation, depletion, amortization, asset retirement obligations and by-product credits, but does not include exploration costs, corporate, general and administrative expense, impairment charges, corporate business development costs, gains and losses on asset sales, interest expense, foreign currency gains and losses, gains and losses on investments and income tax.

“Transition ore”	Is an ore zone lying between the oxide ore and the sulfide ore; ore material that is partially weathered and oxidized.

“TSX”	Toronto Stock Exchange.

“United States” or “US”	United States of America.

“US SEC”	United States Securities and Exchange Commission.

“US$” or “ US dollar”	United States dollar, official currency of the United States of America.

Golden Star Share Offer – Full Prospectus

PART 1 – PROSPECTUS SUMMARY

The following summary contains the salient features of GSR and the Offer. This summary is qualified in its entirety by reference to the detailed information and financial information contained elsewhere in this Prospectus.

1.	The Company

Golden Star Resources Ltd. (GSR) was established under the Canada Business Corporations Act on May 15, 1992 as a result of the amalgamation of South American Goldfields Inc., a corporation incorporated under the federal laws of Canada, and Golden Star Resources Ltd., a corporation originally incorporated under the Business Corporations Act (Alberta) on March 7, 1984 as Southern Star Resources Ltd.

GSR is a reporting issuer or the equivalent in all provinces of Canada and the United States of America (USA) and files disclosure documents with the securities regulatory authorities in each of the provinces of Canada and the Securities and Exchange Commission (US SEC) in the United States. GSR’s principal office is located at 10901 West Toller Drive, Suite 300, Littleton, Colorado 80127, and its registered office is located at 66 Wellington St. W., Suite 3700, P.O. Box 20, Toronto Dominion Bank Tower, Toronto Dominion Centre, Toronto, Ontario M5K 1N6. GSR also maintains a regional corporate office at Level 2, No. 1 Milne Close, Airport Residential Area, P.O. Box KA 16075, Accra, Ghana. GSR’s fiscal year ends on December 31.

2.	Business Overview

GSR is an international gold mining and exploration company, focused primarily on mining, mine development and gold exploration in Ghana, West Africa. Through its subsidiaries, the company owns controlling interests in four significant gold properties in southern Ghana. A brief summary of these properties follows:

Bogoso/Prestea

GSR owns 90% of and operates the Bogoso/Prestea gold mining and processing operation, which consists of the adjoining Bogoso and Prestea properties located along the Ashanti Trend in southwestern Ghana. GSR holds the property under mining leases granted by the Government of Ghana, terminating from 2017 to 2031.

Bogoso/Prestea consists of several open pit mines and a nominal 1.5 million tonnes per year mill and carbon-in-leach processing facility for processing non-refractory ores. GSR has commissioned a nominal 3.5 million tonnes per year processing facility that uses a proprietary BIOX® bio-oxidation technology to treat refractory sulfide ore. This facility was placed in commercial service on July 1, 2007. The new plant attained design throughput rates by September 30, 2007, although gold recovery and gold output were lower than expected. Difficulties with the operation of the flotation circuit, which lowered recoveries and led to increased costs during the third quarter of 2007, are believed to be largely resolved. GSR expects to reach design recovery rates by the end of 2007. The new plant and the existing carbon-in-leach processing facility (which will continue to treat oxide and other non-refractory oxide ores) are expected to be capable of processing a combined 5.0 million tonnes of ore annually. The Government of Ghana has a 10% carried interest in Bogoso/Prestea.

Wassa

GSR owns 90% of and operates the Wassa open-pit mine and carbon-in-leach processing plant, located some 35 kilometers east of Bogoso/Prestea. The design capacity of the carbon-in-leach processing plant at Wassa is nominally between 3.5 million and 4.0 million tonnes per annum, depending on the ratio of hard and soft ore. The company holds the Wassa property under a mining lease expiring in 2022. The Government of Ghana has a 10% carried interest in Wassa.

Prestea Underground

GSR owns 81% of the Prestea Underground, a currently inactive underground gold mine and associated support facilities located on the Prestea property. It holds the Prestea Underground property under a mining lease expiring in 2031. The company has spent approximately $5.0 million in the last two years on exploration and technical studies to determine if the underground mine can be reactivated on a profitable basis and these studies continue. GSR is currently reconditioning certain shafts to allow better access to the underground workings. The Government of Ghana has a 19% carried interest in the Prestea Underground.

HBB Properties

GSR owns the HBB gold exploration properties in southwest Ghana at the southeastern end of the Ashanti gold belt. The HBB Properties are comprised of the Hwini-Butre and Benso concessions located approximately 70 and 40 kilometers south of Wassa, respectively. The Government of Ghana will become entitled to a 10% carried interest in the HBB Properties once mining leases are granted. GSR spent approximately US$4.5 million in exploration activities on the HBB Properties in 2006 and expects to spend an additional US$17.3 million on further exploration and development activities in 2007. In April 2007, a feasibility study for the development and mining of

Golden Star Share Offer – Full Prospectus

the HBB Properties for processing at Wassa was completed and development activities are currently being initiated. GSR expects to begin mining at the HBB Properties in the third quarter of 2008, with the ore being transported to Wassa for processing.

GSR also holds interests in several gold exploration projects in Ghana and elsewhere in West Africa including Sierra Leone, Burkina Faso, Niger and Côte d’Ivoire. GSR also holds and manages exploration properties in Suriname and French Guiana in South America. Golden Star holds indirect interests in gold exploration properties in Peru and Chile through an 8.1% shareholding investment in Minera IRL Limited, a South American focused gold exploration company. In November 2005, GSR entered into a joint venture with a subsidiary of Newmont Mining Corporation pursuant to which Newmont may earn up to a 51% participating interest in the Saramacca property in Suriname by spending US$6 million by the fifth anniversary of the agreement.

3.	Business Strategy

Since 1999, GSR’s business and development strategy has been focused primarily on the acquisition of producing and development-stage gold properties in Ghana and on the exploration, development and operation of these properties. Since 1999, the company’s exploration efforts have been focused on Ghana, other West African countries and South America.

GSR’s overall objective since 1999 has been to grow the business to become a mid-tier gold producer. GSR continues to evaluate potential acquisition and merger opportunities that could further increase its annual gold production, however the company presently has no agreement or understanding with respect to any specific potential transaction. The Company also conducted gold exploration in West Africa and South America investing approximately $15.3 million in total on such activities during 2006, and US$9.0 million during the first nine months of 2007. The majority of the 2006 exploration spending was focused on the new HBB Properties south of Wassa, on expanding mineral reserves around existing mines and on the Prestea Underground. GSR actively conducted regional reconnaissance projects in south Ghana and Côte d’Ivoire and drilled more advanced targets in Ghana, Niger and Burkina Faso.

4.	Authorised Business

There are no restrictions on the business GSR may carry on.

5.	Shareholders’ Equity

Authorised Number of Common Shares		Unlimited
Number of Common Shares Issued and Fully Paid for as at September 30, 2007		233,222,324
Stated Capital as at September 30, 2007	US$	608,711,000
Shareholders’ Equity as at September 30, 2007	US$	532,054,000
Total Liabilities and Shareholders’ Equity as at September 30, 2007	US$	745,309,000

6.	The Offer

The Offer consists of up to 3,170,000 GSR Common Shares at GH¢3.00 subject to a GH¢4.76 million (US$5.0 million) minimum subscription amount. The Offer is being made to individuals and institutions in Ghana and to residents, individuals and institutions in foreign jurisdictions whose laws allow them to invest under the terms of the Offer. The GSR Common Shares will not be offered in any province or territory of Canada.

7.	Purpose of the Public Offer and Use of Proceeds

GSR plans to use the proceeds from the Offer for the development of the HBB Properties and to pay for the costs of undertaking the public offer in Ghana, listing all of GSR’s already issued shares trading on the AMEX and the TSX on the GSE and listing the shares to be issued under this Offer on the GSE, AMEX and TSX.

The HBB Properties are comprised of the Hwini-Butre concessions located approximately 30 kilometers south of Benso and the Benso concession located 40 kilometers south of Wassa. In April 2007, GSR completed a feasibility study for the development and mining of the HBB Properties for processing at Wassa and development activities are currently being initiated.

Golden Star Share Offer – Full Prospectus

8.	Details of the Offer

Common Shares on Offer	3,170,000
Offer Price per Common Share (GH¢)	3.00
Expected Net Proceeds (GH¢’m)[1]	9.22
Common Shares Outstanding Before Offer	233,545,281	[2]
Common Shares Outstanding After Offer	236,715,281
Opening Date of the Offer	December 5, 2007
Closing Date of the Offer	December 21, 2007

[1]

Assuming all shares offered are sold, after deducting the 2% success fee to be paid to Strategic African Securities Limited and the 1% commission to be paid to the receiving agents and before deducting other expenses of this Offering, estimated to be GH¢582,076 which will be paid from the proceeds of the sale of Common Shares.

[2]

Common Shares outstanding at November 16, 2007. Amount excludes (i) 3,224,520 Common Shares issuable upon exercise of currently outstanding warrants at an exercise price of Cdn$4.17 per share; (ii) 6,085,498 Common Shares issuable upon exercise of currently outstanding options at exercise prices ranging from Cdn$0.29 to Cdn$9.07 per share; (iii) 25,000,000 Common Shares issuable upon conversion of GSR’s convertible senior unsecured debentures at a conversion price of US$5.00 per share; and (iv) an additional 4,582,796 Common Shares available for issuance under GSR’s stock option plans.

9.	Units of Sale

The minimum units of sale are 20 Common Shares and in multiples of 10 shares thereafter.

10.	Minimum Subscription

GSR has set a minimum subscription of GH¢4.76 million (US$5.0 million) which should be realised from the sale of newly issued GSR Common Shares. In the event that this is not achieved, all application monies will be returned without interest within eight (8) days after December 21, 2007. If GSR does not comply with this condition, the unpaid amounts will attract interest at an annual interest rate of 5% from the date on which payment should have been made until the date on which payment is made in accordance with Section 284 (4) of the Companies Code. Application monies shall be deemed to have been returned from the date of publication of notices to subscribers that their monies are available for collection. These monies will be paid out of the escrow account set up to receive proceeds from this Offer. In the event that only the minimum subscription is achieved, applicants will receive full allotment of the shares they applied for.

11.	Approvals

i.	Securities and Exchange Commission of Ghana Approval

This document has been examined and approved by the Ghana Securities and Exchange Commission in accordance with section (9) of the PNDCL 333, as amended and Regulation 51(1) and Schedule 5 of the Securities and Exchange Commission Regulations 2003 (L.I.1728). The Securities and Exchange Commission’s Approval was obtained on November 27, 2007. In its review, the SEC examined the contents of this document to ensure that adequate disclosures have been made.

ii.	Ghana Stock Exchange Approval

Application has been made to the GSE for Golden Star’s outstanding Common Shares and up to 3,170,000 new Common Shares to be issued pursuant to the Offer to be admitted to the GSE’s First Official List. GSR had 233,545,281 Common Shares outstanding as of November 16, 2007. The Offer and this document have been examined and approved by the GSE. The approval was obtained on October 26, 2007.

iii.	Bank of Ghana Approval

Application has been made to the Bank of Ghana for GSR to undertake the Offering in Ghana in line with the Foreign Exchange Act, 2006 (Act 723). The Bank of Ghana’s approval was obtained on October 24, 2007.

iv.	Toronto Stock Exchange Approval

Application has been made to the TSX to approve the listing of the Common Shares to be issued pursuant to the Offering in Ghana. The listing of these additional Common Shares on the TSX is subject to GSR fulfilling the listing requirements of the TSX.

v.	American Stock Exchange Approval

Application has been made to the AMEX to approve the listing of the Common Shares to be issued pursuant to the Offering in Ghana. The listing of these additional Common Shares on the AMEX is subject to GSR fulfilling the listing requirements of the AMEX.

Golden Star Share Offer – Full Prospectus

12.	Ticker Symbols

Upon a successful Offer, 236,715,281 Common Shares of GSR (based on the number of shares outstanding as of November 16, 2007) will be listed on the GSE under the ticker symbol of “GSR”. GSR trades under the ticker symbols of “GSS” and “GSC” on the AMEX and TSX respectively.

In June 2002, GSR’s Common Shares were listed on the Berlin Stock Exchange and Frankfurt Stock Exchange under the symbol “GS5”. Neither listing is sponsored or authorised by GSR.

13.	Underwriting of Shares

None of the shares on Offer will be underwritten.

15.	Completing the Application Form

Applications must be made on the accompanying Application Form and must be for a minimum of 20 shares and thereafter in multiples of 10. The completed Application Form together with the full amount payable on application must be lodged during normal business hours, while the Offer is open, at the offices of the Lead Manager or of any of the receiving agents indicated. No application will be accepted for consideration by the directors or treated as binding until the closing of the Offer on December 21, 2007.

16.	Payment

For applicants resident in Ghana, payment may be made by cash, cheque, postal and money order, which should be presented together with the Application Form to Strategic African Securities Ltd or any of the named receiving agents. All cheques, postal or money orders should be crossed Golden Star Share Offer and endorsed Commission To Drawer’s Account. This endorsement must be signed by the drawer. Bank commissions and transfer charges on application monies must be paid by the applicant. Applications, in respect of which cheques are returned unpaid, for any reason whatsoever, or for which funds do not clear for the full amount payable on the application by 17.00 hours GMT on December 21, 2007 may be treated as invalid.

Qualifying applicants not resident in Ghana must purchase shares under this Offer in foreign currency and for this purpose, GSR allows payment for shares in the United States Dollars (US$), Great British Pounds (GB£) or Euros (€). The price of a GSR Common Share under this Offer is US$3.14 for payment in United States Dollars, GB£1.38 for payment in Great British Pounds and €2.16 for payment in Euros. The equivalent prices in foreign currency are derived by the conversion of the Ghana cedi Offer Price into those currencies using the Ghana Association of Bankers’ average inter-bank exchange rates between the Ghana cedi and those foreign currencies as at November 14, 2007.

Funds should be remitted for the benefit of Golden Star Share Offer by bank transfer to the Barclays Bank of Ghana as follows:

Currency	Account No.	Bank Name and Address	Swift ID	BIC Code
In US$	064-1102989	Barclays Bank of Ghana	BARCUS33	BARCGHAC

In GB£	064-1104787	Barclays House, High Street	BARCGB22	BARCGHAC

In €	064-1101214	PO Box GP 2949, Accra, Ghana	BARCGB22	BARCGHAC

Any application from a person not resident in Ghana, which is not received in a form which will realise cleared funds for the full amount payable on the application by 17.00 hours GMT on December 21, 2007 may be treated as invalid. Bank commissions and transfer charges on application monies must be paid by the applicant. Applications, in respect of which cheques are returned unpaid, for any reason whatsoever, will be rejected. The GSR Common Shares offered pursuant to this Prospectus will not be offered or sold in any province or territory in Canada.

17.	Lodgement of Duly Completed Application Forms

Qualifying applicants resident in Ghana must deliver or lodge their duly completed Application Forms at the offices of Strategic African Securities Limited or any of the named receiving agents on page xii of this Prospectus.

Qualifying applicants not resident in Ghana must deliver or lodge their duly completed Application Forms with Strategic African Securities Limited, whose contact details are provided on page xi of this document.

Applicants who choose to mail their Application Forms to the receiving agents are advised to use registered mail services. However, all documents mailed to the receiving agents by applicants will be at the applicant’s own risk, and GSR may treat applications not received by 17.00 hours GMT on December 21, 2007 as not valid. The receiving agent will acknowledge receipt of Application Forms and funds from applicants.

Golden Star Share Offer – Full Prospectus

18.	Escrow Account

Application monies collected will be deposited into Escrow Account number 3001193045011 at Ecobank Ghana Limited, Osu Branch. A copy of the Escrow Account Agreement has been lodged with the Securities & Exchange Commission.

19.	Distribution and Allotment

The Directors of GSR reserve the right to accept or reject any Application in whole or in part for reasons given under Part 9.

Should the total number of shares applied for exceed the number of shares on offer, GSR will not issue additional shares to satisfy the excess demand. In the event of an oversubscription, an allotment strategy will be determined by the directors of GSR, in consultation with the sponsoring broker, with the aim of achieving an adequate spread of the shares. Applications from GSR employees, individuals from the communities GSR operates in and retail investors will be given preferential allotment in the determination of such allotment strategy.

20.	Oversubscription Policy

Applications which are received after the Offer has closed may not be considered. If the total number of shares applied for exceeds the number of shares on Offer, GSR will not issue additional shares to satisfy the extra demand.

21.	Return of Excess Application Monies

If any Application is not accepted or is accepted for a smaller number of shares than applied for, the balance of the amount paid on Application will be returned to receiving agents not later than January 9, 2008 for onwards distribution to applicants. GSR will announce such refunds through a national daily newspaper with wide circulation within 72 hours of the making of such refunds.

If refunds of excess application monies are not concluded by January 9, 2008, then GSR will pay to investors, interest on the unpaid amounts at the prevailing Bank of Ghana prime rate from January 10, 2008.

22.	Dispatch of Certificates

GSR has made arrangements for the registration of all the Common Shares offered hereunder in the name of persons entitled thereto. A share certificate in respect of the number of shares for which the Application is accepted will be sent by mail not later than January 8, 2008.

23.	Cost of the Offering

Total expenses for the floatation and listings, including brokerage and success fees, are expected to be approximately GH¢867,376 or 9.12% of the proceeds.

24.	Where to Obtain Copies of Prospectus

The application for the shares being offered will open at 08.00 hours GMT on December 5, 2007 and close at 17.00 hours GMT on December 21, 2007.

Copies of the Prospectus together with Application Forms may be obtained from the offices of the Lead Manager- Strategic African Securities Limited and any of the named receiving agents.

25.	Terms of the Offer

The shares hereby offered are subject to the terms of this Share Offer, the Application Form and the governing corporate documents of GSR. The said shares shall be Common Shares and will rank equally in all respects with all other issued Common Shares of GSR including voting rights and all other rights attached thereto. The purchase of shares offered herein and subsequent transfers thereof shall only be made subject to applicable laws.

Golden Star Share Offer – Full Prospectus

26.	Risk Factors

An investment in the securities of a company entails certain risks. In considering a purchase of GSR’s Common Shares being offered, prospective investors should take careful note of risks involved before purchasing any of the Common Shares including risk that they may not be able to sell their shares at the desired price and at the desired time. The material risks associated with GSR and this investment are spelled out under Part 6 of this Prospectus and under “Statements Regarding Forward-Looking Information”.

27.	Dividend Policy

Holders of Common Shares may receive dividends on the Common Shares when, as and if declared by the Board, subject to the preferential dividend rights of any other classes or series of Golden Star shares. In no event may a dividend be declared or paid on the Common Shares if payment of the dividend would cause the realizable value of Golden Star’s assets to be less than the aggregate of its liabilities. GSR has not declared or paid cash dividends on its Common Shares since its inception and expects for the foreseeable future to retain all of its earnings from operations for use in expanding and developing the business. Future dividend decisions will consider then current business results, cash requirements and the company’s financial condition.

28.	Summary Historical Financial Data

We present summary historical financial data from 2002 to 2006. GSR’s auditors during the period were PricewaterhouseCoopers LLP of Vancouver, Canada, who provided unqualified opinions on GSR’s financial statements during the period.

Statements of Operations (US$’000) as at 31 December	2002	2003	2004	2005	2006
Gold Sales	38,091	63,512	60,690	89,663	122,586
Total Revenues	38,802	64,370	65,029	95,465	128,690
Total Mine Operating Costs	29,206	37,696	47,836	96,344	115,025
Total Prod.& Operating Expenses	33,577	43,865	61,432	106,174	127,360
Operating Income/(Loss)	5,225	20,514	3,597	(10,709)	1,330
Income/(loss) before Min. Interest	5,694	24,533	2,377	(26,184)	71,521
Net Income/(Loss)	4,856	21,956	2,642	(13,531)	64,689

Balance Sheets (US$’000) as at 31 December	2002	2003	2004	2005	2006
Total Current Assets	32,843	104,935	78,846	132,789	90,534
Total Assets	74,135	222,391	252,160	564,603	663,774
Total Current Liabilities	10,880	8,151	17,480	40,815	69,151
Total Liabilities	19,853	16,553	27,847	165,734	194,250
Total Shareholders’ Equity	49,384	198,362	217,960	392,240	462,100
Total Liab. & Shareholders’ Equity	74,135	222,391	252,160	564,603	663,774

29.	Significant Issues

Convertible Senior Unsecured Debenture Issue

On November 8, 2007, GSR completed the sale of US$125 million convertible senior unsecured debentures due November 30, 2012 (“the Debentures”). The Debentures were sold to qualified institutional buyers in the United States and on a private placement basis in Canada to accredited investors. The Debentures were offered and sold at their stated principal amounts (US$1,000 per Debenture) and bear interest a rate of 4.0% per annum, payable semi-annually in arrears on May 31 and November 30 of each year, beginning May 31, 2008 and continuing until maturity. Each Debenture is, subject to certain limitations, convertible into GSR Common Shares at a conversion rate of 200.0 shares per US$1,000 principal amount of debentures or approximately 31% above the closing price of GSR’s Common Shares on the AMEX on October 23, 2007, the date on which the offering was announced, subject to adjustment in certain circumstances. The Debentures are not redeemable at the option of GSR. The net proceeds of the offering were US$121,250,000. GSR has used US$61.76 million of the net proceeds of the offering to repay its existing US$50 million aggregate principal amount of 6.85% senior notes due April 15, 2009 and intends to use the balance for property development and for general corporate purposes.

Resignation of CEO

On August 1, 2007, Peter Bradford, President and CEO of GSR notified GSR of his intent to resign as a director and an officer of the company effective on December 31, 2007 or at such other date as the parties agree following the appointment of a successor. A search for a new CEO is underway.

Golden Star Share Offer – Full Prospectus

Power Update

The construction of a power station by the consortium of Golden Star, Newmont Mining Corporation, Gold Fields Limited and AngloGold Ashanti Limited is nearing completion and commissioning has commenced. This power station is expected to generate approximately 80 megawatts of power on a continuous basis of which 25% will belong to Golden Star.

Separately, Golden Star has entered into a take-or-pay agreement to purchase a minimum of 10 megawatts of power from a power provider who will construct, operate and maintain a 20 megawatt power station at the Bogoso/Prestea mine site. Golden Star will have access to the full 20 megawatts if required. It is expected that construction will begin on this power station immediately, with completion scheduled in the first quarter of 2008.

Goulagou/Rounga

In mid-October 2007, GSR entered into an option agreement with Riverstone Resources Inc. (“Riverstone”) whereby Riverstone has the right to acquire GSR’s 90% interest in the Goulagou and Rounga properties in Burkina Faso. To exercise the option, Riverstone is required to spend Cdn$4 million on exploration programs on the Goulagou and Rounga properties over the next four years, and may then purchase GSR’s interest for $18.6 million in cash or Riverstone common shares or a combination of cash and Riverstone common shares. In addition, GSR will receive up to two million shares of Riverstone over the term of the option and will receive two million common share purchase warrants of Riverstone exercisable for Riverstone common shares at exercise prices which range between Cdn$0.30 to Cdn$0.45. Golden Star will also retain a production-related net smelter return royalty of up to 2%. The Goulagou and Rounga properties were acquired through GSR’s December 2005 merger with St. Jude Resources Limited. A local Burkina Faso partner owns a 10% participating interest. Upon the granting of a mining permit, the Government of Burkina Faso will receive a statutory 10% carried interest.

EURO Rights Offering

In September 2007, agreement was reached with EURO which committed Golden Star to participate in EURO’s rights offering scheduled in November 2007. Under this agreement, GSR agreed to subscribe for and purchase up to an aggregate of $5,000,000 in EURO common shares in the rights offering, to the extent that such shares are not otherwise purchased by EURO’s shareholders. In addition, Golden Star agreed to exercise all rights to purchase EURO shares attaching to the shares of EURO presently owned by it, which would require payment of approximately $0.2 million.

The rights offering circular for EURO’s rights offering states that the use of proceeds will include: 1.) settlement of outstanding indebtedness to Golden Star Resources and 2.) settlement of contingent payment obligations to Golden Star. Golden Star expects these transactions to close in 2008.

Equity Offering

On March 1, 2007, GSR sold 21 million Common Shares at a price of $3.60 per share resulting in $75.6 million in gross proceeds in North America. Net proceeds were $72.2 million after deducting underwriting commissions but before deducting offering expenses. On March 9, 2007 the underwriters for the offer exercised an option to purchase an additional 3.15 million Common Shares for additional gross proceeds of $11.3 million. After deducting the underwriter’s commission, net proceeds from the additional shares were $10.8 million. GSR is using the proceeds to purchase an interest in an electric power station in Ghana, for completion and start-up of the Bogoso sulfide expansion project, development of the HBB Properties, and for general corporate and working capital purposes.

30.	Offer Timetable

The Offer timetable is set out below:

Activity	Date	Time
Commencement of Offer	05-Dec- 2007	8:00 hours

End of Offer	21-Dec-2007	17:00 hours

Deadline for Acceptance of Application Forms	21-Dec-2007	17:00 hours

Allotment Begins	27-Dec-2007	8:00 hours

Allotment Ends, Issue of Share Certificates Commences	03-Jan-2008	17:00 hours

Results of the Offer Submitted to SEC	08-Jan-2008	9:00 hours

Final Dispatch of Share Certificates	08-Jan-2008	17:00 hours

Commencement of Trading in the Shares by	14-Jan-2008	9:00 hours

Golden Star Share Offer – Full Prospectus

PART 2 – DESCRIPTION OF THE OFFER

A.	Legal Basis and Reasons for the Offer

GSR has operated in Ghana since 1999. During this period, the company has listed its Common Shares on the Toronto Stock Exchange (“TSX”) and on the American Stock Exchange (“AMEX”). GSR’s significant mining assets are in Ghana and the majority of its 1,600 employees are Ghanaian. The GSR Board, in view of the Company’s long-term interest in Ghana, has decided to list the company’s shares on the Ghana Stock Exchange. This step demonstrates GSR’s long-term commitment to Ghana, the Ghanaian economy and capital market.

As part of the listing, GSR’s Board have by a resolution dated August 1, 2007 approved the issue and sale of up to GH¢9.51 million (US$10.0 million) worth of new Common Shares of GSR under a public offer in Ghana. It is expected that the Offer would give GSR’s employees, the communities GSR operates in, and the larger Ghanaian public the unique opportunity to buy into this company and contribute to the development of the company.

The listing of the GSR Common Shares already in issue and listed on AMEX and TSX, plus any shares to be issued following a successful Ghana Offer, is expected to afford Ghanaian investors, including GSR Ghanaian employees, a meaningful market for the trading of their GSR shares. The listing of GSR on the GSE would be a major step in further deepening Ghana’s capital market, as GSR is expected to have the third largest market capitalisation post-listing, representing at least 6% of the entire GSE market capitalisation.

The Offer is expected to raise up to GH¢9.51 million (US$10.0 million) through the issue of up to 3,170,000 Common Shares at an Offer Price of GH¢3.00 per share. GSR plans to use the proceeds from the Offer for the development of the HBB Properties and to defray the costs of undertaking the Offer and listings, as shown below:

Use	Amount, GH¢
Development of HBB Properties	8,642,624
Costs of Offer and Listings*	867,376
Total	9,510,000

*	Includes success fee and receiving agent commissions

GSR expects to invest a total of US$112 million in capital projects during 2007 including exploration, construction, mine development and mining equipment, of which US$99.6 million was spent in the first nine months of 2007. The US$112 million total includes approximately US$15 million for 2007 development activities at the HBB Properties.

The HBB Properties are comprised of the Hwini-Butre concessions located approximately 30 kilometers south of Benso Subriso and the Benso concession located 40 kilometers south of Wassa. In April 2007, GSR completed a feasibility study for the development and mining of the HBB Properties for processing at Wassa and development activities are currently being initiated.

B.	Key Terms of the Offer

1.	Number of Shares

The Offer is an offer for subscription of up to 3,170,000 million previously unissued Common Shares of GSR at GH¢3.00 per share. The shares to be issued under this Offer will rank pari-passu with the Common Shares of GSR already in issue and listed on the AMEX and TSX.

Golden Star Share Offer – Full Prospectus

2.	Pricing of the Shares

The Offer is priced at GH¢3.00 per share. The price of the Common Shares was determined based on the 20-day weighted volume average price of GSR’s Common Shares on AMEX as of November 14, 2007.

If all the shares on Offer are fully subscribed at stated price, GSR would raise a total of approximately GH¢9.51 million (US$10.0 million).

3.	Minimum Amount to Raise Under Offer

The minimum amount to be raised for the Offer to be declared successful is GH¢4.76 million (US$5.0 million). In the event that this is not achieved, all application monies will be returned without interest within eight (8) days after the Offer period ends on December 21, 2007. If GSR does not comply with this condition, then the unpaid amounts will attract interest at an annual interest rate of 5% from the date on which payment should have been made until the date on which payment is made in accordance with Section 284 (4) of the Companies Code. Application monies shall be deemed to have been returned from the date of publication of notices to subscribers that their monies are available for collection. These monies will be paid out of the escrow account set up to receive the proceeds from this Offer. In the event that only the minimum subscription is achieved, applicants will receive full allotment of shares they applied for.

4.	Oversubscription

Should GSR receive applications for more than 3,170,000 Common Shares, GSR would not issue additional shares to satisfy the extra demand.

Any amounts received for the purchase of Common Shares in excess of 3,170,000 Common Shares will be refunded to applicants in line with the refund policy stated below under Return of Excess Application Monies.

C.	Additional Terms of the Offer

The Offer consists of up to 3,170,000 GSR Common Shares and is being made to individuals and institutions in Ghana and to residents, individuals and institutions in a limited number of foreign jurisdictions whose laws allow them to invest under the terms of the Offer.

The shares hereby offered are subject to the terms of this Share Offer, the Application Form and the Regulations of GSR. The said shares shall be Common Shares and will rank equally in all respects with all the other issued Common Shares of the Company listed on AMEX and TSX. Purchase of shares offered herein and subsequent transfers thereof shall only be made subject to applicable laws.

1.	Application Amount

Each Application must be for a minimum of 20 shares (that is GH¢60.00 worth), and in multiples of 10 shares (GH¢30.00) thereafter. The latest time for receipt of application forms is 17:00 hrs GMT on December 21, 2007.

If your Application is successful in whole or in part, a share certificate in respect of the shares for which your application has been accepted will be sent to you. If demand for the shares under this Offer is greater than the shares on Offer, you may receive fewer shares than you might have expected to receive on the basis of the maximum amount you had expressed a willingness to invest in the Share Offer.

Golden Star Share Offer – Full Prospectus

2.	Full Payment on Application

Payment should be made in full on application.

For applicants resident in Ghana, payment may be made by cash, cheque, postal and money order, which should be presented together with the Application Form to Strategic African Securities Ltd or any of the named receiving agents. All cheques, postal or money orders should be crossed Golden Star Share Offer and endorsed Commission To Drawer’s Account. This endorsement must be signed by the drawer.

Qualifying applicants not resident in Ghana must purchase shares under this Offer in foreign currency and for this purpose, GSR allows payment for shares in the United States Dollars (US$), Great British Pounds (GB£) or Euros (€). The price of a GSR Common Share under this Offer is US$3.14 for payment in United States Dollars, GB£1.38 for payment in Great British Pounds and €2.16 for payment in Euros. The equivalent prices in foreign currency are derived by the conversion of the Ghana cedi Offer Price into those currencies using the Ghana Association of Bankers’ average inter-bank exchange rate between the Ghana cedi and those foreign currencies as at November 14, 2007.

Funds should be remitted for the benefit of Golden Star Share Offer by bank transfer to the Barclays Bank of Ghana as follows:

Currency	Account No.	Bank Name and Address	Swift ID	BIC Code
In US$	064-1102989	Barclays Bank of Ghana	BARCUS33	BARCGHAC

In GB£	064-1104787	Barclays House, High Street	BARCGB22	BARCGHAC

In €	064-1101214	PO Box GP 2949, Accra, Ghana	BARCGB22	BARCGHAC

Any Application not received in a form which will realise cleared funds for the full amount payable on the application by 17.00 hours GMT on December 21, 2007 may be treated as not valid. Bank commissions and transfer charges on application monies must be paid by each applicant. Applications, in respect of which cheques are returned unpaid, for any reason whatsoever, will be rejected. The GSR Common Shares offered pursuant to this Prospectus will not be offered or sold in any province or territory in Canada.

The right is reserved to present for payment all cheques, banker’s drafts and money/postal orders on receipt. It is a condition of the Offer that all cheques or other remittances must be honoured on first presentation. No interest will be paid to applicants on any monies held on behalf of applicants or on behalf of the Company.

3.	Lodgement of Duly Completed Application Form

Qualifying applicants resident in Ghana must deliver or lodge their duly completed Application Forms at the offices of Strategic African Securities Ltd or any of the named receiving agents on page xii of this document.

Qualifying applicants not resident in Ghana must deliver or lodge their duly completed Application Forms with Strategic African Securities Ltd, whose contact details are provided on page xi of this document.

Applicants who choose to mail their Application Forms to any of the receiving agents are advised to use registered mail services. However, all documents mailed to the receiving agents by applicants will be at the applicant’s own risk, and GSR may treat applications not received by 17.00 hours GMT on December 21, 2007 as not valid. The receiving agent will acknowledge receipt of Application Forms and funds from applicants.

4.	Escrow Account

All application monies collected will be deposited into Escrow Account number 3001193045011 with the Osu Branch of Ecobank Ghana Limited. A copy of the Escrow Account Agreement has been lodged with the Securities and Exchange Commission of Ghana.

Golden Star Share Offer – Full Prospectus

5.	Allotment and Dispatch of Certificates

The Directors of GSR reserve the right to accept or reject any Application in whole or in part for reasons given under Part 9. Applications which are received after the Offer has closed may not be considered.

Should the total number of shares applied for exceed the number of shares on Offer, GSR will not issue additional shares to satisfy the excess demand. In the event of an oversubscription, an allotment strategy will be determined by the directors of GSR, in consultation with the sponsoring broker, with the aim of achieving an adequate spread of the shares. Applications from GSR employees, individuals from the communities GSR operates in and retail investors will be given preferential allotment in the determination of such allotment strategy.

Arrangements have been made for the registration by the Company of all the Common Shares being offered in the name of persons entitled thereto. A share certificate in respect of the number of shares for which the Application is accepted will be sent by mail not later than January 8, 2008.

6.	Return of Excess Application Money

If any Application is not accepted or is accepted for a smaller number of shares than applied for, GSR will return the balance of the amount paid on Application to receiving agents not later than January 9, 2008 for onwards distribution to applicants. GSR will announce such refunds through a national daily newspaper with wide circulation within 72 hours of the making of such refunds.

If refunds of excess application monies are not returned to receiving agents by January 9, 2008, then GSR will pay to investors, interest on the unpaid amounts at the ruling Bank of Ghana prime rate from January 10, 2008 to the date on which the refund is made.

7.	Description of the Securities on Offer

GSR’s authorised capital consists of an unlimited number of Common Shares and an unlimited number of first preferred shares issuable in series. The following is a summary and may not describe every aspect of the Common Shares that may be important. GSR’s constating documents and by-laws define the rights of holders of Common Shares and of holders of preferred shares. As at November 16, 2007, 233,545,281 Common Shares were issued and outstanding and no preferred shares were outstanding.

Common Shares

i.	Voting and Other Rights

Holders of Common Shares are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast other than fundamental changes to Golden Star.

ii.	Dividend Rights

Holders of Common Shares may receive dividends on the Common Shares when, as and if declared by the Board, subject to the preferential dividend rights of any other classes or series of Golden Star shares. In no event may a dividend be declared or paid on the Common Shares if payment of the dividend would cause the realizable value of Golden Star’s assets to be less than the aggregate of its liabilities and the amount required to redeem all of the shares having redemption or retraction rights which are then outstanding.

iii.	Liquidation

In the event of any liquidation, dissolution or winding up of Golden Star, holders of Common Shares have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any other class or series of shares of Golden Star.

iv.	Redemption

Common shares are not redeemable or convertible.

Golden Star Share Offer – Full Prospectus

v.	Rights Agreement

Rights to purchase Common Shares have been issued to holders of Common Shares under a rights agreement between GSR and CIBC Mellon Trust Company. One right is attached to each common share. If the rights become exercisable following the occurrence of certain specified events, each right will entitle the holder, within certain limitations, to purchase one common share at an exercise price equal to three times the market price of the common share, as determined under the terms of the agreement. In certain events (including when a person or group becomes the beneficial owner of 20% or more of any class of GSR’s voting shares without complying with the “permitted bid” provisions of the rights agreement or without the approval of GSR’s board of directors), exercise of the rights would entitle the holders of the rights (other than the acquiring person or group) to acquire that number of Common Shares having an aggregate market price on the date of the event equal to twice the exercise price of the rights for an amount in cash equal to the exercise price. Accordingly, exercise of the rights may cause substantial dilution to a person who attempts to acquire Golden Star. The rights, which expire at the close of business on the date of GSR’s 2010 annual shareholders’ meeting (unless extended as provided in the rights agreement), may be redeemed at a price of Cdn.$0.00001 per right at any time until a person or group has acquired 20% of Common Shares, except as otherwise provided in the rights agreement. The rights agreement may have certain anti-takeover effects.

A copy of this Rights Agreement is available for inspection.

8.	Underwriting

None of the shares on Offer will be underwritten.

9.	Transaction Expenses

The expenses for the floatation and listing of GSR Common Shares in Ghana, and the listing of the GSR Common Shares to be issued pursuant to this Offer in Canada and the United States, including the success fee and receiving agent commissions, are estimated to be approximately GH¢868,376 or 9.12% of the amount to be raised. Below are the summarised details of the floatation expenses:

Item	Amount GH¢	% of Amt to be Raised
Direct Advisory Cost (Local and International) (legal & financial due diligence, valuations, reviews, certifications, prospectus, media strategy, floatation management etc.	244,400	2.57

Regulatory Fees	160,956	1.69

Other Costs (Media publicity, marketing, printing, logistics etc)	176,720	1.86

Commission to Receiving Agents and Success Fee	285,300	3.00

Total Estimated Cost	867,376	9.12

10.	Brokerage Fees

GSR will pay 1% brokerage fees to the receiving agents on all accepted applications.

Golden Star Share Offer – Full Prospectus

D.	Offer Statistics and Timetable

1.	Details of the Offer

Key details of the Offer are:

Common Shares on Offer	3,170,000
Offer Price per Common Share (GH¢)	3.00
Expected Net Proceeds (GH¢’m)[1]	9.22
Common Shares Outstanding Before Offer	233,545,281	[2]
Common Shares Outstanding After Offer	236,715,281
Opening Date of the Offer	December 5, 2007
Closing Date of the Offer	December 21, 2007

[1]

Assuming all shares offered are sold, after deducting the 2% success fee to be paid to Strategic African Securities and a 1% commission to be paid to the receiving agents and before deducting other expenses of this Offering, estimated to be GH¢582,076 which will be paid from the proceeds of the sale of Common Shares.

[2]

Common Shares outstanding at November 16, 2007. Amount excludes (i) 3,224,520 Common Shares issuable upon exercise of currently outstanding warrants at an exercise price of Cdn$4.17 per share; (ii) 6,085,498 Common Shares issuable upon exercise of currently outstanding options at exercise prices ranging from Cdn$0.29 to Cdn$9.07 per share; (iii) 25,000,000 Common Shares issuable upon conversion of GSR’s convertible senior unsecured debentures at a conversion price of US$5.0 per share; and (iv) an additional 4,582,796 Common Shares available for issuance under GSR’s stock option plans.

2.	Offer Timetable

Activity	Date	Time
Commencement of Offer	05-Dec-2007	8:00 hours

End of Offer	21-Dec-2007	17:00 hours

Deadline for Acceptance of Application Forms	21-Dec-2007	17:00 hours

Allotment Begins	27-Dec-2007	8:00 hours

Allotment Ends, Issue of Share Certificates Commences	03-Jan-2008	17:00 hours

Results of the Offer Submitted to SEC	08-Jan-2008	9:00 hours

Final Dispatch of Share Certificates	08-Jan-2008	17:00 hours

Commencement of Trading in the Shares by	14-Jan-2008	9:00 hours

All dates provided are subject to change by the Lead Manager of the Offer in consultation with the Directors of GSR (subject to obtaining the necessary regulatory approvals). All times provided are in Greenwich Mean Time, the time zone of the Republic of Ghana. Any amendment will be published in a Ghanaian national daily newspaper not later than 72 hours of receipt of regulatory approvals.

3.	Where to Obtain Copies of Document

The application for the shares being offered will open at 08.00 hours GMT on December 5, 2007 and close at 17.00 hours GMT on December 21, 2007.

Copies of the Prospectus together with Application Forms may be obtained from the offices of the Lead Manager or any of the named receiving brokers and banks.

Golden Star Share Offer – Full Prospectus

E.	Plan of Distribution

i.	SAS will act as sponsoring broker and the Prospectus and Application Forms will be distributed by the named receiving agents.

Golden Star entered into an agreement with SAS, dated August 10, 2007, whereby SAS will act as its Ghanaian financial advisor and the sponsoring broker for the Offer. SAS has agreed, among other things, to assist in the determination of the Offer Price, to obtain regulatory approvals and waivers for the Offering and the listing of GSR on the GSE and to appoint receiving agents to assist in the processing of applications. GSR has agreed to pay SAS an advisory fee of US$45,000 and a success fee in the amount of 2% of the amount raised in the Offer.

In addition, in order to encourage the participation of GSR employees in the Offering, GSR will seek to make third party financing available to GSR employees to fund their purchase of Common Shares in the Offering. Employees would be allowed to repay the loans through payroll deductions, with the involvement of GSR.

SAS has entered in a Receiving Agent Agreement, dated November 5, 2007, with each of the receiving agents listed on page xii of this Prospectus, whereby SAS has appointed each such entity as a receiving agent to assist in the Offering by receiving and processing applications. The agreements provide that the receiving agents will each be paid a fee equal to 1% of the amount credited to GSR’s account by such receiving agent in respect of successful applications.

ii.	No known person has declared his intention to subscribe for more than 5% of the Offering.

iii.	GSR has not reserved any of the shares on Offer for allocation to any targeted group of investors, employees, its subsidiaries or existing shareholders.

iv.	This Offer is not being made simultaneously in the Ghanaian market and any other market.

v.	Determination of Offering Price. The price of the Common Shares was determined based on the 20-day weighted volume average price of GSR’s Common Shares on AMEX as of November 14, 2007. Among the other factors considered in determining the Offering price of the Common Shares was:

•	the Company’s history and prospects;

•	the industry in which GSR operates;

•	gold prices and trends;

•	GSR’s past and present operating results;

•	the previous experience of GSR’s executive officers; and

•	the general condition of the securities markets at the time of this Offering.

The Offering price stated in this Prospectus should not be considered an indication of the actual value of the Common Shares. The price at which GSR’s Common Shares trade is subject to change as a result of market conditions and other factors, and we cannot assure you that the Common Shares can be resold at or above the Offering price.

F.	Trading and Transfer of the Securities on Offer

1.	Trading of Securities on Offer

The Common Shares subject to the Offer will not be subject to “hold periods” or resale restrictions under applicable securities laws of each of the provinces of Canada (other than Quebec), provided that GSR has filed a (final) prospectus, which qualifies the distribution of such shares, with the securities regulator of each such province and has obtained a receipt for such prospectus. In Quebec and in the territories of Canada, the Common Shares subject to the Offer may not be traded in such province or any territory until four months have elapsed from the issue of the Common Shares subject to the Offer, unless an exemption from the prospectus requirements of applicable Canadian securities laws is available.

Golden Star Share Offer – Full Prospectus

There are no restrictions on the trading of the securities on Offer under US securities laws.

2.	Transfer of Securities

GSR, working with SAS and its transfer agents, CIBC Mellon Trust and GCB Share Registry will develop guidelines for investors on how to transfer shares across registers for purposes of trading on the Ghanaian and North American markets. These guidelines will be made available to the market following discussions with regulators in these markets.

G.	Markets

GSR’s issued Common Shares are listed on the AMEX under the trading symbol “GSS” and on the TSX under the trading symbol “GSC”. GSR’s issued Common Shares also trade, following an unsponsored and unauthorised listing, on the Berlin and Frankfurt Stock Exchanges under the symbol “GS5”.

1.	Approval

i.	Securities and Exchange Commission of Ghana Approval

This document has been examined and approved by the Ghana Securities and Exchange Commission in accordance with section (9) of the PNDCL 333, as amended and Regulation 51(1) and Schedule 5 of the Securities and Exchange Commission Regulations 2003 (L.I. 1728). The Securities and Exchange Commission’s Approval was obtained on November 27, 2007. In its review, the SEC examined the contents of this document to ensure that adequate disclosures have been made.

ii.	Ghana Stock Exchange Approval

Application has been made to the GSE for Golden Star’s outstanding Common Shares and up to 3,170,000 new shares to be issued pursuant to the Offer to be admitted to the GSE’s First Official List. GSR has 233,689,281 Common Shares outstanding as of November 16, 2007. The Offer and this document have been examined and approved by the GSE. The approval was obtained October 26, 2007. Upon a successful Offer, 236,715,281 Common Shares of GSR (based on number of shares outstanding at November 16, 2007) will be listed on the GSE under the ticker symbol of “GSR”.

iii.	Bank of Ghana Approval

Application has been made to the Bank of Ghana for GSR to undertake the Offering in Ghana in line with the Foreign Exchange Act, 2006 (Act 723). The Bank of Ghana’s approval was obtained on October 24, 2007.

iv.	Toronto Stock Exchange Approval

Application has been made to the TSX to approve the listing of the Common Shares to be issued pursuant to the Offering in Ghana. The listing of these additional Common Shares on the TSX is subject to GSR fulfilling the listing requirements of the TSX.

v.	American Stock Exchange Approval

Application has been made to the AMEX to approve the listing of the Common Shares to be issued pursuant to the Offering in Ghana. The listing of these additional Common Shares on the AMEX is subject to GSR fulfilling the listing requirements of the AMEX.

2.	Filings

i.	Registrar of Companies (Ghana)

A copy of this document has been filed with the Registrar of Companies (Ghana) and the Ghana Stock Exchange in accordance with Rule 19 of the Ghana Stock Exchange Rules.

Golden Star Share Offer – Full Prospectus

ii.	US Securities and Exchange Commission

A copy of this document has been filed with the US Securities and Exchange Commission.

iii.	Canadian Securities Regulatory Authorities

A copy of this document may be filed with certain of the Canadian regulatory authorities.

3.	Dealings

Dealings in GSR’s shares would occur on three stock exchanges, AMEX, GSE and TSX, and across different time zones. Normally as the GSE’s trading hours come to a close, the North American markets will be opening for business. This means that trading in GSR’s Common Shares will occur outside the GSE’s trading hours. The GSE has granted approval for trading in GSR’s shares to occur outside of its trading floor.

4.	Commencement of Trading

Trading of GSR’s Common Shares is expected to commence on the GSE by January 14, 2008. The Company’s ticker symbol will be “GSR” on the GSE. Trading in the shares on Offer is also expected to commence on January 14, 2008 on the AMEX and TSX.

H.	Selling Shareholders

This is an Offer for subscription. No shareholder is selling part or all of their shares through this Offer.

Golden Star Share Offer – Full Prospectus

PART 3 – GOLDEN STAR RESOURCES LTD.

A.	General Information

1.	The Issuer

Golden Star Resources Ltd. (GSR) was established under the Canada Business Corporations Act on May 15, 1992 as a result of the amalgamation of South American Goldfields Inc., a corporation incorporated under the federal laws of Canada, and Golden Star Resources Ltd., a corporation originally incorporated under the Business Corporations Act (Alberta, Canada) on March 7, 1984 as Southern Star Resources Ltd.

GSR is a reporting issuer or the equivalent in all provinces of Canada and the United States of America (USA) and files disclosure documents with the securities regulatory authorities in each of the provinces of Canada and the Securities and Exchange Commission (SEC) in the United States. GSR’s principal office is located at 10901 West Toller Drive, Suite 300, Littleton, Colorado 80127, and its registered office is located at 66 Wellington St. W., Suite 3700, P.O. Box 20, Toronto Dominion Bank Tower, Toronto Dominion Centre, Toronto, Ontario M5K 1N6. GSR also maintains a regional corporate office at Level 2, No. 1 Milne Close, Airport Residential Area, P.O. Box KA 16075, Accra, Ghana. Golden Star’s fiscal year ends on December 31.

2.	Authorised Business

There are no restrictions on the business GSR may carry on.

3.	Stock Exchange Listings

GSR’s Common Shares are traded on the AMEX under the symbol “GSS” and on the TSX under the symbol “GSC.” GSR has been listed on AMEX since June 19, 2002 and on the TSX since July 27, 1987. GSR’s Common Shares also trade, following an unsponsored and unauthorised listing in June 2002, on the Berlin and Frankfurt Stock Exchanges under the symbol “GS5”.

Application has been made to the Ghana Stock Exchange (GSE) to approve the listing of all the Common Shares of GSR already in issue and listed on the AMEX and TSX, in addition to all Common Shares to be issued pursuant to this Offer.

Application has been made to the AMEX and the TSX to approve the listing of the Common Shares to be issued pursuant to the Offering in Ghana. The listing of these additional Common Shares on the AMEX and the TSX is subject to GSR fulfilling all of the listing requirements of the AMEX and the TSX, respectively.

4.	Share Price History

The following table sets forth, for the periods indicated, the reported high and low market closing prices per share of GSR’s Common Shares:

	AMEX		TSX
	High	Low	High	Low
	(US$)		(Cdn$)
2007
First Quarter	4.56	2.82	5.37	3.32
Second Quarter	4.90	3.60	5.54	3.78
Third Quarter	4.29	2.65	4.47	2.85

2006
First Quarter	3.84	2.64	4.39	3.32
Second Quarter	3.75	2.53	4.05	2.78
Third Quarter	3.52	2.54	3.84	2.84
Fourth Quarter	3.30	2.48	3.76	2.77

Golden Star Share Offer – Full Prospectus

	AMEX		TSX
	High	Low	High	Low
	(US$)		(Cdn$)
2005
First Quarter	4.04	2.58	4.94	3.15
Second Quarter	3.23	2.35	4.02	3.01
Third Quarter	3.73	2.84	4.33	3.40
Fourth Quarter	3.32	2.12	3.78	2.54

2004
First Quarter	7.25	5.29	9.43	7.00
Second Quarter	7.07	4.27	9.20	5.90
Third Quarter	5.27	3.71	6.73	4.91
Fourth Quarter	5.61	3.50	7.10	4.32

The following graph and table illustrates the cumulative total shareholder return on the Common Shares for the fiscal years ended December 31, 2001 through 2006, together with the total shareholder return of the S&P/TSX Composite Index and the Canadian Gold Index for the same period. The graph and table assumes an initial investment of Cdn$100 at December 31, 2001 and is based on the trading prices of the Common Shares on the TSX during the periods indicated. Because GSR did not pay dividends on its Common Shares during the measurement period, the calculation of the cumulative total shareholder return on the Common Shares does not include dividends.

Golden Star Resources Ltd.	2001	2002	2003	2004	2005	2006
Dollar Value	100.00	322.22	1,006.67	535.56	343.33	378.89
Annualized Return Since Base Year (%)		222.2	17.3	75.0	36.1	30.5
Return Over Previous Year (%)		222.2	212.4	(46.8)	(35.9)	10.4

S&P/TSX Composite Index
Dollar Value	100.00	86.03	106.93	120.27	146.61	167.89
Annualized Return Since Base Year (%)		(14.0)	3.4	6.3	10.9	10.9
Return Over Previous Year (%)		(14.0)	24.3	12.5	21.9	14.5

Canadian Gold Index
Dollar Value	100.00	145.87	166.06	150.67	182.84	235.98
Annualized Return Since Base Year (%)		45.9	28.9	14.6	16.3	18.7
Return over Previous Year (%)		45.9	13.8	(9.3)	21.4	29.1

B.	Capital Structure of GSR

1.	Shareholders’ Equity

GSR’s Common Shares trade on the TSX under the trading symbol “GSC” and on the AMEX under the symbol “GSS.” As of September 30, 2007, 233,222,324 Common Shares were outstanding and GSR had 910 shareholders on record.

The table below shows GSR’s shareholders’ equity as at December 31, 2006 (latest audited figures) and as at September 30, 2007 (latest unaudited figures)

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	September 30, 2007	Dec 31, 2006
	Amount ($’000)	Amount ($’000)
Share Capital	608,711	524,619
Contributed Surplus	12,273	10,040
Equity Component of Convertible Notes & Other Income	5,049	2,857
Deficit	(93,979)	(75,416)
Total Shareholders’ Equity	532,054	462,100

2.	Dividend Policy

Holders of Common Shares may receive dividends on the Common Shares when, as and if declared by the Board, subject to the preferential dividend rights of any other classes or series of Golden Star shares. In no event may a dividend be declared or paid on the Common Shares if payment of the dividend would cause the realizable value of Golden Star’s assets to be less than the aggregate of its liabilities.

GSR has not declared or paid cash dividends on its Common Shares since its inception and expects for the foreseeable future to retain all of its earnings for use in expanding and developing the business. Future dividend decisions will consider then current business results, cash requirements and the company’s financial condition.

The Articles of GSR provide that any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to GSR.

3.	Stock Based Compensation Schemes

Stock Options

GSR has one stock option plan, the Second Amended and Restated 1997 Stock Option Plan (the “Plan”), and options are granted under this plan from time to time at the discretion of the Compensation Committee of the Board. Options granted are non-assignable and are exercisable for a period of ten years or such other period as stipulated in a stock option agreement between Golden Star and the optionee. Under the Plan, GSR may grant options to employees, consultants and directors of the Company or its subsidiaries for up to 15,000,000 shares of common stock. Under the Plan GSR reserved an aggregate of 15,000,000 shares of Common Shares for issuance pursuant to the exercise of options of which 4,588,796 were available for grant at September 30, 2007. Options take the form of non-qualified stock options, and the exercise price of each option is not less than the fair market value of GSR’s stock on the date of grant. Options typically vest over periods ranging from immediately to four years from the date of grant. Vesting periods are determined at the discretion of the Compensation Committee.

In addition to options issued under the Plan, 2,533,176 options were issued to various employees of St. Jude Resources Ltd (St. Jude) in exchange for St. Jude options in late 2005 of which 720,000 remain unexercised as of September 30, 2007. All of the remaining unexercised options held by St. Jude employees are vested. All figures shown below include the options issued to St. Jude employees.

A summary of option activity under the Plan as of September 30, 2007 and changes during the nine months then ended is presented below:

	Options (‘000)	Weighted- Average Exercise price (Cdn$)	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (Cdn$’000)
Outstanding as at Dec 31, 2006	6,556	2.98	5.7	3,583
Granted	1,141	3.97	9.42	—
Exercised	(1,068)	1.38	—	3,766
Forfeited	(53)	3.95	—	—
Outstanding as at Sept. 30, 2007	6,576	3.41	6.0	6,529

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GSR granted 1,141,023 and 850,650 options during the nine months ended September 30, 2007 and 2006, respectively. The Company recognized $2.3 million and $1.6 million of non-cash compensation expense in the nine months ended September 30, 2007 and 2006, respectively. GSR does not receive a tax deduction for the issuance of options. As a result the company did not recognize any income tax benefit related to the stock compensation expense during the nine months ended September 30, 2007 and 2006. Shares under option as at September 30, 2007 totalled 6,576,455.

Stock Bonus Plan

In December 1992, GSR established an Employees’ Stock Bonus Plan (the “Bonus Plan”) for any full-time or part-time employee (whether or not a director) of the Company or any of its subsidiaries who has rendered meritorious services which contributed to the success of the Company or any of its subsidiaries. The Bonus Plan provides that a specifically designated committee of the Board of Directors may grant bonus Common Shares on terms that it might determine, within the limitations of the Bonus Plan and subject to the rules of applicable regulatory authorities. The Bonus Plan, as amended, provides for the issuance of 900,000 Common Shares of bonus stock of which 542,261 Common Shares had been issued as of September 30, 2007. During the nine months ended September 30, 2007 and 2006 GSR issued 50,683 and 4,000 Common Shares, respectively, to employees under the Bonus Plan. The cost of the shares grants were $0.2 million and nil in 2007 and 2006, respectively.

A copy of the Plan and the Bonus Plan are available for inspection.

4.	Recent Share Issue

On March 1, 2007, GSR completed the offering of 21 million Common Shares at a price of $3.60 per share resulting in net proceeds of approximately US$72.2 million after deducting underwriting commissions but before deducting offering costs. On March 9, 2007, the underwriters to the offer exercised their option to purchase an additional 3.15 million Common Shares for additional net proceeds of approximately US$10.8 million after deducting underwriting commissions but before deducting offering costs. Proceeds from this offer have been or are being used to complete the purchase and installation of a 25% interest in an electric power station in Ghana, for completion and start-up of the Bogoso sulfide expansion project, for development of the HBB Properties, and for general corporate and working capital purposes.

Prospectuses for this share offer were filed with both the Canadian securities regulatory body and the US Securities and Exchange Commission. Copies of these prospectuses are available for inspection.

5.	Shareholders

The table below shows the Top 20 shareholders of GSR as at October 2, 2007:

	Shareholder	No. of Shares	Holdings (%)
1	Sprott Asset Management Inc.	16,861,400	7.23
2	Barclays Global Investors Canada Limited	6,991,756	3.00
3	Tocqueville Asset Management LP	5,589,000	2.40
4	Emerging Markets Management, L.L.C.	5,500,000	2.36
5	Dimensional Fund Advisors, Inc.	5,256,100	2.25
6	OppenheimerFunds, Inc.	4,795,000	2.06
7	Deutsche Asset Management Americas	2,714,353	1.16
8	Evergreen Investment Management Company, LLC	2,346,445	1.01
9	Galleon Management, L.P.	2,316,668	0.99
10	American Century Investment Mgmt.	2,280,500	0.98
11	Morgan Stanley & Co. Inc.	2,143,971	0.92
12	Temujin Fund Management, L.L.C.	2,129,200	0.91
13	Royce & Associates, LLC	2,018,400	0.87
14	BPI Gestão de Activos - S.G.F.I.M., S.A.	1,831,605	0.79
15	Van Eck Associates Corporation	1,561,400	0.67

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	Shareholder	No. of Shares	Holdings (%)
16	Global Resources Invest GmbH & Co. KG	1,500,000	0.64
17	Vereinigte Sparkasse Eschenbach	1,500,000	0.64
18	Franklin Advisers, Inc.	1,450,000	0.62
19	PSP Investments	1,273,309	0.55
20	Baker Steel Capital Managers LLP	1,234,000	0.53
	Total	71,293,107	30.58
	Others	161,929,217	69.42
	Grand Total	233,222,324	100.00

6.	Takeover Offers or Bids

As at September 30, 2007 GSR has neither received any takeover offers from third parties nor made any takeover bid for other companies’ shares during the current financial year.

C.	Business Overview

1.	General

GSR is an international gold mining and exploration company, focused primarily on mining, mine development and gold exploration in Ghana, West Africa. The diagram below depicts GSR’s group structure and major subsidiaries:

*	The Government of Ghana has the right to acquire a 10% carried interest upon mining leases being granted for the HBB Properties.

Through its subsidiaries, the company owns controlling interests in four significant gold properties in southern Ghana. A brief summary of these properties follows:

Bogoso/Prestea

GSR owns 90% of and operates the Bogoso/Prestea gold mining and processing operation, which consists of the adjoining Bogoso and Prestea properties located along the Ashanti Trend in southwestern Ghana. GSR holds the property under mining leases granted by the Government of Ghana, terminating from 2017 to 2031.

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Bogoso/Prestea consists of several open pit mines and a nominal 1.5 million tonnes per year mill and carbon-in-leach processing facility for processing non-refractory ores. GSR has commissioned a nominal 3.5 million tonnes per year processing facility that uses a proprietary BIOX® bio-oxidation technology to treat refractory sulfide ore. This facility was placed in commercial service on July 1, 2007. The new plant attained design throughput rates by September 30, 2007, although gold recovery and gold output were lower than expected. Difficulties with the operation of the flotation circuit, which lowered recoveries and led to increased costs during the third quarter of 2007, are believed to be largely resolved. GSR expects to reach design recovery rates by the end of 2007. The new plant and the existing carbon-in-leach processing facility (which will continue to treat oxide and other non-refractory oxide ores) are expected to be capable of processing a combined 5.0 million tonnes of ore annually.

The Government of Ghana has a 10% carried interest in Bogoso/Prestea, as required by Ghanaian law for all mining operations. The Government’s interest entitles it to receive 10% of any future dividends from the subsidiaries owning the Bogoso/Prestea mine, following repayment of all inter-company debt, with no obligation to contribute development or operating expenses. The Government of Ghana also receives a royalty based on total revenues earned from the lease area. For the last three years, GSR has paid a royalty equal to 3% of revenues from Bogoso/Prestea. See “Risk Factors—Governmental and Regulatory Risks.”

Wassa

GSR owns 90% of and operates the Wassa open-pit mine and carbon-in-leach processing plant, located some 35 kilometers east of Bogoso/Prestea. The design capacity of the carbon-in-leach processing plant at Wassa is nominally between 3.5 million and 4.0 million tonnes per annum, depending on the ratio of hard and soft ore. The company holds the Wassa property under a mining lease expiring in 2022. The Government of Ghana has a 10% carried interest in Wassa.

Prestea Underground

GSR owns 81% of the Prestea Underground, a currently inactive underground gold mine and associated support facilities located on the Prestea property. It holds the Prestea Underground property under a mining lease expiring in 2031. The Company has spent approximately $5.0 million in the last two years on exploration and technical studies to determine if the underground mine can be reactivated on a profitable basis and these studies continue. The Company is currently reconditioning certain shafts to allow better access to the underground workings. The Government of Ghana has a 19% carried interest in the Prestea Underground.

HBB Properties

GSR owns the HBB gold exploration properties in southwest Ghana at the southeastern end of the Ashanti gold belt. The HBB Properties are comprised of the Hwini-Butre and Benso concessions, located approximately 70 and 40 kilometers south of Wassa, respectively. The Government of Ghana is entitled to a 10% carried interest in the HBB Properties once mining leases are granted. GSR spent approximately US$4.5 million in exploration activities on the HBB Properties in 2006 and expects to spend an additional US$17.3 million on further exploration and development activities in 2007. In April 2007, a feasibility study for the development and mining of the HBB Properties for processing at Wassa was completed and development activities are currently being initiated. GSR expects to begin mining at the HBB Properties in the third quarter of 2008, with the ore being transported to Wassa for processing.

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The map below shows the locations of Bogoso, Prestea, Wassa, Pampe, the HBB Properties and Mampon in Ghana:

2.	Other Exploration

GSR holds interests in several gold exploration projects in Ghana and elsewhere in West Africa including Sierra Leone, Burkina Faso, Niger and Côte d’Ivoire. The company also holds and manages exploration properties in Suriname and French Guiana in South America. GSR holds indirect interests in gold exploration properties in Peru and Chile through an 8.1% shareholding investment in Minera IRL Limited, a South American focused gold company. In November 2005, GSR entered into a joint venture with a subsidiary of Newmont Mining Corporation pursuant to which Newmont may earn up to a 51% participating interest in the Saramacca property in Suriname by spending US$6.0 million by the fifth anniversary of the agreement. The map below shows GSR’s properties in West Africa:

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3.	Customers

Currently all GSR’s gold production is sold to a South African gold refinery in accordance with a long-term contract. The company receives payment for gold sold approximately two working days after the gold leaves the mine site. GSR recognizes revenue when title passes to the buyer which occurs upon delivery to the refinery, unless the company decides to retain title and hold the gold as inventory at the refinery. During 2006, GSR sold all of the gold shipped, retaining no inventory of saleable doré bars.

The global gold market is competitive with numerous banks and refineries willing to buy gold on short notice. Therefore GSR believes that the loss of its current customer would not materially delay or disrupt revenues.

4.	Competition

GSR’s competitive position depends upon the company’s ability to successfully and economically explore, acquire and develop new and existing mineral properties. Factors that allow producers to remain competitive in the market over the long term include the quality and size of ore bodies, costs of operation, and the acquisition and retention of qualified employees. GSR competes with other mining companies and other natural mineral resource companies in the acquisition, exploration, financing and development of new mineral properties. Many of these companies are larger and better capitalized. There is significant competition for the limited number of gold acquisition and exploration opportunities.

GSR also competes with other mining companies for skilled mining engineers, mine and processing plant operators and mechanics, geologists, geophysicists and other technical personnel. This could result in higher turnover and greater labor costs.

5.	Seasonality

Most of GSR’s operations and exploration projects are in tropical climates which experience annual rainy seasons. Typically mining operations are not materially affected by the rainy seasons in Ghana but unusually high rainfall in some years have impeded mine production at Bogoso/Prestea and heavy rains have in the past on occasion interrupted underground drilling in the Prestea Underground. Exploration efforts in Ghana and in the Guiana Shield in South America are generally timed to avoid the rainy periods to ease transportation logistics associated with wet roads and swollen rivers. Decreases in rainfall in the Volta river catchment basin have resulted in power rationing from the hydroelectric power plant that produces a major portion of Ghana’s electric power over the past 18 months; however, these restrictions have recently been lifted.

6.	Business Strategy and Development

Since 1999, GSR’s business and development strategy has been focused primarily on the acquisition of producing and development-stage gold properties in Ghana and on the exploration, development and operation of these properties. Since 1999, the company’s exploration efforts have been focused on Ghana, other West African countries and South America.

In line with its business strategy, the company acquired Bogoso in 1999 and has operated a carbon-in-leach (“CIL”) processing plant at Bogoso since that time to process oxide and other non-refractory ores (“Bogoso oxide processing plant”). In 2001, GSR acquired Prestea and mined surface deposits at Prestea from late 2001 to late 2006. In late 2002, the company acquired Wassa, and following completion of a feasibility study, constructed a new CIL processing plant at Wassa which began commercial operation in April 2005. In 2005 GSR initiated construction and development of a new nominal 3.5 million tonnes per annum processing facility at Bogoso/Prestea that uses proprietary BIOX® bio-oxidation technology to treat refractory sulfide ore (“Bogoso sulfide processing plant”). This facility was placed in commercial service on July 1, 2007. The new plant attained design throughput rates by September 30, 2007, although gold recovery and gold output were lower than expected. GSR expects metallurgical recoveries to reach design capacity by the end of 2007. Achievement of these targets is subject to numerous risks. See the discussion of Risk Factors in Part 6 of this document. In late 2005, GSR acquired the HBB Properties and carried out geological, environmental and engineering studies to

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determine the economic feasibility of developing these gold properties in 2006. In April 2007, a feasibility study for the development and mining of the HBB Properties for processing at Wassa was completed, and development activities are currently being initiated. GSR expects to begin mining at the HBB Properties in the third quarter of 2008, with the ore being transported to Wassa for processing.

GSR’s overall objective since 1999 has been to grow the business to become a mid-tier gold producer. GSR continues to evaluate potential acquisition and merger opportunities that could further increase its annual gold production, however the company presently has no agreement or understanding with respect to any specific potential transaction. The Company also conducts gold exploration in West Africa and South America, investing approximately US$15.3 million in total on such activities during 2006 and US$9.0 million during the first nine months of 2007. The majority of the 2006 exploration spending was focused on the new HBB Properties south of Wassa, on expanding mineral reserves around existing mines and on the Prestea Underground. GSR actively conducted regional reconnaissance projects in south Ghana and Côte d’Ivoire and drilled more advanced targets in Ghana, Niger and Burkina Faso.

7.	Mineral Reserves and Non-Reserve Mineral Resources

The following table sets out GSR’s proven and probable mineral reserves as at December 31, 2006. The mineral reserves have been prepared in accordance with Canada’s National Instrument 43-101- Standards of Disclosure for Mineral Projects. Mineral reserves are equivalent to proven and probable reserves as defined by the United States Securities and Exchange Commission Industry Guide 7. The mineral reserves were estimated using a gold price of $480 per ounce, which is approximately equal to the three year average price. The terms “non-refractory” and “refractory” used in the table below refer to the metallurgical characteristics of the ore.

Proven and Probable Mineral Reserves as at December 31, 2006(1)(2)

	Proven			Probable			Total
Property	Tonnes	Gold Grade (g/t)	Contained Ounces (‘000s) (3)	Tonnes	Gold Grade (g/t)	Contained Ounces (‘000s) (3)	Tonnes	Gold Grade (g/t)	Contained Ounces (‘000s) (3)
Bogoso/Prestea(4)
Non-refractory	0.9	2.30	0.07	6.9	2.59	0.57	7.8	2.56	0.64
Refractory	14.5	2.95	1.38	19.3	2.65	1.64	33.8	2.78	3.02
Total	15.5	2.91	1.45	26.2	2.64	2.22	41.6	2.74	3.67
Wassa
Non-refractory	0.5	1.08	0.02	13.0	1.11	0.46	13.6	1.11	0.48
Total	0.5	1.08	0.02	13.0	1.11	0.46	13.6	1.11	0.48
Total Reserves
Non-refractory	1.5	1.85	0.09	19.9	1.62	1.04	21.4	1.64	1.13
Refractory	14.5	2.95	1.38	19.3	2.65	1.64	33.8	2.78	3.02
Total	16.0	2.85	1.47	39.2	2.13	2.68	55.2	2.34	4.15

(1)	Amounts are shown on a 100% basis and are subject to the Government of Ghana’s 10% carried interest. See “— General — Bogoso/Prestea.” Certain total amounts shown reflect the effects of rounding.
(2)	The mineral reserves have been prepared under the supervision of Mr. Peter Bourke, P.Eng., GSR’sr Vice President Technical Services. Mr. Bourke is a “Qualified Person” as defined in Canada’s National Instrument 43-101.
(3)	Amounts are shown as contained metals in ore and do not reflect losses in metallurgical recovery. Metallurgical recoveries are expected to range from 80% to 92% for non-refractory ores and from 70% to 90% for refractory ores.
(4)	Amounts shown include mineral reserves for the Pampe and Mampon properties.

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Non-Reserve Mineral Resources

Cautionary Note to Investors concerning estimates of Measured and Indicated Mineral Resources

This section uses the terms “measured mineral resources” and “indicated mineral resources.” GSR advices investors that while those terms are recognized and required by Canadian regulations, the US Securities and Exchange Commission does not recognize them. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves.

Cautionary Note to Investors concerning estimates of Inferred Mineral Resources

This section uses the term “inferred mineral resources.” GSR advices investors that while this term is recognized and required by Canadian regulations, the US Securities and Exchange Commission does not recognize it. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that part or all of the inferred mineral resource exists, or is economically or legally mineable.

The following table sets out our non-reserve mineral resources as at December 31, 2006, which are in addition to the reserves shown above. The mineral resources were estimated in accordance with the definitions and requirements of Canada’s National Instrument 43-101. The measured and indicated mineral resources are equivalent to mineralized material as defined by the United States Securities and Exchange Commission Industry Guide 7. The mineral resources were estimated using a gold price of $560 per ounce.

Non-Reserve Measured and Indicated Mineral Resources and Inferred Mineral Resources as at December 31, 2006(1)(2)

	Measured		Indicated		Measured & Indicated		Inferred
Property	Tonnes	Gold Grade (g/t)	Tonnes	Gold Grade (g/t)	Tonnes	Gold Grade (g/t)	Tonnes	Gold Grade (g/t)
Bogoso/Prestea(3)	6.1	2.05	14.0	2.32	20.2	2.23	4.2	2.70
Prestea Underground	—	—	1.1	16.30	1.1	16.30	5.0	8.68
Wassa	0.2	1.05	11.7	0.75	11.9	0.76	7.2	1.18
Hwini-Butre & Benso	—	—	5.2	4.30	5.2	4.30	1.6	4.02
Goulagou	—	—	2.7	1.75	2.7	1.75	0.5	1.02
Paul Isnard(4)	—	—	—	—	—	—	10.2	1.70
Total	6.4	2.02	34.7	2.48	41.0	2.40	28.7	3.05

(1)	Amounts are shown on a 100% basis. Our share of the mineral resources is subject to the Government of Ghana’s 10% carried interest, and with respect to the Prestea Underground, to the Government of Ghana’s 19% minority interest. Certain total amounts shown reflect the effects of rounding.
(2)	The Qualified Person for the estimation of the Mineral Resources is S. Mitchel Wasel, our Exploration Manager.
(3)	The amounts shown include resources for the Pampe and Mampon properties.
(4)	GSR has a right to acquire the Paul Isnard property.

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HBB Properties – Mineral Reserves and Non-Reserve Mineral Resources as at April 27, 2007:

The following table sets out GSR’s probable mineral reserves for the HBB Properties as at April 27, 2007. These mineral reserves were estimated at a gold price of $480/oz, the same gold price used for the December 31, 2006 mineral reserve estimates and are otherwise prepared in accordance with the standards and parameters set forth above for mineral reserves.

Location	Reserve Category	Tonnes (millions)	Grade (Au g/t)	Contained Ounces (thousands)(3)
Hwini-Butre Non-refractory	Probable	1.83	5.52	324
Benso Non-refractory	Probable	2.30	3.41	252
TOTAL	Probable	4.13	4.35	577

(1)	Amounts are shown on a 100% basis. GSR’s share of the mineral reserves will be subject to the Government of Ghana’s 10% carried interest.
(2)	GSR’s Qualified Person for the estimation of these mineral reserves is Mr Peter Bourke, P. Eng GSR’s Vice President, Technical Services.
(3)	Amounts are shown as contained metals in ore and do not reflect losses in metallurgical recovery. Metallurgical recoveries are expected to range from 80% to 92% for these non-refractory ores.

Following the conversion of a portion of the mineral resource at Hwini-Butre and Benso to mineral reserves, the mineral resources has been restated as at April 27, 2007, to reflect the exclusion of that part of the mineral resource which has been converted to mineral reserves.

The following table sets out GSR’s non-reserve mineral resources at the HBB Properties, which are in addition to the mineral reserves. Information set forth above regarding the preparation of GSR’s non-reserve mineral resources and the related cautionary notes remain applicable to this mineral resource estimate.

Hwini-Butre and Benso - Mineral Resources as of April 27, 2007

Category	Tonnes (millions)	Grade (Au g/t)
Indicated
Hwini-Butre	0.32	4.28
Benso	0.41	2.47
Total	0.73	3.23

Inferred
Hwini-Butre	0.29	4.39
Benso	0.61	3.41
Total	0.89	3.73

8.	Liquidity and Capital Resources

At September 30, 2007, GSR’s cash and cash equivalents totaled $20.8 million, down from $27.1 million at the end of 2006. All of the cash equivalents were invested in a fund that holds only US treasury notes and bonds. Operations provided $4.4 million of cash in the first nine months of 2007, compared to nil in the same period of 2006. An increase in inventory was the major factor contributing to cash use by operations in 2006. A $15.3 million increase in payables, offset by a $8.2 million increase in inventories was the major factor contributing to the cash provided year-to-date. Most of the inventory increases in 2007 are related to increases in ore stockpiles and parts and supplies inventory for the Bogoso sulfide processing plant.

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Investing activities used approximately $96.4 million of cash in the first nine months of 2007. The Bogoso sulfide expansion project direct costs totaled $55.2 million including $44.3 million of construction costs, $6.4 million for pre-production waste stripping, $1.3 million of mining equipment and $3.2 million of capitalized interest. A total of $18.9 million was spent on other property, plant and equipment at Bogoso and Wassa and $21.4 million on development of various mining properties. Deferred exploration projects used $3.8 million. A total of $3.3 million of cash was received from the sale of EURO Ressources shares. Scheduled periodic payment of principal on the equipment financing facility and short-term bank loans consumed $9.8 million of cash and draw-downs on CAT loans provided $9.0 million of new financing.

On March 1, 2007, GSR issued 21 million Common Shares at a price of $3.60 per share resulting in $75.6 million in gross proceeds. Net proceeds were $72.2 million after deducting underwriting commissions but before deducting offering costs. On March 9, 2007, the underwriters exercised their option to purchase an additional 3.15 million Common Shares for additional gross proceeds of $11.3 million. After deducting the underwriter’s commission, net proceeds from the additional shares were $10.8 million. Proceeds have been or are being used to complete the purchase and installation of a 25% interest in an electric power station in Ghana, for completion and start-up of the Bogoso sulfide expansion project, for development of the HBB Properties, and for general corporate and working capital purposes.

During the second quarter, GSR’s convertible note holders agreed to a revision in the convertible note covenants. While the revisions did not increase the overall borrowing limit set by the convertible note covenants, it did provide more flexibility in the types of additional debt allowed. Because of this change, Caterpillar Financial Services agreed to increase the Company’s existing equipment facility from $25 million to $40 million. During the first nine months, GSR drew an additional $9.0 million on the Caterpillar facility bringing the total equipment financing balance to $27.1 million at September 30, 2007 and leaving an un-drawn balance of $12.9 million on the facility.

During 2007, the Company expects to make payments of principal and interest totaling approximately $7.5 million on the equipment financing facility. In addition, interest and principal on its bank loan is expected to total $8.1 million for the year and GSR plans to pay approximately $3.6 million of interest on the convertible notes in 2007.

The Company now expects to invest a total of approximately $112 million in capital projects during 2007 including exploration, construction, mine development and mining equipment, of which $99.6 million was spent in the first nine months. The $112 million total includes approximately $15 million for 2007 development activities at the HBB Properties.

Liquidity Outlook

It is expected that Wassa will continue to generate cash from operations in the last quarter of 2007 and that improvements in gold recovery and plant throughput at the Bogoso sulfide plant will result in improved cash flows. These operational cash flows, along with the $20.8 million of cash and cash equivalents at September 30, 2007 and equipment financing debt facility currently in place, are expected to be sufficient to cover capital and operating needs during the balance of 2007 including costs of the HBB project. Recently, GSR announced expectations of raising between $5 million and $10 million of new equity in conjunction with the Ghana Stock Exchange listing in November.

On November 8, 2007, GSR completed the sale of US$125 million convertible senior unsecured debentures due November 30, 2012 as previously described in this Prospectus.

9.	Prospects of Golden Star Resources

GSR’s near-term objectives include:

•	Consistent maintenance of design throughput rates and achievement of design recovery rates at the new Bogoso sulfide processing plant during the fourth quarter of 2007;

•	Progress permitting of Prestea South ore bodies to provide oxide ore to the Bogoso oxide processing plant in 2009;

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•

The main near-term source of oxide ore will be the Pampe deposit and pods of oxide ore from the pits at Chujah and Buesichem. GSR expects that it will be able to campaign oxide and sulfide ore through the oxide processing plant. Sulfide ore processed in the oxide processing plant would generate a sulfide concentrate that would be processed in the BIOX® bio-oxidation plant;

•	Construction and development of the HBB project with ore expected to be delivered to Wassa by third quarter of 2008;

•	Prestea Underground pre-feasibility study completed by the first quarter of 2008;

•	Progress construction and commissioning of power projects that would give the company power independence; and

•	Further optimization of operations at Bogoso/Prestea and Wassa.

GSR is estimating 2007 gold production of 125,000 to 150,000 ounces at Bogoso/Prestea at an average cash operating cost between US$550 and US$650 per ounce. The Company expects Wassa to produce approximately 115,000 to 125,000 ounces during 2007 at an average cash operating cost between US$430 and US$480 per ounce.

As more fully disclosed in the Risk Factors spelled out under Part 6 of this document, numerous factors could cause these estimates and expectations to be wrong or could lead to changes in the company’s plans. Under any of these circumstances, the estimates described above could change materially.

D.	Directors and Senior Management

1.	The Board of Directors

GSR currently has a seven-member Board of Directors. The Board formulates policies and strategies and sets targets for the company’s performance. A brief profile of members of the board as at September 30, 2007 follows:

Ian MacGregor, [73 years, Canadian], has served as Chairman since January 2004. He is a director of several other Canadian public and private companies such as Asian Mineral Resources Limited, where he has been a director since July 2004. He brings to the table his wide-ranging knowledge of mining finance, joint ventures, and mergers and acquisitions, experience gained when he was partner (now counsel) of one of Canada’s prominent law firms, Fasken Martineau DuMoulin. Mr. MacGregor’s area of practice included global mining. He holds a BA from Perth Academy, Scotland, an Honours MA from St. Andrews University in Scotland and an MA and LLB from Queens University in Ontario, Canada. Mr. MacGregor was appointed as an independent director in April 2000.

James Askew, [59 years, Australian] is an engineer with many years experience managing and being a director of mining companies. Mr. Askew holds a B.E. Mining (Hons) and a M.Eng. Sci. He served as President and Chief Executive Officer of Golden Star from March 1999 to October 1999 and also served as CEO of Golden Shamrock, an Australian mining company with properties in West Africa, which was subsequently sold to Ashanti Goldfields. Mr. Askew has served as a director, President and Chairman of International Mining and Finance Corporation since January 1997 and has held positions as Managing Director and Chief Executive Officer of Black Range Minerals NL from November 1999 to 2001. Mr. Askew also serves as a director of Ausdrill Limited, Yamana Gold Inc., Climax Mining Limited and Sino Gold Limited. Mr. Askew was appointed as an independent director in June 1999.

Peter Bradford, [49 years, Australian] has been President and CEO since November 1999. Mr. Bradford is a seasoned manager with in excess of 20 years of operating and development experience in the mining industry. He holds a degree in Extractive Metallury from Kalgoorlie School of Mines, Australia. Since 1991, he has been very active in the Ghanaian mining industry with Golden Shamrock, Ashanti Goldfields and most recently Golden Star. In addition, he has chaired the Ghana Chamber of Mines. He currently serves on the board of Anvil Mining Limited. Mr. Bradford was appointed a director in August 2000.

David Fagin, [69 years, American] Mr. Fagin has served since 1986 as a director or trustee of certain public mutual funds managed by T. Rowe Price Associates, Inc., as director of Canyon Resources

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Corporation since January 1999 and of Pacific Rim Mining Company since April 2002. Mr Fagin previously served as Chairman and CEO of Golden Star. He has over 35 years of management experience in oil and mining. Formerly President and Chief Operating Officer of Homestake Mining and former President of Rosario Resources, he provides his insights into management and operating matters. He is a graduate of The University of Oklahoma with a B.S. in Engineering (1960) and he has done post graduate study at The University of Oklahoma, Southern Methodist University, and Harvard University. Mr. Fagin was appointed as a director May 1992 and has been considered an independent director since 1998.

Dr. Michael Martineau, [63 years, British], is a geologist with 36 years experience in the mining industry including 20 years of exploring Africa. Dr. Martineau is a founder and has served as President of AXMIN Inc., a gold exploration company whose regional emphasis is West Africa since January 1999. He was a director of Ashanti Goldfields from February 1999 to April 2004, when it was acquired by AngloGold Limited. In addition, Dr. Martineau has served as Deputy Chairman since February 2000 and as Chief Executive Officer from February 2000 to August 2002 of Eurasia Mining plc, and he has been a director of Angus and Ross plc since April 2000. Dr. Martineau has a first class honours degree and a DPhil in Geology from Oxford University, United Kingdom. He has also attended a three month executive programme at the London Business School, United Kingdom. Dr. Martineau was appointed as an independent director in May 2004.

Michael Terrell, [50 years, Canadian], has nearly 25 years experience in mineral exploration. Mr. Terrell is a founder and served as President, Chief Executive Officer and Director of St. Jude Resources Ltd. from 1987 until its acquisition by GSR in December 2005. Prior to founding St. Jude Resources Ltd., he worked in mineral exploration camps primarily in the Red Lake mining district in Ontario while attending law school and subsequently practiced. Mr. Terrell also has a diverse background in banking, corporate finance and real estate development, and is a member of the Law Society of Alberta, Canada. Mr. Terrell holds a Bachelor of Arts (Environmental Studies minor) from the University of Toronto and Bachelor of Law from University of Manitoba. Mr. Terrell has been a director since the acquisition of St Jude Resources Ltd. in December 2005.

Lars-Eric Johansson, [61 years, Swedish] originally joined the Board in January 2004, resigning in December 2004 to take up the position of CFO of Kinross Gold Corporation in 2004, which he held until his retirement in April 2006. He rejoined the Board in July 2006. He brings over 30 years of international mining and finance experience to Golden Star, having been CFO with Kinross, Noranda and Falconbridge, major Canadian base metals companies. His other directorships include Aber Diamond Corporation, Niocan Inc. and Tiberon Minerals Ltd. Mr. Johansson holds an MBA with specialties in accounting and finance from the Gothenburg School of Economics, Sweden. Mr. Johansson was first appointed as an independent director in January 2004.

2.	Management Team

Peter Bradford, President and CEO, leads GSR’s management team. Other members are:

Thomas G Mair [51 years, Canadian], Senior Vice President and CFO: Mr. Mair has served GSR as Senior Vice President and Chief Financial Officer since February 8, 2007. Mr. Mair is a qualified financial and accounting professional with more than 25 years of international business experience in the natural resources industries. Prior to joining the Corporation, Mr. Mair worked as a consultant from October 2006. Mr. Mair served in a number of senior roles with Newmont Mining Corporation from 1996 until October 2006, most recently as Director, Business Process Improvement from August 2003 to October 2006, and as Group Financial Executive from October 2000 to July 2003. Mr. Mair holds a Bachelor of Arts degree from Queens University in Kingston, Canada and also an MBA from Queens University as a Certified Management Accountant.

Peter Bourke [44 years, Canadian], Vice President Technical Services: Mr. Bourke joined Golden Star in September 2006 and has over 20 years of operational, senior management and consulting experience in the mining industry predominantly in Australia, the Americas and Africa. A professional mining engineer with both underground and open pit project experience, Mr. Bourke oversees the technical aspects of the company’s operations and projects.

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S. Mitch Wasel [43 years, Canadian], Vice President Exploration: Mr. Wasel has acted in various roles with the Company since 1993. Mr. Wasel holds a BSc Sciences with a specialization in Geology from the University of Alberta. He was at one time involved in the assessment of the Gross Rosebel project in Suriname from the early stages of exploration through to feasibility studies. Since his transfer to Ghana in 1999 he has been involved with the Bogoso, Prestea, Wassa and most recently, the Hwini Butre and Benso resource evaluations as well as regional exploration in Ghana. In 2005 he was appointed as Exploration Manager, Africa. Prior to joining the Company in 1993 he had worked for a decade exploring for both gold and base metals in the NWT, Yukon and BC provinces in Canada.

Colin Belshaw [53 years, British], General Manager, Bogoso/Prestea: is a mining engineer with approximately 30 years experience in the mining sector in Africa, the Americas and Europe and has a background in gold and copper mining in both open pit and underground mining situations. Most recently Mr. Belshaw was employed by Kinross Gold Corporation as Director General Far East Operations and then Group Consulting Mining Engineer in Reno, Nevada. Mr. Belshaw attended the Camborne School of Mines from Cornwall U.K. where he graduated with a Dip.CSM Mining Engineering (1st Class), FIMMM, I. Eng.

Richard Gray [48 years, British], General Manager Wassa: Mr. Gray has served as General Manager of Wassa since May 2005. He is a qualified mining engineer with 26 years experience in the gold mining industry, primarily in Africa. Mr. Gray joined Golden Star in 1999 following the acquisition of Bogoso Gold Limited. He has served Golden Star in several capacities including most recently as Senior Vice President from May 2002 until May 2006, Chief Operating Officer from June 2001 to May 2005, Vice President, Ghana from January 2000 to May 2006. Mr. Gray has served as Managing Director of Golden Star Resources (Wassa) Limited since October 2002 and Managing Director of Golden Star Resources (Bogoso/Prestea) Limited from November 1999 to September 2007. Mr. Gray’s education and certifications include a BSc (mining) from the Royal School of Mines, an MBA from University of Cape Town, a South African mine manager’s certificate and a Ghanaian mine manager’s certificate.

Bruce Higson-Smith [47 years, British/American], Vice President Corporate Development: Mr. Higson-Smith has served Golden Star since September 2003 as Vice President, Corporate Development. Mr. Higson-Smith is a Royal School of Mines trained mining engineer with over 25 years experience in the mining business. Following several years in underground mining operations in Africa and after earning an MBA in Finance from Baruch College in New York, Mr. Higson-Smith has spent the last 14 years reviewing projects, conducting due diligence, negotiating and structuring mining transactions around the world, initially with the Castle Group, a mining investment management company, and then with Resource Capital Funds. From 2005 to 2006 he was General Manager of Golden Star’s Bogoso/Prestea mine.

Daniel Owiredu [49 years, Ghanaian], Vice President Ghana: Mr. Owiredu has served as Vice President Ghana since September 2006. Mr. Owiredu holds a BSc Hons Mechanical Engineering from Kwame Nkrumah University of Science and Technology in Ghana and an MBA from Strathclyde University in Scotland. Most recently he was Deputy Chief Operating Officer for AngloGold Ashanti Ltd. following the amalgamation of AngloGold Ltd. and Ashanti Goldfields Co. Ltd. His prior experience includes successfully managing the construction and operation of the Bibiani mine for Ashanti. He also managed the Siguiri mine in Guinea and the Obuasi mine in Ghana for Ashanti.

Roger Palmer [57 years, American], Vice President Finance and Controller: Mr. Palmer has served as Controller since July 2000 and Vice President Finance since May 2005. Mr. Palmer is responsible for accounting, financial controls, financial reporting, tax and budgeting. He has over 25 years experience in the mining business including experience as an exploration geologist, as a mining engineer at a large scale underground operation, and as a corporate controller for various publicly traded mining companies. His education includes a B.S. in geology, an MBA in finance and a graduate degree in accounting from Brigham Young University. Prior to joining Golden Star he served as Director of Corporate Finance for Getchell Gold.

Ted Strickler [56 years, American], Vice President Human Resources and Administration: Mr. Strickler has served in his current position since October 2006. Mr. Strickler is an accomplished global human resources leader with over 25 years of strategic international administrative management experience. He has worked in the mining, engineering, construction and heavy industrial sectors and lived in Central Africa, West Africa, South America, Central America, Australia and the Middle East. His education includes a B.S. degree in Business Administration and an MBA in International Management.

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Dr. Mark Thorpe [47 years, Canadian], Vice President Sustainability: Dr. Thorpe joined Golden Star in August 2006 and has served in his current position since August 2006. He is a sustainability professional with over 20 years of experience, working in environmental management and community, at mining projects around the world. With a Ph.D. in mine land rehabilitation from the University of Saskatchewan, Dr. Thorpe guides the health, safety, community and environmental programs for the Company. Dr. Thorpe has extensive international experience including living and working in Africa and Latin America; environmental and social consulting; and in sustainability for major and junior mining companies.

E.	Corporate Governance and Board Practices

1.	Introduction

Golden Star is managed by its Officers who are directed by a Board of Directors. The Board members have a broad range of professional experience relating to mining and exploration and to financing growth. The Board has adopted Corporate Governance Guidelines that support the integrity of GSR’s operations, and are consistent with the company’s shareholders’ best interests.

GSR’s Corporate Governance includes the directives for the Board, provides oversight of the Company’s accounting and financial reporting processes, and defines the company’s corporate code of ethics. These documents govern the corporation to ensure that all stakeholders can be confident in the credibility of GSR’s business conduct.

Committees of the Board have been established to undertake many of the Board’s responsibilities. The Audit and Compensation Committees and the Nominating and Corporate Governance Committee meet the regulatory requirement for independence of their committee members. The various Governance documents are available for inspection.

2.	Board Committees

The GSR Board has four (4) committees, namely the Audit Committee, Compensation Committee, Sustainability Committee, and Nominating and Corporate Governance Committee. Below are highlights of selected mandates of the committees:

Audit Committee

•	Review applicable laws and listing rules relating to audit committees and ensure compliance

•	Review and evaluate, at least annually, the adequacy of the Audit Committee charter

•	Meet with GSR’s senior management, CFO and auditors separately to discuss matters that the Audit Committee of each of these groups wish to discuss privately

•	Establish procedures for dealing with complaints regarding accounting/internal control matters

•	Prepare or approve annual reports of the Committee for GSR’s annual meetings

•	Directly responsible for the appointment, compensation, retention, termination and oversight of the work of outside auditor engaged by GSR

•	Review with outside auditor, at least annually, the auditors’ internal quality control procedures

•	Review the performance and material findings of internal audit reviews

•	Review major risk exposures and the guidelines, policies and insurance that management has put in place to govern the process of monitoring, controlling and reporting such exposures.

As at September 30, 2007 the Audit Committee members were Lars-Eric Johansson (Chairman), Ian MacGregor and David Fagin.

Compensation Committee

•	Based on annual evaluation of the CEO’s performance, review and recommend CEO’s compensation

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•	Review and recommend to the Board compensation for all elected corporate officers

•	Review and recommend to the Board compensation to be paid to non-executive board and committee members and chairmen

•	Review and approve among others, employment, severance and retirement agreements

•	Review and recommend incentive compensation plans for employees

•	Prepare or approve annual report on executive compensation for inclusion in GSR’s proxy statement

As at September 30, 2007 the Compensation Committee members were Dr. Michael Martineau (Chairman), Ian MacGregor and James Askew.

Sustainability Committee

•

Review with management GSR’s goals, policies and programmes relative to exploration, development and operational matters with particular focus on the assessment and mitigation of geological, mining, metallurgical, other technical, community relations, health, safety and environmental risks

•	Review with management the establishment of appropriate policies, systems, standards and procedures for all technical, development and operating activities

•	Review compliance with applicable laws, rules, regulations and standards of corporate conduct

•	Review with management GSR’s policies with respect to risk assessment and risk management

•	Review with management GSR’s major financial risk exposures as they relate to the assessment, reduction and mitigation of technical risk

•	Review with management the risk analysis of any proposed new major exploration, development, operating or new business activity

•	Review with management GSR’s record of performance on community relationships, health, safety and environmental matters, along with any proposed actions based on the record of performance.

As at September 30, 2007 the Sustainability Committee members were James Askew (Chairman), Ian MacGregor and Michael Terrell.

Nominating and Corporate Governance Committee

•	Recommend the size, composition and required capabilities of the Board

•	Seek individuals qualified to become Board members and identify criteria which proposed nominees to the Board should meet

•	Review the qualifications of specific potential candidates for election to the Board

•	Evaluate the independence of directors and potential directors as well as their business experience, specialised skills and other experience

•	Review annually and recommend to the Board the mandates, membership and Chairs of all standing committees

•	Review periodically the overall succession planning for the chairman of the Board and when appropriate, recommend to the Board the process for selecting the chairman of the Board

•	Participate with the Compensation Committee in selection and recruitment of any new CEO or other senior officer that may be considered to serve as director

•	Oversee issues of corporate governance as they apply to GSR and report on these to the Board.

As at September 30, 2007 the Nominating and Corporate Governance Committee members were David Fagin (Chairman), Ian MacGregor and Dr. Michael Martineau.

3.	Other Governance Documents

GSR has other Governance policies and guidelines as spelled out in the following documents, copies of which are available for inspection:

•	Code of Ethics – Directors and Officers

•	Procedures for Shareholders to Propose Candidates to the Board of Directors

•	Shareholder Communication with the Board of Directors

•	Whistleblower Policy

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F.	Employees

1.	Staff Strength

As of December 31, 2006, Golden Star, including its majority-owned subsidiaries, had approximately 1,600 permanent employees and approximately 200 full time contract employees, a 20% increase from the approximately 1,500 people employed at the end of 2005. The 2006 total includes 14 employees at the principal office in Littleton, Colorado.

2.	Relationship between Management and GSR’s Workforce

GSR management generally enjoys a healthy relationship with its workforce. As at September 18, 2007, there were no labour disputes involving GSR or its subsidiaries or any member of staff.

There has only been one incident of an illegal strike during the past 3 years. In September 2005, GSR’s unionized staff locked up 26 senior staff in the Mine Offices, and prevented anyone from leaving the premises. Within 24 hours order was restored with no violence or injury of any type.

G.	Remuneration and Compensation

Remuneration depends on the job level of each employee. Each job level carries a minimum and maximum salary between which GSR is prepared to pay based on performance, qualifications and experience. The Company has guidelines for the payment of bonuses to its employees, the main criteria being performance and duration of employment.

1.	Directors’ Remuneration

The remuneration paid to directors is recommended by the Compensation Committee of the Board and approved by shareholders. GSR paid its non-executive directors US$918,480 (including fair value of 584,400 stock options granted them) during the 2006 financial year. GSR paid its non-executive directors US$341,556 (including fair value of 200,000 stock options granted them) during the 2005 financial year.

2.	President and CEO’s Remuneration

Peter Bradford has served as President and CEO of GSR since November, 1999. On August 1, 2007 Mr. Bradford notified the Company of his intent to resign as a director and officer of GSR effective on December 31, 2007 or at such other date as the parties agree following the appointment of a successor. A search for a new CEO is underway.

GSR or a subsidiary has entered into employment agreements with Peter J. Bradford. The material terms of the agreement, as amended includes: (a) employment for one year with automatic renewal for successive one-year periods unless either GSR or the employee gives notice of non-renewal of the employment agreement; (b) a base salary of (US$500,000 for 2007); (c) severance payments upon a termination of employment without cause in an amount equal to two times the sum of the employee’s base salary, the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, and amounts equal to the value of the previous year benefits; (d) a lump sum payment in the event of a termination upon a change in control equal to three times the sum of the employee’s base salary, the average of the target bonus for the employee for the current calendar year and the bonus paid to the employee for the previous year, plus amounts based on the value of previous year benefits; and (e) participation in GSR’s stock option plan, the executive bonus plan, and in such of GSR’s benefit and deferred compensation plans as are from time to time available to executive officers of GSR. In addition, in the event of either a termination by GSR without cause or a termination following a Change of Control (as defined below), all unvested stock options immediately vest and remain exercisable for 12 months following termination.

A “Change of Control” is defined, generally, as (i) the acquisition of more than 30% of GSR’s voting stock by a person or group, (ii) board members at a specified date, or persons appointed or nominated by them, cease to constitute a majority of the board, or (iii) stockholders approve a merger of GSR (other than a merger in which the stockholders of GSR prior to the merger continue to own more than 50% of

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the outstanding stock of the surviving entity), a sale of substantially all of GSR’s assets, or a liquidation. Change of Control severance benefits become payable under the terms of the employment agreements if, at the time of or during a period of 12 to 24 months (as applicable) following a Change of Control, the employee’s employment is terminated by the surviving or successor entity without Cause or the employee voluntarily terminates his/her employment for specified reasons. Such reasons include a substantial alteration in the nature or status of employment responsibilities, reduction in compensation or benefits, relocation, or breach by the surviving or successor entity of the employment agreement.

GSR awarded Mr. Bradford 48,750 Common Shares under the Stock Bonus Plan and granted 161,160 stock options during the 2006 financial year and granted him 88,660 stock options during the 2005 financial year.

In connection with Mr. Bradford’s planned resignation from GSR, on August 1, 2007, GSR agreed, among other things, to pay Mr. Bradford’s base salary through the date of his separation from the Company and 2007 bonus, and to provide medical benefits and insurance through a date that is two years from his separation date. In addition, Mr. Bradford’s outstanding share options will vest immediately upon his separation from GSR and remain exercisable until the earlier of their respective stated expiration dates and a date that is three years from his separation date

The President and CEO’s contract is available for inspection.

H.	Share Ownership of Directors and Employees

1.	Current Shareholdings by Directors and Employees

The table below lists the share ownership, excluding share options, of GSR’s Directors and Senior Management in the Company as at September 30, 2007:

Name/Position	Shares Held	% Holding
Ian MacGregor	50,000	0.02
Peter Bradford	1,642,307	0.70
James Askew	200,000	0.09
Michael Martineau	10,000	0.00
Michael Terrell	552,530	0.24
David Fagin	693,805	0.30
Lars-Eric Johansson	0	0.00
Thomas Mair	100,000	0.04
Colin Belshaw	2,679	0.00
S. Mitchel Wasel	20,333	0.01
Bruce Higson-Smith	50,872	0.02
Total	3,319,847	1.42

2.	Share Ownership Schemes For Employees

GSR currently operates the stock based compensation schemes (Options Plan and Stock Bonus Plan) discussed earlier in this document.

GSR granted 1,141,023 and 850,650 options during the nine months ended September 30, 2007 and 2006, respectively. The Company recognized $2.3 million and $1.6 million of non-cash compensation expense in the nine months ended September 30, 2007 and 2006, respectively. GSR does not receive a tax deduction for the issuance of options. As a result the company did not recognize any income tax benefit related to the stock compensation expense during the nine months ended September 30, 2007 and 2006. Shares under option as at September 30, 2007 totalled 6,576,455.

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I.	Property & Equipment

GSR’s major tangible assets comprise mining and fixed assets. The table below summarizes information regarding GSR’s more significant properties as at December 31, 2006:

Property	Type of Interest	Expiry Date	Property size	2006 Status	Comments
Bogoso (Ghana)	Government granted mining leases held by a 90% owned subsidiary	8/21/2017 8/16/2018	95 km2	Active	Mining stage

Prestea (Ghana)	Government granted mining lease held by a 90% owned subsidiary	7/6/2031	129 km2	Active	Mining stage

Wassa (Ghana)	Government granted mining lease held by a 90%owned subsidiary	9/16/2022	102 km2, another 15 km2 applied for	Active	Mining stage

Prestea Underground (Ghana)	Government granted mining lease, 81% beneficial interest	7/6/2031	129 km2 lies directly below Prestea surface lease	Active	Exploration stage

Dunkwa-Mampon (Ghana)	Prospecting License	1/26/07 extension applied for	66 km2	Active	Development stage

Dunkwa-Mansiso (Ghana)	Prospecting License	1/9/08	56 km2	Active	Exploration stage

Pampe	Prospecting License	Conversion to mining lease underway	5.8 km2	Active	Development stage

Hwini-Butre (Ghana)	2 Prospecting Licenses	3/10/08; Conversion to mining lease underway	180 km2	Active	Advanced exploration stage

Benso (Ghana)	3 Prospecting Licenses	5/16/06; Conversion to mining lease underway	21 km2	Active	Advanced exploration stage

Cote d’ Ivoire Regional	2 Permis de Recherché	Various	2,000 km2	Active	Exploration stage

Mano JV (Sierra Leone)	5 Prospecting Permits	Various	550 km2	Active	Exploration stage

Goulagou, Rounga, Titao (Burkina Faso)	2 Permis de Recherche Agreements allow earning up to 90%	6/1/09	487 km2	Active	Advanced exploration stage

Deba & Tialkam (Niger)	2 Permis de Recherche	11/24/07	1,842 km2	Active	Exploration stage

Saramacca (Suriname)	Various Government granted rights of exploration and option agreements	Renewals Pending	660 km2	Active	Exploration stage

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J.	Community Development Programmes and Sustainability

GSR conducts its business as a responsible corporate citizen in keeping with the company’s environmental, social and health and safety policies. The company believes its ongoing success in Ghana can only be achieved by continuing to build good relations with its local stakeholder communities and by incorporating stakeholder comments and addressing their concerns in its developing projects. GSR believes its success as an employer, as a neighbor and as an important part of the local economy is dependent on achieving and maintaining good community relationships while helping to develop a more sustainable economy that is not solely dependent on the company’s activities.

As such, GSR is committed to sharing its success with its neighbors through the company’s development foundation and its oil palm project. GSR’s work in 2006 focused on furthering the alternative livelihood projects that were providing the most benefit to the communities, and developing and implementing a strategy to provide its neighbors with more control over the infrastructure and development projects that the company fund. On reviewing the alternative livelihood program, GSR found that poultry farming and small business development were successfully providing sustainable livelihoods to a large number of stakeholders. Of the 47 people that were trained to develop their own small businesses, 37 are still deriving their income from these businesses. This is a success rate of almost 80%. Key among the successes are a number of single mothers who are now able to support their families as a result of their commitment and GSR’s trainings and investment in their future.

The aim of the economic development activities in 2007 will be to make the various participants independent and self-supporting. A measure of success in the poultry project was achieved when the cooperative was able to assist with program funding for new members from funds repaid to the cooperative by its members. Although GSR invested in local infrastructure during the past several years, the company’s efforts were driven by its own people with some input from the local communities. This resulted in projects that, although worthwhile, were not focused on key community needs. To address this, during 2006 GSR established the Golden Star Development Foundation to fund all future community projects. The Foundation is funded by GSR by contributions equal to $1 per ounce of gold produced plus 0.5% of pretax profit. Projects are selected by a community consultation committee. The first project approved for funding was the electrification of a village. Community support of another kind came from the Golden Star head office in the form of a book drive. Initiated in 2005, GSR staff in Denver have worked with local high school student volunteers to collect, sort and pack books with the first shipment arriving in Ghana in 2006. By year end, this project had collected over 170,000 books that will be placed in libraries in GSR stakeholder communities. Librarians have been selected for some of these libraries and the process of getting the books onto the shelves has begun.

Another of GSR’s major economic diversity efforts is the Golden Star Oil Palm Project. This project builds on the existing abilities within the local community to diversify economic opportunities for individuals who would be unable to establish a palm oil plantation due to either limitations on land or funding. GSR established links with the local traditional authorities who then provided the company with access to land. Using local labor, the land was prepared for planting and then oil palms planted. For the first three to four years, GSR will fund the development of the Project and pay the people preparing the land and caring for the seedlings. After this, the more mature palms begin to produce fruit and hence income. At this point, blocks of about four hectares will be assigned to individuals or family groups who then care for the trees while receiving technical assistance and inputs from the project. When the fruit is harvested, the individual growers sell the fruit to the project and receive their money minus the input costs. GSR first promoted the use of oil palms as a way to diversify the local economy as part of its alternative livelihood program. Funding was subsequently channeled into the Golden Star Oil Palm Project with the specific goal of managing the oil palm plantations as a sustainable business. To date, the areas planted with oil palms total 525 hectares and 405 hectares for the alternative livelihood program and Golden Star Oil Palm Project, respectively.

K.	Related Party Transactions

During 2006 GSR obtained legal services from Fasken Martineau DuMoulin LLP, a legal firm to which the company’s Chairman is counsel. The total value of all services purchased during 2006 and 2005 was $0.5 million and $1.5 million, respectively. In respect of 2007, to date GSR has paid approximately

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Cdn$0.49 million for services rendered by Fasken Martineau DuMoulin LLP. GSR’s Chairman did not personally perform any legal services for the company during the current year, 2006 or 2005 nor did he benefit directly or indirectly from payments for the services performed by the firm.

During the first quarter of 2006, a corporation controlled by Michael A. Terrell, a director of Golden Star, provided management services to St. Jude Resources Ltd. for which it was paid Cdn$0.13 million. Mr. Terrell became a director of Golden Star following GSR’s acquisition of St. Jude in December 2005. Mr. Terrell’s company ceased providing services to St. Jude at March 31, 2006.

L.	Other Disclosures

1.	Relationships Among Directors – There are no family relationships among the Directors.

2.	Bankruptcy Petitions – No petition under any bankruptcy law has been filed against any director, or persons nominated to become directors, or any partnerships of which such persons were partners, or of any company in which such persons were directors.

3.	Criminal Proceedings or Convictions for Fraud or Dishonesty – No person who is a director or has been nominated to become a director has been convicted in a criminal proceeding or is a named subject of any pending criminal proceeding relating to an offence involving fraud or dishonesty.

4.	Prohibition against Financial Advisory or Capacity to Hold Office – No person who is a director or has been nominated to become a director has been subject of any judgement or ruling of any court of competent jurisdiction, tribunal or government body permanently or temporarily enjoining him from acting as an investment advisor, dealer in securities, director or employee of a corporate body or engaging in any type of business practice or activity or profession.

5.	Materiality of Directors’ Interests in the Company’s Business and Affairs – No member of GSR’s Board or any other persons related to them have any material interest in the Company either directly or indirectly other than shareholding or options or as previously disclosed.

6.	Materiality of Management Interest in the Company’s Business and Affairs – No member of management or any other persons related to them have any material interest in the Company either directly or indirectly other than shareholding or options or as previously disclosed.

7.	Directors Powers to Borrow and Charge the Company’s Assets – The directors may exercise all the powers of the company to borrow money and to mortgage or charge its property and undertaking or on any part thereof, and to issue debentures. Such powers can be varied by amending the Company’s Regulations.

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PART 4 – BRIEF OVERVIEW OF THE MINING SECTOR

A.	Introduction and History

Gold mining and export has been part of Ghana’s economic setup for centuries. When Portuguese traders established a port on the coast of Ghana in 1482, they named it “Elmina” (the mine), while later British colonizers called the country “Gold Coast”.

Modern gold mining that explores ore deposits below the earth’s surface began about 1860, when European concessionaires imported heavy machinery and began working in the western areas of present-day Ghana. Since the beginning of the twentieth century, modern mining in the then Gold Coast has been pursued as a large-scale venture, necessitating significant capital investment from foreign investors.

At independence, foreign control of the sector was tempered by increasing government involvement under the Nkrumah regime; however, production began to decline in the late 1960s and did not recover for almost twenty (20) years. In the mid-1960s, many mines began to hit poorer gold reefs. Despite the floating of the international gold price in the late 1960s, few investors were willing to invest, while government failed to provide the necessary capital to expand production into new reefs. Of the two major gold mining enterprises, neither the State Gold Mining Corporation nor AGC (40 percent controlled by the government) expanded or even maintained production levels.

Under the Economic Recovery Programme (ERP), the mining sector was targeted as a potential source of foreign exchange, and since 1984, government has successfully encouraged the rejuvenation of gold mining in Ghana. To offer incentives to the mining industry, the Minerals and Mining Law was passed in 1986. Among its provisions were generous capital allowances and reduced income taxes. Since 1986 there has been a gradual recovery in overall production.

B.	Regulatory Environment

The Republic of Ghana is the owner of all minerals occurring in their natural state under or upon any land in Ghana as well as rivers, streams, watercourses, the exclusive economic zone and any area covered by territorial waters or continental shelf. Consequently, the exercise of any mineral right requires by Law, a license to be granted by the Ministry of Land, Forestry and Mines (MLFM). MLFM grants exclusive mineral rights and no transfers are permitted without the approval of the ministry. Principal Laws regulating the sector include:

•	The New Minerals and Mining Act 2006 (Act 703) (“the Mining Act”)

•	Minerals and Mining Amendment Act 1994 (Act 475)

•	Gold Mining Products Protection Ordinance (Cap 149)

•	Precious Minerals Marketing Corporation Law 1989 (PNDCL 218)

•	Small-Scale Gold Mining Law 1989 (PNDCL 218)

•	Rivers Ordinance (Cap 226)

•	Water Resources Commission Act 1996 (Act 552)

•	Environmental Protection Agency Act 1994 (Act 490) and Environmental Assessment Regulations made thereunder.

The New Minerals and Mining Act 2006 (Act 703)

The New Minerals and Mining Act 703, 2006 was enacted to provide an internationally competitive framework that ensures a stable and equitable tax-regime while taking cognizance of environmental protection as well as community interests in order to provide the basis for the development and sustainability of mining in Ghana. The new act provides for, among others, the following:

Application of Mineral Legislation: The legislation is applied equally to Ghanaians and foreigners, except for the provisions relating to small-scale mining of minerals, which is reserved for Ghanaians. However, foreigners can participate in the exploration and exploitation of industrial minerals where the proposed investment is not less than US$10 million.

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Government Participation in Mining Lease: By section 43(1) of the Mining Act the Government is entitled to a free-carried equity interest of 10% in mineral ventures. Any further participation is to be agreed with the holder.

Payment of Royalties: Section 25 of the Mining Act 2006 prescribes for the payment of royalties by the holder of a mining lease to the Republic as may be prescribed in respect of minerals obtained from its mining operations except that the rate of royalty shall not be more than 6% or less than 3% of the total revenue of minerals obtained by the holder.

Stability Agreement: It seeks to protect the holder of a mineral right for a period of up to 15 years, from any adverse effects of future changes in law that are capable of imposing huge financial burden on the holder. The agreement is subject to parliamentary approval

Forms of Mineral Rights: Under the Mining Act mineral rights can be granted in the following areas:

Type of License	Purpose	Area	Duration
Reconnaissance	Allows the holder to search for specific minerals by geochemical and photo-geological surveys or other remote sensing techniques	No limit to size of area covered	12 month renewable

Prospecting	Allows the holder to search for minerals and evaluation	Not exceeding 150Km2	3 years and renewable for a maximum of two terms

Mining Lease	Allows the holder to mine, win or extract a specific minerals	50Km2 – single grant 150Km2 – aggregate grant	30 years subject to renewal for another 30 years

Small Scale-Mining	Extraction of minerals	In accordance with the number of blocks prescribed	5 years renewable

Additional Terms and Conditions of Mineral Rights: Section 13(7) of the Mining Act 2006 stipulates that subject to the provisions of the Act, a mineral right shall be subject to the terms and conditions that are prescribed from time to time.

C.	The Ghana Chamber of Mines

The Ghana Chambers of Mines is an association of mining companies operating in Ghana. The first offices of the West Africa Chamber of Mines, which gave birth to the Ghana Chamber of Mines, were set up in 1903 with the principal objective of advancing and protecting the mining interests of shareholders. The association has been operating in Ghana for more than 79 years.

On June 6, 1928, the Gold Coast Chamber of Mines was incorporated as a private Company and operated at Tarkwa in the Western Region. On attainment of independence on 6th March 1957, the name of the Chamber was altered to the Ghana Chamber of Mines. By a special resolution on 6th May 1960, the objects of the Chamber was also altered, and on 14th February 1964, the Chamber was converted under the Companies Code 1963 (Act 179) into a Company Limited by Guarantee. In 1967, the registered offices of the Chamber moved to the national capital, Accra.

The Chamber has since remained a voluntary private sector association representing companies and organizations engaged in the minerals and mining industry in Ghana. Programmes and activities of the Chamber are funded entirely by its member companies, which are largely responsible for producing almost all of Ghana’s minerals.

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D.	The Gold Mining Companies

Mining companies operating in Ghana predominately focus on the mining of four (4) main minerals, namely gold, diamond, bauxite and manganese. Gold contributes approximately 95% of revenues from minerals mined in Ghana. Ghana is the second largest gold producer on the African continent behind South Africa.

There are four (4) major gold mining companies that operate mines in Ghana. These are AngloGold Ashanti Limited (AGA), Golden Star, Goldfields Ghana Limited (GGL) and Newmont Ghana Limited (NGL). These four companies together account for about 88% of total gold produced in Ghana during 2006.

E.	Gold Prices

Gold prices have generally trended upward over the past five (5) years. However, for the five years prior to that, gold prices remained relatively flat ranging between US$252 per ounce and US$316 per ounce. Gold price peaked at US$730 per ounce in 2006, the highest it has reached since 1980, although it closed the year at US$669 per ounce. For the nine months ended September 30 2007, gold prices have ranged between US$604 and US$745. Gold prices have since continued their strong run with prices above US$800 during November 2007. The graph below shows gold price movements over the past 10 years:

F.	Performance of the Mining Sector

Since 1986, when the Minerals and Mining Law of 1986, PNDCL 153 was enacted, there has been a general increase in mineral production in Ghana. This can be seen in the table below:

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As at December 2006, 2.2 million ounces of gold, 1.0 million carats of diamond, 0.9 million tonnes of bauxite and 1.7 million tonnes of manganese were produced in Ghana. Currently, the mining sector contributes about 7% of Ghana’s total corporate tax earnings, 37% of total export revenues and 5% of Gross Domestic Product. Gold is the highest revenue earner from the mineral sector bringing in approximately US$1.3 billion out of the US$1.4 billion received from mineral exports in 2006.

G.	Key Developments and Outlook

Two main challenges face the mining industry in Ghana. These are illegal mining and inadequate power supply due to the rationing of power to all users. In 2006, the Government of Ghana, through the Ministry of Interior, initiated an operation to remove illegal miners from legal mineral concessions in Ghana.

The construction of a power station by the consortium of Golden Star, Newmont Mining Corporation, Gold Fields Limited and AngloGold Ashanti Limited is nearing completion and commissioning has commenced. This power station is expected to generate approximately 80 megawatts of power on a continuous basis of which 25% will belong to Golden Star.

Separately, Golden Star has entered into a take-or-pay agreement to purchase 10 megawatts of power from a power provider who will construct a 20 megawatt power station at the Bogoso/Prestea minesite. Golden Star will have access to the full 20 megawatts if required. The planned power station can be operated on diesel or lower cost residual fuel oil, and it is planned to install fuel handling facilities for all types. Development activities will begin immediately and power should be available in early 2008.

Outlook for the mining sector in 2007 and beyond is very positive although power supply constraints will affect profits of the mining companies in the short term. The price of gold is expected to be firm and overall production in 2007 is not expected to be hampered by extraneous factors. On the other hand, production costs are expected to rise mainly on account of the relatively high cost mining companies incur in generating power. Gold mining will continue to be one of Ghana’s economic main drivers and the nation is poised to further on benefit from the industry through stable production and a healthy gold price.

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PART 5 - FINANCIAL OVERVIEW AND PROSPECTS

A.	Reporting Accountants’ Note

The Chief Financial Officer

Golden Star Resources Ltd

10901 W. Toller Drive

Suite 300, Littleton

CO 80127-6312

USA

Dear Sir,

Listing of the Common Shares of Golden Star Resources Ltd. on the Ghana Sock Exchange

We have examined the audited financial statements of Golden Star Resource Ltd. and its subsidiaries for the five years ended 31 December 2006. The company and its subsidiaries are referred to as the “Group”.

PricewaterhouseCoopers LLP of Vancouver, BC, Canada have acted as auditors of the Group throughout the period covered by our examination. The auditors did not qualify any of the financial statements from 2002 to 2006.

The historical financial data from 2002 to 2006 set out in the following section has been prepared from the audited financial statements of the Group.

Our work has been carried out in accordance with the Auditing Guidelines: “Prospectuses and the Reporting Accountant”.

In our opinion, the historical financial data set out below give a true and fair view of the results of the Group for each of the five years ended 31 December 2006 and of the state of affairs of the Group at the end of each of those years in accordance with Ghana Accounting Standards.

Yours faithfully

[SIGNED]

Chartered Accountants

21 September 2007

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B.	Historical Financial Data

GSR’s consolidated financial statements are prepared and reported in United States (“US”) dollars and in accordance with generally accepted accounting principles in Canada (“Cdn GAAP”). The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, whether owned directly or indirectly. GSR’s auditors are PricewaterhouseCoopers LLP of Vancouver, BC, Canada. The auditors did not qualify any of their opinions with regards to the financial position, operational results and cash flows of GSR during the five year period to December 31, 2006.

We present a summary of five-year historical financial data in the following tables. The financial data has been extracted from GSR’s audited financial statements, which are appended to this Prospectus.

i.	Extracts from Consolidated Balance Sheets as at December 31, 2002 - 2006

Historical Balance Sheets	2002 US$’000	2003 US$’000	2004 US$’000	2005 US$’000	2006 US$’000
Assets
Cash and Cash Equivalents	20,016	89,970	51,727	89,709	27,108
Accounts Receivable	1,977	790	3,592	6,560	8,820
Inventories	8,421	12,661	15,366	23,181	45,475
Deposits	—	—	5,102	5,185	7,673
Other Current Assets	2,429	1,514	3,059	8,154	1,458
Total Current Assets	32,843	104,935	78,846	132,789	90,534

Restricted Cash	3,365	3,317	3,351	3,865	1,581
Long-term Investments	0	888	5,528	8,160	1,457
Deferred Exploration and Dev. Costs	4,743	9,108	7,452	167,532	167,983
Property, Plant and Equipment	9,100	18,202	28,653	84,527	93,058
Mining Properties	21,513	56,808	75,554	118,088	136,775
Construction in Progress	—	27,376	51,159	36,707	165,155
Other Assets	2,571	1,757	1,617	12,935	7,231
Total Assets	74,135	222,391	252,160	564,603	663,774

Liabilities
Accounts Payable	4,109	3,268	7,010	9,093	19,012
Accrued Liabilities	3,208	4,741	9,203	24,867	30,715
Current Debt	3,563	142	1,267	6,855	19,424
Total Current Liabilities	10,880	8,151	17,480	40,815	69,151

Long-term Debt	1,727	657	1,707	64,298	66,911
Asset Retirement Obligations	7,246	7,745	8,660	60,621	58,188
Total Liabilities	19,853	16,553	27,847	165,734	194,250

Minority Interest	4,898	7,476	6,353	6,629	7,424

Share Capital

First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding

Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 207,891,358 at Dec 31, 2006; 205,954,582 at Dec 31, 2005	201,039	327,578	342,494	522,510	524,619
Contributed Surplus	—	—	2,040	6,978	10,040
Equity Component of Convertible Notes	—	—	—	2,857	2,857
Deficit	(151,655)	(129,216)	(126,574)	(140,105)	(75,416)
Total Shareholders’ Equity	49,384	198,362	217,960	392,240	462,100
Total Liabilities & Shareholders’ Equity	74,135	222,391	252,160	564,603	663,774

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ii.	Extracts from Consolidated Statement of Operations for the years ended December 31, 2002 - 2006

Historical Statements of Operations	2002 US$’000	2003 US$’000	2004 US$’000	2005 US$’000	2006 US$’000
Revenues
Gold Sales	38,091	63,512	60,690	89,663	122,586
Royalty Income	—	—	3,049	4,178	4,026
Interest and Other	711	858	1,290	1,624	2,078
Total Revenues	38,802	64,370	65,029	95,465	128,690

Production Expenses
Mining Operations	26,747	32,125	39,095	79,609	92,730
Depreciation, Depletion & Amortization	2,459	4,993	8,096	15,983	21,460
Accretion of Asset Retirement Obligation	—	578	645	752	835
Total Mine Operating Costs	29,206	37,696	47,836	96,344	115,025

Operating Expenses
Exploration Expense	485	594	895	951	1,462
General and Administrative Expense	3,886	5,556	8,197	8,631	10,873
Corporate Development Expense	—	10	4,504	248	—
Total Production & Operating Expenses	33,577	43,856	61,432	106,174	127,360

Operating Income/(Loss)	5,225	20,514	3,597	(10,709)	1,330

Other Expenses, (Gains) & Losses
Derivative Mark-to-market Loss	—	—	—	11,820	9,589
Abandonment and Impairment of Mineral Properties	—	175	470	1,403	1,847
Gain on Partial Sale of Investment in Euro	—	—	—	(977)	(50,903)
Gain on Sale of Investment in Moto	—	—	—	—	(30,240)
Loss on Equity Investments	—	—	331	239	—
Interest Expense	265	42	139	2,416	1,846
Foreign Exchange (Gain)/Loss	(139)	(2,331)	280	574	(2,330)
Gain on Sale of Marketable Securities	—	(1,905)	—	—	—
Omai Preferred Share Redemption Premium	(170)	—	—	—	—
Loss on Sale of Assets	(425)	—	—	—	—
Income/(loss) before Min. Interest	5,694	24,533	2,377	(26,184)	71,521

Minority Interest	(838)	(2,577)	(1,277)	(277)	(794)
Net Income/(Loss) Before Tax Income	4,856	21,956	1,100	(26,461)	70,727
Income Tax Expense/(Recovery)	—	—	1,542	12,930	(6,038)
Net Income/(Loss)	4,856	21,956	2,642	(13,531)	64,689

Net income/(loss) per common share - basic	0.067	0.198	0.019	(0.094)	0.312
Net income/(loss) per common share - diluted	0.063	0.186	0.018	(0.094)	0.308
Weighted average shares outstanding (millions of shares)	72.4	111.0	138.5	143.6	207.5

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iii.	Extracts from Consolidated Cash Flow Statements for the years ended December 31, 2002 - 2006

Historical Statements of Cash Flows	2002 US$’000	2003 US$’000	2004 US$’000	2005 US$’000	2006 US$’000
Operating Activities
Net Income/(Loss)	4,856	21,956	2,642	-13,531	64,689

Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion & Amortization	2,459	4,993	8,096	16,042	21,530
Amortization of Loan Acquisition Cost	—	—	—	228	358
Deferred Stripping	—	—	(1,357)	(191)	1,548
Loss on Equity Investment	—	—	331	239	—
Convertible Debentures Accretion	46	—	—	—	—
Premium on Omai Preferred Share Redemption	(170)	—	—	—	—
Gain on Sale of Investments in Moto & Euro	—	—	—	(977)	(81,143)
Non-cash Employee Compensation	78	1,085	1,386	1,007	1,857
Impairment of Deferred Exploration Projects	—	175	470	1,413	1,847
Income Tax Expense/ (Benefit)	—	—	(1,542)	(12,930)	6,347
Gains on Sale of Assets	(425)	—	—	—	—
Reclamation Expenditures	(465)	(841)	(730)	(691)	(1,130)
Fair Value of Derivatives	—	—	—	10,752	3,640
Accretion of Convertible Debt	—	—	—	523	706
Accretion of Asset Retirement Obligations	—	578	645	752	835
Minority Interests	838	2,577	1,277	277	794
	7,217	30,523	11,218	2,913	21,878

Changes in Assets and Liabilities:
Accounts Receivable	(746)	1,187	(2,802)	(2,853)	(4,077)
Inventories	(424)	(4,240)	(2,705)	(7,815)	(22,294)
Deposits	—	—	—	163	(67)
Accounts Payable and Accrued Liabilities	45	690	8,204	8,817	10,716
Marketable Securities	(906)	906	—	—	—
Other	(293)	10	(5)	(165)	(758)
Net Cash provided by Operating Activities	4,893	29,076	13,910	1,060	5,398

Investing Activities:
Expenditures on Deferred Exploration & Dev.	(208)	(4,539)	(5,260)	(5,954)	(8,606)
Expenditures on Mining Properties	(12,075)	(29,950)	(18,302)	(26,631)	(15,784)
Expenditures on Property, Plant and Equipment	(3,430)	(10,691)	(12,286)	(36,321)	(19,372)
Expenditures on Mine Construction in Progress	—	(22,833)	(23,783)	(35,530)	(126,954)
Omai Preferred Share Redemption	310	—	—	—	—
Cash Invested in Short-term Investments	—	—	(38,850)	—	(21,080)
Cash Provided by Short-term Investments	—	—	—	38,850	21,080
Cash Provided by Draw Down of Restricted Cash	—	—	—	—	3,861
Expenditure on Purchase of Moto Shares	—	—	—	—	(1,656)
Proceeds from Sale of Investment in Moto	—	—	—	—	38,952
Proceeds from Sale of Investment in Euro	—	—	—	—	33,202
Change in Payable on Capital Expenditures	—	—	—	434	6,914
Sale of Property	5,425	1,000	1,000	1,000
Long-term Investments	—	(888)	(4,971)	(2,871)	(300)
Deposits	—	—	(5,102)	(246)	(2,420)

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Historical Statements of Cash Flows	2002 US$’000	2003 US$’000	2004 US$’000	2005 US$’000	2006 US$’000
Other	(392)	(139)	(894)	(220)	41
Net Cash Used in Investing Activities	(10,370)	(68,040)	(108,448)	(67,489)	(92,122)

Financing Activities:
Issuance of Share Capital, Net of Issue Costs	29,095	113,408	15,270	73,132	3,463
Debt Repayments	(6,502)	(5,289)	(153)	(3,678)	(6,622)
Issuance of Debt	2,384	799	2,328	74,191	27,431
Other	7	—	—	(384)	(149)
Net Cash provided by Financing Activities	24,984	108,918	17,445	143,261	24,123

Increase/ (Decrease) in Cash and Cash Equivalents	19,507	69,954	(77,093)	76,832	(62,601)

Cash and Cash Equivalents, Beginning of Period	509	20,016	89,970	12,877	89,709
Cash and Cash Equivalents at End of Period	20,016	89,970	12,877	89,709	27,108

C.	Exchange Rates

We provide in the table below, exchange rates between the Ghana cedi and the US dollar. The rates are based on the average inter-bank exchange rates as published by the Ghana Association of Bankers:

	2002	2003	2004	2005	2006
In Ghana cedi (GH¢) – US$1.00 equivalent ^
Average Rate for the Year	0.7909	0.8616	0.8972	0.9054	0.9151
Rate as at December 31st	0.8352	0.8806	0.9030	0.9088	0.9210

In Cedi (¢) – US$1.00 equivalent ^
Average Rate for the Year	7,909.01	8,616.48	8,971.71	9,054.10	9,151.02
Rate as at December 31st	8,351.91	8,805.50	9,029.73	9,088.18	9,210.23

^	The Ghanaian currency was redenominated on July 1, 2007 under which one new Ghana cedi (GH¢1.00) was equivalent to ten thousand old cedis (¢10,000.00). Both the old and new currency are legal tender until December 31, 2007, after which only the new currency will be legal tender. We have exchange rates in both the new and old currencies in the table above.

D.	Financial Analysis, 2002 to 2006

Gold Sales Volume and Revenue

In the past five (5) years, GSR has sold 849,964 ounces of gold. GSR’s gold comes from two (2) operating mines in Ghana namely Bogoso/Prestea and Wassa operations. GSR commenced mining and processing of Prestea ore in 2002. Wassa mine commenced commercial production in April 2005. GSR’s revenue from gold has more than doubled in the past five (5) years. Although ounces of gold produced increased by 62% over the same period, growth in the company’s revenue has mainly been boosted by rising gold prices. Gold prices averaged $607/oz in 2006 compared with $271/oz in 2002. The graphs below show GSR’s sales volume and revenue from 2002 to 2006:

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Total Production and Operating Expenses

GSR’s production and operating expenses has on the average increased by 41% per annum over the past five (5) years. Production expenses increased sharply in the 2005 and 2006 financial year. The company attributes the sharp increases in total production and operating expenses to higher cost of fuel and other materials as well as cost of generating power. The table below shows GSR’s production expenses from 2002 to 2006:

Operating Income/Loss

Operating income has generally fluctuated over the five (5) year period. The sharp increase in 2003 is attributable to increased gold production and higher gold prices recorded in 2003 compared with 2002. While gold prices increased by 17% in 2003 compared to the previous year, GSR produced 40% more ounces of gold than in 2002. The sharp decline in operating income in 2004 is attributable to a 50% increase in total expenses mainly due to higher depreciation and corporate development related expenses. Operating loss recorded by GSR in 2005 is as a result of the 104% increase in mining operations related expenses for the period. The table below shows GSR’s operating income/loss from 2002 to 2006:

Net Income/(Loss) Before Minority Interest

Net income before minority interest has fluctuated over the past five (5) years. After increasing sharply by 352% in 2003, net income decline by 88% in 2004 due to mining related expenses. The net loss recorded in 2005 is a result of the sharp increase in mining related expenses while the sharp increase in net income in 2006 is attributable to the gain on sale of GSR’s Common Shares in Moto Goldmines Ltd and EURO. The table below shows net income/(loss) for the five (5) year period to December 2006:

Total Assets and Shareholders’ Equity

GSR’s total assets have increased significantly over the period, from US$74.14 million in 2002 to US$663.77 million as at December 31, 2006. The highest growth, 199.98% (in 2003), was largely due to an increase in cash & cash equivalents, resulting from the US$113 million the company raised through

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the issuance of equity that year. Also, in 2003 GSR acquired Ashanti Goldfield Company’s mining rights to Mampon. In 2005, total assets increased by 123.91% from US$252 million to US$565 million over 2004. This is mainly attributable to an increase in deferred exploration & development costs and mining properties. GSR acquired HBB Properties as well as property, plant and equipment for the Wassa operation. The growth in shareholders’ equity has generally followed growth in total assets. The graphs below show total assets and shareholders’ equity as at December 31st for the review period:

E.	Unaudited Financial Statements for the Nine Months Ended September 30, 2007

We present below, GSR’s latest unaudited financial statements for the nine months ended September 30, 2007. The data below has been extracted from GSR’s latest interim report (Form 10-Q) filed with the United States SEC prior to the date of this Prospectus. The unaudited nine months financial statements and accompanying notes are appended to this Prospectus, whilst the entire United States SEC Form 10-Q is available for inspection.

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i.	Unaudited Consolidated Balance Sheets

Balance Sheets	As of Sept 30, 2007 US$’000	As of Dec 31, 2006 US$’000

Assets
Cash and Cash Equivalents	20,764	27,108
Accounts Receivable	5,701	8,820
Inventories	53,948	45,475
Future tax assets	809	—
Deposits	8,819	7,673
Prepaid and Other	895	1,458
Total Current Assets	90,936	90,534

Restricted Cash	1,519	1,581
Available-for-Sale Investments	3,817	1,457
Deferred Exploration and Development Costs	27,064	167,983
Property, Plant and Equipment	287,419	93,059
Mining Properties	318,990	136,775
Construction in Progress	—	165,155
Future Tax Assets	15,563	6,657
Other Assets	—	573

Total Assets	745,309	663,774

Liabilities
Accounts payable	25,291	19,012
Accrued Liabilities	31,530	25,516
Fair value of Derivatives	404	685
Asset Retirement Obligations	2,217	3,064
Current Portion of Future Tax Liability	—	1,450
Current Debt	18,547	12,549
Total Current Liabilities	77,989	62,276

Long-term Debt	69,701	73,786
Asset Retirement Obligations	17,153	16,034
Future Tax Liability	42,115	42,154

Total Liabilities	206,958	194,250

Minority Interest	6,297	7,424

Shareholders’ Equity
Share Capital
First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding.
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 233,222,324 at Sep 30,2007 207,891,358 at December 31,2006	608,771	524,619
Contributed Surplus	12,273	10,040
Equity Component of Convertible Notes	2,857	2,857
Accumulated Other Comprehensive Income	2,192	—
Deficit	(93,979)	(75,416)

Total Shareholders’ Equity	532,054	462,100

Total Liabilities and Shareholders’ Equity	745,309	663,774

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ii.	Unaudited Consolidated Statement of Operations

Statement of Operations	For the Nine Months Ended Sep 30, 2007 US$’000	For the Nine Months Ended Sep 30, 2006 US$’000

Revenue
Gold Sales	105,731	89,607

Production Expenses
Mining Operations	99,971	70,816
Depreciation, Depletion and Amortization	23,440	15,946
Accretion of asset retirement obligation	829	544
Mine operating costs	124,240	87,306
Mine operating margin	(18,509)	2,301

Other Expenses, (Gains) / Losses
Exploration Expense	1,617	1,004
General and Administrative Expense	9,995	7,040
Abandonment and Impairment of Mineral Properties	1,957	1,849
Derivative Mark-to-market Loss	443	9,346
Foreign Exchange (gain)/Loss	363	(2,339)
Interest Expense	2,870	1,448
Interest and Other Income	(1,560)	(1,833)
Royalty Income	—	(4,026)
Gain on Sale of Investments	(3,301)	(51,234)
Income/(Loss) Before Minority Interest	(30,893)	(41,046)
Minority Interest	1,126	(443)
Net Income/(Loss) before Income Tax	(29,767)	(40,603)
Income Tax (Expense)/Benefit	11,240	(6,663)
Net Income/(Loss)	(18,563)	(33,940)

Other Comprehensive Income
Unrealized loss available-for-sale investments	(2,956)	—
Comprehensive Income/(loss)	(21,519)	33,940

Deficit, beginning of period	(75,416)	(140,105)
Deficit, end of period	(93,979)	(106,165)

Net income/(loss) per common share - basic	$(0.082)	$0.164
Net income/(loss) per common share - diluted	$(0.082)	$0.162
Weighted average shares outstanding (millions)	227.6	207.4

iii. Unaudited Consolidated Cash Flow Statements

Statements of Cash Flows	For the Nine Months Ended Sep 30, 2007 US$’000	For the Nine Months Ended Sep 30, 2006 US$’000

Operating Activities:
Net Income/(Loss)	(18,563)	33,940

Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	23,513	15,998

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Statements of Cash Flows	For the Nine Months Ended Sep 30, 2007 US$’000	For the Nine Months Ended Sep 30, 2006 US$’000
Amortization of Loan Acquisition Cost	254	171
Deferred Stripping	—	1,548
Abandonment and Impairment of Properties	1,957	1,849
Gain on Sale of Investment	(3,301)	(51,234)
Non-cash Employee Compensation	2,492	1,583
Income Tax Expense/ (Benefit)	(11,204)	6,971
Reclamation Expenditures	(557)	(957)
Fair Value of Derivatives	(350)	3,971
Accretion of Convertible Debt	537	529
Accretion of Asset Retirement Obligations	829	544
Minority Interests	(1,126)	443

	(5,519)	15,356
Changes in Assets and Liabilities:
Accounts Receivable	3,119	(1,441)
Inventories	(8,182)	(16,949)
Deposits	(963)	(838)
Accounts Payable and Accrued Liabilities	15,312	4,286
Other	631	(334)
Net Cash Provided by/(Used in) Operating Activities	4,398	80

Investing Activities:
Expenditures on Deferred Exploration and Development	(3,753)	(6,340)
Expenditures on Mining Properties	(21,479)	(11,926)
Expenditures on Property, Plant and Equipment	(18,925)	(10,104)
Expenditures on Mine Construction in Progress	(55,229)	(101,574))
Cash Invested in Short-term Investments	(47,000)	(21,080)
Cash Provided by Short-term Investments	47,000	21,080
Decrease in Restricted Cash	62	3,870
Proceeds from Sale of Investments	3,301	40,535
Deposits on Capital Purchases	(183)	(4,073)
Other	(0)	(760)
Net Cash Used in Investing Activities	(96,375)	(90,372)

Financing Activities:
Issuance of Share Capital, Net of Issue Costs	83,836	3,392
Debt Repayments	(9,821))	(5,050)
Issuance of Debt	11,621	12,431
Other	—	(149)

Net Cash Used in Investing Activities	85,633	10,624

Decrease in Cash and Cash Equivalents	(6,344)	(79,666)
Cash and Cash Equivalents, Beginning of Period	27,108	89,709

Cash and Cash Equivalents End of Period	20,764	10,043

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iv.	Extracts from GSR Management Commentary on Results for Nine Months Ended September 30, 2007

During the nine months ended September 30, 2007, GSR incurred a net loss of $18.6 million or $0.082 per share on revenues of $105.7 million, versus net income of $33.9 million or $0.164 per share on gold revenues of $89.6 million during the nine months ended September 30, 2006. The major factors contributing to the better performance in the first nine months of 2006 was a $20.9 million pre-tax gain on sale of our long-term share holdings in EURO, a $30.3 million pre-tax gain on the sale of our investment in Moto Goldmines Ltd, a $2.3 million currency gain and $4.0 million of royalty income. In comparison, during the first nine months of 2007 there were no significant sales of assets or investments, there were no significant currency gains or losses and there was no royalty income since the subsidiary generating the royalty in the prior year, was sold in 2006.

Larger operating margin losses at the mines in the first nine months of 2007 versus a year earlier further contributed to the decline in performance. The consolidated operating margin loss for the nine months ended September 30, 2007 was $18.5 million as compared to a $2.3 million positive operating margin in the same period of 2006. While Wassa and the new Bogoso sulfide processing plant together sold 31,851 more ounces in the first nine months of 2007 than in the same period of 2006, the Bogoso/Prestea oxide processing plant shipped 21,589 fewer ounces. Cash operating costs for all mines for the nine months ended September 30, 2007 were $29.2 million higher than a year earlier, which contributed to the larger operating margin loss. Higher cash operating costs reflect recognition of the Bogoso sulfide processing operation’s operating costs in the third quarter following its July 1, 2007 in-service date as well as increases in the cost of self-generated power and higher overall costs for labor and materials at all three operations. The increase in depreciation expense is predominantly related to higher unit rates at Wassa from revisions to mineral reserves at the end of 2006 and from the commencement of depreciation and amortization at the Bogoso sulfide processing operations during the third quarter.

General and administrative costs increased $2.9 million over the first nine months of 2006. The primary factors responsible for the higher costs were increases in labor costs associated with the strengthened management team, increases in stock compensation expense, increases in tax and accounting consulting fees and legal fees associated with loan negotiations.

Bogoso/Prestea Operations

Nine months ended September 30, 2007 compared to the nine months ended September 30, 2006

The Bogoso/Prestea financial and operating results for the nine months ended September 30, 2007 and 2006, as discussed below excludes revenues and operating costs of the new Bogoso sulfide processing operation for all periods prior to its commercial in-service date of July 1, 2007.

Bogoso/Prestea incurred a $19.4 million operating margin loss during the first nine months of 2007 on sales of 72,149 ounces of gold, versus a positive operating margin of $3.6 million on sales of 78,739 ounces in the same period of 2006. Lower ounces from the Bogoso oxide processing plant in the nine months and lower than expected ounces from the Bogoso sulfide processing plant in the third quarter combined to yield revenues that were only slightly above those of the first nine months of 2006. However, at the same time, operating costs were significantly higher following the sulfide operation’s in-service date on July 1, 2007. Lower ore grades and an oxide processing plant maintenance shut-down in May contributed to the drop in oxide gold output. Depreciation expense increased $2.2 million in the nine months mostly due to the impact of the sulfide operation start-up.

Much of the ore processed at the oxide plant in the first nine months of 2007 came from various oxide deposits at Bogoso/Prestea and from the new Pampe pit. The oxide ores are typically softer and yield better gold recovery than the ore from the Plant-North pit processed in the first nine months of 2006, which allowed for higher plant through-put rates. As a result, the average operating rate increased to 4,528 tonnes per day in the first nine months of 2007 compared to 3,931 tonnes per day in the first nine months of 2006. However, the lower grades of the oxide ore processed in 2007 versus the Plant-North ores processed in the first nine months of 2006, (1.97 grams per tonne (g/t) versus 3.83 g/t, respectively) and the plant maintenance shut-down in May, resulted in gold shipments from the oxide plant for the first nine months of 2007 being 21,589 ounces less than in the first nine months of 2006.

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During the remainder of 2007, Golden Star expects to produce an average of approximately 2,000 tonnes per day of oxide ore from Pampe. This will be supplemented with residual oxide ores encountered in the sulfide pits when available. Given that there will likely be insufficient oxide ore to keep the oxide plant filled to its 5,000 tonne per day capacity, we expect to periodically process sulfide ore through the oxide plant during the remainder of 2007 and in 2008 when there is insufficient oxide ore. The oxide plant will utilize its gravity and sulfide flotation circuits to handle the sulfide ore and the resulting concentrates will be transferred to the new bio-oxidation plant for gold recovery.

Cash operating costs averaged $799 per ounce during the first nine months of 2007. The combination of lower gold output from the oxide plant and low gold recovery and output in the sulfide plant were primarily responsible for the increase in average cash operating cost from $444 per ounce in the first nine months of 2006.

Bogoso/Prestea

	For the three months ended September 30,		For the nine months ended September 30,
Oxide Operating Results	2007	2006	2007	2006
Ore mined (t)	274,588	398,956	741,409	1,123,275
Waste mined (t)	2,219,026	1,306,948	6,143,935	5,755,883
Ore processed (	387,936	367,536	1,236,064	1,073,059
Grade processed (g/t)	2.06	4.45	1.97	3.83
Recovery (%)	78.8	62.3	72.4	59.3
Gold sold (oz)	25,519	34,611	57,150	78,739

	For the three months ended September 30		For the nine months ended September 30
Sulfide Plant Operating Results	2007	2006	2007	2006
Ore mined (t)	372,590	—	534,406	—
Waste mined (t)	2,424,175	—	7,038,033	—
Ore processed (t)	567,817	—	876,838	—
Grade processed (g/t)	2.66	—	2.72	—
Recovery (%)	40.9	—	43.9	—
Gold sold (oz) 1.	14,999	—	14,999	—
1. Excludes 7,803 ounces produced at the new sulfide plant in the first six months of 2007 prior to the sulfide plant in-service date. These ounces are not included in sales revenues.

	For the three months ended September 30		For the nine months ended September 30
Consolidated Cost Per Ounce Bogoso/Prestea	2007	2006	2007	2006
Cash operating cost ($/oz)	843	372	780	444
Royalties ($/oz)	20	18	20	18
Total cash cost ($/oz)	863	390	800	462

Wassa Operations

Nine months ended September 30, 2007 compared to nine months ended September 30, 2006

Wassa generated $0.8 million of operating margin in the nine months ended September 30, 2007 on sales of 86,114 ounces of gold, compared to an operating margin loss of $1.3 million in the same period of 2006 on sales of 69,262 ounces. The increase in gold output was the major factor contributing to the improved operating margin. Better ore grades and gold recovery were responsible for the higher gold production. During the first nine months of 2007, the Wassa processing plant treated an average of 10,447 tonnes per day at an average grade of 1.08 grams per tonne with a gold recovery of 91.2% compared to 10,274 tonnes per day at an average grade of 0.86 grams per tonne with an 88.8% recovery in the same period of 2006. The improvement in grade was a function of better grade control and higher grades in the main pit. As with the third quarter, increases in crushing and grinding efficiencies in the full nine months allowed processing of more pit ore and less of the lower grade heap leach material which also contributed the better feed grade.

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Wassa’s realized gold price averaged $665 per ounce, up from $604 per ounce a year earlier. Cash operating cost dropped to $471 per ounce, down from $479 per ounce a year earlier. Higher gold production was the major factor contributing to the lower unit cost. Cash operating costs were $7.9 million higher than in the first nine months of 2006 in spite of the fact that there were 2.3 million less tonnes mined in the first nine months of 2007 than in the same period of 2006. The cost increase was attributable to increases in costs for labor, fuel, reagents and materials as well as the cost of self generated power.

Wassa

	For the three months ended September 30,		For the nine months ended September 30,

Operating Results	2007	2006	2007	2006
Ore mined (t)	887,441	581,815	2,309,754	1,858,312
Waste mined (t)	2,025,220	1,796,669	6,331,143	9,033,328
Ore and heap leach materials processed (t)	965,371	869,891	2,852,098	2,804,864
Grade processed (g/t)	1.13	0.96	1.08	0.86
Recovery (%)	93.2	90.0	91.2	88.8
Gold sold (oz)	29,625	23,244	86,114	69,262
Cash operating cost ($/oz)	473	464	471	479
Royalties ($/oz)	20	19	20	18
Total cash cost ($/oz)	493	483	491	497

Development Projects

Prestea South Properties

Assuming permits are received in a timely manner, oxide ore shipments from Prestea South to the Bogoso oxide processing plant, are scheduled to commence in the third quarter of 2008. Ore from the Prestea South pits will be hauled by truck to the Bogoso oxide processing plant.

HBB Properties

Board approval for the development of the HBB properties was received in early May 2007, following completion of the HBB Properties feasibility study. Based on the feasibility study results, we plan to mine the Hwini-Butre and Benso deposits as satellite sources of ore to feed to our Wassa processing plant. Combining these new ore bodies with the Wassa operation should result in higher processed grade, higher gold output, and an extended life for the combined operation as well as an improvement in the average cash operating cost per ounce.

The HBB properties consist of:

•

The Benso concessions located north-northwest of Takoradi and approximately 40 km south-southwest of the Wassa gold mine. The Benso Prospecting License is composed of three land parcels, Subriso, Amantin and Chichiwilli. To date, the Subriso concession has been the most thoroughly explored with four economic deposits being delineated thus far; namely Subriso East, Subriso West, C-Zone and G-Zone.

•

The Hwini-Butre concession located 30 km south of the Benso Subriso deposits and east of the town of Mpohor, which is 20 km northwest of Takoradi. Two economic deposits have been delineated; namely Adiokrom and Father Brown.

The four pits at the Benso Subriso concession are expected to be mined first. Construction commenced on the 52 km access road between Benso and Wassa in mid-October following receipt of environmental permits. We expect the road construction to be completed by the third quarter of 2008. Mining should commence in the third quarter of 2008, and we anticipate that the first ore would be hauled to Wassa for processing immediately afterward.

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The two higher-grade deposits on the Hwini-Butre concession are scheduled to begin mining in the second quarter of 2009 following the completion of a 30 km access road south from the Benso area.

The total capital expenditure for the development of Hwini-Butre and Benso has been estimated at approximately $50 million. The capital cost for the development phase expected to be is as follows:

Capital Item	$ (millions)
Mining equipment	20.6
Haul road construction	11.9
Wassa processing plant modifications	3.5
Hwini-Butre & Benso infrastructure	5.4
Compensation for haul road and pits	3.1
Ownership payment	1.0
Contingency (approximately 10%)	4.6

Total	$50.1

Exploration Projects

Exploration continued on the Saramacca project in Suriname under the Newmont-funded joint venture. It was expected that drilling would commence at this project in the third quarter but late arrival of drills will now push the drilling into the fourth quarter. Drilling is expected to target areas already approved by the joint venture committee and drill pads are being prepared. Reconnaissance geochemical sampling and prospecting continued during the third quarter as did ground geophysical surveys. Newmont has spent approximately $1.1 million towards their initial $2.0 million joint venture commitment. Once Newmont’s spending exceeds $2.0 million, Newmont will have the right to assume management of the project. Under the terms of the joint venture agreement, Newmont may earn a 51% participating interest in the Saramacca project by spending $6 million by the fifth anniversary of the agreement (November 2011).

In Ghana, third quarter exploration focused on drilling to determine inferred mineral resources at Wassa and Benso. The Wassa work was completed during the quarter and the drill was moved to Benso to commence the programs there. Drill results from this drilling program will be used for updating mineral resource estimates for both of these projects. Mineral resource estimation is underway for Wassa and is expected to be completed in the fourth quarter. Benso drilling is expected to be completed during the fourth quarter and an updated mineral resources estimate should be completed early in 2008.

Evaluation of the Chichiwelli and Manso targets continued during the third quarter. Rotary air blast (“RAB”) drilling was done on 400 meter spaced fences at Manso and preliminary reverse circulation (“RC”) drilling commencing at Chichiwelli. Mapping and soil sampling programs continued in the Hwini Butre area and have defined two soil anomalies with strike lengths of approximately two kilometers each. During the fourth quarter, we plan RAB and RC testing at the Chichiwelli and Manso targets as well as initial drill testing of the soil anomalies near Hwini Butre. We plan to carry out ground geophysical surveys during the fourth quarter at Hwini-Butre and on the southern portion of the Manso target to better define drill targets. Initial RC drill results for these targets are expected in early 2008.

At Prestea, previous drilling focused on the Footwall Reef, a quartz reef structure lying 20 to 25 meters to the east in the footwall of the Prestea Main Reef. Further drilling to test this target is scheduled in the fourth quarter and should be completed by year end. The drill results will be incorporated into updated mineral resource estimates to be used in the pre-feasibility study which should be completed early in 2008.

Work on the Pampana concession in Sierra Leone has failed to identify surface or underground mining targets, which in our opinion, would justify additional work. Based on these results, we gave written notice to our joint venture partner that we are terminating our involvement in this project. A $1.9 million impairment loss was recognized in the third quarter. However, we are continuing to explore the Sonfon concessions in Sierra Leone and will resume RAB drilling of the soil anomaly once the seasonal rains have subsided and the water levels in the rivers and streams have dropped. During the third quarter, exploration activities in Sierra Leone have been limited by the heavy rains. We expect to resume exploration early in the fourth quarter.

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The Goulagou and Rounga concessions in Burkina Faso have been optioned to a Canadian exploration company who has the option to acquire both properties for $18.6 million after incurring exploration expenditures on the properties totaling Cdn$4 million over the next four years. See Subsequent Events section below for additional details.

Field exploration work on our Niger and Sierra Leone properties this quarter was limited due to heavy rainfall. Compilation of the soil geochemical results collected in the second half was initiated during the quarter with some results still pending at the end of the quarter. In addition to the exploration programs, we have submitted reapplications for both the Deba and Tialkam licenses to the Government of Niger. The license renewal is expected to be granted during the fourth quarter. Once rains subside in the fourth quarter we will commence ground geophysical surveys to located and define drilling targets which could be drilled later in 2007 or in early 2008.

The preliminary assessment of the Paul Isnard property in French Guiana is under way with selected portions of the old drill core being re-assayed for gold and copper. The new results will be compared to the initial results and used in the quality assessment of the old data sets in order to place a confidence level on the new resource estimation scheduled for the end of this year. Core samples have also been collected for preliminary metallurgical sampling and specific gravity determinations. An air borne geophysical survey is under way and should be competed in the fourth quarter. Initial results have defined an anomaly over the Montanage D’Or deposit with extensions in strike to the east and west. Infill and step out drilling is expected to commence in the fourth quarter of 2007.

F.	GSR’s Plans and Prospects

Introduction

The Company’s objective of becoming a mid-tier gold producer has been the driving force behind the strategy adopted and investments made over the past few years. GSR’s development strategy is based on the following drivers:

•	Bogoso sulfide expansion project;

•	HBB Properties development;

•	Prestea Underground; and

•	Exploration activities

Bogoso Sulfide Expansion Project

The Bogoso sulfide expansion project is the largest investment in GSR’s history. The project involved the construction of a new 3.5 million tonnes per annum processing facility that uses a proprietary BIOX ® bio-oxidation technology to treat refractory sulfide ore. This plant is referred to as the Bogoso sulfide processing plant. The plant should enable GSR to process and exploit refractory sulfide ore which currently comprises approximately 80% of GSR’s ore reserves.

The plant consists of fourteen (14) stainless steel BIOX® tanks where bacteria eat the sulfide in concentrated ore to unlock the gold so that it can be recovered by conventional methods. The new BIOX® plant is built next to the Bogoso oxide processing plant which has a nominal capacity of 1.5 million tonnes per annum. Together the plants have a combined capacity to process 5 million tonnes of ore per annum.

Hwini-Butre Benso (HBB) Development

GSR acquired the HBB Properties in December 2005 as part of the acquisition of St. Jude Resources Ltd. Following the completion of the feasibility study on the HBB Properties in April 2007, the Board of Directors of GSR approved HBB’s development in May 2007. The HBB Properties comprise Hwini-Butre properties and Benso properties located 70 kilometres and 40 kilometres south of Wassa respectively. As of April 27, 2007 a probable mineral reserve of 4.13 million tonnes grading 4.35 grams of gold per tonne for 577,000 ounces of contained gold was estimated at Hwini-Butre and Benso.

The HBB Properties are expected to serve as a high grade satellite source of ore supply to Wassa. As a result, GSR plans to construct a “special purpose” road to facilitate the transportation of the mineral ore since options such as rail haulage or stand alone processing plants on these properties will be at a

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higher cost to the Company. GSR has commenced haul road construction and expects pre-stripping of Benso pits to begin in the third-quarter of 2008, with the first ore to be delivered to Wassa by the third quarter of 2008.

Prestea Underground Mines

Underground mining at Prestea forms a key part of GSR’s strategy for its Bogoso/Prestea operations. GSR acquired the Prestea underground mine in 2002. The Prestea Underground mine has been operated by several mining companies in one hundred and twenty (120) years of mining and has produced over 9 million ounces to date. GSR is currently undertaking the first review and exploration of the whole system.

In 2006, GSR made significant progress on the Prestea Underground mine including the completion of drilling on the West Reef, completion of dewatering to below 30 level and commencement of drilling on 30 level. The underground diamond drilling on the West Reef identified a substantial high-grade mineral resource between 17 and 24 levels.

GSR expects to complete a pre-feasibility study of the Prestea Underground mine in the first quarter of 2008.

Exploration Activities

GSR is committed to exploring new mining properties in order to build-up its mining resources and reserves. GSR will continue to pursue its exploration efforts so as to identify exploration opportunities and new resources in Africa, South America and elsewhere.

GSR’s main exploration focus has been to build resources and reserves around its existing mining operations at Bogoso/Prestea and Wassa and exploring the Prestea Underground deposits. In 2006, Ghana explorations accounted for 74% of total exploration spending.

The Board and Management believe the completion of the Bogoso sulfide expansion project, and the anticipated increase in ore production from HBB puts GSR in a strong position to maximise value for its shareholders and take advantage of opportunities the future presents for gold mining companies.

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PART 6 – RISK FACTORS

An investment in the Common Shares involves a high degree of risk. You should consider carefully the following discussion of risks, in addition to the other information included in this Prospectus before purchasing any of the Common Shares. In addition to historical information, the information in this Prospectus contains “forward-looking” statements about the Company’s future business and performance. See “Statements Regarding Forward-Looking Information”. GSR’s actual operating results and financial performance may be very different from what it expects as of the date of this Prospectus. The risks below address the material factors that may affect GSR’s future operating results and financial performance.

A.	Financial Risks

i.	A substantial or prolonged decline in gold prices would have a material adverse effect on GSR.

The price of GSR’s Common Shares, its financial results and exploration, development and mining activities have previously been, and would in the future be, significantly adversely affected by a substantial or prolonged decline in the price of gold. The price of gold is volatile and is affected by numerous factors beyond the company’s control such as the sale or purchase of gold by various central banks and financial institutions, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional demand, and the political and economic conditions of major gold-producing countries throughout the world. Any drop in the price of gold adversely impacts GSR’s revenues, profits and cash flows. In particular, a sustained low gold price could:

•	cause suspension of GSR’s mining operations at Bogoso/Prestea and Wassa if the operations become uneconomic at the then-prevailing gold price, thus further reducing revenues;

•

cause the company to be unable to fulfill its obligations under agreements with its partners or under its permits and licenses which could cause it to lose its interests in, or be forced to sell, some of its properties;

•	cause GSR to be unable to fulfill its debt payment obligations;

•	halt or delay the development of new projects; and

•	reduce funds available for exploration, with the result that depleted mineral reserves are not replaced.

Furthermore, the need to reassess the feasibility of any of the company’s projects because of declining gold prices could cause substantial delays or could interrupt operations until a reassessment could be completed. Mineral reserve estimations and life-of-mine plans using significantly lower gold prices could result in reduced estimates of mineral reserves and non-reserve mineral resources and in material write-downs of the company’s investment in mining properties and increased amortization, reclamation and closure charges.

ii.	GSR may incur substantial losses in the future that could make financing its operations and business strategy more difficult.

Although GSR experienced a net income of US$64.7 million for the year ended December 31, 2006, the Company experienced a net loss of US$18.6 million during the nine months ended September 30, 2007 and a net loss of US$13.5 million in 2005 and has experienced net losses in other prior fiscal years. Numerous factors, including declining gold prices, lower than expected ore grades or higher than expected operating costs (including increased commodity prices), and impairment write-offs of mine property and/or exploration property costs, could cause GSR to be unprofitable in the future. Future operating losses could make financing its operations and business strategy, including pursuit of the growth opportunities anticipated at the HBB Properties, or raising additional capital, difficult or impossible and could materially and adversely affect the Company’s operating results and financial condition.

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iii.	GSR’s obligations could strain its financial position and impede its business strategy.

GSR had total consolidated debt and liabilities as of September 30, 2007 of US$206,958,000, including US$27,128,000 in equipment financing loans, US$9,901,000 under a debt facility, US$48,585,000 in senior convertible notes maturing on April 15, 2009 (these notes were repaid and replaced with US$125 million senior unsecured debentures issued in November 2007), US$56,820,000 of current trade payables, accrued current and other liabilities, US$42,116,000 of future taxes, US$404,000 of derivative liabilities and a US$19,370,000 accrual for environmental rehabilitation liabilities. GSR expects that its indebtedness and other liabilities will increase as a result of its corporate development activities. These liabilities could have important consequences, including the following:

•	increasing GSR’s vulnerability to general adverse economic and industry conditions;

•	limiting the Company’s ability to obtain additional financing to fund future working capital, capital expenditures, exploration costs and other general corporate requirements;

•

requiring the Company to dedicate a significant portion of its cash flow from operations to make debt service payments, which would reduce the company’s ability to fund working capital, capital expenditures, exploration costs and other general corporate requirements;

•	limiting GSR’s flexibility in planning for, or reacting to, changes in its business and the industry; and

•	placing the Company at a disadvantage when compared to its competitors that have less debt relative to their market capitalization.

iv.	GSR’s estimates of mineral reserves and non-reserves could be inaccurate, which could cause production and costs to differ from estimates.

There are numerous uncertainties inherent in estimating proven and probable mineral reserves and non-reserve measured, indicated and inferred mineral resources, including many factors beyond the Company’s control. The accuracy of estimates of mineral reserves and non-reserves is a function of the quantity and quality of available data and of the assumptions made and judgments used in engineering and geological interpretation, which could prove to be unreliable. These estimates of mineral reserves and non-reserves may not be accurate, and mineral reserves and non-reserves may not be able to be mined or processed profitably. Fluctuation in gold prices, results of drilling, metallurgical testing, production, and the evaluation of mine plans subsequent to the date of any estimate could require revision of the estimates. The volume and grade of mineral reserves mined and processed and recovery rates might not be the same as currently anticipated. For example, approximately 34% of the reduction in Wassa’s mineral reserves at year-end 2006 resulted from changes in the resource model at Wassa based on its mining experience. Any material reductions in estimates of the company’s mineral reserves and non-reserves, or of its ability to extract these mineral reserves and non-reserves, could have a material adverse effect on its results of operations and financial condition.

v.	GSR currently has only two sources of operational cash flows, which will likely be insufficient by themselves to fund its continuing exploration and development activities.

While GSR has received significant infusions of cash from sales of its equity and debt, and in 2006 from the sale of shares of EURO Ressources S.A. and Moto Goldmines Limited, the Company’s only current significant internal sources of funds are operational cash flows from Bogoso/Prestea and Wassa. The anticipated continuing exploration and development of its properties are expected to require significant expenditures over the next several years. GSR expects that these expenditures will exceed free cash flows generated by Bogoso/Prestea and Wassa during 2007 and possibly in later years and therefore it expects to require additional external debt or equity financing in the future. In the future, GSR may not be able to obtain adequate financing on acceptable terms, which could cause it to delay or indefinitely postpone further exploration and development of its properties. As a result, GSR could lose its interest in, or could be forced to sell, some of its properties.

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vi.	GSR is subject to fluctuations in currency exchange rates, which could materially adversely affect its financial position.

GSR’s revenues are in United States dollars, and the Company maintains most of its working capital in United States dollars or United States dollar denominated securities. GSR converts its United States funds to foreign currencies as certain payment obligations become due. Accordingly, the Company is subject to fluctuations in the rates of currency exchange between the United States dollar and these foreign currencies, and these fluctuations could materially affect its financial position and results of operations. A significant portion of the operating costs at Bogoso/Prestea and Wassa is based on the Ghanaian currency, the Cedi. GSR is required to convert into Cedis only 20% of the foreign exchange proceeds that it receives from selling gold, but the Government of Ghana could require it to convert a higher percentage of gold sales proceeds into Cedis in the future. In addition, GSR currently has future obligations that are payable in South African Rand and Euros, and receivables collectible in Euros. GSR obtains construction and other services and materials and supplies from providers in South Africa and other countries. The costs of goods and services could increase due to changes in the value of the United States dollar or the Cedi, Euro, the South African Rand or other currencies, such as the recent cost increases due to the decrease in the value of the United States dollar relative to other currencies. Consequently, operation and development of its properties might be more costly than anticipated. In the past, GSR has purchased South African Rand and Euro forward contracts to hedge the expected purchase of capital assets in South Africa and Europe in connection with the Bogoso sulfide expansion project, and GSR currently has forward contracts to purchase US$5.1 in South African Rand, the last of which expire in April 2008. GSR may engage in additional currency hedges in the future in connection with other projects. Implementation of a currency hedging program may not adequately protect it from the effects of fluctuation in currency exchange rates.

vii.	GSR is subject to fluctuations in interest rates, which could materially adversely affect its financial position.

GSR invests excess cash in high quality, short term debt instruments. The rates received on such investments may fluctuate with changes in economic conditions. As a result, GSR’s investment income may fall short of expectations during periods of lower interest rates. GSR estimates that, given the cash balances expected during the next 12 months a 1% change in interest rates would result in a $0.1 to $0.3 million change in annual interest income.

As of September 30, 2007 GSR had a variable rate debt with Ecobank Ghana Limited and Cal Bank Limited. This debt has an interest rate of US prime (currently 8.25%) plus 1%. GSR has not entered into any agreements to hedge against unfavourable changes in interest rates, but may in the future actively manage its exposure to interest rate risk.

viii.	Risk inherent in acquisitions that GSR might undertake could adversely affect its business and financial condition and its growth.

GSR plans to continue to pursue the acquisition of producing, development and advanced stage exploration properties and companies. The search for attractive acquisition opportunities and the completion of suitable transactions are time consuming and expensive, divert management attention from its existing business and may be unsuccessful. Success in the Company’s acquisition activities depends on its ability to complete acquisitions on acceptable terms and integrate the acquired operations successfully with its operations. Any acquisition would be accompanied by risks. For example, there may be a significant change in commodity prices after it has committed to complete a transaction and established the purchase price or exchange ratio, a material ore body may prove to be below expectations or the acquired business or assets may have unknown liabilities which may be significant. GSR may lose the services of its key employees or the key employees of any business it acquires or have difficulty integrating operations and personnel. The integration of an acquired business or assets may disrupt the Company’s ongoing business and its relationships with employees, suppliers and contractors. Any one or more of these factors or other risks could cause the Company not to realize the anticipated benefits of an acquisition of properties or companies, and could have a material adverse effect on its current business and financial condition and on its ability to grow.

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ix. GSR is subject to litigation risks.

All industries, including the mining industry, are subject to legal claims, with and without merit. GSR is involved in various routine legal proceedings, which include labor matters such as unfair termination claims, supplier matters and property issues incidental to its business. Defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding could have a material effect on the Company’s financial position and results of operations.

B.	Operational Risks

i. The technology and cost of production with respect to refractory materials at Bogoso/Prestea remain subject to a number of uncertainties.

GSR began to process its refractory ore from Bogoso/Prestea at the Bogoso BIOX® processing plant in early July 2007. GSR’s projections for 2007 include assumptions that (i) the processing technology will achieve certain anticipated efficiencies and (ii) production will increase and cash operating costs will decrease at certain rates throughout 2007. GSR has experienced delays in the past in building and commissioning this plant for operations, and the plant utilizes a technology that has not been commercially utilized under its circumstances, including on the Bogoso/Prestea refractory sulfide ore. There can be no assurance that its assumptions regarding anticipated efficiencies and timing will be realized. If the company experiences delays in start-up or other problems with the technology, its production and cost estimates for 2007 and thereafter may not be achieved.

ii. GSR is subject to a number of operational hazards that can delay production or result in liability to the company.

GSR’s activities are subject to a number of risks and hazards including:

•	difficulty in applying technology such as bio-oxidation processing;

•	power shortages;

•	environmental hazards;

•	discharge of pollutants or hazardous chemicals;

•	industrial accidents;

•	labor disputes and shortages;

•	supply and shipping problems and delays;

•	shortage of equipment and contractor availability;

•	unusual or unexpected geological or operating conditions;

•	cave-ins of underground workings;

•	slope failure and failure of pit walls or dams;

•	fire;

•	marine and transit damage and/or loss;

•	changes in the regulatory environment; and

•	natural phenomena such as inclement weather conditions, floods, droughts and earthquakes.

These or other occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, delayed production, monetary losses and possible legal liability. GSR could incur liabilities as a result of pollution and other casualties. Satisfying such liabilities could be very costly and could have a material adverse effect on the Company’s financial position and results of operations.

iii. GSR’s mining operations are subject to numerous environmental laws, regulations and permitting requirements that can delay production and adversely affect operating and development costs.

Compliance with existing regulations governing the discharge of materials into the environment, or otherwise relating to environmental protection, in the jurisdictions where GSR has projects may have a

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material adverse effect on its exploration activities, results of operations and competitive position. New or expanded regulations, if adopted, could affect the exploration or development of the Company’s projects or otherwise have a material adverse effect on its operations.

A significant portion of GSR’s Dunkwa property and portions of the Company’s Wassa property, as well as some of its exploration properties in Ghana, are located within forest reserve areas. Although Dunkwa and Wassa have been identified by the Government of Ghana as eligible for mining permits subject to normal procedures and a site inspection, permits for projects in forest reserve areas may not be issued in a timely fashion, or at all, and such permits may contain special requirements with which it is burdensome or uneconomic to comply.

Mining and processing gold from the south end of the Prestea property and from the Pampe and Mampon properties and other activities will require mining and other permits from the Government of Ghana. These permits may not be issued on a timely basis or at all, and such permits, when issued, may be subject to requirements or conditions with which it is burdensome or uneconomic to comply. Such permitting issues could adversely affect the Company’s projected production commencement dates, production amounts and costs.

Due to an increased level of non-governmental organization activity targeting the mining industry in Ghana, the potential for the Government of Ghana to delay the issuance of permits or impose new requirements or conditions upon mining operations in Ghana may be increased. Any changes in the Government of Ghana’s policies may be costly to comply with and may delay mining operations. The exact nature of other environmental control problems, if any, which GSR may encounter in the future, cannot be predicted, primarily because of the changing character of environmental requirements that may be enacted within various jurisdictions. To the extent that GSR is subject to any such changes, they may have a material adverse effect on the Company’s operations.

As a result of the foregoing risks, project expenditures, production quantities and rates and cash operating costs, among other things, could be materially and adversely affected and could differ materially from anticipated expenditures, production quantities and rates, and costs. In addition, estimated production dates could be delayed materially. Any such events could materially and adversely affect GSR’s business, financial condition, results of operations and cash flows.

iv. The development and operation of GSR’s mining projects involve numerous uncertainties that could affect the feasibility or profitability of such projects.

Mine development projects, including GSR’s recent development at Wassa and expansion at Bogoso/Prestea, and the potential development of the HBB Properties if mineral reserves are established, typically require a number of years and significant expenditures during the development phase before production is possible.

Development projects are subject to the completion of successful feasibility studies and environmental assessments, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

•	estimation of mineral reserves and mineral resources;

•	mining rate, dilution and recovery

•	anticipated metallurgical and throughput recovery rates;

•	environmental considerations and permitting;

•	future gold prices; and

•	anticipated capital and operating costs.

GSR’s mine development projects could have limited relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of proven and probable mineral reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses and might not prove to be accurate. The management of mine development projects and start up of new operations is complex, and GSR does not have a history of simultaneously managing ongoing operations, the start-up of a new operation and a significant development project. Completion of development and the commencement of production may be subject to delays, as occurred at Wassa and in connection with the Bogoso sulfide expansion project. Any of the following events, among others, could affect the profitability or economic feasibility of a project:

•	unanticipated changes in grade and tonnage of ore to be mined and processed;

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•	unanticipated adverse geotechnical conditions;

•	incorrect data on which engineering assumptions are made;

•	costs of constructing and operating a mine in a specific environment;

•	availability and cost of processing and refining facilities;

•	availability of economic sources of power;

•	adequacy of water supply;

•	adequate access to the site including competing land uses (such as agriculture and illegal mining);

•	unanticipated transportation costs and shipping incidents and losses;

•	significant increases in the cost of diesel fuel, cyanide or other major components of operating costs;

•

government regulations (including regulations relating to prices, royalties, duties, taxes, permitting, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

•	fluctuations in gold prices; and

•	accidents, labor actions and force majeure events

Adverse effects on the operations or further development of a project could also adversely affect GSR’s business, financial condition, results of operations and cash flow. Because of these uncertainties, and others identified in these “Risk Factors,” the Company’s production estimates at Bogoso/Prestea and Wassa may not be achieved.

v. GSR needs to continually discover, develop or acquire additional mineral reserves for gold production and a failure to do so would adversely affect its business and financial position in the future.

Because mines have limited lives based on proven and probable mineral reserves, GSR must continually replace and expand its mineral reserves as its mines produce gold. GSR estimates that once the Bogoso BIOX® processing plant comes on line, Bogoso/Prestea has about ten years of remaining mine life and Wassa has about three and one-half years of remaining mine life based on current mineral reserves, but GSR’s estimates may not be correct. In addition, mine life would be shortened if it expands production. The Company’s ability to maintain or increase its annual production of gold will be dependent in significant part on its ability to bring new mines into production and to expand or extend the life of existing mines.

vi. Gold exploration is highly speculative, involves substantial expenditures, and is frequently non-productive.

Gold exploration, including the exploration of the Prestea Underground, the HBB Properties and other projects, involves a high degree of risk. Exploration projects are frequently unsuccessful. Few prospects that are explored are ultimately developed into producing mines. GSR cannot assure you that its gold exploration efforts will be successful. The success of gold exploration is determined in part on the following factors:

•	the identification of potential gold mineralization based on superficial analysis;

•	availability of prospective land;

•	availability of government-granted exploration and exploitation permits;

•	the quality of GSR’s management and its geological and technical expertise; and

•	the funding available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization. It could take several years to establish proven and probable mineral reserves and to develop and construct mining and processing facilities. As a result of these uncertainties, GSR cannot assure you that current and future exploration programs will result in the discovery of mineral reserves, the expansion of its existing mineral reserves and the development of mines.

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vii. GSR faces competition from other mining companies in connection with the acquisition of properties.

GSR faces strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, GSR might be unable to maintain or acquire attractive mining properties on terms is considers acceptable or at all. Consequently, its future revenues, operations and financial condition could be materially adversely affected.

viii. Title to GSR’s mineral properties could be challenged.

GSR seeks to confirm the validity of its rights to title to, or contract rights with respect to, each mineral property in which it has a material interest. GSR has mining leases with respect to its Bogoso/Prestea, Wassa, and Prestea Underground properties and owns the exploration concessions that comprise the HBB Properties. However, GSR cannot guarantee that title to its properties will not be challenged. Title insurance generally is not available, and its ability to ensure that it has obtained a secure claim to individual mineral properties or mining concessions could be severely constrained. GSR generally does not conduct surveys of its properties until they have reached the development stage, and therefore, the precise area and location of such properties could be in doubt. Accordingly, its mineral properties could be subject to prior unregistered agreements, transfers or claims, and title could be affected by, among other things, undetected defects. In addition, GSR might be unable to operate its properties as permitted or to enforce its rights with respect to its properties.

ix. GSR depends on the services of key executives.

GSR is dependent on the services of key executives and a small number of highly skilled and experienced executives and personnel. Due to the relatively small size of its management team, the loss of these persons or the company’s inability to attract and retain additional highly skilled employees could adversely affect the exploration and development of its properties, which could have a material adverse effect on its business and future operations. On August 1, 2007, Peter Bradford, GSR’s President and Chief Executive Officer, notified the Company of his intent to resign from his position as an officer and director of the Company, effective on December 31, 2007 or at such other date following appointment of a successor. GSR may have difficulty retaining a qualified replacement for Mr. Bradford, which could adversely affect the Company’s future operations and financial results. The period of weak gold prices prior to 2002 resulted in depletion of the number of trained and experienced professionals and managers in its industry. Higher gold prices have resulted in an increased demand for these people, and it could therefore be more difficult to attract or retain such experienced professionals and managers without significantly increasing the cost to the company. Failure to retain a qualified replacement for Mr. Bradford could adversely affect its future operations and financial results.

x. GSR’s insurance coverage could be insufficient.

GSR’s business is subject to a number of risks and hazards generally, including:

•	adverse environmental conditions;

•	industrial accidents;

•	labor disputes;

•	unusual or unexpected geological conditions;

•	ground or slope failures;

•	cave-ins;

•	changes in the regulatory environment;

•	marine transit and shipping damage and/or losses;

•	natural phenomena such as inclement weather conditions, floods and earthquakes; and

•	political risks including expropriation and civil war.

•	Such occurrences could result in:

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•	damage to mineral properties or production facilities;

•	personal injury or death;

•	loss of legitimate title to properties;

•	environmental damage to its properties or the properties of others;

•	delays in mining, processing and development;

•	monetary losses; and

•	possible legal liability.

Although the Company maintains insurance in amounts that it believes to be reasonable, its insurance might not cover all the potential risks associated with its business. GSR might also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage might not continue to be available or might not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to the Company or to other companies in the mining industry on acceptable terms. GSR might also become subject to liability for pollution or other hazards which it cannot insure against or which it might elect not to insure against because of premium costs or other reasons. Losses from these events might cause the Company to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

C.	Governmental and Regulatory Risks

i. As a holding company, limitations on the ability of its operating subsidiaries to make distributions to the Company could adversely affect the funding of its operations.

GSR is a holding company that conducts operations through foreign (principally Ghanaian) subsidiaries and joint ventures, and substantially all of its assets consist of equity in these entities. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and these entities, or among these entities, could restrict its ability to fund its operations efficiently, or to repay its debts. Any such limitations, or the perception that such limitations might exist now or in the future, could have an adverse impact on available credit and its valuation and stock price.

ii. GSR is subject to changes in the regulatory environment where it operates which may increase its costs of compliance.

GSR’s mining operations and exploration activities are subject to extensive regulation governing various matters, including:

•	licensing;

•	production;

•	taxes;

•	disposal of process water or waste rock;

•	toxic substances;

•	development and permitting;

•	exports and imports;

•	labor standards;

•	mine and occupational health and safety;

•	environmental protection; and

•	mine closure plans.

Compliance with these regulations increases the costs of the following:

•	planning;

•	designing;

•	drilling;

•	operating;

•	developing;

•	constructing; and

•	closure and reclamation.

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GSR believes that it is in substantial compliance with current laws and regulations in Ghana and elsewhere. However, these laws and regulations are subject to frequent change and reinterpretation. Due to the substantial increase in mining development in Ghana in recent years, the Government of Ghana has been reviewing the adequacy of reclamation bonds and guarantees throughout the country and in some cases has requested higher levels of bonding than previously had been required. GSR’s bonds may be increased. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation of these laws and regulations could have a material adverse impact on the Company, cause a reduction in levels of production and delay or prevent the development or expansion of its properties in Ghana. Government regulations limit the proceeds from gold sales that could be withdrawn from Ghana. Changes in regulations that increase these restrictions could have a material adverse impact on the Company, as Bogoso/Prestea and Wassa are currently its only sources of internally generated operating cash flows.

iii. The Government of Ghana has the right to increase its ownership and control of certain subsidiaries.

In accordance with the Minerals and Mining Act, 2006 (Act 703), the Government of Ghana has a 10% free carried interest in the mineral operations of mining companies. The carried interest comes into existence at the time the government issues a mining license. As such, the Government of Ghana currently has a 10% carried interest in its subsidiaries that own the Bogoso Prestea mine, the Wassa mine and a 19% carried interest in the Prestea Underground property in Ghana, and would have a 10% carried interest in the HBB Properties if mining leases were issued. Under the new mining law, the Government has the right to acquire a special share or “golden share” in such subsidiaries at any time for no consideration or such consideration as the Government of Ghana and such subsidiaries might agree, and a pre-emptive right to purchase all gold and other minerals produced by such subsidiaries. The Government of Ghana may seek to exercise one or more of these rights, which would reduce the company’s equity interest. A reduction in its equity interest could reduce its income or cash flows from Bogoso/Prestea or Wassa, reducing amounts available to it for reinvestment and adversely affecting its ability to take certain actions.

iv. GSR is subject to risks relating to exploration, development and operations in foreign countries.

Certain laws, regulations and statutory provisions in certain countries in which GSR has mineral rights could, as they are currently written, have a material negative impact on its ability to develop or operate a commercial mine. For countries where GSR has exploration or development stage projects, it intends to negotiate mineral agreements with the governments of these countries and seek variances or otherwise be exempted from the provisions of these laws, regulations and/or statutory provisions. GSR cannot assure you, however, that it will be successful in obtaining mineral agreements or variances or exemptions on commercially acceptable terms. In addition, GSR’s assets and operations are affected by various political and economic uncertainties, including:

•	the risks of war, civil unrest, terrorism, coups or other violent or unexpected changes in government;

•	political instability and violence;

•	expropriation and nationalization;

•	renegotiation or nullification of existing concessions, licenses, permits, and contracts;

•	illegal mining;

•	changes in taxation policies;

•	restrictions on foreign exchange and repatriation;

•

changing political conditions, currency controls, and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction; and

•	illegal mining occurs on GSR’s properties, it is difficult to control, can disrupt its business and can expose the Company to liability.

From time to time GSR has experienced significant illegal mining activity on its mining and exploration properties. The Ghana Ministry of National Security initiated a country-wide operation in late 2006 to remove illegal miners from legal mineral concessions in Ghana, including those at GSR’s properties. While this action was successful in removing the illegal miners from its leases, there can be no

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assurance that illegal mining will not resume. In addition to the impact on the Company’s mineral reserves and non-reserves mineral resources, the presence of illegal miners can lead to project delays and disputes and delays regarding the development or operation of commercial gold deposits. The work performed by the illegal miners could cause environmental damage or other damage to its properties, or personal injury or death, for which the Company could potentially be held responsible. Illegal miners may work on other of the Company’s properties from time to time, and they may in the future increase their presence and have increased negative impacts such as those described above on such other properties.

v. GSR’s activities are subject to complex laws, regulations and accounting standards that can adversely affect operating and development costs, the timing of operations, the ability to operate and financial results.

GSR’s business, mining operations and exploration and development activities are subject to extensive Canadian, United States, Ghanaian and other foreign, federal, state, provincial, territorial and local laws and regulations governing exploration, development, production, exports, taxes, labor standards, waste disposal, protection of the environment, reclamation, historic and cultural resource preservation, mine safety and occupational health, toxic substances, reporting and other matters, as well as accounting standards. Compliance with these laws, regulations and standards or the imposition of such new requirements could adversely affect operating and development costs, the timing of operations, the ability to operate and financial results.

vi. Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on GSR’s business and share price.

GSR is required to annually test its internal control over financial reporting to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of its internal control over financial reporting. For the year ended December 31, 2006, management identified material weaknesses in the company’s internal control over financial reporting relating to US GAAP accounting for warrants denominated in Canadian dollars and accounting for in-process accounting balances and deficiencies in controls over vendor payments, which resulted in unauthorised disbursements and which could have resulted in material amounts of unauthorised disbursements. Failure to achieve and maintain an effective internal control environment could have a material adverse effect on its business and share price.

D.	Market Risks

vii. The market price of GSR’s Common Shares could experience volatility and could decline significantly.

GSR’s Common Shares are listed on the AMEX and the TSX. Securities of small-capitalization companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. GSR’s share price is also likely to be significantly affected by short-term changes in gold prices or in GSR’s financial condition or results of operations as reflected in the Company’s quarterly earnings reports. Other factors unrelated to GSR’s performance that could have an effect on the price of the Company’s Common Shares include the following:

•	the extent of analytical coverage available to investors concerning GSR’s business could be limited if investment banks with research capabilities do not continue to follow the Company’s securities;

•	the trading volume and general market interest in GSR’s securities could affect an investor’s ability to trade significant numbers of Common Shares;

•	the size of the public float in GSR’s Common Shares may limit the ability of some institutions to invest in GSR’s securities; and

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•

a substantial decline in GSR’s share price that persists for a significant period of time could cause securities of the Company to be delisted from the AMEX and the TSX, further reducing market liquidity.

As a result of any of these factors, the market price of GSR’s Common Shares at any given point in time might not accurately reflect GSR’s long-term value. Securities class action litigation often has been brought against companies following periods of market price volatility which affects the market price of particular securities without regard to the performance of the company whose stock price is affected. GSR could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

viii. Investors could have difficulty or be unable to enforce certain civil liabilities on GSR, certain of its directors and its experts.

GSR is a Canadian corporation. Substantially all of the Company’s assets are located outside of Canada and the United States, and its head office is located in the United States. It might not be possible for investors to collect judgments obtained in Canadian courts predicated on the civil liability provisions of Canadian or U.S. securities legislation. It could also be difficult for you to effect service of process in connection with any action brought in the United States upon directors of the Company and experts. Execution by United States courts of any judgment obtained against GSR, or any of the directors or executive officers or experts named in this Prospectus, in the United States courts would be limited to GSR’s assets or the assets of such persons or corporations, as the case might be, in the United States. The enforceability in Canada of United States judgments or liabilities in original actions in Canadian courts predicated solely upon the civil liability provisions of the federal securities laws of the United States is doubtful.

ix. The existence of outstanding rights to purchase or acquire Common Shares could impair GSR’s ability to raise capital.

As of November 16, 2007, approximately 9,310,018 Common Shares are issuable on exercise of warrants and options to purchase Common Shares at prices ranging from Cdn$0.29 to Cdn$9.07. In this Offering, GSR is issuing up to 3,170,000 Common Shares. In addition, 25.0 million Common Shares are currently issuable upon conversion of GSR’s convertible senior unsecured debentures issued in November 2007. During the life of the warrants, options, debentures and other rights, the holders are given an opportunity to profit from a rise in the market price of Common Shares, with a resulting dilution in the interest of the other shareholders. The Company’s ability to obtain additional financing during the period such rights are outstanding could be adversely affected, and the existence of the rights could have an adverse effect on the price of GSR’s Common Shares. The holders of the warrants, options, notes and other rights can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the outstanding rights.

E.	Risks Related to This Offering

i. You are subject to potential future dilution by the exercise of options and warrants and conversion of convertible notes.

As of November 16, 2007, GSR had 233,545,281 Common Shares outstanding. As of that date, 25.0 million Common Shares were issuable upon conversion of GSR’s convertible senior unsecured debentures at a conversion price of US$5.00 per share, there were options outstanding to purchase up to 6,085,498 Common Shares at exercise prices ranging from Cdn$0.29 to Cdn$9.07 per share and warrants outstanding to purchase 3,224,520 Common Shares at an exercise price of Cdn$4.17. In addition, 4,582,796 additional Common Shares are available for issuance under the Company’s stock option plans. If currently outstanding options or warrants to purchase GSR’s Common Shares are exercised, or additional stock options were granted and shares issued, your investment would be further diluted.

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PART 7 – ADDITIONAL INFORMATION

A.	Regulations of Golden Star Resources Ltd.

1)	Directors

i.	Appointment and Number of Directors

The constating documents of GSR provide that its Board of Directors will consist of a minimum of three (3) directors and a maximum of fifteen (15) directors, with the size of the Board currently set at seven (7). The election of directors shall take place at each annual meeting of shareholders.

ii.	Directors Power to Borrow for GSR’s Business

The Board may from time to time on behalf of GSR, without authorisation of the shareholders of GSR:

a.	borrow money upon the credit of GSR;

b.	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of GSR, whether secured or unsecured;

c.	to the extent permitted by the Canada Business Corporations Act, give a guarantee on behalf of GSR to secure performance of any present or future indebtedness, liability or obligation of any person; and

d.	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real estate or personal, movable or immovable, property of GSR including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness, or guarantee or any present or future indebtedness, liability or obligation of GSR.

iii.	Retirement of a Director

The election of directors takes place at each annual meeting of shareholders and all of the directors then in office shall retire but, if qualified, are eligible for reelection.

iv.	Number of Qualifying Shares to be held by a Director

A director is not required to hold shares issued by GSR.

B.	Material Contracts

Below are some of the material, non-ordinary course contracts of GSR in addition to those discussed elsewhere in this Prospectus. This in no way represents a complete list of the material contracts of the GSR.

1.	Indenture, dated as of November 8, 2007 by and between GSR and The Bank of New York as Indenture Trustee, with respect to Golden Star’s US$125 million principal amount 4.00% convertible senior unsecured debentures due November 30, 2012.

2.	Mining leases, dated August 16, 1988 and August 21, 1987, between the Government of the Republic of Ghana and Canadian Bogosu Resources Limited, related to the Bogoso property.

3.	Mining lease, dated June 29, 2001, between the Government of the Republic of Ghana and Bogoso Gold Limited, related to the Prestea property.

4.	Mining lease, dated September 17, 1992, between the Government of the Republic of Ghana and Satellite Goldfields Limited, with letter dated April 25, 2002 from the Ministry of Mines consenting to assignment to Wexford Goldfields Ltd., relating to the Wassa property.

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5.	Mining lease, dated June 29, 2001, between the Government of the Republic of Ghana and Prestea Gold Resources, related to the Prestea Underground property.

6.	License Agreement, dated June 28, 2004, between Biomin Technologies S.A. and Bogoso Gold Limited, relating to the BIOX® technology used at the new sulfide processing plant at Bogoso/ Prestea.

7.	EPCM Services Agreement, dated April 16, 2006, between Bogoso Gold Limited, GRD Minproc (Pty) Limited and GRD Minproc Limited, relating to project management services for the Bogoso/ Prestea sulfide processing plant.

C.	Convening Annual Meetings

1.	Meetings of the shareholders may be held outside of Canada at any of the following places in the United States: in the greater urban areas of Denver, Colorado, Littleton, Colorado and New York, New York, in London, England and any other place as determined from time to time by the Board of Directors.

2.	Notice of the time and place of each meeting of shareholders shall be sent not less than 21 days or more than 60 days before the date of the meeting.

3.	Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder or one or more alternate proxyholders, to attend and act as his representative at the meeting. The Directors may specify in the notice calling a meeting of shareholders a time, not exceeding 48 hours (excluding Saturdays and holidays), preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Company or its agent.

4.	A quorum for the transaction of business at any meetings of shareholders shall be two shareholders present in person, each being a shareholder entitled to vote thereat or duly appointed proxyholder or representative for a shareholder so entitled.

D.	Material Litigation and Legal Proceedings

1) Legal Proceedings GSR has Filed Against Third Parties

No material litigation filed by GSR against third parties is outstanding.

2) Legal Proceeding Filed Against GSR or its Subsidiaries

No material litigation is outstanding against GSR or any of its subsidiaries.

E.	Exchange Controls

Exchange control is currently governed by the Foreign Exchange Act 2006, Act 723. This repeals the Exchange control Act of 1961, Act 71. The new Act legalises payments in foreign currency to and from Ghana between residents and non-residents and between non-residents made through banks. Furthermore, under BoG Notice BG/GOV/SEC/2007/3 there are no restrictions on the purchase of capital market instruments by non-residents except for the banking sector where the acquisition or disposal of a stake of 10% or more is governed by the Banking Act 2004 and which requires a prior approval by the Bank of Ghana.

There are no exchange control restrictions under United States and Canadian laws.

F.	Taxation

The following is a summary of the material anticipated tax consequences regarding the acquisition, ownership and disposition of the Common Shares. This summary is general in nature and does not address all tax consequences that may be relevant to you in your particular circumstances.

Golden Star Share Offer – Full Prospectus

You should consult your own advisor regarding the tax consequences of the acquisition, ownership and disposition of the Common Shares in light of your particular circumstances.

1)	Withholding Tax on Dividend

Under current Ghanaian tax law, all dividend payments are subject to a dividend withholding tax of 8%. No further tax is payable on dividends received.

Under Canadian tax laws, dividends paid or credited by GSR on its shares to a resident of Ghana will be subject to a 25% Canadian withholding tax.

Any investor who is or has been a U.S. person for federal income tax purposes or whose Common Shares may be effectively connected with a U.S. trade or business or who may be present in the United States 31 days or more during a calendar year, may be subject to U.S. federal income tax and withholding tax on distributions paid by GSR with respect to the Common Shares.

2)	Capital Gains

The securities of a company listed on the GSE are currently exempt from capital gains tax in Ghana until 2010. No capital gains tax would therefore be payable on any realisation of capital gain from the sale of Common Shares in GSR on the GSE until November 2010.

A resident of Ghana who holds GSR shares as capital property who disposes of, or is deemed to dispose of, a GSR share will not be subject to Canadian income tax on any capital gain realized on the disposition of the GSR share unless such share constitutes “taxable Canadian property.” Generally, a GSR share will not constitute taxable Canadian property to a resident of Ghana at a particular time provided that (i) such GSR share is listed on a prescribed stock exchange (which currently includes the TSX) at that time, and (ii) the Ghanaian resident, persons with whom the Ghanaian resident does not deal at arm’s length, or the Ghanaian resident together with all such persons, has not or have not owned 25% or more of the shares of any class or series of the capital stock of GSR, as the case may be, at any time during the 60-month period that ends at that time.

Any investor who is or has been a U.S. person for federal income tax purposes or whose Common Shares may be effectively connected with a U.S. trade or business or who may be present in the United States 31 days or more during a calendar year, may be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the Common Shares.

3)	Gift Tax

Liability to gift tax may arise by gift of shares in the Company if the open market value of the shares at the time of the gift exceeds ¢500,000.00 (subject to certain exemptions). The tax is payable by the recipient of the gift. The applicable statutory rate varies as follows:

i. Not exceeding ¢500,000.00 – Nil

ii. Exceeding ¢500,000.00 – 10% of excess over ¢500,000.00

4)	Stamp Duty

Under the Ghanaian Stamp Duty Act, 2005 (Act 689), transfer of shares in securities dealt on the GSE is exempt from stamp duty.

G.	Dividends and Payment Agents

GSR does not anticipate paying dividends in the foreseeable future. However, the payment of dividends, when declared, would be made by the registrars, CIBC Mellon Trust Company, in Canada and the USA, and in Ghana by the local registrars, GCB Share Registry. Dividends that are paid to residents in Ghana may be paid in US$ or the cedi equivalent and may be subject to relevant taxation as spelled out under Taxation above.

Golden Star Share Offer – Full Prospectus

H.	Trading on the Stock Exchanges

GSR’s shares are listed on the AMEX and TSX. The shares also trade on the Berlin and Frankfurt Stock Exchanges following an unsponsored and unauthorised listing. The additional shares that will be issued under this Offer will also be listed on AMEX and TSX. Holders of GSR shares may therefore be able to trade in GSR shares on any of the exchanges on which the shares are listed subject to all relevant laws, rules and regulations of the Canadian, Ghanaian, US and German markets.

GSR, working with SAS and its transfer agents, CIBC Mellon Trust and GCB Share Registry, will develop guidelines for investors on how to transfer shares across registers for purposes of trading on the AMEX and TSX. These guidelines will be made available to the market following discussions with regulators in the various markets.

I.	Declaration of Interests by Advisers

As at the date of this Prospectus neither Strategic African Securities (financial advisor and sponsoring broker) nor its affiliates, the SAS Finance Group and SAS Investment Management, held any GSR shares. No employee or principal of any of the firms held or had interest in any of the shares.

As at the date of this Prospectus, JLD & MB Legal Consultancy (Ghanaian legal advisors) did not hold any GSR shares and employees or partners of the firm held or had no direct interest in GSR share.

As at the date of this Prospectus, Davis Graham & Stubbs LLP (US legal advisors) did not hold any GSR shares.

As at the date of this Prospectus, the partners and associates of the Toronto, Canada office of Fasken Martineau DuMoulin LLP (Canadian legal advisors) as a group, own, directly or indirectly, less than 1.0% of GSR’s outstanding Common Shares.

As at the date of this Prospectus, Ernst & Young Advisory Services (reporting accountants) did not hold any GSR shares. No employee or principal of the firm or any of its associated persons held or had any interest in any GSR shares.

As at the date of this Prospectus, Lowe Lintas (PR Consultants) did not hold any GSR shares. No employee or principal of the firm or any of its associated persons held or had any interest in any GSR shares.

J.	Mandatory Declarations

1.	The directors herein, in respect of the information relating to GSR and the Offer and, having made all reasonable enquiries, confirm that:

i.	this Prospectus contains all information with regard to the Issuer and the Offer which is material in the context of the issue of the shares;

ii.	the information contained in this Prospectus (except those in Parts 4 and 8 of this Prospectus, which Parts were compiled by SAS, the lead managers of the Offer) is true and accurate in all material respects and is not misleading;

iii.	the opinions and intentions expressed herein are honestly held; and

iv.	there are no other facts, the omission of which makes the Prospectus as a whole or any of such information or the expression of any such opinions or intentions misleading.

Golden Star Share Offer – Full Prospectus

2.	To the best knowledge of the Lead Manager, this Prospectus constitutes a full and fair disclosure of all material facts about GSR and the issue, but the Lead Manager will not be held responsible for any inaccuracies or omissions of material facts as all information given herein was obtained from GSR.

3.	This Prospectus has been seen and approved by us the directors of GSR and we collectively and individually accept full responsibility for the accuracy of the information given and that after making all reasonable enquiries and to the best of our knowledge and belief there are no facts the omission of which would make any statement in the document referred to above misleading.

K.	Inspections

Copies of the following documents in respect of the business and affairs of GSR and the share Offer may be inspected at the offices of SAS, the Lead Managers, during normal business hours of any working day during the Offer period:

i.	Regulations of GSR

ii.	GSR’s Certificate to Commence Business

iii.	GSR’s Audited Financial Statements from 2002 to 2006

iv.	GSR’s Unaudited September 30, 2007 Results as Filed with the US SEC on Form 10-Q

v.	GSR’s Undertaking in support of its Application to the GSE Official List

vi.	GSR’s Tax Clearance Certificate

vii.	GSR’s Social Security and National Insurance Clearance Certificate

viii.	Second Amended and Restated 1997 Stock Option Plan

ix.	Employees’ Stock Bonus Plan

x.	Rights Agreement with CIBC Mellon Trust

xi.	Canadian Preliminary and Final Prospectus Filed in February 2007

xii.	US Preliminary and Final Prospectuses Filed in February 2007

xiii.	GSR President and CEO’s Employment Agreement, and amendments

xiv.	GSR Board Committee Charters

xv.	GSR Governance Documents

-	Code of Ethics for Directors and Officers

-	Procedures for Shareholders to Propose Candidates to the Board

-	Shareholder Communication with the Board

-	Whistleblower Policy

xvi.	Escrow Account Agreement

L.	Documents Incorporated by Reference

The US SEC allows Golden Star to incorporate by reference its publicly filed reports into this Prospectus, which means that information included in those reports is considered part of this Prospectus. Information that Golden Star files with the US SEC after the date of this Prospectus will automatically update and supersede the information contained in this Prospectus. Golden Star incorporates by reference the following documents filed with the US SEC and any future filings made with the US SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(1)	Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2006;

Golden Star Share Offer – Full Prospectus

(2)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007;

(3)	Current Reports on Form 8-K filed on February 14, 2007; February 20, 2007; February 26, 2007; February 27, 2007; March 15, 2007; June 22, 2007; August 6, 2007; September 18, 2007; October 5, 2007 (excluding information furnished pursuant to Item 2.02 and corresponding information furnished under Item 9.01 or included as an exhibit thereto); October 23, 2007, October 24, 2007; November 9, 2007 and November 13, 2007; and

(4)	Golden Star’s Registration Statement on Form 8-A, filed June 18, 2002, which contains a description of the Company’s capital stock.

GSR will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to Investor Relations, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado 80127-6312, telephone (303) 830-9000.

The information relating to Golden Star contained in this Prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to GSR’s filings.

M.	GSR United States Base Prospectus

The Shares on Offer will be registered in the U.S. under a Registration Statement on Form S-3, which was declared effective by the U.S. SEC on May 24, 2005. U.S. securities laws require that this Prospectus include the original base prospectus that was included in the Registration Statement when it became effective, and this base prospectus is included as Appendix D hereto as the “U.S. Prospectus.” Please note that information contained in the U.S. Prospectus has been updated and supplemented by information in documents subsequently filed with the US SEC and by the Prospectus. Please see “About this Prospectus.”

N.	Where You Can Find Additional Information

This Prospectus is pursuant to a registration statement on Form S-3 that GSR filed with the US SEC. Certain information in the registration statement has been omitted from this Prospectus in accordance with US SEC rules.

GSR files annual, quarterly and special reports and other information with the US SEC. You may read and copy the registration statement and any other document that GSR files at the US SEC’s public reference room located at Judiciary Plaza, 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the US SEC at 1-800-SEC-0330 for further information on the public reference rooms. The US SEC filings are also available to you free of charge at the US SEC’s web site at http://www.sec.gov.

O.	Experts

The audited financial statements included or incorporated by reference in this prospectus have been so included or incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Golden Star Share Offer – Full Prospectus

PART 8 – OVERVIEW OF THE GHANA STOCK EXCHANGE

A.	Overview

The Ghana Stock Exchange (GSE) was incorporated in July 1989 as a company limited by guarantee. It is a non-governmental organisation, governed by a thirteen (13) member council. Members of the GSE include sixteen (16) Licensed Dealing Members (brokerage firms) and forty-one (41) Associate Members. The Exchange is regulated by the Securities and Exchange Commission (SEC) under the Securities Industry Law, PNDCL 333 of 1993, as amended by the Securities Industry (Amendment) Act, 2000, Act 590.

B.	Development & Trends

Trading on the GSE began on November 12, 1990 with eleven (11) listed companies. As at September 30, 2007 there were 34 equities and 2 corporate bonds listed on the GSE. Government of Ghana two-year and three-year fixed bonds issued between January 2006 and July 2007 were also listed on the Exchange. To deepen the growth and broaden the base of the Exchange, the GSE is encouraging SMEs to list on the stock market through a provisional listing method.

The GSE’s current manual but centralised clearing and settlement arrangement for equities will be upgraded as part of the ongoing modernisation programme to automate trading and settlement platforms. The Central Securities Depository (CSD) currently accepts only money market transactions. It is expected that equities transactions, including those listed on the GSE, would be settled through the CSD by the end of 2007. The GSE also plans to complete the automation of its trading platform by early 2008.

C.	Performance

For the 2006 financial year, the SAS All-Share Index (SASI) closed at 726.79 points representing a gain of 5.72% for the year compared to a loss of 31.25% recorded for the same period in 2005. The SASI stood at 852.45 points as at October 30, 2007, a year-to-date gain of 17.29% compared to a gain of 4.94% recorded for the same period in 2006.

Market capitalisation of the GSE stood at GH¢11,851.02 million as at October 31, 2007, up 6.20% from GH¢11,158.85 million as at October 30, 2006. The slight increase in market capitalisation is mainly attributable to price appreciation in the financial services industry. The listing of additional 100 million GCB shares, following the successful rights issue that raised GH¢60 million, also contributed to the rise in market capitalisation.

Sixteen (16) equities had recorded gains while six (6) equities had lost value as at September 30, 2007 compared to their year opening prices. The top five gainers and losers were:

Top Five Gainers		Top Five Losers
Equity	% Gain	Equity	% Loss
SG-SSB Bank Ltd	75.05	CFAO Ghana Ltd	12.28
Cal Bank Ltd	55.33	Benso Oil Palm Plantation	9.09
Ghana Commercial Bank Ltd	54.50	Super Paper Products	8.89
Unilever Ghana Ltd	36.67	Produce Buying Company	7.69
Enterprise Insurance Company	36.11	Stanchart Pref. Shares	3.85

D.	Trading Volumes and Values

Trading volumes and values were up significantly during the first nine-months of 2007. As at September 30, 2007, 241.97 million shares worth GH¢110.22 million had been traded compared to 45.75 million shares worth GH¢23.37 million traded for the whole of 2006. Financial equities dominated market activity, accounting for 72% of total volume traded and 87% of total value traded during the period.

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E.	Statistics on Listed Companies

The following is a summary on the listed equities detailing their issued number of shares, market capitalisation and price/earning ratios as at September 30, 2007:

SUMMARY OF LISTED EQUITIES ON THE GHANA STOCK EXCHANGE, as at September 30, 2007
Company	Ticker	Sector	Issued Shares (m)	Mkt Cap (GH¢’m)	Price (GH¢)	YTD Chg (%)	P/E	% Of Total Mkt Cap
Accra Brewery Ltd	ABL	Brewery	249.45	28.69	0.1150	0.00	nm	0.24
AngloGold Ashanti Ltd	AGA	Mining	275.86	8,275.80	30.0000	0.00	34	70.42
AngloGold Ashanti Gh Dep.Shares	AADs	Mining	0.98	33.81	0.3450	11.25	39	0.29
Aluworks Ltd	ALW	Aluminium	41.68	30.84	0.7400	2.05	nm	0.26
Ayrton Drug Manufacturing Ltd	AYRTN	Pharmaceuticals	215.00	20.98	0.0976	0.00	16	0.18
Benso Oil Palm Plantation Ltd	BOPP	Agriculture	34.80	17.40	0.5000	(9.09)	6	0.15
CAL Bank Ltd	CAL	Banking	162.25	55.57	0.3425	55.33	9	0.47
CFAO Ghana Ltd	CFAO	Trading	224.00	7.84	0.0350	(12.28)	12	0.07
Clydestone Ghana Ltd	CLYD	IT Solutions	34.00	2.72	0.0800	0.00	17	0.02
Camelot Ghana Ltd	CMLT	Printing	6.54	1.11	0.1700	0.00	20	0.01
Cocoa Processing Company Ltd	CPC	Processing	1,100.83	58.34	0.0530	(1.49)	82	0.50
Ecobank Ghana Ltd	EBG	Banking	161.23	259.58	1.6100	18.52	14	2.21
Enterprise Insurance Company Ltd	EIC	Insurance	25.57	30.69	1.2002	36.11	17	0.26
Ecobank Transnational Incorp	ETI	Banking	1,224.58	1,426.64	1.1650	2.64	20	12.14
Fan Milk Ltd	FML	Dairy Products	19.78	41.75	2.1106	17.24	9	0.36
Ghana Commercial Bank Ltd	GCB	Banking	265.00	251.80	0.9502	54.50	14	2.14
Guinness Ghana Breweries Ltd	GGBL	Brewery	164.67	176.20	1.0700	15.70	13	1.50
Golden Web Ltd	GWEB	Manufacturing	29.97	1.65	0.0550	0.00	nm	0.01
HFC Bank Ghana Ltd	HFC	Banking	100.16	54.09	0.5400	0.00	16	0.46
Mechanical Lloyd Company Ltd	MLC	Automobile	50.10	10.52	0.2100	0.00	7	0.09
Pioneer Kitchenware Ltd	PKL	Aluminium	16.49	1.32	0.0800	0.00	nm	0.01
Produce Buying Company Ltd	PBC	Produce Buying	480.00	115.20	0.2400	(7.69)	58	0.98
PZ Cussons Ghana Ltd	PZ	Conglomerate	28.00	22.82	0.8150	22.37	10	0.19
Standard Chartered Bank Gh Ltd	SCB	Banking	17.60	369.60	21.0000	32.91	12	3.14
Starwin Products Ltd	SPL	Pharmaceuticals	74.08	4.07	0.0550	0.00	86	0.03
Super Paper Products Co Ltd	SPPC	Paper Products	19.44	0.40	0.0205	(8.9)	3	0.00
SG-SSB Bank Ltd	SG-SSB	Banking	142.50	149.67	1.0503	75.05	12	1.27
Sam-Woode Ltd	SWL	Publishing	21.83	0.58	0.0265	0.00	nm	0.00
Trust Bank Ltd (The Gambia)	TBL	Banking	60.00	79.50	1.3250	0.00	23	0.68
Total Petroleum Ghana Ltd	TOTAL	Petroleum	13.98	76.68	5.4853	1.52	9	0.65
Transaction Solutions Gh Ltd	TRANSOL	IT Solutions	80.00	9.60	0.1200	20.00	19	0.08
Unilever Ghana Ltd	UNIL	Conglomerate	62.50	128.13	2.0500	36.67	10	1.09
SCB Gh Ltd Pref Shares	SCB-P	Banking	17.48	8.74	0.5000	(3.85)	-	0.07
TOTAL			5,420.35	11,752.33				100.00

nm – not meaningful

F.	Other Information

Trading Days:	Monday-Friday; starting at 09.30 to 12.00 GMT
Trading Method:	Carried on the floor under the Continuous Auction Trading system. Trading is done in lots of 100 shares.
Settlement Period:	Trading day plus 3 business days (T +3)
Access to Trade and General Information on the GSE	Through Reuters, internet, official trading results, local newspapers, GSE handbook, SAS Newsletters, SAS website - www.sas-ghana.com, etc

Golden Star Share Offer – Full Prospectus

G.	Outlook

Ghana’s capital market is set for rapid growth heightened by the implementation of the new rules and technological advancements to its trading platform. Government is also planning to divest more state-owned enterprises such as State Insurance Company Ltd, Ghana Telecom Ltd, and Western Telesystems Ltd through the GSE. Listings by private sector companies, such as that of GSR, are expected to deepen activities on the market.

Finally, the market for fixed income securities is expected to gradually rise to the challenge of presenting investors and companies seeking capital with the right platform to meet their needs.

Golden Star Share Offer – Full Prospectus

PART 9 – ADDITIONAL CONDITIONS OF THE OFFER

A.	General Conditions

If you receive a copy of this document and/or application form in any territory other than Ghana, you should NOT treat it as constituting an Offer or an invitation to Offer, nor should you use such application form, UNLESS you are in a territory, where such an Offer or invitation may lawfully be made to you without compliance with any securities registration or other legal requirements by the Company.

If you are in a territory outside Ghana in which this Offer may lawfully be made, It is your responsibility, if you wish to make an application, to satisfy yourself as to the full observance of the laws of the relevant territory in connection with your application, including obtaining any governmental or other consents and compliance with other necessary formalities, and paying transfer or other taxes or duties required to be paid in such territory in respect of the Offer of shares acquired by you under this Offer.

B.	Offer to Purchase Shares

i.	As an applicant, you offer to subscribe for the number of GSR shares indicated in your Application Form, on the terms and conditions of this Offer and on the basis of the information set out in this Document and subject to the Regulations of the GSR.

ii.	You agree to provide a clear photocopy of a valid ID in support of your application to your receiving agent. For the purposes of this Offer, a valid ID shall be a passport, driver’s license, national health insurance card or a voter’s ID card for individuals, and a clear photocopy of registration documents or other acceptable identification for institutions, clubs and other bodies.

If you are applying for a minor you must submit a clear photocopy of a valid ID for both the minor and yourself. A valid ID for a minor may be a passport or a birth or baptism certificate. Where you are applying for a person other than a minor, you agree to submit all required identification of yourself and the person on whose behalf you are applying for shares, and a duly executed power(s) of attorney authorising you to apply for shares under this Offer on their behalf.

iii.	You agree that your application to acquire shares cannot be revoked after December 21, 2007 or such later date as the Directors and Advisors may agree, and promise that any cheque, bankers draft, money order or postal order will be honoured on first presentation and that this paragraph constitutes an agreement between you and GSR. It becomes binding when your application is posted or in the case of delivery by hand as received by the Company or any of its receiving agents. However, the Company will not be held liable if you use a wrong address in posting. You must pay all bank commissions, transfers and other bank charges related to your application.

iv.	A thumb print on an application form will be accepted instead of a signature thereon only if it is duly certified in accordance with the Laws of Ghana.

v.	If your Application Form is not completed correctly or is amended, or you do not include the required identification as spelled out in 2(ii) above, or if any cheque, bankers draft, money order or postal order is found to be less than the amount stated on your application form, it may still be treated as valid. In such cases, the Advisors’ decision as to whether to treat the application as valid, and how to construe, amend or complete it shall be final. You will not, however, be treated as having applied to purchase a number of shares which, when multiplied by the Offer price, is more than the amount of remittance upon allotment of shares.

vi.	An application may be rejected in whole or in part at the discretion of the Advisors and Management of GSR if the application is incomplete or illegible, if it is determined that the applicant has submitted multiple applications or if it is determined that the applicant is not eligible to participate in this public Offer.

Golden Star Share Offer – Full Prospectus

C.	Acceptance of Offer

i.	Acceptance of your offer will be made (if your application is received, valid, processed and not rejected) by notifying the SEC and GSE of the basis of allocation or by notifying acceptance to the receiving agents.

ii.	The acceptance may be of the whole or any part thereof and in the latter event, the number of shares you offer to purchase may be scaled down.

iii.	If your application to purchase shares is accepted (in whole or in part), there will be a binding contract under which you will be required to purchase the shares in respect of which your application has been accepted and has not been terminated.

D.	Payment for Shares

i.	You undertake to pay the purchase price for the shares in respect of which your application is accepted. The cheque or bankers’ draft or other remittances may be presented for payment before acceptance of your application, but this will not constitute acceptance of your application, either in whole or in part.

ii.	If the application is invalid, rejected or not accepted in full, or if the amount of the application divided by the Offer price does not result in a whole number of shares or if the circumstances described in paragraph B (iii) on the previous page do not occur prior to the dates respectively specified therein, the proceeds of the cheque or other remittances or the unused balance of those proceeds (as the case may be) will be refunded to you without interest.

iii.	If the remittances are not honoured on first presentation, then at any time until the Company has received cleared funds in respect of the share Offer, the Advisors, on behalf of GSR may terminate the agreement to purchase that share. The termination will be effected by notice being dispatched to you.

iv.	Receiving Agents will convert payment received in a currency other than the cedi at the prevailing inter-bank or such other negotiated rate between the Receiving Agent and their bankers at the time value is given to it.

E.	Warranties

You warrant that:

i.	You are qualified to apply;

ii.	The applicant on whose behalf you are applying is qualified to apply;

iii.	You will not make any other application or multiple applications through various Receiving Agents and that to the best of your knowledge there is no other application for GSR shares being made to your benefit;

iv.	You will submit a complete application including all supporting documents required under the terms of this Offer;

v.	In making your application you are not relying on any information or representation concerning the Company and/or other offers or any of them not contained in this document. You agree that no person responsible for this document or any part of it will have liability for any such other information or representation;

vi.	If any person signing, or making a thumb print on the application form is not the applicant, that person warrants that he/she has authority to do so on behalf of the applicant and that this authority is vested in him or her by virtue of a power of attorney which ( or a copy of which certified by a solicitor) accompanies the application;

Golden Star Share Offer – Full Prospectus

vii.	If the applicant is other than a natural person, the person signing the application form warrants that he/she has authority to do so on behalf of the applicant.

F.	Supply and Disclosure of Information

The Company, Directors, Advisors and their agents shall have full access to all information relating to, or deriving from, your application AND the cheque or banker’s draft or other remittance accompanying your application and its processing. If the Directors or their agents request any information about your application you must promptly disclose it to them.

G.	Miscellaneous

i)	The rights and remedies of the Company and Advisors, under these terms and conditions are in addition to any rights and remedies, which would otherwise be available to each of them, and the exercise or partial exercise of one will not prevent the exercise of others.

ii)	If you deliver your Application Form to a receiving agent, you authorise the Company to send money returnable to you in the same manner and a share certificate for the number of shares for which your application is accepted posted to the address provided on the application form. If your application was sent by post, you authorise the Company to send a share certificate for the number of shares for which your application is accepted and/or cheque for any money returnable by mail to your address (or, in the case of joint applicant, the address of the first-named person) as set out on the Application Form.

iii)	All documents and monies sent or delivered to or by you will be sent or delivered at your own risk. Any cheque will be made payable to you (or first person named in any joint application).

iv)	You agree to be bound by the Regulations of GSR once the shares you have agreed to purchase have been transferred to you.

v)	Your application and the acceptance of that application and the contract resulting therefrom will be governed by, and construed in accordance with the Laws of Ghana. You irrevocably submit to the jurisdiction of the Ghanaian courts in respect of the matters relating to this transaction. This does not prevent an action being taken against you in any other jurisdiction.

vi)	Words defined in the Prospectus and not defined in these terms and conditions have the same meaning in these terms and conditions and in your Application Form and in the guide to the Application Form as in the Prospectus. In the case of joint applicants, references to an applicant in these terms and conditions are to each of the joint applicants and their liability is joint and several.

Golden Star Share Offer – Full Prospectus

PART 10 – COMPLETION GUIDE AND RETURN INSTRUCTIONS

A.	General Instructions for Completing the Application Form

Please read the instructions carefully before completing the relevant Application Form.

i)	There are two Application Forms for this Offer, one for individual investors and the other for corporate investors. Please ensure you complete the appropriate Application Form and return the completed Form together with supporting documentation (photocopy of valid ID, and duly executed power(s) of attorney where applicable) and your cheque for the application to a receiving agent.

ii)	Use block capital letters in completing the Application Form and return the completed Application Form together with payment for your subscription to a receiving agent by 17 hours GMT on December 21, 2007.

iii)	Only people over 18 years of age can buy shares in their own name. Shares may be bought for a child by a parent, grandparent or guardian of the child who may complete another application to buy shares in his/her own name.

iv)	Power(s) of attorney must be enclosed if anyone is signing on behalf of an applicant other than a minor.

v)	For the purposes of this Offer, a valid ID constitutes a national passport, driver’s license and voter’s ID card for individuals, and registration documents, Registrar General’s Form A or Form 3 or a duly executed resolution from organisation for institutions, clubs and other bodies. Persons applying on behalf of minors must submit valid IDs for the minor, and for this purpose a valid ID constitutes a passports, birth or baptismal certificates of the minor.

vi)	Photocopies of Application Forms will be accepted if only when they are clear and legible. The submission of a photocopied Application Form presumes that the applicant understands and accepts the terms and conditions of this Offer.

B.	Guide to Completing the Application Form for Individuals

1.	Personal Details

Insert in Box 1 your surname (i.e. family name), all your forenames (i.e. first/other names) and the title for which you are addressed. A photocopy of a valid ID must also be submitted with your application. If you are applying for a minor, you must submit photocopies of valid ID for yourself and for the minor.

If you are applying for a person other than a minor, you must submit a valid ID for that person and a power of attorney authorising you to make this Application on their behalf.

2.	Number & Cost of Shares Applied For

Complete Box 2 with the number of shares (minimum is 20) and the amount payable (in the relevant currency) that you are applying for. Please use figures. Your payment must be in a form which will realise cleared funds for the full amount payable by 5 pm on December 21, 2007.

Cheques, Money/Postal Orders and Bankers Drafts should be payable to Golden Star Share Offer and endorsed “Commission To Drawer’s Account”. All bank commissions and transfer charges must be paid by the applicant.

MINIMUM APPLICATION IS FOR 20 SHARES, THEN IN MULTIPLES OF 10 THEREAFTER SUBJECT TO CONDITIONS.

When the basis of allocation under the GSR SHARE OFFER is determined, successful applicants will be allocated a certain number of shares. Any cash balance owing will be refunded.

Golden Star Share Offer – Full Prospectus

3.	Address of Applicant

Insert in Box 3 your full residential (if applicable) and postal address. The address must be current and reliable and in case of any change in address you should immediately inform your broker or the registrar, whichever is the case.

4.	Dividend Payment Details

THIS SECTION SHOULD BE COMPLETED ONLY BY APPLICANTS WHO WANT THEIR DIVIDENDS PAID DIRECTLY INTO THEIR BANK ACCOUNT.

Please provide the information for your bank. Applicants who leave this blank will have their dividend payments warrant mailed to them.

5.	Email, Telephone, Nationality and Status of Residency

Include your email or telephone number to facilitate us contacting you quickly. Also state your citizenship and whether or not you are resident in Ghana.

6.	Declaration

Multiple applications are not permitted. Please read the declaration carefully before you sign (or, if unable to sign, make your thumb print) above the line provided and date the form in the box provided.

7.	Date/Signature or Thumbprint

By signing or thumb printing in Box 5 of the Application Form, you will be applying for the shares on Offer on the terms and conditions set out in this Prospectus and in the Application Form. Proceedings may be instituted against anyone who knowingly makes a false statement in his application. This applies whether an application is made solely or jointly with other persons.

The Application Form may be signed by someone else on your behalf if he/she is duly authorised to do so. An agent must enclose the original power of attorney appointing him/her (or copy certified by a notary public) unless he/she is a selling agent or financial intermediary and states the capacity in which he/she signs.

If applying for someone under the age of 18 years, you (rather than that person) must sign the Application Form, and put the minor’s name in the relevant section provided in box (1).

8.	Joint Applications

You may apply jointly with another person, provided each applicant is an adult over 18 years of age. Each applicant should complete their names and sign the appropriate places by their names.

C.	Guide to Completing the Application Form for Companies / Organisations

Insert in Box 1 the company or organisation’s name and registration number as quoted on its Certificate of Incorporation or to Commence of Business (if applicable). Applications from corporations and partnerships must bear the institution’s common seal/stamp (if applicable) and be completed under the hand of a duly authorised official(s) who should also state his/her designation/title.

Complete and/or take note of Boxes 2 to 6 in accordance with the Guide to Completing the Application Form for Individuals.

The company’s duly authorised officer(s) must complete and sign Box 7 and affix the company’s seal/stamp in Box 8. By completing Box 7 and 8 of the Application Form, you will be applying for the shares on Offer on the terms and conditions set out in this Prospectus and on the Application Form.

The company should then complete the remainder of the Application Form in accordance with the instructions for individual applicants.

GSR Share Offer – Full Prospectus

GOLDEN STAR RESOURCES LTD. SHARE OFFER

APPLICATION FORM (For Individual Investors)

PLEASE USE BLOCK LETTERS

1.	Title:	Surname:		2.	Number & Cost of Shares Applied For

	First Name:				Number of Shares:
Other Name(s) in Full:

Identification of Applicant (attached photocopy of relevant ID to Form)
	Type:	ID No:

	Nationality:				Amount Payable (GH¢):

For Applications in Trust for a Minor/Another Adult/Company

Title & Surname of Beneficiary:
First & Other Names of Beneficiary:

	Identification of Beneficiary (attach photocopy of relevant ID to Form)			4.	Dividend Payment Details
	Type:	ID No:

3.	Applicant’s Permanent Address Details				Bank Name:

	Residential Address:				Branch Name:

	Postal Address:				Account Name:

	Region/Country:				Account Number:

5.	Email:	Telephone:			Country of Residence:

6.	Declaration: I/We hereby apply for shares under this Offer on the terms and conditions set out in this Prospectus. I/We declare that I/we am/are a Qualifying Offer Applicant(s) and that to my/our knowledge there is no other Application being made for my/our benefit (or that of any persons for whose benefit I/We am/are applying) for Golden Star Resources Ltd. shares for which I/we have applied on this Form.

7.	Date:		Receiving Agent::

	Applicant’s Signature/Thumbprint:		Name of Official:
Receiving Agent’s Stamp:

8.	Joint Applicant(s): I/We hereby join in the application and give the declaration above

	Joint Applicant (1)’s Name:				Signature/Thumbprint:

	Joint Applicant (2)’s Name:				Signature/Thumbprint:

9.	To be Completed by the Receiving Agent and then signed and retained by Applicant as evidence of application GOLDEN STAR RESOURCES LTD.: APPLICATION COUNTERFOIL

	Applicant’s Address Details				Applicant’s Signature/Thumbprint	Receiving Agent’s Stamp
Title & Surname:
First & Other Names:
Postal Address:
	Town/Country:				Number of Shares:	Amount Paid (GH¢):
Date:

GSR Share Offer – Full Prospectus

GOLDEN STAR RESOURCES LTD. SHARE OFFER

APPLICATION FORM (For Corporate Investors)

PLEASE USE BLOCK LETTERS

1.	Company/Organisation Name:	2.	Number & Cost of Shares Applied For
Number of Shares:

Registration Number: (Attach photocopy of registration certificates)
For Applications in Trust for a Minor/Adult/Another Company (Beneficiary)

Title & Surname of Beneficiary:	Amount Payable (GH¢):

First & Other Names of Beneficiary:

Identification of Beneficiary (attach photocopy of relevant ID to Form)
Type:	ID No:

3.	Applicant’s Permanent Address Details:	4.	Dividend Payment Details

Address:	Bank Name:

Postal Address:	Branch Name:

Town:	Branch Code:

Region/Country:	Account Name:

5.	Email:	Account Number:

Telephone:	Country of Incorporation:

6.	Declaration: I/We hereby apply for shares under this Offer on the terms and conditions set out in this Prospectus. I/We declare that I/we am/are a Qualifying Offer Applicant(s) and that to my/our knowledge there is no other Application being made for my/our benefit (or that of any persons for whose benefit I/We am/are applying) for Golden Star Resources Ltd. shares for which I/we have applied on this Form.

7.	Authorised Officials (I/We hereby join in the application and give the declaration above)

Name:	Name:

Designation:	Designation:

Signature:	Signature:

Date:	Receiving Agent:

8.	Company Stamp:	Name of Official:

Receiving Agent’s Stamp:

9.	To be Completed by the Receiving Agent and then signed and retained by Applicant as evidence of application GOLDEN STAR RESOURCES LTD.: APPLICATION COUNTERFOIL

Applicant’s Permanent Address Details	Applicant’s Signature/Thumbprint	Receiving Agent’s Stamp

Name of Company:

Address:

Postal Address:

Town/Country:	Number of Shares:	Amount Paid (GH¢):

Date:

GSR Share Offer – Full Prospectus

APPENDICES

A.	Audited Financial Statements for 2006

B.	Audited Financial Statements for 2004

C.	Unaudited Financial Statements for the Nine Months Ended September 30, 2007

D.	US Base Prospectus Dated May 24, 2005

APPENDIX A

GOLDEN STAR RESOURCES LTD.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR

ENDED DECEMBER 31, 2006

Independent Auditors’ Report

To the Shareholders of Golden Star Resources Ltd.

We have completed integrated audits of Golden Star Resources Ltd.’s consolidated financial statements for the years ended December 31, 2006, December 31, 2005 and December 31, 2004 and of its internal control over financial reporting as of December 31, 2006. Our opinions, based on our audits, are presented below.

Consolidated financial statements

We have audited the accompanying consolidated balance sheets of Golden Star Resources Ltd. (the “Company”) as at December 31, 2006, and December 31, 2005, and the related consolidated statements of operations, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of the Company’s financial statements as at December 31, 2006 and for each of the three years in the period ended December 31, 2006 in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. A financial statement audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2006, and December 31, 2005 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006 in accordance with Canadian generally accepted accounting principles.

Internal control over financial reporting

We have also audited management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting, that the Company did not maintain effective internal control over financial reporting as of December 31, 2006, because of the effect of the material weaknesses identified in management’s assessment that management did not maintain effective controls over the accounting for warrants denominated in Canadian dollars using accounting principles generally accepted in the United States (“US GAAP”), over vendor payments which resulted in unauthorized payments which could have resulted in material amounts of unauthorized disbursements and over the computation and review of the in-process inventory balances based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management’s assessment identified the following material weaknesses: (i) As of December 31, 2006, management did not maintain effective controls over the accounting for warrants denominated in Canadian dollars using accounting principles generally accepted in the United States (“US GAAP”). As a result, warrants denominated in Canadian dollars were treated as equity instruments rather than as derivative instruments. This control deficiency resulted in the requirement to restate, on Form 10-Q/A, the Company’s interim consolidated financial statements for each of the three quarters ended September 30, 2006. In addition, this control deficiency could result in the misstatement of aforementioned accounts that would result in a material misstatement of the interim or annual consolidated financial statements that would not be prevented or detected. (ii) As of December 31, 2006, management did not maintain effective controls over vendor payments which resulted in unauthorized payments and which could have resulted in material amounts of unauthorized disbursements. In addition, this control deficiency could result in the misstatement of related accounts that would result in a material misstatement of the interim or annual consolidated financial statements that would not be prevented or detected. (iii) As of December 31, 2006, management did not maintain effective controls over the accounting for in-process inventory balances.

Specifically, management did not maintain effective controls over the computation and review of the in process inventory calculation to ensure that appropriate components were properly reflected in the calculation. This control deficiency resulted in the requirement to restate, on Form 10-Q/A, the Company’s interim consolidated financial statements for each of the three quarters ended September 30, 2006. In addition, this control deficiency could result in the misstatement of aforementioned accounts that would result in a material misstatement of the interim or annual consolidated financial statements that would not be prevented or detected.

These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the December 31, 2006 consolidated financial statements, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.

In our opinion, management’s assessment that the Company did not maintain effective internal control over financial reporting as at December 31, 2006 is fairly stated, in all material respects, based on criteria established in Internal Control — Integrated Framework issued by the COSO. Also, in our opinion, because of the effect of the material weakness described above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control — Integrated Framework issued by the COSO.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, British Columbia, Canada

March 13, 2007

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED BALANCE SHEETS

(Stated in thousands of US dollars except shares issued and outstanding)

	As of December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,108	$89,709
Accounts receivable	8,820	6,560
Inventories (Note 3)	45,475	23,181
Future tax assets (Note 17)	—	6,248
Fair value of derivatives (Note 12)	—	1,220
Deposits (Note 4)	7,673	5,185
Prepaids and other	1,458	686

Total Current Assets	90,534	132,789

RESTRICTED CASH	1,581	5,442
LONG TERM INVESTMENTS (Note 5)	1,457	8,160
DEFERRED EXPLORATION AND DEVELOPMENT COSTS (Note 6)	167,983	167,532
PROPERTY, PLANT AND EQUIPMENT (Note 7)	93,058	84,527
MINING PROPERTIES (Note 8)	136,775	118,088
CONSTRUCTION IN PROGRESS (Note 9)	165,155	36,707
DEFERRED STRIPPING (Note 10)	—	1,548
FUTURE TAX ASSETS (Note 17)	6,657	8,223
OTHER ASSETS	574	1,587

Total Assets	$663,774	$564,603

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$19,012	$9,093
Accrued liabilities	25,516	17,051
Fair value of derivatives (Note 12)	685	4,709
Current portion of future tax liability (Note 17)	1,450	—
Asset retirement obligations (Note 13)	3,064	3,107
Current debt (Note 11)	19,424	6,855

Total Current Liabilities	69,151	40,815

LONG TERM DEBT (Note 11)	66,911	64,298
ASSET RETIREMENT OBLIGATIONS (Note 13)	16,034	8,286
FAIR VALUE OF DERIVATIVES (Note 12)	—	7,263
FUTURE TAX LIABILITY (Note 17)	42,154	45,072

Total liabilities	194,250	165,734

MINORITY INTEREST	7,424	6,629
COMMITMENTS AND CONTINGENCIES (Note 14)	—	—

SHAREHOLDERS’ EQUITY
SHARE CAPITAL
First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding	—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 207,891,358 at December 31, 2006; 205,954,582 at December 31, 2005	524,619	522,510
CONTRIBUTED SURPLUS	10,040	6,978
EQUITY COMPONENT OF CONVERTIBLE NOTES	2,857	2,857
DEFICIT	(75,416)	(140,105)

Total Shareholders’ Equity	462,100	392,240

Total Liabilities and Shareholders’ Equity	$663,774	$564,603

The accompanying notes are an integral part of these financial statements

By:	Lars-Eric Johansson — Director	By:	/s/ Peter J. Bradford — Director

4

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in thousands of US dollars except per share amounts)

	For the years ended December 31,
	2006	2005	2004
REVENUE
Gold sales	$122,586	$89,663	$60,690
Royalty income	4,026	4,178	3,049
Interest and other	2,078	1,624	1,290

Total revenues	128,690	95,465	65,029

PRODUCTION EXPENSES
Mining operations	92,730	79,609	39,095
Depreciation, depletion and amortization	21,460	15,983	8,096
Accretion of asset retirement obligation (Note 13)	835	752	645

Total mine operating costs	115,025	96,344	47,836

OPERATING EXPENSES
Exploration expense	1,462	951	895
General and administrative expense	10,873	8,631	8,197
Corporate development expense	—	248	4,504

Total production and operating expenses	127,360	106,174	61,432
Operating income/(loss)	1,330	(10,709)	3,597

OTHER EXPENSES, (GAINS) AND LOSSES
Derivative mark-to-market loss (Note 12)	9,589	11,820	—
Abandonment and impairment of mineral properties	1,847	1,403	470
Gain on partial sale of investment in EURO (Note 5)	(50,903)	(977)	—
Gain on sale of investment in Moto (Note 5)	(30,240)	—	—
Loss on equity investments	—	239	331
Interest expense	1,846	2,416	139
Foreign exchange (gain)/loss	(2,330)	574	280

Income/(loss) before minority interest	71,521	(26,184)	2,377

Minority interest	(794)	(277)	(1,277)

Net income/(loss) before income tax	70,727	(26,461)	1,100
Income tax expense/(recovery) (Note 17)	(6,038)	12,930	1,542

Net income/(loss)	$64,689	$(13,531)	$2,642

Net income/(loss) per common share — basic (Note 18)	$0.312	$(0.094)	$0.019
Net income/(loss) per common share — diluted (Note 18)	$0.308	$(0.092)	$0.018
Weighted average shares outstanding (millions of shares)	207.5	143.6	138.5

The accompanying notes are an integral part of these financial statements

5

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Stated in thousands of US dollars)

	Number of Common	Share	Contributed surplus		Equity component of convertible	Deficit
	shares	capital	Warrants	Options	debentures
Balance at December 31, 2003	132,924,278	$324,262	$2,361	$955	$—	$(129,216)

Warrants exercised	—	755	(755)	—	—	—
Option issued — net of forfeitures	—	—	—	1,218	—	—
Shares issued under options	767,180	1,239	—	(133)	—	—
Shares issued under warrants	8,494,609	14,332	—	—	—	—
Shares issued to acquire property	58,045	300	—	—	—	—
Net income	—	—	—	—	—	2,642

Balance at December 31, 2004	142,244,112	$340,888	$1,606	$2,040	$—	$(126,574)

Shares issued	31,589,600	75,864	—	—	—	—
Issue costs	—	(4,168)	—	—	—	—
Warrants issued	—	—	992	—	—	—
Warrants exercised	—	22	(22)	—	—	—
Option issued — net of forfeitures	—	—	—	2,476	—	—
Shares issued under options	312,940	722	—	(114)	—	—
Shares issued under warrants	385,000	718	—	—	—	—
Stock bonus	45,342	166	—	—	—	—
Shares issued to acquire property	31,377,588	108,298	—	—	—	—
Equity Component of Convertible Debentures	—	—	—	—	2,857	—
Net loss	—	—	—	—	—	(13,531)

Balance at December 31, 2005	205,954,582	$522,510	$2,576	$4,402	$2,857	$(140,105)

Options issued — net of forfeitures	—	—	—	1,842	—	—
Shares issued under options	1,932,776	4,818	—	(1,355)	—	—
Issue costs	—	(149)	—	—	—	—
Stock bonus	4,000	15	—	—	—	—
Reclassification of warrants to Contributed surplus	—	(2,575)	2,575	—	—
Net income	—	—	—	—	—	64,689

Balance at December 31, 2006	207,891,358	$524,619	$5,151	$4,889	$2,857	$(75,416)

The accompanying notes are an integral part of these financial statements

6

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in thousands of US dollars)

	For the years ended December 31,
	2006	2005	2004
OPERATING ACTIVITIES:
Net income/(loss)	$64,689	$(13,531)	$2,642

Reconciliation of net income to net cash provided by operating activities:
Depreciation, depletion and amortization	21,530	16,042	8,096
Amortization of loan acquisition cost	358	228	—
Deferred stripping	1,548	(191)	(1,357)
Loss on equity investment	—	239	331
Gain on sale of investments in Moto and EURO	(81,143)	(977)	—
Non-cash employee compensation	1,857	1,007	1,386
Impairment of deferred exploration projects	1,847	1,413	470
Income tax expense/(benefit)	6,347	(12,930)	(1,542)
Reclamation expenditures	(1,130)	(691)	(730)
Fair value of derivatives	3,640	10,752	—
Accretion of convertible debt	706	523	—
Accretion of asset retirement obligations	835	752	645
Minority interests	794	277	1,277

	21,824	2,913	11,218

Changes in assets and liabilities:
Accounts receivable	(4,077)	(2,853)	(2,802)
Inventories	(22,294)	(7,815)	(2,705)
Deposits	(67)	163	—
Accounts payable and accrued liabilities	10,716	8,817	8,204
Other	(758)	(165)	(5)

Net cash provided by operating activities	5,398	1,060	13,910

INVESTING ACTIVITIES:
Expenditures on deferred exploration and development	(8,606)	(5,954)	(5,260)
Expenditures on mining properties	(15,784)	(26,631)	(18,302)
Expenditures on property, plant and equipment	(19,372)	(36,321)	(12,286)
Expenditures on mine construction in progress	(126,954)	(35,530)	(23,783)
Cash invested in short term investments	(21,080)	—	(38,850)
Cash provided by short term investments	21,080	38,850	—
Cash provided by draw down of restricted cash	3,861	—	—
Expenditure on purchase of Moto shares	(1,656)	—	—
Proceeds from sale of investment in Moto	38,952	—	—
Proceeds from sale of investment in EURO	33,202	—	—
Change in payable on capital expenditures	6,914	434	—
Sale of property	—	1,000	1,000
Long term investments	(300)	(2,871)	(4,971)
Deposits	(2,420)	(246)	(5,102)
Other	41	(220)	(894)

Net cash used in investing activities	(92,122)	(67,489)	(108,448)

FINANCING ACTIVITIES:
Issuance of share capital, net of issue costs	3,463	73,132	15,270
Debt repayments (Note 11)	(6,622)	(3,678)	(153)
Issuance of debt (Note 11)	27,431	74,191	2,328
Other	(149)	(384)	—

Net cash provided by financing activities	24,123	143,261	17,445

Increase/(decrease) in cash and cash equivalents	(62,601)	76,832	(77,093)
Cash and cash equivalents, beginning of period	89,709	12,877	89,970

Cash and cash equivalents end of period	$27,108	$89,709	$12,877

(See Note 19 for supplemental cash flow information)

The accompanying notes are an integral part of these financial statements

7

GOLDEN STAR RESOURCES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in tables are in thousands of US Dollars unless noted otherwise)

1. Nature of operations

Through our subsidiaries we own a controlling interest in four significant gold properties in southern Ghana in West Africa:

•	Bogoso/Prestea property, which is comprised of the adjoining Bogoso and Prestea surface mining leases (“Bogoso/Prestea”);

•	Prestea Underground property (“Prestea Underground”);

•	Wassa property (“Wassa”); and

•	Hwini–Butre and Benso concessions (“HBB Properties”).

In addition to these gold properties we hold various other exploration rights and interests and are actively exploring in a variety of locations in West Africa and South America.

Bogoso/Prestea is owned by our 90% owned subsidiary Golden Star (Bogoso/Prestea) Limited (“GSBPL”) (formerly Bogoso Gold Limited) which was acquired in 1999. Bogoso/Prestea produced and sold 103,792 ounces of gold during 2006.

Through another 90% owned subsidiary, Golden Star (Wassa) Limited (“GSWL”) (formerly Wexford Goldfields Limited), we own the Wassa gold mine located some 35 kilometers east of Bogoso/Prestea. Construction and commissioning of Wassa’s new processing plant and open pit mine was completed at the end of March 2005 and the project was placed in service on April 1, 2005. Wassa produced and sold 97,614 ounces of gold in 2006.

The Prestea Underground is located on the Prestea property and consists of a currently inactive underground gold mine and associated support facilities. GSBPL owns a 90% operating interest in the Prestea Underground. We are currently conducting exploration and engineering studies to determine if the underground mine can be reactivated on a profitable basis.

Through our 100% owned subsidiary, St. Jude Resources Ltd. (“St. Jude”), we own the HBB Properties in southwest Ghana. The HBB Properties consist of the Hwini–Butre and Benso concessions which together cover an area of 201 square kilometers. Both concessions contain undeveloped zones of gold mineralization. The Hwini–Butre and Benso concessions are located approximately 75 and 45 kilometers south of Wassa, respectively. The mineralized zones have been delineated through the efforts of the prior owner who conducted extensive exploration work from the mid–1990s to 2005.

We hold interests in several gold exploration projects in Ghana and elsewhere in West Africa including Sierra Leone, Burkina Faso, Niger and Cote d’Ivoire. We also hold and manage exploration properties in Suriname and French Guiana in South America. As of December 31, 2006, we held indirect interests in gold exploration properties in Peru, Argentina and Chile through a 16.5% shareholding investment in Minera IRL (formerly Goldmin Consolidated Holdings). As of December 31, 2006, we also owned a 6% interest in EURO Ressources S.A. (“EURO”), a French publicly–traded royalty holding company.

Our corporate headquarters are located in Littleton, Colorado, USA and we also maintain a regional corporate office in Accra, Ghana. Our accounting records are kept in compliance with Canadian GAAP. All of our operations, except for certain exploration projects, keep financial records in US dollars.

2. Summary of Significant Accounting Policies

Basis of consolidation and the preparation of financial statements

These consolidated financial statements are prepared and reported in United States (“US”) dollars and in accordance with generally accepted accounting principles in Canada (“Cdn GAAP”). The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries whether owned directly or indirectly. All material inter-company balances and transactions have been eliminated.

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Use of estimates

Preparation of our consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that can affect reported amounts of assets, liabilities, revenues and expenses. The more significant areas requiring the use of estimates include asset impairments, stock based compensation, depreciation and amortization of assets, and site reclamation and closure accruals. Accounting for these areas is subject to estimates and assumptions regarding, among other things, ore reserves, gold recoveries, future gold prices, future operating costs, asset usage rates, and future mining activities. Management bases its estimates on historical experience and on other assumptions we believe to be reasonable under the circumstances. However, actual results may differ from our estimates.

Cash and cash equivalents

Cash and cash equivalents include cash deposits, in any currency, residing in checking, interest bearing checking accounts, money market funds and sweep accounts. Cash equivalents consist of highly liquid short term investments. We consider all highly liquid marketable securities with maturities of less than 91 days at date of purchase to be cash equivalents. Our cash equivalents consist mostly of US and Canadian government treasury bills and agency notes.

Marketable securities

Short term investments in publicly traded marketable securities are recorded at cost or at quoted market prices if a permanent devaluation of the security has occurred. The market value is based on the closing price at the end of the period, as reported on recognized securities exchanges.

Inventories

Inventory classifications include “stockpiled ore,” “in-process inventory,” “finished goods inventory” and “materials and supplies.” All of our inventories are recorded at the lower of cost or market. The stated value of all production inventories include direct production costs and attributable overhead and depreciation except for materials and supplies inventories.

Stockpiled ore represents coarse ore that has been extracted from the mine and is awaiting processing. Stockpiled ore is measured by estimating the number of tonnes (via truck counts or by physical surveys) added or removed from the stockpile, the number of contained ounces (based on assay data) and estimated gold recovery percentage. Stockpiled ore value is based on the costs incurred (including depreciation and amortization) in bringing the ore to the stockpile. Costs are added to the stockpiled ore based on current mining costs per tonne and are removed at the average cost per recoverable ounce of gold in the stockpile.

In-process inventory represents material that is currently being treated in the processing plants to extract the contained gold and to transform it into a saleable product. The amount of gold in the in-process inventory is determined by assay and by measure of the quantities of the various gold-bearing materials in the recovery process. The in-process gold is valued at the average of the beginning inventory and the cost of material fed into the processing stream plus in-process conversion costs including applicable depreciation and amortization related to the processing facilities.

Finished goods inventory is composed of saleable gold in the form of doré bars that have been poured but not yet delivered to the buyer. The bars are valued at the lower of total cost or market value. Included in the total costs are the direct costs of the mining and processing operations as well as direct overhead, amortization and depreciation.

Materials and supplies inventories consist mostly of equipment parts, fuel and lubricants and reagents consumed in ore processing. Materials and supplies are valued at the lower of average cost or replacement cost.

Reserve quantities used in units-of-production amortization

Gold ounces contained in ore stockpiles recognized in inventory balances on the balance sheet are excluded from total reserves when determining units-of-production amortization of mining property, asset retirement assets and other assets.

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Exploration costs

Exploration costs related to specific, identifiable properties, including the cost of acquisition, exploration and development, are capitalized until viability of the exploration property is determined. Exploration costs not directly related to an identifiable property are expensed as incurred.

Management periodically reviews, on a property-by-property basis, the carrying value of such properties including the costs of acquisition, exploration and development incurred to date. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of contained or potential mineralized materials, potential reserves, anticipated future mineral prices, the anticipated costs of additional exploration and, if warranted, costs of potential future development and operations, and the expiration terms and ongoing expenses of maintaining leased mineral properties. We do not set a pre-determined holding period for properties with unproven reserves; however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted and if their carrying values are appropriate.

If an exploration property is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. Any subsequent costs incurred for that property are expensed as incurred.

The accumulated costs of mineral properties are reclassified as mine property and depleted on a units-of-production basis at such time as production commences.

Impairment of long-lived assets

We review and evaluate our long-lived assets for impairment at least annually and also when events or changes in circumstances indicate the related carrying amounts may not be recoverable. Asset impairment is considered to exist if the total estimated future cash flows, on an undiscounted basis, are less than the carrying amount of the long-lived asset. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are based on estimated quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and cash costs of production, capital and reclamation costs, all based on detailed engineering life-of-mine plans. In estimating future cash flows, assets are grouped at the lowest levels for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. With the exception of other mine-related exploration potential and exploration potential in areas outside of the immediate mine-site, all assets at a particular operation are considered together for purposes of estimating future cash flows. In the case of mineral interests associated with other mine-related exploration potential and exploration potential in areas outside of the immediate mine-site, cash flows and fair values are individually evaluated based primarily on recent exploration results.

Various factors could impact our ability to achieve forecasted production schedules from proven and probable reserves. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions used in the cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Material changes to any of these factors or assumptions discussed above could result in future impairment charges to operations.

Property, plant, equipment and mine development

Property, plant and equipment assets, including, machinery, processing equipment, mining equipment, mine site facilities, vehicles and expenditures that extend the life of such assets are recorded at cost, including direct acquisition costs. Depreciation for mobile equipment and other assets having estimated lives shorter than the estimated life of the ore reserves, is computed using the straight-line method at rates calculated to depreciate the cost of the assets, less their anticipated residual values, if any, over their estimated useful lives.

Mineral property acquisition, exploration and development costs, buildings, processing plants and other long-lived assets which have an estimated life equal to or greater than the estimated life of the ore reserves, are amortized over the life of the reserves of the associated mining property using a units-of-production amortization method. The net book value of property, plant and equipment assets at property locations is charged against income if the site is abandoned and it is determined that the assets cannot be economically transferred to another project or sold.

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Deferred stripping

Prior to December 31, 2006 we employed a deferred stripping accounting convention to capitalize the costs of waste rock mined from one of our open pit mines during periods when waste rock is removed in amounts that exceed the life-of-mine average waste removal rate. The amount of stripping costs to be capitalized in each period was calculated by determining the tonnes of waste moved in excess of the life-of-pit average strip ratio and valuing the excess tonnage of removed waste at the average mining cost per tonne during the period. Costs were recovered in periods when the actual tonnes of waste moved are less than what would have been moved at the average life-of-pit rate, such tonnes being valued at the rolling average cost of the waste tonnage amounts capitalized.

The capitalized component of waste rock removal costs is shown on our consolidated balance sheets in the line item titled “Deferred Stripping.” The cost impact is included in the Statements of Operations in the line item titled “Mining operations.”

Asset retirement obligations

In accordance with the requirements of the CICA Handbook Section 3110, “Asset Retirement Obligations” environmental reclamation and closure liabilities are recognized at the time of environmental disturbance in amounts equal to the discounted value of expected future reclamation and closure costs. The discounted cost of future reclamation and closure activities is capitalized into mine property and amortized over the life of the property. The estimated future cash costs of such liabilities are based primarily upon environmental and regulatory requirements of the various jurisdictions in which we operate. Cash expenditures for environmental remediation and closure are netted against the accrual as incurred.

Foreign currencies and foreign currency translation

Our functional currency is the US dollar. Transaction amounts denominated in foreign currencies are translated to US dollars at exchange rates prevailing at the date of the transaction. The carrying value of monetary assets and liabilities are translated at the rate of exchange prevailing at the balance sheet date. Non-monetary assets are translated at the rates of exchange prevailing when the assets were acquired or the liabilities assumed. Revenue and expense items are translated at the average rate of exchange during the period. Translation gains or losses are included in net earnings for the period.

Canadian currency in these financial statements is denoted as “Cdn$,” European Common Market currency is denoted as “Euro” or “ €,” and Ghanaian currency is denoted as “Cedi” or “Cedis.”

Income taxes

Income taxes comprise the provision (or recovery) for taxes actually paid or payable and for future taxes. Future income taxes are computed using the asset and liability method whereby future income tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Future income tax assets and liabilities are computed using income tax rates in effect when the temporary differences are expected to reverse. The effect on the future tax assets and liabilities of a change in tax rates is recognized in the period of substantive enactment. The provision or recovery for future taxes is based on the changes in future tax assets and liabilities during the period. In estimating future income tax assets, a valuation allowance is determined to reduce the future tax assets to amounts that are more likely than not to be realized.

Net income per share

Basic income per share is calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. In periods with earnings the calculation of diluted net income per common share uses the treasury stock method to compute the dilutive effects of stock options, warrants and other dilutive instruments. In periods of loss, diluted net income per share is equal to basic income per share.

Revenue recognition

Revenue from the sale of gold is recognized when title and the risk of ownership pass to the buyer. Title and risk of ownership pass to the buyer when doré is delivered to the buyer’s refinery. Our gold is sold to a South African gold refinery and revenue is recognized when title is transferred to the customer at the refinery. The sales price is based on the London P.M. fix on the day of delivery.

Revenues from by-products are credited against operating costs and not included in revenues. By-product revenues have been de minimis to date at our existing properties.

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Stock based compensation

In accordance with the requirements of CICA Handbook Section 3870, “Stock Based Compensation and other Stock-based Payments” we use the fair value method to expense the fair value of options granted to employees and directors. The fair value of options granted is established at the date of the grant, using the Black-Scholes option-pricing model. Compensation expense for options with immediate vesting is recognized in the period of the grant. Compensation expense for options with graded vesting is recognized on a straight line basis over the vesting periods.

Derivatives

At various times we utilize forward foreign exchange and commodity price derivatives to manage exposure to fluctuations in foreign currency exchange rates and gold prices. We do not employ derivative financial instruments for trading purposes or for speculative purposes. Our derivative instruments are recorded on the balance sheet at fair value with changes in fair value recognized in earnings at the end of each period in an account titled “Derivative mark-to-market loss”.

Recent accounting pronouncements

Section 1530 – Comprehensive Income – This Section introduces new disclosure requirements regarding comprehensive income and its components, as well as net income, in the financial statements. As a consequence, certain unrealized gains and losses, which would otherwise be excluded from the calculation of net income and be assigned directly to shareholders’ equity, will be used to calculate comprehensive income. This section will be effective for fiscal years beginning on or after October 1, 2006. We adopted this new requirement in our January 2007 reporting.

Section 3855 – Financial Instruments – Recognition and Measurement – This section determines the time and value at which a financial instrument must be recorded in the balance sheet. In some cases, it may be measured at fair value or, in other cases, at cost. The standard also provides for the manner in which gains and losses related to financial instruments are to be recorded. This section will be effective for interim periods and fiscal years beginning on or after October 1, 2006. We adopted this new requirement in our January 2007 reporting.

Section 3865 – Hedges – This section provides guidance for hedge accounting when applied to certain derivatives that meet the definition of a hedge. Application of Section 3865 to derivatives that qualify as a hedges is optional, but once a derivative is classified as a hedge, the provisions of Section 3865 are then mandatory. Section 3865 replaces AcG-13, “Hedging Relationships” and completes the provisions of Section 1650, “Foreign Currency Translation”, by addressing how to account for hedges and related disclosure of information requirements. This section will be effective for fiscal years beginning on or after October 1, 2006. We adopted this new requirement in our January 2007 reporting.

Section 3861 – Financial Instruments – Disclosure and Presentation replaces Section 3860, “Financial Instruments – Disclosure and Presentation”, and establishes the requirements for presentation and disclosure of financial instruments and non-financial derivatives.

EIC-160 – On March 2, 2006, the CICA Emerging Issues Committee (“EIC”) issued EIC 160 “Stripping Costs Incurred in the Production Phase of a Mining Operation” This EIC requires stripping costs to be accounted for as variable production costs to be included in inventory unless the stripping activity can be shown to be a betterment of the mineral property, in which case the stripping costs would be capitalized. A betterment occurs when stripping activity increases future output of the mine by providing access to additional sources of reserves. Capitalized stripping costs would be amortized on a units-of-production basis over the proven and probable reserves to which they relate. We adopted this new requirement in our January 2007 reporting. As at December 31, 2006, the Company does not have any deferred stripping costs capitalized.

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3. Inventories

	As of December 31,
	2006	2005
Stockpiled ore	$18,244	$5,753
In–process	4,596	3,106
Materials and supplies	22,635	14,322

Total	$45,475	$23,181

There were approximately 92,000 and 16,000 recoverable ounces of gold in ore stockpile inventories at December 31, 2006 and 2005, respectively. The stockpile inventories are for the most part short-term surge piles which will be processed in the next 12 months or less.

4. Deposits

Represents cash advances and payments for equipment and materials purchases by our mines which are not yet delivered on-site.

5. Long term investments

Investment in Minera IRL

At December 31, 2006 we held a 16.3% interest in Minera IRL, a privately held gold exploration company which operates in South America. In the year ended December 31, 2005 we accounted for our investment as an equity investment, but by March 31, 2006 we no longer had significant influence, and we now account for the investment on the cost basis at $1.5 million.

Investment in Moto Goldmines Limited

At December 31, 2005 we held approximately 11% of the outstanding common shares of Moto Goldmines Limited (“Moto”), a gold exploration and development company publicly traded in Canada, with a focus on gold exploration and development in the Democratic Republic of Congo. In March 2006 we exercised our remaining one million warrants increasing our total ownership to six million common shares, and immediately afterward sold all six million common shares in a “bought–deal” transaction in Canada for Cdn$7.50 per share. The sale of the six million shares resulted in net proceeds to Golden Star of $39.0 million (Cdn$45.0 million) yielding a pre–tax capital gain of $30.2 million.

Investment in EURO

EURO’s most significant asset is its royalty from the Rosebel mine in Suriname, owned and operated by IAMGold Corporation. At December 31, 2005 we owned 53% of EURO’s outstanding common shares and as such consolidated EURO’s financial results with our own.

During the second quarter of 2006 we sold 362,029 of our EURO shares in open market transactions realizing approximately $0.7 million of cash. On June 19, 2006 we sold an additional four million EURO shares in a private transaction for $2.5 million of cash. The purchasers of the four million shares have agreed to pay additional consideration to Golden Star if they sell the shares at a gain.

The combined share sales during the second quarter diluted our holding in EURO’s common shares to approximately 43%. In response to our reduced ownership position, the equity method of accounting was adopted on June 20, 2006 for our remaining interest in EURO. Under the equity accounting method, our consolidated financial statements no longer include EURO’s assets and liabilities. The net effect of the change in accounting method resulted in recognition of $17.7 million of non-cash gains in the second quarter of 2006. The total gain from the change in our EURO ownership position, consisting of $3.2 million in cash received from sale of shares and $17.7 million from the change in accounting method, is $20.9 million.

During December 2006, we sold approximately eighteen million common shares of EURO Ressources S.A. (“EURO”) in a series of public and private transactions, resulting in the reduction of Golden Star’s ownership interest in EURO to approximately three million EURO shares or approximately 6% of its outstanding equity. Net proceeds of the sale totaled approximately $30.0 million and as a result of this sale, the earlier sales and the change to the equity method of accounting we recognized a total gain of $50.9 million.

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Since our investment in EURO was diluted to less than 20% in December 2006, we now account for the investment on the cost basis at zero carrying value. The market value of the remaining EURO common shares was $5.7 million at December 31, 2006 based on EURO’s closing share price as of that date.

In addition to the remaining approximate 6% shareholding in EURO as of December 31,2 006, we hold a residual participation right payable by EURO, based on gold production from IAMGold’s Gross Rosebel Mine on gross gold production in excess of 2.0 million ounces and less than 7.0 million ounces and an option to joint venture the Paul Isnard Project in French Guiana with EURO.

6. Deferred exploration and development costs

Consolidated property expenditures on our exploration projects for the year ended December 31, 2006 were as follows:

	Deferred Exploration & Development Costs as of 12/31/05	Capitalized Exploration Expenditures	Acquisition Costs	Impairments	Transfer to mining properties	Deferred Exploration & Development Costs as of 12/31/06
AFRICAN PROJECTS
Akropong trend and other Ghana	$4,947	$95	$—	$—	$(4,209)	$833
Prestea property – Ghana	2,074	25	—	—	(2,099)	—
Hwini–Butre and Benso – Ghana	135,832	4,486	2,397	—	—	142,715
Mano River – Sierra Leone	1,285	927	—	(197)	—	2,015
Afema – Ivory Coast	1,028	484	—	—	—	1,512
Goulagou – Burkina Faso	18,247	288	254	—	—	18,789
Other Africa	1,750	422	(1,090)	—	—	1,082
SOUTH AMERICAN PROJECTS
Saramacca – Suriname	731	50	—	—	—	781
Bon Espoir – French Guiana	1,382	268	—	(1,650)	—	—
Other South America	256	—	—	—	—	256

Total	$167,532	$7,045	$1,561	$(1,847)	$(6,308)	$167,983

Consolidated property expenditures on our exploration projects for the year ended December 31, 2005 were as follows:

	Deferred Exploration & Development Costs as of 12/31/04	Capitalized Exploration Expenditures	Acquisition Costs	Impairments	Transfer to mining properties	Deferred Exploration & Development Costs as of 12/31/05
AFRICAN PROJECTS
Akropong trend and other Ghana	$2,443	$2,824	$—	$(320)	$—	$4,947
Prestea property – Ghana	2,067	7	—	—	—	2,074
Hwini–Butre and Benso – Ghana	—	—	135,832	—	—	135,832
Mano River – Sierra Leone	758	527	—	—	—	1,285
Afema – Ivory Coast	—	918	110	—	—	1,028
Goulagou – Burkina Faso	—	—	18,247	—	—	18,247
Mininke – Mali	1,033	50	—	(1,083)	—	—
Other Africa	—	—	1,750	—	—	1,750
SOUTH AMERICAN PROJECTS
Saramacca – Suriname	394	337	—	—	—	731
Bon Espoir – French Guiana	501	881	—	—	—	1,382
Other South America	256	—	—	—	—	256

Total	$7,452	$5,834	$155,649	$(1,403)	$—	$167,532

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7. Property, plant and equipment

	As of December 31, 2006			As of December 31, 2005
	Property, Plant and Equipment at Cost	Accumulated Depreciation	Property, Plant and Equipment Net Book Value	Property, Plant and Equipment at Cost	Accumulated Depreciation	Property, Plant and Equipment, Net Book Value
Bogoso/Prestea	$57,392	$13,263	$44,129	$40,802	$8,240	$32,562
Prestea Underground	236	—	236	2,748	—	2,748
Wassa	55,785	7,618	48,167	50,701	1,985	48,716
EURO Ressources	—	—	—	1,456	1,449	7
Corporate & Other	924	398	526	611	117	494

Total	$114,337	$21,279	$93,058	$96,318	$11,791	$84,527

8. Mining properties

	As of December 31, 2006			As of December 31, 2005
	Mining Properties at Cost	Accumulated Amortization	Mining Properties, Net Book Value	Mining Properties at Cost	Accumulated Amortization	Mining Properties, Net Book Value
Bogoso/Prestea	$51,868	$33,241	$18,627	$46,970	$28,792	$18,178
Prestea Underground	28,891	—	28,891	21,612	—	21,612
Bogoso Sulfide	13,352	—	13,352	13,065	—	13,065
Mampon	15,721	—	15,721	15,062	—	15,062
Wassa	58,578	11,234	47,344	50,810	5,104	45,706
Other	12,840	—	12,840	4,465	—	4,465

Total	$181,250	$44,475	$136,775	$151,984	$33,896	$118,088

9. Construction-in-progress

At December 31, 2006 and 2005, mine construction–in–progress represents costs incurred for the Bogoso Sulfide Expansion Project since the beginning of 2005. Included in the total are costs of development drilling, plant equipment purchases, materials and construction costs, payments to the construction contractors, mining equipment costs, capitalized interest and pre-production stripping costs.

	As of December 31,
	2006	2005
Plant construction cost	$118,826	$27,655
Mining equipment cost	10,505	—
Pre-production stripping cost	22,397	—

Sub-total	151,728	27,655
Costs prior to project commencement	7,216	7,216
Capitalized interest	6,211	1,836

Total	$165,155	$36,707

10. Deferred stripping

The amount of stripping costs to be capitalized in each period is calculated by determining the tonnes of waste moved in excess of the life–of–pit average strip ratio and valuing the excess tonnage of removed waste at the average mining cost per tonne during the period. Costs are recovered in periods when the actual tonnes of waste moved are less than the average life–of–pit rate, such tonnes being valued at the rolling average cost of the waste tonnage amounts capitalized.

The capitalized component of waste rock removal costs is shown on our consolidated balance sheets in the line item titled “Deferred Stripping.” The cost impact is included in the Statements of Operations in the line item titled “Mining operations.”

Deferred stripping costs on our 2006 financial statements were related to the Plant-North pit at Prestea. The Plant-North pit was closed in late 2006 upon completion of mining activities.

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During the year ended December 31, 2006 all the remaining deferred stripping cost of $1.5 million was recovered.

11. Debt

	As of December 31,
	2006	2005
Current debt:
Bank loan – EURO (Note a)	$—	$2,667
Debt facility (Note b)	6,875	—
Equipment financing loans (Note c)	12,549	4,188

Total current debt	$19,424	$6,855
Long term debt:
Bank loan – EURO (Note a)	$—	$5,000
Debt facility (Note b)	8,125	—
Equipment financing loans (Note c)	10,413	11,632
Convertible notes (Note d)	48,373	47,666

Total long term debt	$66,911	$64,298

(a)	Bank loan – As a result of the sale of the EURO shares during the year (see Note 5), Golden Star no longer consolidates the financial statements of EURO. Therefore the EURO bank loan is not included within consolidated debt as of December 31, 2006.
(b)

Debt facility – On October 11th, 2006, GSBPL entered into an agreement for a $15.0 million debt facility with two Ghana-based banks known as Ecobank Ghana Limited and Cal Bank Limited. The $15.0 million was drawn down in October and November and is repayable over a term of 24 months starting 3 months after draw-down at an interest rate of US prime (currently 8.25%) plus 1%. Loan fees totaled one percent of the facility amount. The debt is secured by the non-mobile assets of Bogoso/Prestea and proceeds are to be used to cover construction costs of the Bogoso Sulfide Expansion Project. There are no hedging requirements or equity-type incentives required under the facility. Due to the short term nature of this facility, the fair value of the debt facility approximates the book value at December 31, 2006.

(c)	Equipment financing credit facility – We maintain an equipment financing facility between Caterpillar Financial Services Corporation, GSBPL and GSWL, with Golden Star as the guarantor of all amounts borrowed. The facility provides credit for new and used mining equipment. This facility is reviewed annually. Amounts drawn under this facility are repayable over five years for new equipment and over two years for used equipment. The interest rate for each draw–down is fixed at the date of the draw–down using the Federal Reserve Bank 2–year or 5–year swap rate or LIBOR plus 2.38%. As of December 31, 2006, $23.0 million was outstanding under this facility. The average interest rate on the outstanding loans is approximately 6.7%. We estimate the fair value of the equipment financing facility to be approximately $21.7 million at December 31, 2006.
(d)	Convertible notes – We sold $50 million of senior unsecured convertible notes to a private investment fund on April 15, 2005. These notes were issued at par and bear interest at 6.85%. They are convertible at any time at the option of the holder at a conversion price of $4.50 per common share. At the maturity date, April 15, 2009, we have the option to repay the outstanding notes with i.) cash, ii.) common shares issued to the note holders or iii.) a combination of cash and common shares. For any notes repaid in common shares the number of shares will be determined by dividing the loan balance by an amount equal to 95% of the average price over the 20 trading day period ended five days before the notes are due. Due to the beneficial conversion feature, approximately $47.1 million of the note balance was initially classified as a liability and $2.9 million was classified as equity. Periodic accretion will increase the liability to the full $50 million amount due (after adjustments, if any, for converted notes) by the end of the note term. The periodic accretion is included in interest expense. A total of $6.2 million of interest on the convertible notes has been capitalized as Bogoso sulfide expansion project costs. The loan fees totaled approximately $0.9 million, this amount was capitalized and is being amortized over the term of the notes. The remaining balance of $0.6 million was included in other assets at December 31, 2006. We estimate the fair value of the convertible notes to be approximately $47.5 million at December 31, 2006.

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12. Derivatives

EURO – In January 2005, EURO, then a majority owned subsidiary, entered into a series of derivative contracts in conjunction with a $6.0 million loan agreement. EURO’s derivatives are tied to a future stream of gold royalty payments EURO expects to receive from IAMGold Corporation, which purchased a mining property interest from Golden Star in 2002. Golden Star originally owned the royalty but sold the royalty to EURO in 2004. In September 2005, EURO entered into a second set of derivative contracts related to a further $3.0 million debt facility.

During 2005, we recorded a realized derivative loss of $0.5 million for cash settlement of the first four quarterly tranches and we recorded $9.6 million of unrealized, non–cash, mark–to–market losses as of December 31, 2005. During the first half of 2006 we recorded $0.8 million payments to EURO’s counterparties for expiring positions and an additional $4.1 million mark–to–market loss for the period ended June 19, 2006.

As a result of the sale of our EURO shares in June 2006 (see Note 5), we no longer consolidate the financial statements of EURO. Therefore, the EURO derivative contract liability is not included in our consolidated balance sheet as of December 31, 2006.

Gold Derivatives – To provide gold price protection during the 2005/2006 construction phase of the Bogoso Sulfide Expansion Project, we purchased a series of gold puts. The first purchase occurred in the second quarter of 2005 when we purchased put options on 140,000 ounces of gold at an average floor price of $409.75, paying approximately $1.0 million in cash for the options.

We purchased an additional 90,000 put options in the third quarter of 2005 locking in a $400 per ounce floor for each of the 90,000 ounces. Increases in the gold price during 2006 resulted in a nil value for our remaining puts at December 31, 2006. This was $0.1 million less than the value at December 31, 2005 and approximately $1.0 million less than the initial purchase cost. We have 37,500 ounces of put options with an average strike price of $404 per ounce remaining at December 31, 2006.

To acquire the put options in the third quarter of 2005, we sold 90,000 ounces of call options with a strike price of $525 per ounce. The revenue from the sale of the call options exactly offset the cost of the put options bought in the same quarter. At the beginning of 2006 there were 65,000 call options outstanding. During the second quarter of 2006 we bought back 30,000 ounces of call options for $2.6 million. In addition, call options for 29,000 ounces were exercised during the year requiring total payments of $2.6 million to the counterparty. The lower number of call options held by the Company at December 31, 2006 resulted in a lower mark-to-market value and accordingly we recorded a $1.6 million derivative gain on the calls. At December 31, 2006 our gold call obligation consists of 6,000 ounces at $525 per ounce, and at the date of this report there are none.

Foreign Currency Forward Positions – To help control the potential adverse impact of fluctuations in foreign currency exchange rates on the cost of equipment and materials we expected to purchase during the 2006 construction phase of the Bogoso Sulfide Expansion Project, we entered into forward contracts. These contracts, established without cost, had a fair value of nil and $1.0 million at December 31, 2006 and December 31, 2005, respectively.

The following table summarizes our derivative contracts at December 31, 2006:

At December 31, 2006	Scheduled for settlement in first quarter of 2007
Gold put options
Ounces (thousands)	37.5
Average price per ounce ($)	404
Gold call options
Ounces (thousands)	6
Average price per ounce ($)	525

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Fair Value of Derivatives	December 31, 2006	Fair value of EURO derivative on June 19, 2006	December 31, 2005	(Expense)/ Gain
Cash–settled forward gold price agreements	$—	$(13,707)	$(9,560)	$(4,147)
Puts	—	—	74	(74)
Calls	(685)	—	(2,250)	1,565
Rand forward purchases	—	—	1,146	(1,146)
Euro forward purchases	—	—	(162)	162

Unrealized loss	$(685)	$(13,707)	$(10,752)	$(3,640)

Realized loss
Cash–settled forward gold price agreements				(757)
Calls				(5,192)

Total derivative loss				$(9,589)

13. Asset retirement obligations

Our Asset Retirement Obligations (“ARO”) are equal to the present value of all estimated future closure costs associated with reclamation, demolition and stabilization of our Bogoso/Prestea and Wassa mining and ore processing properties. Included in this liability are the costs of mine closure and reclamation, processing plant and infrastructure demolition, tailings pond stabilization and reclamation and environmental monitoring costs. While the majority of these costs will be incurred near the end of the mines’ lives, it is expected that certain on–going reclamation costs will be incurred prior to mine closure. These costs are recorded against the current asset retirement obligation liability as incurred. The total undiscounted amount of the estimated cash flows is $30.5 million.

The changes in the carrying amount of the ARO during 2006 and 2005 were as follows:

	2006	2005
Balance at January 1	$11,393	$8,660
Accretion expense	835	752
Cost of reclamation work performed	(1,130)	(691)
Additions, change in estimates and other	8,000	2,672

Balance at December 31	$19,098	$11,393

Current portion	$3,064	$3,107
Long term portion	$16,034	$8,286

The new liabilities incurred during 2006 relates to the greater reclamation liability associated with the Bogoso Sulfide Expansion Project, the reclamation liability incurred with the development of the Pampe properties and the mining of the SAK pits at Wassa. The increased liability relates to the reclamation associated with the removal of the plant, the expanded tailings facility and the increased size of the pits and dumps. We also completed a reclamation study for bonding as required by the Ghana Environmental Protection Agency (“EPA”) and updated our cost estimates based on the results of the study.

The undiscounted cash flows used to determine the ARO are $31.5 million. A credit adjusted risk free rate of 9.25% was used to discount our additions to the ARO during 2006.

14. Commitments and contingencies

Our commitments and contingencies include the following items:

(a)	Environmental Regulations – The Company’s mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. As such we cannot predict the full amount of our future expenditure to comply with these laws and regulations. We conduct our operations so as to protect the environment and believe our operations are in compliance with applicable laws and regulations in all material respects.

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(b)	Environmental Bonding in Ghana – In 2005, pursuant to a reclamation bonding agreement between the EPA and GSWL, we bonded $3.0 million to cover future reclamation obligations at Wassa. To meet the bonding requirements we established a $2.85 million letter of credit and deposited $0.15 million of cash with the EPA. In addition, pursuant to a bonding agreement between the EPA and GSBPL we bonded $9.5 million in early 2006 to cover our future obligations at Bogoso/Prestea. To meet these requirements we deposited $0.9 million of cash with the EPA with the balance covered by a letter of credit.

(c)	Cash Restricted for Environmental Rehabilitation Liabilities – In 1999, we were required, according to the acquisition agreement with the sellers of GSBPL, to restrict $6.0 million of cash to be used for the ongoing and final reclamation and closure costs at Bogoso. Between 1999 and 2001 we withdrew $2.6 million of the restricted cash to cover our out–of–pocket cash reclamation costs. In early 2006, GSBPL met the EPA’s bonding requirements and as a result the sellers of GSBPL released the remaining $3.5 million to us in September 2006.

(d)	Royalties –

(i)	Dunkwa Properties: As part of the acquisition of the Dunkwa properties in August 2003, we agreed to pay the seller a net smelter return royalty on future gold production from the Mansiso and Asikuma properties. Per the acquisition agreement, there will be no royalty due on the first 200,000 ounces produced from Mampon which is located on the Asikuma property. The amount of the royalty is based on a sliding scale which ranges from 2% of net smelter return at gold prices at or below $300 per ounce up to 3.5% for gold prices in excess of $400 per ounce.

(ii)	Government of Ghana: Under the laws of Ghana, a holder of a mining lease is required to pay an annual royalty of not less than 3% and not more than 6% of the total revenues earned from the lease area. The royalty is payable on a quarterly basis. We currently pay a 3% annual royalty on gold production from Bogoso/Prestea and Wassa.

(iii)	Benso: Benso is subject to a 1.5% net smelter return royalty and a $1.00 per ounce gold production royalty. The smelter return royalty may be purchased for $4.0 million (or $6.0 million if a feasibility study indicates more than 3.5 million ounces of recoverable gold) and the gold production royalty may be purchased for $0.5 million.

(iv)	Riyadh: Riyadh is subject to a 10% net smelter return royalty.

(v)	Prestea Underground – The Prestea Underground is subject to a 2.5% net profits interest on future income. Ownership of the 2.5% net profit interest is currently held by the bankruptcy trustee overseeing liquidation of Prestea Gold Resources Limited, our former joint venture partner in the Prestea Underground.

(e)	Afema Project – On March 29, 2005 we entered into an agreement with Societe d’Etat pour le Development Minier de la Cote d’Ivoire (“SO.DE.MI.”), the Cote d’Ivoire state mining and exploration company, to acquire its 90% interest in the Afema gold property in south–east Cote d’Ivoire. Golden Star has the right to complete the transaction to acquire 100% of SO.DE.MI.’s rights in the Afema property for $1.5 million. In addition to the acquisition payment, we agreed to pay SO.DE.MI. a royalty on any future gold production from the Afema property. The royalty is indexed to the gold price and ranges from 2% of net smelter returns at gold prices below $300 per ounce to 3.5% of net smelter returns for gold prices exceeding $525 per ounce. If we proceed with the $1.5 million payment to acquire full rights to the property, the purchase agreement requires us to spend an additional $3.5 million on exploration work at Afema, subject to exploration success, over the following three and a half years.

(f)	Hwini-Butre – As part of the Sales Agreement for the purchase of the HBB properties, Golden Star has agreed to pay B.D. Goldfields Ltd an additional $1.0 million upon receipt of all the necessary licenses, permits, approvals and consents required to mine the Hwini-Butre concession.

(g)	We are engaged in routine litigation incidental to our business. No material legal proceedings, involving us or our business are pending, or, to our knowledge, contemplated, by any governmental authority. We are not aware of any material events of non–compliance with environmental laws and regulations.

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15. Warrants

The following warrants were outstanding as of December 31, 2006 and 2005.

Issued with:	Date issued	Warrants outstanding	Exercise price		Expiration date

Equity offering	February 14, 2003	8,448,334	Cdn$	4.60	February 14, 2007
St. Jude acquisition	December 21, 2005	3,240,000	Cdn$	4.17	November 20, 2008

Total		11,688,334

The 8.4 million warrants expired on February 14, 2007 traded on the Toronto Stock Exchange under the symbol GSC.WT.A. During 2005, 385,000 warrants were exercised resulting in cash proceeds of $0.7 million to Golden Star.

16. Stock based compensation

Stock Options – We have one stock option plan, the Second Amended and Restated 1997 Stock Option Plan (the “Plan”) and options are granted under this plan from time to time at the discretion of the Compensation Committee. Options granted are non–assignable and are exercisable for a period of ten years or such other period as stipulated in a stock option agreement between Golden Star and the optionee. Under the Plan, we may grant options to employees, consultants and directors of the Company or its subsidiaries for up to 15,000,000 shares of common stock. Under the plan we reserved an aggregate of 15,000,000 shares of common stock for issuance pursuant to the exercise of options of which 5,647,150 are available at December 31, 2006. Options take the form of non–qualified stock options, and the exercise price of each option is not less than the market price of our stock on the date of grant. Options typically vest over periods ranging from immediately to four years from the date of grant. Vesting periods are determined at the discretion of the Compensation Committee.

In addition to options issued under the Plan, 2,533,176 options were issued to various employees of St. Jude in exchange for St. Jude options of which 792,000 remain unexercised as of December 31, 2006. All of the remaining unexercised options held by St. Jude employees are vested. All figures shown below include the options issued to St. Jude employees.

Amounts recognized in the statements of operations with respect to the Plan are as follows:

	2006	2005	2004
Total stock compensation cost during the period	$1,842	$900	$1,400

We granted 1,411,750, 514,000 and 855,000 options under the Plan during the years ended December 31, 2006, 2005 and 2004, respectively. Golden Star does not receive a tax deduction for the issuance of options. As a result we did not recognize any income tax benefit related to the stock compensation expense during the years ended December 31, 2006, 2005 and 2004.

The fair value of options granted during 2006 and 2005 were estimated at the grant dates using the Black–Scholes option–pricing model based on the assumptions noted in the following table:

	2006	2005	2004
Expected volatility	50.67 to 63.83%	27.3 to 34.9%	36%
Risk–free interest rate	4.00% to 4.70%	2.75% to 3.50%	3.72% to 4.06%
Expected lives	4 to 7 years	0.5 to 5 years	3.5 to 5 years
Dividend yield	0%	0%	0%

In 2006, expected volatilities are based on the mean reversion tendency of the volatility of Golden Star’s shares and its peer group. Golden Star uses historical data to estimate share option exercise and employee departure behavior used in the Black–Scholes model; groups of employees that have dissimilar historical behavior are considered separately for valuation purposes. The expected term of the options granted represents the period of time that the options granted are expected to be outstanding; the range given above results from certain groups of employees exhibiting different post–vesting behaviors. The risk–free rate for periods within the contractual term of the option is based on the Canadian Chartered Bank Administered Interest rates in effect at the time of the grant.

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A summary of option activity under the Plan as of December 31, 2006 and changes during the year then ended is presented below:

	Options (000’)	Weighted– Average Exercise price (Cdn$)	Weighted– Average Remaining Contractual Term (Years)	Aggregate intrinsic value ($000)
Outstanding as of December 31, 2005	7,390	2.75	5.2	$2,533
Granted	1,412	3.59	9.6
Exercised	(1,933)	1.96	—	(3,162)
Forfeited	(313)	5.89

Outstanding as of December 31, 2006	6,556	2.98	5.7	3,583

Exercisable at December 31, 2006	5,381	2.73	5.0	$2,668

	Options outstanding		Options exercisable
Range of exercise prices (Cdn$)	Number outstanding at December 31, 2006	Weighted– average remaining contractual life (years)	Weighted- average exercise price (Cdn$)	Number exercisable at December 31, 2006	Weighted- average exercise price (Cdn$)
1.00 to 2.50	3,396	3.5	1.58	3,396	1.58
2.51 to 4.00	1,882	8.4	3.46	1,078	3.43
4.01 to 7.00	1,234	7.5	5.90	863	6.07
7.01 to 10.00	44	7.0	9.07	44	9.07

	6,556	5.7	2.98	5,381	2.73

The weighted–average grant date fair value of share options granted during the years ended December 31, 2006, 2005 and 2004 was Cdn$2.61, Cdn$0.95 and Cdn$2.45, respectively. The intrinsic value of options exercised during the years ended December 31, 2006, 2005 and 2004 was $3.2 million, $0.4 million, and $4.4 million, respectively.

A summary of the status of non–vested options at December 31, 2006 and changes during the year ended December 31, 2006, is presented below:

	Number of options (‘000)	Weighted average grant date fair value (Cdn$)
Non-vested at January 1, 2006	670	1.95
Granted	1,412	2.61
Vested	(764)	2.43
Forfeited	(143)	2.36

Non-vested at December 31, 2006	1,175	2.38

As of December 31, 2006 there was a total unrecognized compensation cost of Cdn$2.0 million related to share–based compensation granted under the Plan. That cost is expected to be recognized over a weighted–average period of 2.2 years. The total fair values of shares vested during the year ended December 31, 2006, 2005 and 2004 were Cdn$1.9 million, Cdn$2.9 million, and Cdn$ 1.7 million, respectively.

Stock Bonus Plan – In December 1992, we established an Employees’ Stock Bonus Plan (the “Bonus Plan”) for any full–time or part–time employee (whether or not a director) of the Company or any of our subsidiaries who has rendered meritorious services which contributed to the success of the Company or any of its subsidiaries. The Bonus Plan provides that a specifically designated committee of the Board of Directors may grant bonus common shares on terms that it might determine, within the limitations of the Bonus Plan and subject to the rules of applicable regulatory authorities. The Bonus Plan, as amended, provides for the issuance of 900,000 common shares of bonus stock of which 495,162 common shares had been issued as of December 31, 2006.

During the year ended December 31, 2006 and 2005 we issued 4,000 and 45,342 common shares, respectively, to employees under the Bonus Plan.

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17. Income taxes

We recognize future tax assets and liabilities based on the difference between the financial reporting and tax basis of assets and liabilities using the enacted tax rates expected to be in effect when the taxes are paid or recovered. We provide a valuation allowance against future tax assets for which we do not consider realization of such assets to meet the required “more likely than not” standard.

Our future tax assets and liabilities at December 31, 2006 and 2005 include the following components:

	December 31,
	2006	2005
Future tax assets:
Offering costs	$1,489	$2,577
Non-capital loss carryovers	64,228	62,745
Capital loss carryovers	1,361	12,206
Mine property costs	10,883	10,840
Reclamation costs	3,225	1,226
Derivatives	2,664	4,288
Other	887	1,479
Valuation allowance	(37,227)	(39,240)

Future tax assets	$47,510	$56,121
Future tax liabilities:
Mine property costs	$81,870	$85,575
Derivatives	439	388
Conversion feature discount	529	759
Other	1,619	—

Future tax liabilities	84,457	86,722

Net future tax assets/(liabilities)	$(36,947)	$(30,601)

Reconciliation of net future tax assets/(liabilities) to Balance sheet:

Current portion of future tax assets	—	6,248
Future tax assets	6,657	8,223
Current portion of future tax liability	(1,450)	—
Future tax liability	(42,154)	(45,072)

Net future tax assets/(liabilities)	$(36,947)	$(30,601)

The composition of our valuation allowance by tax jurisdiction is summarized as follows:

	2006	2005
Canada	$24,692	$23,712
France	—	5,584
Ghana	12,535	9,944

Total valuation allowance	$37,227	$39,240

During 2006 $5.6 million of valuation allowance related to France was eliminated due to the deconsolidation of EURO.

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The provision for income taxes includes the following components:

	2006	2005	2004
Current
Canada	$—	$—	$—
Foreign	—	—	—

Future
Canada	4,926	(4,926)	—
Foreign	1,112	(8,004)	(1,542)

Total	$6,038	$(12,930)	$(1,542)

A reconciliation of expected income tax on net income before minority interest at statutory rates with the actual expenses (recovery) for income taxes is as follows:

	2006	2005	2004
Net income /(loss) before minority interest	$71,521	$(26,184)	$2,377
Statutory tax rate	32.5%	32.5%	32.1%

Tax expense/(benefit) at statutory rate	23,258	(8,515)	763

Foreign tax rates	(7,104)	(3,296)	(152)
Change in tax rates	(2,634)	568	—
Non-taxable portion of capital (gains)/losses	(5,555)	270	3,174
Expired loss carryovers	842	16,287	1,450
Deconsolidation of EURO carryovers and tax basis	(1,894)	—	—
Ghana investment allowance	—	(666)	(316)
Non-deductible stock option compensation	599	274	445
Non-deductible expenses	36	163	119
Non-taxable income	(624)	—	—
Tax loss of EURO shares	—	—	(2,898)
Loss carryover not previously recognized	(402)	(444)	4,447
Intercompany asset basis not deductible	—	6,320	—
Ghana property basis not previously recognized	—	862	(2,733)
Non-deductible Ghana property basis	2,213	597	—
Change in future tax assets due to exchange rates	(637)	238	(3,919)
Change in valuation allowance	(2,060)	(25,588)	(1,922)

Income tax expense /(recovery)	$6,038	$(12,930)	$(1,542)

During 2006, 2005 and 2004, we recognized $4.2 million, $0.3 million and $6.4 million, respectively, of share offering costs. Shareholders’ equity has been credited in the amounts of $1.3 million, $0.1 million and $2.1 million for the tax benefits of these deductions; however a valuation allowance had been provided against their full amount. In addition, in 2005 we reported a $2.9 million discount related to our convertible debt. Shareholders’ equity has been charged in the amount of $0.9 million for the associated tax expense. A $0.4 million valuation allowance has been provided in shareholders’ equity for the net tax impact of the share offering costs and discount items.

At December 31, 2006 we had tax pool and loss carryovers expiring as follows:

	Canada	Ghana
2007	$356
2008	1,897
2009	2,339
2010	1,099
2014	10,622
2015	5,969
2026	3,996
Indefinite	8,368	$222,732

Total	$34,646	$222,732

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18. Earnings per Common share

The following table provides a reconciliation between basic and diluted earnings per common share:

	For the years ended December 31,
	2006	2005	2004
Net income/(loss)	$64,689	$(13,531)	$2,642

Weighted average number of common shares (millions)	207.5	143.6	138.3
Dilutive securities:
Options	2.2	2.7	2.9
Warrants	—	—	2.5

Weighted average number of diluted shares	209.7	146.3	143.7

Basic earnings/(loss) per share	$0.312	$(0.094)	$0.019
Diluted earnings/(loss) per share	$0.308	$(0.092)	$0.018

19. Supplemental cash flow information

The following is a summary of non-cash transactions:

	2006	2005	2004
Supplemental disclosure of non-cash transactions
De-consolidation of EURO (see Note 5):
- Accounts receivable	$2,341	$—	$—
- Capitalized loan fees	91	—	—
- Accounts payable	754	—	—
- Derivative liability	6,333	—	—
Investment in Goldfields Miniere S.A.(1)	—	—	300
Common shares issued to purchase Goldfields Miniere S.A	—	—	(300)
Non-cash component of St. Jude Resources Ltd.	—	110,924	—
Common shares, warrants and options issued to purchase St. Jude Resources Ltd.	$—	$(110,924)	$—

(1)	Name changed to Golden Star Miniere SA

There was no cash paid for income taxes during 2006, 2005 and 2004. Cash paid for interest was $4.0 million in 2006 $3.1 million in 2005 and $0.1 million in 2004. A total of $0.1 million of depreciation was included in general and administrative costs or was capitalized into projects.

20. Operations by segment and geographic area

The following segment and geographic data includes revenues based on product shipment origin and long-lived assets based on physical location. Previously Prestea Underground was included in the ‘Other’ segment, in 2006 we have included Prestea Underground in the Bogoso/Prestea segment, 2005 and 2004 has been adjusted to reflect this change in the composition of our segments.

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	Africa
As of and for the year ended December 31,	Bogoso/ Prestea	Wassa	Other	South America	Corporate	Total
2006
Revenues	$63,563	$59,262	$18	$4,254	$1,593	$128,690
Interest expense	786	779		281		1,846
Income tax expense/(recovery)	2,117	—	(3,229)	—	(4,926)	(6,038)
Net income/(loss)	8,045	(1,512)	2,586	(3,981)	59,551	64,689
Total assets	360,455	110,866	166,750	7,852	17,851	663,774
2005
Revenues	$58,534	$31,405	$—	$4,282	$1,244	$95,465
Interest expense	325	348	—	415	1,328	2,416
Income tax expense/(recovery)	4,848	—	—	3,156	4,926	12,930
Net income/(loss)	4,578	(8,994)	(20)	(412)	(8,683)	(13,531)
Total assets	168,166	103,506	175,232	10,604	107,095	564,603
2004
Revenues	$61,002	$—	$—	$3,145	$882	$65,029
Interest expense	105	—		15	19	139
Income tax expense/(recovery)	1,542	—	—	—	—	1,542
Net income/(loss)	12,533	(168)	—	1,772	(11,495)	2,642
Total assets	105,624	70,681	15,753	817	59,285	252,160

21. Related parties

During 2006, we obtained legal services from a legal firm to which our Chairman is of counsel. The total cost of all services purchased during 2006 and 2005 was $0.5 million and $1.2 million, respectively. Our Chairman did not personally perform any legal services for us during 2006 or 2005 nor did he benefit directly or indirectly from payments for the services performed by the firm. During the first quarter of 2006, a corporation controlled by Michael A. Terrell, a director of Golden Star, provided management services to St. Jude for which it was paid Cdn$0.13 million. Mr. Terrell became a director of Golden Star following our acquisition of St. Jude in December 2005. Mr. Terrell’s company ceased providing services to St. Jude at March 31, 2006.

22. Financial Instruments

Fair Value—Our financial instruments are comprised of cash, short-term investments, accounts receivable, restricted cash, accounts payable, accrued liabilities, accrued wages, payroll taxes and debt. The fair value of cash and short-term investments, accounts receivable, accounts payable, accrued liabilities and accrued wages, payroll taxes and current debt equals their carrying value due to the short-term nature of these items. The fair value of restricted cash is equal to the carrying value as the cash is invested in short-term, high-quality instruments. See Note 11 for fair values of long term debt.

23. Subsequent Event

Equity Offering – On March 1, 2007, we sold 21 million common shares at a price of $3.60 per share resulting in $75.6 million in gross proceeds. Net proceeds were $72.2 million after deducting underwriting commissions but before deducting offering expenses. On March 9, 2007 the underwriters exercised their option to sell an additional 3.15 million common shares for additional gross proceeds of $11.3 million. After deducting underwriting commissions, net proceeds from these additional shares were $10.8 million. The proceeds will be used to purchase an interest in an electric power station in Ghana, for completion and start-up of the Bogoso sulfide expansion project, for a feasibility study and if warranted, development of the HBB Properties, and for general corporate and working capital purposes.

On February 14, 2007 warrants to purchase 8.4 million common shares at a strike price of Cdn$4.60 expired.

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24. Quarterly Financial Data (Unaudited)

	2006 Quarters ended[2]				2005 Quarters ended[1]
($ millions, except per share data)	Dec. 31	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun 30	Mar . 31
Revenues	$33.2	$36.6	$31.5	$27.4	$27.7	$24.7	$24.9	$18.1
Net income/(loss)	30.8	1.5	13.1	19.3	(1.0)	(6.7)	(3.7)	(2.2)

Net earnings/(loss) per share
Basic	$0.148	$0.007	$0.063	$0.093	$(0.007)	$(0.047)	$(0.026)	$(0.016)
Diluted	$0.146	$0.007	$0.063	$0.092	$(0.007)	$(0.047)	$(0.026)	$(0.016)

(1)	Quarters one, two and three of 2005 have been restated as if hedge accounting had not been applied to EURO’s gold futures contracts. EURO did not apply hedge accounting to quarter four and thus it is not restated.
(2)	Reflect the restatement of in-process metals inventories for quarters one, two and three.

25. Measurement Uncertainty

The carrying value of the assets in respect of the Wassa mine was $95.1 million as at December 31, 2006. The valuation of the Wassa mine is highly sensitive to assumptions regarding the price of gold and the number of ounces expected to be produced. As at December 31, 2006, the impairment analysis incorporated the following key assumptions:

•	Gold prices per ounce of $650 in 2007, $638 in 2008, $592 in 2009, and $562 in 2010 and 2011.

•	Approximately one third of the non-reserve resources would eventually be found economic and would be mined and processed.

Based on these assumptions, the Wassa mine was not impaired based on the projected undiscounted cash flows of the mine.

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APPENDIX B

GOLDEN STAR RESOURCES LTD.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR

ENDED DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited management’s assessment, included in the accompanying REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING, that Golden Star Resources Ltd. (the “Company”) maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company as of December 31, 2004 and 2003 and the consolidated statements of operations, changes in shareholders’ equity and cash flows for the each of the three years in the period ended December 31, 2004 and our report dated February 2, 2005 expressed an unqualified audit opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Calgary, Alberta, Canada

April 28, 2005

AUDITORS’ REPORT

To the Shareholders of

Golden Star Resources Ltd.:

We have audited the consolidated balance sheets of Golden Star Resources Ltd. as of December 31, 2004 and 2003 and the consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004 and 2003, and the consolidated results of its operations and cash flows for each of the three years in the period ended December 31, 2004, in accordance with accounting principles generally accepted in Canada.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Calgary, Alberta, Canada

February 2, 2005

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED BALANCE SHEETS

(Stated in thousands of US dollars except shares issued and outstanding)

	As of December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 1)	$51,727	$89,970
Accounts receivable	3,592	790
Inventories (Notes 1 and 3)	15,366	12,661
Due from sale of property (Note 4)	1,000	1,000
Tax asset (Note 17)	1,542	—
Deposits (Note 5)	5,102	—
Prepaids	517	514

Total Current Assets	78,846	104,935

RESTRICTED CASH (Note 14)	3,351	3,317
DUE FROM SALE OF PROPERTY (Note 4)	—	1,000
LONG TERM INVESTMENTS (Note 6)	5,528	888
DEFERRED EXPLORATION AND DEVELOPMENT COSTS (Note 7)	7,452	9,108
PROPERTY, PLANT AND EQUIPMENT (Note 8)	28,653	18,202
MINING PROPERTIES (Note 9)	74,197	56,808
MINE CONSTRUCTION-IN-PROGRESS (Note 10)	51,159	27,376
DEFERRED STRIPPING (Notes 1 and 11)	1,357	—
OTHER ASSETS	1,617	757

Total Assets	$252,160	$222,391

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$7,010	$3,800
Construction retention payable	—	1,350
Other accrued liabilities	9,203	2,859
Current debt (Note 12)	1,267	142

Total Current Liabilities	17,480	8,151

LONG TERM DEBT (Note 12)	1,707	657
ASSET RETIREMENT OBLIGATIONS (Note 13)	8,660	7,745

Total Liabilities	27,847	16,553

MINORITY INTEREST	6,353	7,476

COMMITMENTS AND CONTINGENCIES (Note 14)

SHAREHOLDERS’ EQUITY
SHARE CAPITAL
First Preferred Shares, without par value, unlimited shares authorized. No shares issued	—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 142,244,112 at December 31, 2004; 132,924,278 at December 31, 2003	342,494	326,623
CONTRIBUTED SURPLUS	2,040	955
DEFICIT	(126,574)	(129,216)

Total Shareholders’ Equity	217,960	198,362

Total Liabilities and Shareholders’ Equity	$252,160	$222,391

The accompanying notes are an integral part of these consolidated financial statements.

By:	/s/ David K. Fagin — Director	By:	/s/ Peter J. Bradford — Director

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in thousands of US dollars except per share amounts)

	For the years ended December 31,
	2004	2003	2002
REVENUE
Gold sales	$60,690	$63,512	$38,091
Royalty income	3,049	—	—
Interest and other	1,290	858	711

	65,029	64,370	38,802

EXPENSES
Mining operations	39,095	32,125	26,747
Depreciation, depletion and amortization	8,096	4,993	2,459
Accretion of asset retirement amortization	645	578	—

Total production costs	47,836	37,696	29,206
Exploration expense (Note 1)	895	594	485
General and administrative expense	6,811	5,153	3,886
Corporate development expense	4,504	10	—
Option expense (Note 16)	1,386	403	—
Loss on equity investment	331	—	—
Abandonment and impairment of mineral properties	470	175	—
Loss on sale of assets	—	—	(425)
Interest	139	42	265
Foreign exchange (gain)/loss	280	(2,331)	(139)

Total expenses	62,652	41,742	33,278

INCOME BEFORE THE UNDERNOTED	2,377	22,628	5,524
Gain on sale of marketable securities	—	1,905	—
Omai preferred share redemption premium	—	—	170

Income before minority interest	2,377	24,533	5,694
Minority interest	(1,277)	(2,577)	(838)
NET INCOME BEFORE TAX	1,100	21,956	4,856
Income tax recovery (Note 17)	1,542	—	—

NET INCOME	$2,642	$21,956	$4,856

NET INCOME PER COMMON SHARE – BASIC (Note 18)	$0.019	$0.198	$0.067
NET INCOME PER COMMON SHARE – DILUTED (Note 18)	$0.018	$0.186	$0.063
WEIGHTED AVERAGE SHARES OUTSTANDING (millions of shares)	138.3	111.0	72.4

The accompanying notes are an integral part of these consolidated financial statements.

5

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Stated in thousands of United States dollars except share amounts)

	Number of Common Shares	Share Capital	Contributed Surplus	Warrants	Equity Component of Convertible Debentures	Deficit
Balance at December 31, 2001	49,259,548	$167,929	$—	$410	$545	$(156,511)

Shares issued	31,506,000	27,507	—	—	—	—
Issue costs	—	(2,558)	—	—	—	—
Shares issued under options	547,916	520	—	—	—	—
Shares issued under warrants	2,535,960	1,778	—	—	—	—
Stock bonus	107,000	78	—	—	—	—
Debenture conversions	2,994,278	2,903	—	—	(545)	—
Warrants issued	—	—	—	1,817	—	—
Warrants exercised	—	397	—	(397)	—	—
Warrants issued to acquire property	—	—	—	255	—	—
Other	450,000	400	—	—	—	—
Net income	—	—	—	—	—	4,856

Balance at December 31, 2002	87,400,702	198,954	—	2,085	—	(151,655)

Shares issued	33,030,000	107,598	—	—	—	—
Issue costs	—	(6,455)	—	—	—	—
Warrants issued	—	—	—	1,780	—	—
Warrants exercised	—	1,504	—	(1,504)	—	—
Option issued — net of forfeitures	—	(955)	955	—	—	—
Shares issued under options	1,518,420	2,858	—	—	—	—
Shares issued under warrants	8,167,956	8,595	—	—	—	—
Stock bonus	57,200	118	—	—	—	—
Shares issued to acquire property	2,750,000	12,045	—	—	—	—
Cumulative effect of change in accounting method	—	—	—	—	—	483
Net income	—	—	—	—	—	21,956

Balance at December 31, 2003	132,924,278	324,262	955	2,361	—	(129,216)

Warrants exercised	—	755	—	(755)	—	—
Option issued — net of forfeitures	—	—	1,218	—	—	—
Shares issued under options	767,180	1,239	(133)	—	—	—
Shares issued under warrants	8,494,609	14,332	—	—	—	—
Shares issued to acquire property	58,045	300	—	—	—	—
Net income	—	—	—	—	—	2,642

Balance at December 31, 2004	142,244,112	$340,888	$2,040	$1,606	$—	$(126,574)

The accompanying notes are an integral part of these consolidated financial statements.

6

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in thousands of US dollars)

	For the years ended December 31,
	2004	2003	2002
OPERATING ACTIVITIES:
Net income	$2,642	$21,956	$4,856

Reconciliation of net income to net cash used in operating activities:
Depreciation, depletion and amortization	8,096	4,993	2,459
Deferred stripping	(1,357)	—	—
Loss on equity investment	331	—	—
Convertible debentures accretion	—	—	46
Premium on Omai preferred share redemption	—	—	(170)
Non-cash employee compensation	1,386	1,085	78
Abandonment and impairment of mineral properties	470	175	—
Tax asset	(1,542)	—	—
Gain on sale of assets	—	—	(425)
Reclamation expenditures	(730)	(841)	(465)
Asset retirement obligation	645	578	—
Minority interest	1,277	2,577	838

	11,218	30,523	7,217
Changes in assets and liabilities:
Accounts receivable	(2,802)	1,187	(746)
Inventories	(2,705)	(4,240)	(424)
Accounts payable and accrued liabilities	8,204	690	45
Marketable securities	—	906	(906)
Other	(5)	10	(293)

Net Cash Provided by Operating Activities	13,910	29,076	4,893

INVESTING ACTIVITIES:
Expenditures on deferred exploration and development	(5,260)	(4,539)	(208)
Expenditures on mining properties	(19,302)	(31,142)	(12,075)
Expenditures on property, plant and equipment	(12,286)	(10,691)	(3,430)
Expenditures on mine construction-in-progress	(23,783)	(22,833)	—
Omai preferred share redemption	—	—	310
Asset retirement obligation assets	1,000	1,192	—
Sale of property	1,000	1,000	5,425
Deposits	(5,102)	—	—
Investments	(4,971)	(888)	—
Other	(894)	(139)	(392)

Net Cash Used in Investing Activities	(69,598)	(68,040)	(10,370)

FINANCING ACTIVITIES:
Issuance of share capital, net of issue costs	15,270	113,408	29,095
Debt repayment	(153)	(5,289)	(6,502)
Increase in debt	2,328	799	2,384
Other	—	—	7

Net Cash Provided by Financing Activities	17,445	108,918	24,984

Increase/(decrease) in cash and cash equivalents	(38,243)	69,954	19,507
Cash and cash equivalents, beginning of period	89,970	20,016	509

Cash and cash equivalents end of period	$51,727	$89,970	$20,016

See Note 19 for supplemental cash flow information. Cash and cash equivalents at December 31, 2004 consisted of $2.8 million in money market funds, $38.9 million of short-term (less than 90 days) investments and $10.0 million of cash in checking accounts.

The accompanying notes are an integral part of these consolidated financial statements.

7

GOLDEN STAR RESOURCES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in tables are in thousands of US Dollars unless noted otherwise)

1. Summary of Significant Accounting Policies

Basis of Consolidation and the Preparation of Financial Statements

These consolidated financial statements are prepared and reported in United States (“US”) dollars and in accordance with generally accepted accounting principles in Canada, (“Canadian GAAP”). The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries and joint ventures. All material inter-company balances and transactions have been eliminated.

Fiscal Year

Our fiscal year runs from January 1 to December 31.

Use of Estimates

Preparation of our consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that can affect reported amounts of assets, liabilities, revenues and expenses. The more significant areas requiring the use of estimates include asset impairments, depreciation and amortization of assets, and site reclamation and closure accruals. Accounting for these areas is subject to estimates and assumptions regarding, among other things, gold reserves, gold recoveries, future gold prices, future operating costs, asset usage rates, and future mining activities. Management bases its estimates on historical experience and on other assumptions we believe to be reasonable under the circumstances. However, actual results may differ from our estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash deposits and highly liquid short term investments. We consider all highly liquid marketable securities with maturities of less than 91 days at date of purchase to be cash equivalents. Our cash equivalents consist mostly of US and Canadian government treasury bills, agency notes, auction rate certificates and money market funds.

Inventories

Inventories classifications include “stockpiled ore”, “in-process inventory”, “finished goods inventory” and “materials and supplies”. All of our inventories are recorded at the lower of cost or market, including direct production costs and attributable overhead and depreciation.

Stockpiled ore represents coarse ore that has been extracted from the mine and is ready for further processing. Stockpile ore is measured by estimating the number of tonnes (via truck counts or by physical surveys) added or removed from the stockpile, the number of contained ounces (based on assay data) and the estimated gold recovery percentage. Stockpiled ore value is based on the costs incurred (including depreciation and amortization) in bringing the ore to the stockpile. Costs are added to the stockpiled ore based on current mining costs per tonne and are removed at the average cost per recoverable ounce of gold in the stockpile.

In-process inventory represents material that is currently in the process of being treated to extract the contained gold and to transform it into a saleable product. The amount of gold in the in-process inventory is determined by assay and by measure of the quantities of the various gold-bearing materials in the recovery process. The in-process gold is valued at the average of the beginning inventory and the cost of material fed into the processing stream plus in-process conversion costs including applicable depreciation and amortization related to the processing facilities.

8

Finished goods inventory is composed of saleable gold in the form of doré bars that have been poured but not yet delivered to the buyer. The bars are valued at the lower of total cost or market value. Included in the total costs are the direct costs of the mining and processing operations as well as direct overheads, amortization and depreciation.

Materials and supplies inventories consist mostly of equipment parts, fuel and lubricants and reagents consumed in ore processing. Materials and supplies are valued at the lower of average cost or replacement cost.

Reserve Quantities Used in Units-of-Production Amortization

Gold ounces contained in ore stockpiles recognized in inventory balances on the balance sheet are excluded from total reserves when determining units-of-production amortization of mining property, asset retirement assets and other assets.

Marketable Securities

Short term investments in publicly traded marketable securities are recorded at the lower of cost or quoted market prices, with unrealized losses included in income. The market value is based on the closing price at the end of the period, as reported on recognized securities exchanges.

Exploration Costs

Exploration costs related to specific, identifiable properties, including the cost of acquisition, exploration and development, are capitalized until viability of the exploration property is determined. Exploration costs not directly related to an identifiable property are expensed as incurred.

Management periodically reviews, on a property-by-property basis, the carrying value of such properties including the costs of acquisition, exploration and development incurred to date. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of contained or potential mineralized materials, potential reserves, anticipated future mineral prices, the anticipated costs of additional exploration and, if warranted, costs of potential future development and operational costs, and the expiration terms and ongoing expenses of maintaining leased mineral properties. We do not set a pre-determined holding period for properties with unproven reserves; however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted and if their carrying values are appropriate.

If an exploration property is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. Any subsequent costs incurred for that property are expensed as incurred.

The accumulated costs of mineral properties are reclassed as mine property and depleted on a units-of-production basis at such time as production commences.

Impairment of Long-Lived Assets

We review and evaluate our long-lived assets for impairment at least annually and also when events or changes in circumstances indicate the related carrying amounts may not be recoverable. Asset impairment is considered to exist if the total estimated future cash flows, on an undiscounted basis, are less than the carrying amount of the asset. An impairment loss is measured and recorded based on discounted estimated future cash flows. Future cash flows are estimated based on estimated quantities of recoverable minerals, expected gold and other commodity prices (considering current and historical prices, price trends and related factors), production levels and cash costs of production, capital and reclamation costs, all based on detailed engineering life-of-mine plans.

The significant assumptions used in determining the future cash flows for each operating unit at December 31, 2004, apart from production cost and capitalized expenditure assumptions unique to each operation, included a long-term gold price of $400 per ounce. In estimating future cash flows, assets are grouped at the lowest levels for which there are identifiable cash flows that are largely independent of future cash flows from other asset groups. With the

9

exception of other mine-related exploration potential and exploration potential in areas outside of the immediate mine-site, all assets at a particular operation are considered together for purposes of estimating future cash flows. In the case of mineral interests associated with other mine-related exploration potential and exploration potential in areas outside of the immediate mine-site, cash flows and fair values are individually evaluated based primarily on recent exploration results.

Various factors could impact our ability to achieve forecasted production schedules from proven and probable reserves. Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions used in the cash flow models used to assess impairment. The ability to achieve the estimated quantities of recoverable minerals from exploration stage mineral interests involves further risks in addition to those factors applicable to mineral interests where proven and probable reserves have been identified, due to the lower level of confidence that the identified mineralized material can ultimately be mined economically.

Material changes to any of these factors or assumptions discussed above could result in future impairment charges to operations.

Property, Plant, Equipment and Mine Development

Property, plant and equipment assets, including, machinery, processing equipment, mining equipment, mine site facilities, vehicles and expenditures that extend the life of such assets are recorded at cost, including direct acquisition costs. Depreciation for such assets is computed using the straight-line method at rates calculated to depreciate the cost of the assets, less their anticipated residual values, if any, over their estimated useful lives.

Mineral property acquisition, exploration and development costs, buildings, processing plants and other long-lived assets are amortized over the life of the reserves of the associated mining property using a units-of-production amortization method. The net book value of property, plant and equipment assets at property locations is charged against income if the site is abandoned and it is determined that the assets cannot be economically transferred to another project or sold.

Deferred Stripping

In open pit mines with multi-year lives and highly variable waste-to-ore stripping ratios over a pit’s life, we defer and subsequently recover waste removal costs in a manner that effectively allocates an equal share of the waste mining costs to each tonne of ore extracted. This practice is typically referred to as deferred stripping accounting and is widely used in the mining industry. Application of deferred stripping accounting results in a smoothing of the cost of waste-rock removal over the life of the pit rather than expensing the actual waste removal costs as incurred in each period. The full amount of the waste removal costs in the pit will not be expensed until the end of the pit life. When properly executed, a deferred waste stripping program will result in the deferred asset being fully amortized to zero balance when the last tonne of ore is removed from the pit.

Capitalized amounts are calculated each period by determining the tonnes of waste moved in excess of the life-of-pit average stripping ratio and valuing them at the average mining cost per tonne during the period. Costs are recovered in periods when the actual tonnes of waste moved are less than what would have been moved at the average stripping rate. The estimates required to be made in establishing and operating a deferred stripping program include the amount and location of ores reserves to be recovered and the amount of waste rock to be removed. Such estimates are subject to several uncertainties mainly related to the limited access to a buried ore body. Factors including fluctuating metal prices, unexpected changes in operating costs, discovery of additional reserves or discovery that certain areas of the mine thought to be ore bearing are not and unexpected changes in the geologic environment at depth can all impact the estimates used in a deferred stripping program. At least annually an engineering study evaluates the remaining ore and waste tonnages in the pit using the most recent information available and adjustments to the capitalization and recovery rates are made to insure that the capitalized costs will be appropriately expensed over the remaining ore reserve tonnes in the pit.

There are mixed accounting practices in this area and some mining companies expense waste removal costs as incurred, which may result in reporting greater volatility in period to period results of operations than would be expected from a company that employs a deferred stripping policy. Mining companies also use differing mechanisms for determining the amount and cost of the waste tonnages capitalized and amounts recovered.

10

Capitalized waste-rock removal costs are shown on our consolidated balance sheet in a line titled “Deferred Stripping”. The cost impact is included in the statement of operations in the line titled “Mining operations”.

In early March 2005 an Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board reached a consensus on EITF issue 04-06 “Accounting for Stripping Costs in the Mining Industry”. The consensus was that deferred stripping costs should no longer be capitalized but rather should be considered a variable production cost. Transition provisions provide that deferred stripping will no longer be appropriate for fiscal years beginning after December 15, 2005. The EITF’s consensus will considered for ratification by the FASB Board March 30, 2005.

Environmental Rehabilitation and Closure

In accordance with the requirements of the CICA Handbook Section 3110, “Asset Retirement Obligations” environmental reclamation and closure liabilities are recognized at the time of environmental disturbance in amounts equal to the discounted value of expected future reclamation and closure costs. The discounted cost of future reclamation and closure activities is capitalized into mine property and amortized over the life of the property. The estimated future cash costs of such liabilities are based primarily upon environmental and regulatory requirements of the various jurisdictions in which we operate. Cash expenditures for environmental remediation and closure are netted against the accrual as incurred.

Foreign Currencies and Foreign Currency Translation

Our functional currency is the US dollar. Transaction amounts denominated in foreign currencies are translated to US dollars at exchange rates prevailing at the date of the transaction. The carrying value of monetary assets and liabilities is translated at the rate of exchange prevailing at the balance sheet date. Non-monetary assets are translated at the rates of exchange prevailing when the assets were acquired or the liabilities assumed. Revenue and expense items are translated at the average rate of exchange during the period. Translation gains or losses are included in net earnings for the period.

Canadian currency in these financial statements is denoted as “Cdn$”, European Common Market currency is denoted as “Euro”, and Ghanaian currency is denoted as “Cedi” or “Cedis”.

Income and Mining Taxes

Income and mining taxes comprise the provision (or relief) for taxes actually paid or payable and for future taxes. Future income and mining taxes are computed using the asset and liability method whereby future income and mining tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Future income and mining tax assets and liabilities are computed using income tax rates in effect when the temporary differences are expected to reverse. The effect on the future tax assets and liabilities of a change in tax rates is recognized in the period of substantive enactment. The provision or relief for future taxes is based on the changes in future tax assets and liabilities during the period. In estimating future income and mining tax assets, a valuation allowance is determined to reduce the future tax assets to amounts that are more likely than not to be realized.

Net Income per Share

Basic income per share is calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. The calculation of diluted net income per common share uses the treasury stock method to compute the dilutive effects of stock options and warrants.

Revenue Recognition

Revenue from the sale of gold is recognized when title and the risk of ownership pass to the buyer. Title and risk of ownership pass to the buyer when doré is delivered into the buyer’s custody. Our gold is sold to a South African gold refinery and revenue is recognized when title is transferred to the customer at the refinery. The sales price is based on the London P.M. fix on the day of delivery.

Credits from by-products are credited against operating costs and not included in revenues. By-product costs have been de minimis to date at our existing properties.

11

Stock Based Compensation

In accordance with the requirements of CICA Handbook Section 3870, “Stock Based Compensation and other Stock-based Payments” we use the fair value method to expense the fair value of options granted to employees and directors. The fair value of options granted is established at the date of the grant, using the Black-Scholes option-pricing model. Compensation expense for options with immediate vesting is recognized in the period of the grant. Compensation expense for options with graded vesting is recognized on a straight line basis over the vesting periods.

Reclassifications

For comparative purposes, certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In November 2003, the CICA amended CICA 3870 - “Stock-based Compensation and Other Stock-based Payments” to require recognition at the date of grant, of expense for stock option grants after December 31, 2003 in an amount equal to the fair value of the option. We opted for an early adoption of this new guidance and began expensing stock options during 2003. The impact of this election resulted in recognition of approximately $1.0 million of stock option expense in 2003 and approximately $1.4 million in 2004.

In December 2001, the CICA issued Accounting Guideline 13 (“AcG-13”), “Hedging Relationships”. The guideline establishes requirements for the identification, documentation and effectiveness of hedging relationships, which would have been effective for fiscal years beginning on or before July 1, 2003. Since we had no hedging instruments there was no impact on our financial results from the adoption of the guidance.

AcG 15 – Consolidations of variable interest entities

In November 2004, the CICA issued Accounting Guideline “Consolidation of Variable Interest Entities” (“AcG-15”) to provide guidance for determining when an enterprise includes assets, liabilities and results of activities of variable interest entities in its consolidated financial statements. Variable interest entities are those in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. We do not anticipate any material impact on our consolidated financial statements or financial results from the adoption of AcG-15.

2. Financial Instruments

(a) Fair Value - Our financial instruments are comprised of cash, short-term investments, accounts receivable, restricted cash, accounts payable, accrued liabilities, accrued wages, payroll taxes and debt. The fair value of cash and short-term investments, accounts receivable, accounts payable, accrued liabilities and accrued wages, payroll taxes and debt equals their carrying value due to the short-term nature of these items. The fair value of restricted cash is equal to the carrying value as the cash is invested in short-term, high-quality instruments.

(b) Commodity Instruments – In the past we have purchased put option contracts (“puts”). Puts provide the right, but not the obligation, to sell a specified number of ounces of gold at a specified price on a specified future transaction date. Put options thereby provide a floor price for a portion of future production but they do not limit the upside potential of higher gold prices in excess of the specified price. If we opt to forego exercising a put option, the put expires on its specified transaction date. We have not entered into a hedging program nor do we currently otherwise manage exposure to commodity price risk.

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3. Inventories

	As of December 31,
	2004	2003
Stockpiled ore	$3,659	$4,167
In-process	2,858	2,821
Materials and supplies	8,849	5,673
Total	$15,366	$12,661

There were approximately 15,400 and 28,000 recoverable ounces of gold in ore stockpile inventories at December 31, 2004 and 2003, respectively. These ounces contained in our ore stockpile inventories are included in ore reserves. The stockpile inventories are for the most part short-term surge piles which will be processed in the next 12 months or less.

4. Guiana Shield transactions

In 2001 we sold our 50% interest in the Rosebel exploration property in South America to Cambior Inc. In addition to a $5.0 million payment received at closing in 2002 and a future royalty (or participation right) based on future Rosebel production, the terms of the sale agreement provided that Cambior would make three deferred payments of $1.0 million each and also pays a royalty on future gold production. The first of the deferred payments was received in the first quarter of 2003. The second deferred payment was made in the first quarter of 2004, and the third and final payment is expected in the first quarter of 2005.

We began receiving royalty payments in early 2004 from Cambior Inc. related to the participation right. Royalty income totaled $3.0 million during 2004. On December 31, 2004 we sold the Rosebel partition right to our 53% owned subsidiary Guyanor Ressources SA for $12.0 million, of which $6.0 million was paid on January 8, 2005 and the balance is due to Golden Star prior to June 30, 2005. There was no gain recognition on the sale. Additionally, Golden Star will receive up to $2.50 per ounce of Rosebel production for all production in excess of 2 million ounces but less than 4 million ounces and up to $5.00 per ounce when production exceeds 4 million ounces up to 7 million ounces.

5. Deposits

Represents cash advances for equipment and materials purchases at WGL and BGL.

6. Long Term Investments

Represents a $1.4 million investment in Goldmin Holdings, a private exploration firm with a focus on South American projects and a $4.1 million investment in the common shares of Moto Gold Mines Limited (“Moto”), a publicly traded gold exploration and development firm.

We invested an additional $0.8 million in Goldmin Holdings during 2004 bringing our ownership to 30.5%. We carry this investment as an equity investment and recognized $0.3 million of equity losses in 2004.

During 2004 when we acquired a 9.5% equity interest in Moto for $4.1 million. In addition to the common shares, we received warrants, which if exercised will raise our interest to 13.3%. This investment is carried as a long-term investment. The fair value of our investment in Moto remained at $4.1 million as of December 31, 2004.

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7. Deferred Exploration and Development Costs

The consolidated property expenditures on our exploration projects for the year ended December 31, 2004 were as follows:

	Deferred Exploration & Development Costs as of 12/31/03	Capitalized Exploration Expenditures	Acquisitions	Impairment Write-offs	Reclassified to Mining Property	Deferred Exploration & Development Costs as of 12/31/04
GHANA:
Bogoso Sulfide Project	$5,930	$—	$—	$—	$(5,930)	$—
Akropong Trend & Other Ghana	2,037	406	—	—	—	2,443
Prestea Property Projects	—	2,537	—	(470)	—	2,067
Beta Boundary	814	—	—		(814)	—
MALI:
Mininko	130	903	—	—	—	1,033
SIERRA LEONE
Mano River	—	758	—	—	—	758
FRENCH GUIANA:
Bon Espoir	—	—	501	—	—	501
Paul Isnard	—	—	256	—	—	256
SURINAME:
Saramacca	197	197	—	—	—	394

TOTAL	$9,108	$4,801	$757	$(470)	$(6,744)	$7,452

The Bogoso Sulfide Project and the Beta Boundary Project (now referred to as the Bondaye Project) were reclassified as Mining Properties during 2004.

Consolidated property expenditures for exploration projects for the year ended December 31, 2003 were as follows:

	Deferred Exploration & Development Costs as of 12/31/02	Capitalized Exploration Expenditures	Acquisitions	Impairment Write-offs	Deferred Exploration & Development Costs as of 12/31/03
GHANA:
Obuom	$269	$9	$—	$—	$278
Bogoso Sulfide Project	3,621	119	2,190	—	5,930
Akropong Trend & Other Ghana	787	972	—	—	1,759
Beta Boundary	—	814	—	—	814
Other Bogoso Area Properties	—	109	—	(109)	—
MALI:
Mininko	—	130	—	—	130
FRENCH GUIANA:
Yaou	33	—	—	(33)	—
Dorlin	33	—	—	(33)	—
SURINAME:
Saramacca	—	197	—	—	197

TOTAL	$4,743	$2,350	$2,190	$(175)	$9,108

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8. Property, Plant and Equipment

	As of December 31, 2004			As of December 31, 2003
	Property, Plant and Equipment at Cost	Accumulated Depreciation	Property, Plant and Equipment Net Book Value	Property, Plant and Equipment at Cost	Accumulated Depreciation	Property, Plant and Equipment Net Book Value
Bogoso/Prestea	$27,722	$5,057	$22,665	$15,765	$4,143	$11,622
Prestea Underground	238	—	238	227	—	227
Guyanor	1,969	1,951	18	1,985	1,952	33
Wassa	5,460	—	5,460	6,259	—	6,259
Corporate & other	1,060	788	272	782	721	61

Total	$36,449	$7,796	$28,653	$25,018	$6,816	$18,202

9. Mining Properties

	As of December 31, 2004			As of December 31, 2003
	Mine Property at Cost	Accumulated Amortization	Mine Property, Net Book Value	Mine Property at Cost	Accumulated Amortization	Mine Property, Net Book Value
Bogoso/Prestea	$43,420	$23,113	$20,307	$41,885	$16,856	$25,029
Prestea Underground	12,984	—	12,984	8,560	—	8,560
Wassa	9,653	—	9,653	9,778	—	9,778
Bogoso Sulfide	13,065	—	13,065	—	—	—
Mampon	13,676	—	13,676	13,441	—	13,441
Beta Boundary	4,512	—	4,512	—	—	—

Total	$97,310	$23,113	$74,197	$73,664	$16,856	$56,808

Some prior period numbers have been adjusted to conform to the 2004 presentation.

In June 2004 due to financial difficulties experienced by our joint venture partner, the portion of the Prestea Underground owned by our joint venture partner reverted to our ownership per the terms of the original joint venture agreement. As a result, a $2.4 million minority interest recorded when the partnership was originally organized was reversed and a $2.4 million reduction was recorded in the carrying value of the Prestea Underground Mining Property assets.

The Bogoso Sulfide project, and the Beta Boundary project at Prestea, which is expected to feed the proposed Bondaye processing plant, were deemed sufficiently advanced by early 2004 for reclassification as Mining Properties rather than as exploration properties. Reclassification was based upon having defined proven and probable reserves at both projects, completion of a feasibility study for the Bogoso Sulfide project showing it to be economically viable, and advanced engineering and design work on the Bondaye/Beta Boundary project which is now awaiting environmental permits. The Mining Properties costs associated with these two projects will be amortized over production ounces when gold production begins.

10. Mine Construction-in-Progress

Mine construction in progress represents costs incurred at the Wassa project subsequent to acquisition. The balance includes feasibility study costs, equipment purchases and construction costs, including interim payments to the construction contractor and development costs.

11. Deferred Stripping

We initiated a deferred waste stripping policy at the Plant-North pit at Prestea in the third quarter of 2004. In the past, most of our pits have been relatively shallow and short-lived because the Bogoso processing plant could effectively process only near-surface ores that had been naturally oxidized by relatively shallow ground water. With recent plant modifications we are now able to process certain deeper ores from Prestea. As a result we anticipate deeper pits with longer lives than in the past. Adoption of this policy resulted in deferral of $1.4 million of Plant-North waste stripping costs during the second half of 2004. There were no recoveries of stripping costs during 2004. We expect that the entire $1.4 million of deferred stripping costs will be recovered during 2005. The value of capitalized waste costs is included in the Mining Properties balance on our consolidated balance sheets. The cost impact is included in the statement of operations in the line titled “Mining operations”.

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12. Debt

	As of	As of
	December 31, 2004	December 31, 2003
Current debt:
Equipment financing loans — Bogoso (Note a)	$1,130	$—
Equipment financing loans – Wassa (Note b)	137	142

Total current debt	$1,267	$142

Long term debt:
Equipment financing loans — Bogoso (Note a)	1,198	—
Equipment financing loans – Wassa (Note b)	$509	$657

Total long term debt	$1,707	$657

(a)	In June 2004 an equipment financing credit facility of up to $25 million was established between Caterpillar Financial Services Corporation and BGL and WGL, subsidiaries of Golden Star, with Golden Star as the guarantor of all amounts borrowed. The facility provides credit for a mixture of new and used mining equipment and is available until April 2005. Amounts drawn under this facility are repayable over five years for new equipment and over two years for used equipment. The interest rate is fixed using the Federal Reserve Bank 2-year or 5-year swap rate plus 2.28% or we can opt for a floating interest rate of LIBOR plus 2.28%. As of December 31, 2004, $2.3 million had been drawn to purchase used equipment and is repayable in 24 equal monthly installments beginning December 2004 with an interest rate of 6.01%.
(b)	Caterpillar Financial Services Corporation—A $0.8 million installment loan was used to purchase mobile equipment at Wassa and is repayable in 60 equal monthly installments from December 2003 with an interest rate of 6.25%.

13. Asset Retirement Obligations

Effective January 1, 2003, we changed our accounting policy for asset retirement obligations to comply with CICA Handbook Section 3110, “Asset Retirement Obligations.” This change was made on a retroactive basis. Upon the adoption of this new standard, we recognized a $0.5 million reduction in the carrying value of liabilities related to future reclamation and other asset retirement obligations. The cumulative effect of the adoption of this new standard totaled $0.5 million and was recorded as a reduction in the deficit account in shareholders’ equity.

Our Asset Retirement Obligations (“ARO”) recognize the present value of the ultimate closure cost associated with reclamation, demolition and stabilization of our mining properties. Included in this liability are the costs of mine closure and reclamation, processing plant and infrastructure demolition, tailings pond stabilization and reclamation and environmental monitoring costs.

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The changes in the carrying amount of the ARO during 2004 were as follows:

Asset Retirement Obligations	Year ended December 31, 2004
Balance at beginning of the year	$7,745
Accretion expense	645
Reclamation work performed	(730)
New AROs incurred during the period	1,000
Balance at December 31, 2004	$8,660

14. Commitments and Contingencies

(a) Environmental Regulations and Asset Retirement Obligations - We are not aware of any events of material non-compliance with environmental laws and regulations in our operations which could have a material adverse effect on our operations or financial condition. The exact nature of environmental control problems, if any, which we may encounter in the future cannot be predicted, primarily because of the changing character of environmental requirements that may be enacted within various jurisdictions. Asset retirement obligations, which include environmental rehabilitation liabilities for reclamation and for closure costs, were $6.0 million at Bogoso/Prestea at December 31, 2004, up from $5.2 million at December 31, 2003. Asset retirement obligations at Wassa totaled $2.7 million at December 31, 2004, up from $2.5 million at the end of 2003.

(b) Cash Restricted for Environmental Rehabilitation Liabilities - In 1999, we were required, according to the acquisition agreement with the sellers of BGL, to restrict $6.0 million of cash to be used for the ongoing and final reclamation and closure costs at Bogoso. The withdrawal of these funds must be agreed to by the sellers, who are ultimately responsible for the reclamation in the event of our non-performance. There have been no agreements for disbursements since 2001. We are seeking to obtain an amendment to the agreement that would remove the restriction and in its place establish a reclamation bond to meet Ghana’s Environmental Protection Agency reclamation bonding requirements as discussed below. At December 31, 2004, approximately $3.4 million of restricted cash was held as a cash provision against future reclamation commitments at Bogoso.

(c) Corporate Office Building Lease - Effective January 1, 2004, we entered into a five year office building lease for our corporate headquarters in Littleton, Colorado. The annual initial lease rate was $19.00 per rentable square foot, which escalates to $21.00 per rentable square foot in the last year of the lease.

(d) Environmental Bonding in Ghana - During 2004 the Ghana Environmental Protection Agency requested that we provide cash collateralized environmental reclamation bonds for both Bogoso/Prestea and Wassa. While the Environmental Protection Agency has not specified the exact amount of the required bonds, we expect, based on our cost estimates for required future reclamation spending, that the bonds will be approximately $9.0 million for Bogoso/Prestea and approximately $3.9 million for Wassa. We plan to fund these obligations with a combination of cash on hand and letters of credit.

(e) Royalties -

(i) Dunkwa Properties: As part of the acquisition of the Dunkwa properties in August 2003, we agreed to pay the seller a net smelter return royalty on future gold production from the Mansiso and Asikuma properties, excluding any royalty on the first 200,000 ounces produced from Mampon which is located on the Asikuma property. The amount of the royalty is based on a sliding scale which ranges from 2% of net smelter return at gold prices of or below $300 per ounce up to 3.5% for gold prices in excess of $400 per ounce.

(ii) Government of Ghana: Under the laws of Ghana, a holder of a mining lease is required to pay an annual royalty of not less than 3% and not more than 12% of the total revenues earned from the lease area. The royalty is payable on a quarterly basis. We currently pay a 3% annual royalty on gold production from Bogoso/Prestea and expect to pay a royalty at a similar rate on Wassa production. The Government of Ghana retains the right to increase the amount of the royalty to as much as 12% based upon a formula related to a company’s operating margin.

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(f) Wassa Construction Contract - We entered into a contract with Metallurgical Design and Management (Pty) Ltd. (“MDM”), a South African company, in July 2003, for the construction of the CIL processing plant facility and other associated processing facilities at Wassa. By the end of 2004 substantially all construction work had been completed at Wassa, except for the completion of the power line, and the contract with MDM was terminated and no further payments are due them.

(g) Mano River Joint Venture - We entered into a joint venture agreement in late 2003 to invest up to $6 million over four years in the Mano River project in Sierra Leone via an earn-in agreement with a junior exploration company which holds a group of gold exploration properties in Sierra Leone. The initial $6 million, if fully funded (we can terminate the agreement after spending $1.0 million) would yield a 51% interest in the joint venture. Further provisions of the joint venture agreement provide the opportunity to acquire up to 85% of the joint venture by continued long term funding. The joint venture agreement is subject to completion of documentation. Spending during 2003 was nil. Spending in 2004 totaled $0.8 million leaving $0.2 million left on our minimum commitment to the project.

(h) Mininko Joint Venture - In late 2003 we entered into a joint venture agreement, agreeing to fund exploration work on the Mininko gold property in Mali. Funding of $2.6 million would earn a 51% interest in the joint venture. We can terminate the joint venture after spending $0.4 million of which $0.1 million was spent in 2003. Spending during 2004 totaled $0.9 million. The joint venture agreement provides that we can earn up to an 82.5% interest by continued funding of exploration and development, if warranted.

15. Warrants

At December 31, 2004, there were two series of warrants outstanding to purchase a total of 8.8 million common shares. Of the total, 8.4 million were issued during 2003 and 0.4 million were issued during 2002 as follows:

Type:	Date issued	Warrants outstanding	Exercise price		Term		Expiration date
Broker warrants	July 24, 2002	385,000	Cdn$	2.28	2 years	(1)	July 24, 2005
Equity offering	February 14, 2003	8,448,334	Cdn$	4.60	4 years		February 14, 2007

Total		8,833,334

(1)	The July 24, 2002 broker warrants are exercisable during a two-year period ending July 24, 2005.

During 2004, 8.5 million warrants were exercised resulting in cash proceeds of $14.3 million to Golden Star.

The warrants issued in conjunction with the February 14, 2003 equity offering are traded on the Toronto Stock Exchange under the symbol GSC.WT.A. There is no public market for the broker warrants.

16. Stock Based Compensation

(a) Stock Options - We have one stock option plan, the 1997 Stock Option Plan, as amended (the “GSR Plan”) and options are granted under this plan from time to time at the discretion of the Compensation Committee. Options granted are non-assignable and are exercisable for a period of ten years or such other period as stipulated in a stock option agreement between Golden Star and the optionee. Under the GSR Plan, we may grant options to employees, consultants and directors of the Company or its subsidiaries for up to 15,000,000 shares of common stock. Options take the form of non-qualified stock options, and the exercise price of each option is not less than the market price of our stock on the date of grant. Options typically vest over periods ranging from immediately to four years from the date of grant. Vesting periods are determined at the discretion of the Compensation Committee.

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The following tables summarize information about options under the GSR Plan:

	2004		2003			2002
GSR Plan	Shares (000s)	Weighted- Average Exercise Price (Cdn$)	Shares (000s)	Weighted- Average Exercise Price (Cdn$)	Shares (000s)	Weighted- Average Exercise Price (Cdn$)
Outstanding at beginning of year	5,241	2.41	4,489	1.36	4,595	1.42
Granted	855	6.95	2,354	3.99	640	1.17
Exercised	(767)	2.12	(1,518)	1.73	(548)	1.49
Forfeited	(58)	4.31	(84)	2.92	(198)	1.76
Outstanding at end of year	5,271	3.17	5,241	2.41	4,489	1.36
Options vested and exercisable at year-end	4,140	2.54	3,803	1.81	4,006	1.40
Weighted-average fair value of options granted during the year		2.45		1.25		0.86

	Options Outstanding			Options Exercisable
GSR Plan Range of Exercise Prices (Cdn$)	Number Outstanding at December 31, 2004 (000s)	Weighted- Average Remaining Contractual Life (years)	Weighted- Average Exercise Price (Cdn$)	Number Exercisable at December 31, 2004 (000s)	Weighted- Average Exercise Price (Cdn$)
1.00 to 2.50	2,869	5.6	1.39	2,794	1.36
2.51 to 4.00	1,162	8.2	3.46	757	3.38
4.01 to 7.00	1,026	9.3	6.65	482	6.63
7.01 to 10.00	214	8.9	8.83	107	8.83
All options	5,271	7.1	3.17	4,140	2.54

Options granted during 2004:

Date Granted	Number of Options (000s)	Strike Price (Cdn$)	Fair Value per option (Cdn$)	Total Fair Value (000s of Cdn$)	Option Life
May 14, 2004	855	6.95	2.45	2,094	10 years
Total	855	6.95	2.45	2,094	10 years

Options granted during 2003:
Date Granted	Number of Options (000s)	Strike Price (Cdn$)	Fair Value per option (Cdn$)	Total Fair Value (000s of Cdn$)	Option Life
January 30, 2003	1,134	3.14	0.96	1,093	10 years
March 21, 2003	225	2.39	0.90	203	10 years
July 30, 2003	556	4.00	1.17	648	10 years
September 18, 2003	225	5.25	1.94	436	10 years
October 30, 2003	32	7.45	2.21	71	10 years

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Date Granted	Number of Options (000s)	Strike Price (Cdn$)	Fair Value per option (Cdn$)	Total Fair Value (000s of Cdn$)	Option Life

December 18, 2003	182	9.07	2.67	486	10 years
Total	2,354	3.99	1.25	2,937	10 years

The fair value of options granted during 2004, 2003 and 2002 were estimated at the grant dates using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2004	2003	2002
Expected volatility	36%	34%	89% to 102%
Risk-free interest rate	3.72% - 4.06%	3.01% - 4.46%	3.68% - 4.47%
Expected lives	3.5 to 5 years	3.5 to 5 years	5 years
Dividend yield	0%	0%	0%

In November 2003 the Accounting Standards Board of the Canadian Institute of Certified Accountants amended CICA Handbook CICA 3870, – “Stock-based Compensation and other Stock-based Payments” to require expensing of all stock based compensation awards for fiscal years beginning on or after January 1, 2004. In light of this development we adopted the new provision of CICA 3870 in 2003. As a result, we recognized stock based compensation expense of approximately $1.4 million and $1.0 million in 2004 and 2003 respectively for stock options granted during 2004 and 2003. During 2003 approximately $0.5 million of the total option expense was included in mining operations expense.

Prior to 2003 we did not recognize compensation costs related to stock options granted. Had compensation costs been recognized for options vesting in 2002, our net income and earnings per share would have been reduced to the pro forma amounts shown below:

		2004	2003	2002
Net income	As reported	$2,642	$21,956	$4,856
	Pro forma	$2,633	$21,882	$4,339
Net income per share	As reported	$0.019	$0.198	$0.067
	Pro forma	$0.019	$0.197	$0.060

(b) Stock Bonus Plan - In December 1992, we established an Employees’ Stock Bonus Plan (the “Bonus Plan”) for any full-time or part-time employee (whether or not a director) of the Company or any of our subsidiaries who has rendered meritorious services which contributed to the success of the Company or any of its subsidiaries. The Bonus Plan provides that a specifically designated committee of the Board of Directors may grant bonus common shares on terms that it might determine, within the limitations of the Bonus Plan and subject to the rules of applicable regulatory authorities. The Bonus Plan, as amended, provided for the issuance of 900,000 common shares of bonus stock of which 445,820 common shares have been issued as of December 31, 2004.

During 2004, 2003 and 2002 a total of nil, 57,200 and 107,000 common shares respectively were issued to employees pursuant to the Bonus Plan. We recognized compensation expense related to bonuses under the Bonus Plan during 2004, 2003 and 2002 of nil, $117,800 and $78,000.

17. Income Taxes

We recognize future tax assets and liabilities based on the difference between the financial reporting and tax basis of assets and liabilities using the enacted tax rates expected to be in effect when the taxes are paid or recovered. We provide a valuation allowance against future tax assets for which we do not consider realization of such assets to meet the required “more likely than not” standard.

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Our future tax assets and liabilities at December 31, 2004 and 2003 include the following components:

(in thousands)	2004	2003
Future tax assets:
Offering costs	$2,218	$2,835
Loss carryovers	59,795	62,745
Mine property costs	18,132	16,366
Valuation allowance	(64,399)	(66,222)
Future tax assets	$15,746	$15,724
Future tax liabilities:
Mine property costs	$13,805	$15,724
Reclamation costs	399	—
Deferred tax liabilities	$14,204	$15,724
Net future tax asset	$1,542	$0

The composition of our valuation allowance is summarized as follows:

(in thousands)	2004	2003
Canada	$32,756	$31,826
France	26,141	27,065
Ghana	5,502	7,331
Total Valuation Allowance	$64,399	$66,222

During 2004, we reduced the valuation allowance by $1.5 million. This allowance was related to our net future tax assets in Ghana.

A reconciliation of expected income tax on net income before minority interest at statutory rates with the actual expenses (recovery) for income taxes is as follows:

	2004	2003	2002
Net income before minority interest	$2,377	$24,533	$5,694
Statutory tax rate	32.1%	34.1%	36.1%
Tax expense (recovery) at statutory rate	763	8,365	2,057
Enacted future tax rate reductions	—	(490)	(228)
Foreign tax rates	(152)	(6,489)	(797)
Change in tax rates	—	—	5,870
Nondeductible portion of capital losses	3,174	—	—
Expired loss carryovers	1,450	2,866	1,861
Ghana investment allowance	(316)	(636)	(339)
Nondeductible stock option compensation	445	129	—
Nondeductible expenses	119	—	—
Tax loss on sale of Guyanor shares	(2,898)	—	—
Loss carryover not previously recognized	4,447	—	(9,766)
Ghana property basis not previously recognized	(2,733)	716	(5,571)
Change in future tax assets due to exchange rates	(3,919)	(8,283)	(3,214)
Change in valuation allowance	(1,922)	3,822	10,127
Income tax expense (recovery)	$(1,542)	$—	$—

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During 2004, 2003 and 2002, we recognized $0.3 million, $6.4 million and $2.6 million, respectively, of share offering costs. Shareholders’ equity has been credited in the amounts of $0.1 million, $2.1 million and $0.8 million for the tax benefits of these deductions; however a valuation allowance had been provided against their full amount.

The $1.5 million provision for taxes is a deferred foreign provision.

At December 31, 2004 we had loss carryovers expiring as follows:

	Canada	Ghana	France
2005	$10,187	$—	$—
2006	2,508	—	—
2007	344	—	—
2008	1,837	—	—
2009	2,265	—	—
2010	1,134	—	—
2011	6,723	—	—
Indefinite	39,583	65,377	73,215
Total	$64,582	$65,377	$73,215

18. Earnings per Common Share

The following table provides a reconciliation between basic and diluted earnings per common share:

	For the years ended December 31,
	2004	2003	2002
Net Income/(Loss)	$2,642	$21,956	$4,856

Shares (in millions)
Weighted average number of common shares	138.3	111.0	72.4
Dilutive Securities:
Options	2.9	2.7	1.6
Warrants	2.5	4.2	2.7
Weighted average number of dilutive common shares	143.7	117.9	76.7

Basic Income/(Loss) Per Common Share	$0.019	$0.198	$0.067
Diluted Income/(Loss) Per Common Share	$0.018	$0.186	$0.063

19. Supplemental Cash Flow Information

The following is a summary of non-cash transactions:

	For the years ended December 31,
	2004	2003	2002
Investing:
Prestea acquisition costs paid with common shares	$—	$—	$(400)
Common shares issued for Prestea acquisition cost	—	—	400
Receivable on sale of property	—	—	(3,000)
Acquisition, deferred exploration and development	—	—	3,000
Wassa property acquisition
Property, plant and equipment	—	—	(4,120)

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	For the years ended December 31,
	2004	2003	2002
Reclamation liability assumed	—	—	2,302
Assumption of bank debt	—	—	1,818
Minority interest in Prestea Underground joint venture	—	—	2,400
Mine property Prestea Underground joint venture	—	—	(2,400)
Warrants issued for Obuom acquisition	—	—	255
Obuom property acquisition	—	—	(255)
Acquisition of properties in French Guiana	—	—	(66)
Guiana Shield transaction property exchange	—	—	66
Barnex royalty buy-back	—	12,045	—
Common shares issued for Barnex royalty buy-back	—	(12,045)	—
Common shares issued to purchase Goldfields Minière S.A.	300	—	—
Acquisition of Investment in Goldfields Minière S.A.	(300)	—	—
Acquisition of minority interest in Prestea Underground:
Minority interest	(2,400)	—	—
Mining Property	2,400	—	—
Financing:
Equity component of convertible debentures	—	—	(545)
Common shares issued upon conversion of convertible debentures	—	—	2,903
Conversion of convertible debentures	—	—	(2,358)

There was no cash paid for income taxes during 2004, 2003 and 2002. Cash paid for interest was $0.1 million in 2004, $0.1 million in 2003 and $0.4 million in 2002.

20. Operations by Segment and Geographic Area

The following segment and geographic data includes revenues based on product shipment origin and long-lived assets based on physical location. The corporate entity is incorporated in Canada and domiciled in the United States.

	Africa - Ghana
(as of December 31 or for the year ended)	Bogoso/ Prestea	Wassa	Other	South America	Corporate	Total

2004
Revenues	$61,002	$—	$—	$3,145	$882	$65,029
Net Income/(Loss)	12,533	(168)	—	1,772	(11,495)	2,642
Total Assets	90,297	70,681	31,080	817	59,285	252,160

2003
Revenues	$63,640	$—	$—	$102	$628	$64,370
Net Income/(Loss)	23,253	(171)	—	(1,411)	285	21,956
Total Assets	64,828	44,523	20,058	352	92,630	222,391

2002
Revenues	$38,199	$—	$—	$466	$137	$38,802
Net Income/(Loss)	8,089	—	—	(1,106)	(2,127)	4,856
Total Assets	36,585	10,434	3,688	189	23,239	74,135

21. Related Parties

During 2004 we obtained legal services from a legal firm to which our Chairman is of counsel. Total cost of all services purchased during 2004 was $1.7 million. Our Chairman did not personally perform any legal services for us during 2004 nor did he benefit directly or indirectly from payments for the services performed by the firm.

23

22. Quarterly Financial Data - Unaudited

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
	2004
Net Sales	$19,857	$16,494	$13,445	$15,233	$65,029
Gross Profit	8,061	3,975	1,029	3,233	16,298
Net Income/(Loss)	5,194	1,115	(4,258)	591	2,642
Basic Earning/(Loss) Per Common Share	$0.039	$0.008	$(0.030)	$0.004	$0.019

	2003
Net Sales	$15,141	$12,693	$18,801	$17,735	$64,370
Gross Profit	5,572	3,434	7,838	9,236	26,080
Net Income	3,984	3,993	6,095	7,884	21,956
Basic Earning Per Common Share	$0.041	$0.037	$0.053	$0.063	$0.198

	2002
Net Sales	$9,332	$9,699	$8,350	$11,421	$38,802
Gross Profit	2,447	2,954	1,762	1,948	9,111
Net Income	1,454	1,557	834	1,011	4,856
Basic Earning Per Common Share	$0.024	$0.024	$0.010	$0.009	$0.067

24

APPENDIX C

GOLDEN STAR RESOURCES LTD.

UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS

ENDED SEPTEMBER 30, 2007

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED BALANCE SHEETS

(Stated in thousands of US dollars except shares issued and outstanding)

(Unaudited)

	As of September 30, 2007	As of December 31, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,764	$27,108
Accounts receivable	5,701	8,820
Inventories (Note 3)	53,948	45,475
Future tax assets	809	—
Deposits (Note 4)	8,819	7,673
Prepaids and other	895	1,458

Total Current Assets	90,936	90,534
RESTRICTED CASH	1,519	1,581
AVAILABLE-FOR-SALE INVESTMENTS (Note 5)	3,817	1,457
DEFERRED EXPLORATION AND DEVELOPMENT COSTS (Note 6)	27,064	167,983
PROPERTY, PLANT AND EQUIPMENT (Note 7)	287,419	93,058
MINING PROPERTIES (Note 8)	318,990	136,775
CONSTRUCTION IN PROGRESS (Note 9)	—	165,155
FUTURE TAX ASSETS	15,563	6,657
OTHER ASSETS	1	574

Total Assets	$745,309	$663,774

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$25,291	$19,012
Accrued liabilities	31,530	25,516
Fair value of derivatives (Note 11)	404	685
Asset retirement obligations (Note 12)	2,217	3,064
Current portion of future tax liability	—	1,450
Current debt (Note 10)	18,547	12,549

Total Current Liabilities	77,989	62,276
LONG TERM DEBT (Note 10)	69,701	73,786
ASSET RETIREMENT OBLIGATIONS (Note 12)	17,153	16,034
FUTURE TAX LIABILITY	42,115	42,154

Total Liabilities	206,958	194,250
MINORITY INTEREST	6,297	7,424
COMMITMENTS AND CONTINGENCIES (Note 13)	—	—
SHAREHOLDERS’ EQUITY
SHARE CAPITAL (Note 14)
First preferred shares, without par value, unlimited shares authorized. No shares issued and outstanding	—	—
Common shares, without par value, unlimited shares authorized. Shares issued and outstanding: 233,222,324 at September 30, 2007 207,891,358 at December 31, 2006	608,711	524,619
CONTRIBUTED SURPLUS	12,273	10,040
EQUITY COMPONENT OF CONVERTIBLE NOTES	2,857	2,857
ACCUMULATED OTHER COMPREHENSIVE INCOME (Note 17)	2,192	—
DEFICIT	(93,979)	(75,416)

Total Shareholders’ Equity	532,054	462,100

Total Liabilities and Shareholders’ Equity	$745,309	$663,774

The accompanying notes are an integral part of the consolidated financial statements

2

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in thousands of US dollars except per share data)

(Unaudited)

	Three months ended,		Nine months ended,
	September 30, 2007	September 30, 2006 (Restated)	September 30, 2007	September 30, 2006 (Restated)
REVENUE
Gold sales	$47,752	$35,996	$105,731	$89,607

PRODUCTION EXPENSES
Mining operations	49,577	24,724	99,971	70,816
Depreciation, depletion and amortization	10,443	5,142	23,440	15,946
Accretion of asset retirement obligation (Note 12)	258	190	829	544

Mine operating costs	60,278	30,056	124,240	87,306

Mine operating margin/(loss)	(12,526)	5,940	(18,509)	2,301
OTHER EXPENSES, (GAINS) AND LOSSES
Exploration expense	547	414	1,617	1,004
General and administrative expense	2,623	1,887	9,995	7,040
Abandonment and impairment of mineral properties (Note 6)	1,869	1,849	1,957	1.849
Derivative mark-to-market (gain)/loss (Note 11)	(23)	(1,382)	443	9,346
Foreign exchange (gain)/loss	144	1,118	363	(2,339)
Interest expense	2,018	487	2,870	1,448
Interest and other income	(295)	(372)	(1,560)	(1,833)
Royalty income	—	(186)	—	(4,026)
Loss/(gain) on sale of investments	242	—	(3,301)	(51,234)

Income/(loss) before minority interest	(19,651)	2,125	(30,893)	41,046
Minority interest	904	(515)	1,126	(443)

Net income/(loss) before income tax	(18,747)	1,610	(29,767)	40,603
Income tax (expense)/benefit (Note 18)	6,038	(77)	11,240	(6,663)

Net income/(loss)	$(12,709)	$1,533	$(18,563)	$33,940

OTHER COMPREHENSIVE INCOME
Unrealized loss on available-for-sale investments	(2,405)	—	(2,956)	—

Comprehensive income /(loss)	$(15,114)	$1,533	$(21,519)	$33,940

Deficit, beginning of period	(81,270)	(107,698)	(75,416)	(140,105)

Deficit, end of period	$(93,979)	$(106,165)	$(93,979)	$(106,165)

Net income/(loss) per common share - basic (Note 19)	$(0.054)	$0.007	$(0.082)	$0.164
Net income/(loss) per common share - diluted (Note 19)	$(0.054)	$0.007	$(0.082)	$0.162
Weighted average shares outstanding (millions)	233.2	207.3	227.6	207.4

The accompanying notes are an integral part of the consolidated financial statements

3

GOLDEN STAR RESOURCES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in thousands of US dollars)

(Unaudited)

	Three months ended,		Nine months ended,
	September 30, 2007	September 30, 2006 (Restated)	September 30, 2007	September 30, 2006 (Restated)
OPERATING ACTIVITIES:
Net income/(loss)	$(12,709)	$1,533	$(18,563)	$33,940
Reconciliation of net income to net cash provided by operating activities:
Depreciation, depletion and amortization	10,467	5,163	23,513	15,998
Amortization of loan acquisition cost	92	27	254	171
Deferred stripping	—	516	—	1,548
Abandonment and impairment of properties	1,869	1,849	1,957	1,849
Gain/(loss) on sale of investment	242	—	(3,301)	(51,234)
Non-cash employee compensation	270	522	2,492	1,583
Income tax expense/(benefit)	(6,038)	77	(11,204)	6,971
Reclamation expenditures	(244)	(434)	(557)	(957)
Fair value of derivatives	(23)	(1,900)	(350)	3,971
Accretion of convertible debt	180	177	537	529
Accretion of asset retirement obligations	258	190	829	544
Minority interests	(904)	515	(1,126)	443

	(6,540)	8,235	(5,519)	15,356
Changes in assets and liabilities:
Accounts receivable	2,777	1,169	3,119	(1,441)
Inventories	1,806	(5,870)	(8,182)	(16,949)
Deposits	(645)	1,832	(963)	(838)
Accounts payable and accrued liabilities	10,816	2,485	15,312	4,286
Other	177	(528)	631	(334)

Net cash provided by operating activities	8,391	7,323	4,398	80

INVESTING ACTIVITIES:
Expenditures on deferred exploration and development	(1,735)	(1,543)	(3,753)	(6,340)
Expenditures on mining properties	(13,164)	(4,164)	(21,479)	(11,926)
Expenditures on property, plant and equipment	(9,524)	(7,929)	(18,925)	(10,104)
Expenditures on mine construction in progress	(5,983)	(32,172)	(55,229)	(101,574)
Cash invested in short term investments	—	—	(47,000)	(21,080)
Cash provided by short term investments	22,381	21,080	47,000	21,080
Decrease in restricted cash	2	3,521	62	3,870
Proceeds from sale of investments	(242)	—	3,301	40,535
Investment in long term investments	—	—	(169)	—
Deposits on capital purchases	4,938	(2,291)	(183)	(4,073)
Other	773	(396)	—	(760)

Net cash used in investing activities	(2,554)	(23,894)	(96,375)	(90,372)

FINANCING ACTIVITIES:
Issuance of share capital, net of issue costs	(3)	115	83,833	3,392
Debt repayments (Note 10)	(3,833)	(1,361)	(9,821)	(5,050)
Issuance of debt (Note 10)	2,634	6,978	11,621	12,431
Other	—	—	—	(149)

Net cash provided by/(used in) financing activities	(1,202)	5,732	85,633	10,624

Increase/(decrease) in cash and cash equivalents	4,635	(10,839)	(6,344)	(79,666)
Cash and cash equivalents, beginning of period	16,129	20,882	27,108	89,709

Cash and cash equivalents end of period	$20,764	$10,043	$20,764	$10,043

(See Note 20 for supplemental cash flow information)

The accompanying notes are an integral part of the consolidated financial statements

4

GOLDEN STAR RESOURCES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in tables are in thousands of US dollars unless noted otherwise)

(Unaudited)

The consolidated financial statements and the accompanying notes for the periods ended September 30, 2007 and 2006 are unaudited and should be read in conjunction with the audited consolidated financial statements and related notes thereto included in our annual report on Form 10-K for the year ended December 31, 2006, as amended on file with Securities and Exchange Commission and with the Canadian securities commissions. The financial statements have been prepared in accordance with accounting principles generally accepted in Canada (“Cdn GAAP”). For reconciliation to accounting principles generally accepted in the United States (“US GAAP”), see Note 24 to the consolidated financial statements. The December 31, 2006 year-end balance sheet data was derived from audited financial statements but does not include all disclosures required by Cdn GAAP.

In early 2007, errors were discovered related to the computation of ore stockpile and in-process inventory balances and associated “Mining operations” costs as found on the statement of operations. The corrections also impacted the minority interest account and various tax accounts on the balance sheets and in the statement of operations as well as our non-GAAP measures cash and operating costs per ounce and total cash cost per ounce. As a result we restated our interim consolidated financial statements for the quarters ended March 31, June 30 and September 30, 2006. In addition, the US GAAP footnotes in our March 31, June 30 and September 30, 2006 Forms 10-Q were restated to correct errors in accounting for warrants denominated in Cdn dollars. Specifically, these warrants had been treated as equity instruments in our Form 10-Qs but were restated to recognize that these warrants are derivative instruments. In this Form 10-Q, comparative amounts from the three and nine month periods ended September 30, 2006 reflect these restatements.

In management’s opinion, the unaudited consolidated financial statements for the nine months ended September 30, 2007 contained herein reflect all adjustments, consisting solely of normal recurring items, which are necessary for the fair presentation of financial position, results of operations and cash flows on a basis consistent with that of our prior audited consolidated financial statements except for the change in accounting policy from January 1, 2007 as discussed in Note 2 below.

All financial amounts are in thousands of US dollars unless noted otherwise.

1. Description of Business

Through our subsidiaries we own a controlling interest in four significant gold properties in southern Ghana in West Africa:

•	The Bogoso/Prestea property, which is comprised of the adjoining Bogoso and Prestea surface mining leases (“Bogoso/Prestea”),

•	The Wassa property (“Wassa”),

•	The Prestea Underground property (“Prestea Underground”), and

•	The Hwini-Butre and Benso concessions (“HBB Properties”).

In addition to these gold properties, we hold various other exploration rights and interests and are actively exploring in a variety of locations in West Africa and South America.

Bogoso/Prestea is owned by our 90% owned subsidiary Golden Star (Bogoso/Prestea) Limited (“GSBPL”) (formerly Bogoso Gold Limited) which was acquired in 1999.

Through another 90% owned subsidiary, Golden Star (Wassa) Limited (“GSWL”) (formerly Wexford Goldfields Limited), we own the Wassa gold mine located some 35 kilometers east of Bogoso/Prestea.

The Prestea Underground is located on the Prestea property and consists of a currently inactive underground gold mine and associated support facilities. GSBPL owns a 90% operating interest in the Prestea Underground. We are currently reconditioning certain shafts to allow better access to the underground workings. We are also conducting exploration and engineering studies to determine if the underground mine or portions of it can be reactivated on a profitable basis.

Through our 100% owned subsidiary, St. Jude Resources Ltd. (“St. Jude”), we own the HBB Properties in southwest Ghana. The HBB Properties consist of the Hwini-Butre and Benso concessions, which together cover an area of 201 square kilometers. Board approval to develop these ore bodies was received in May 2007. The Hwini-Butre and Benso concessions are located approximately 70 and 40 kilometers south of Wassa, respectively.

5

We hold interests in several gold exploration projects in Ghana and elsewhere in West Africa including Sierra Leone, Burkina Faso, Niger and Cote d’Ivoire. We also hold and manage exploration properties in Suriname and French Guiana in South America. We hold indirect interests in gold exploration properties in Peru, Argentina and Chile through an equity investment in Minera IRL (formerly known as Goldmin Consolidated Holdings).

Our administrative offices are located in Littleton, Colorado, USA and we also maintain a regional corporate office in Accra, Ghana.

2. Changes in accounting policy – Financial Instruments

Effective January 1, 2007, we adopted CICA Handbook Section 3855 Financial Instruments — Recognition and Measurement, Section 3865 Hedges and Section 1530 Comprehensive Income (the “Financial Instrument Standards”). The adoption of these new standards had no impact on our financial statements on or before December 31, 2006 as the standards require adjustments to the carrying value of financial assets and liabilities to be recorded within retained earnings or, in the case of available-for-sale assets, accumulated other comprehensive income on transition.

All financial assets classified as “held-for-trading” or as “available-for-sale”, and derivative financial instruments, are measured at fair value.

Gains and losses associated with financial assets designated as held-for-trading are recorded in the income statement, separate from any interest or dividends earned on these investments. Gains and losses on derivative financial instruments are also recorded in the statement of operations in the period in which they arise. Gains and losses associated with financial assets classified as available-for-sale are separately recorded as unrealized within other comprehensive income until such time the investment is disposed of or incurs a decline in fair value that is on an other-than-temporary basis, at which time any gains or losses are then realized and reclassified as a component of net income.

Financial liabilities are measured initially at fair value including any directly attributable transaction costs. After initial recognition, all financial liabilities are measured at amortized cost using the effective interest rate method.

We currently do not apply hedge accounting to our derivative instruments and accordingly are currently not impacted by CICA 3865 Hedges.

Upon adoption of the Financial Instrument Standards, all regular-way purchases of financial assets are accounted for at the settlement date. Transaction costs on financial assets and liabilities classified other than as held for trading are treated as part of the initial fair value.

Effective January 1, 2008, the Company will be required to adopt the accounting standards of the Canadian Institute of Chartered Accountants Handbook Section 3031, Inventories; Section 3862, Financial Instruments — Disclosures and Section 3863, Financial Instruments — Presentation (which replaces Section 3861, Financial Instruments — Disclosures and Presentation). These new standards are effective beginning January 1, 2008. We are currently reviewing the implications of adopting this new standard but do not expect them to have a significant impact on the financial statements.

3. Inventories

	As of September 30, 2007	As of December 31, 2006
Stockpiled ore	$13,419	$18,244
In-process	15,133	4,596
Materials and supplies	25,396	22,635

Total	$53,948	$45,475

4. Deposits

Amounts represent cash advances and payments for equipment and materials purchases by GSWL and GSBPL which are not yet delivered on-site.

6

5. Available-for-sale investments

	As of September 30, 2007		As of December 31, 2006
	Shares	Fair value	Shares	Cost
Minera IRL common shares	5,012,800	$1,827	4,820,000	$1,457
EURO Ressources common shares	1,206,277	1,990	3,009,679	—

Total		$3,817		$1,457

Investment in Minera IRL

We hold an equity interest in Minera IRL, a gold exploration company which operates in South America. During the year ended December 31, 2006, Minera IRL was privately held and we accounted for our investment on the cost basis at $1.5 million. In late March 2007, Minera IRL completed their initial public offering and listed on the Alternative Investment Market in London in early April 2007. Since January 1, 2007 we have accounted for our investment in Minera IRL at fair value as required by CICA 3855 – Financial Instruments (effective for fiscal years beginning after October 1, 2006). The increase in the fair value from January 1, 2007 to September 30, 2007 of $0.4 million was recorded as other comprehensive income.

Investment in EURO Ressources S.A. (“EURO”)

During the year ended December 31, 2006 we sold approximately 22 million shares in EURO, which decreased our holding in EURO from 53% to approximately 6% at December 31, 2006. During the quarter ended March 31, 2007 we sold an additional 1,753,402 EURO shares in a number of public transactions. The sale resulted in net proceeds of $2.8 million to Golden Star yielding a gain of $2.8 million and reduced our holding to approximately 2% of EURO’s outstanding shares.

Since our investment in EURO was diluted to less than 20% in December 2006, we accounted for the investment on the cost basis at zero carrying value at December 31, 2006. The market value of the remaining EURO common shares was $5.7 million at December 31, 2006 based on EURO’s closing share price as of that date. Since January 1, 2007 we have accounted for our investment in EURO at fair value as required by CICA 3855 – Financial Instruments (effective for fiscal years beginning after October 1, 2006). The decrease in the fair value from January 1, 2007 to September 30, 2007 of $0.4 million was recorded as other comprehensive loss.

7

6. Deferred Exploration and Development Costs

Consolidated property expenditures on our exploration projects for the nine months ended September 30, 2007 were as follows:

	Deferred exploration & development costs as of 12/31/06	Capitalized exploration expenditures	Impairments	Transfer to mining properties	Deferred exploration & development costs as of 9/30/07
AFRICAN PROJECTS
Akropong trend and other Ghana	$833	$408	$(88)	$—	$1,153
Hwini-Butre and Benso—Ghana	142,715	489	—	(143,204)	—
Mano River—Sierra Leone	2,015	1,171	(1,869)	—	1,317
Afema—Ivory Coast	1,512	19	—	—	1,531
Goulagou—Burkina Faso	18,789	342	—	—	19,131
Other Africa	1,082	248	—	—	1,330
SOUTH AMERICAN PROJECTS
Saramacca—Suriname	781	—	—	—	781
Other South America	256	1,565	—	—	1,821

Total	$167,983	$4,242	$(1,957)	$(143,204)	$27,064

7. Property, Plant and Equipment

	As of September 30, 2007			As of December 31, 2006
	Property, Plant and Equipment at Cost	Accumulated Depreciation	Property, Plant and Equipment Net Book Value	Property, Plant and Equipment at Cost	Accumulated Depreciation	Property, Plant and Equipment, Net Book Value
Bogoso/Prestea	$264,185	$19,558	$244,627	$57,392	$13,263	$44,129
Prestea Underground	238	—	238	236	—	236
Wassa	54,961	12,869	42,092	55,785	7,618	48,167
Corporate & Other	784	322	462	924	398	526

Total	$320,168	$32,749	$287,419	$114,337	$21,279	$93,058

8. Mining Properties

	As of September 30, 2007			As of December 31, 2006
	Mining Properties at Cost	Accumulated Amortization	Mining Properties, Net Book Value	Mining Properties at Cost	Accumulated Amortization	Mining Properties, Net Book Value
Bogoso/Prestea	$51,995	$33,456	$18,539	$51,868	$33,241	$18,627
Prestea Underground	31,876	—	31,876	28,891	—	28,891
Bogoso Sulfide	48,912	430	48,482	13,352	—	13,352
Mampon	15,856	—	15,856	15,721	—	15,721
Wassa	65,467	21,230	44,237	58,578	11,234	47,344
Hwini-Butre and Benso	144,541	—	144,541	—	—	—
Other	16,684	1,225	15,459	12,839	—	12,839

Total	$375,331	$56,341	$318,990	$181,249	$44,475	$136,774

9. Construction-in-progress

At December 31, 2006, mine construction-in-progress represents costs incurred for the Bogoso sulfide expansion project since the beginning of 2005. Included in the total are costs of development drilling, plant equipment purchases, materials and construction costs, payments to the construction contractors, mining equipment costs, capitalized interest and pre-production stripping costs. The Bogoso sulfide expansion project was placed in commercial service on July 1, 2007 and construction-in-progress costs were reclassified as Property, Plant and Equipment or Mining Property as of September 30, 2007.

8

10. Debt

	As of September 30, 2007	As of December 31, 2006
Current debt:
Debt facility (Note a)	$7,401	$6,875
Over-draft facility (Note d)	2,634	0
Equipment financing loans (Note b)	8,512	5,674

Total current debt	18,547	12,549
Long term debt:
Debt facility (Note a)	2,500	8,125
Equipment financing loans (Note b)	18,616	17,288
Convertible notes (Note c)	48,585	48,373

Total long term debt	$69,701	$73,786

(a) Debt facility – On October 11, 2006, GSBPL entered into an agreement for a $15.0 million debt facility with two Ghana-based banks. The $15.0 million was drawn down in October and November 2006 and is repayable over a term of 24 months starting 3 months after draw-down at an interest rate of US prime (7.75% at September 30, 2007) plus 1%. Loan fees totaled one percent of the facility amount. The debt is secured by the non-mobile assets of the Bogoso sulfide processing plant and proceeds were used for construction costs of the Bogoso sulfide expansion project. There are no hedging requirements or equity-type incentives required under the facility. A total of $1.0 million of interest on the debt facility has been capitalized to the Bogoso sulfide expansion project. Loan fees totaling approximately $0.3 million were deducted from the liability in arriving at amortized cost and are being amortized using the effective interest rate method. As of December 31, 2006 the unamortized loan fees of $0.2 million were included in other assets. Since January 1, 2007, in accordance with CICA 3855- Financial instruments the unamortized portion of the loan fees are deducted from the value of the notes.

(b) Equipment financing credit facility – We maintain an equipment financing facility between Caterpillar Financial Services Corporation, GSBPL and GSWL, with Golden Star as the guarantor of all amounts borrowed. The facility provides credit for new and used mining equipment. Amounts drawn under this facility are repayable over five years for new equipment and over two years for used equipment. The interest rate for each drawdown is fixed at the date of the draw–down using the Federal Reserve Bank 2–year or 5–year swap rate or LIBOR plus 2.38%. During the second quarter we increased the equipment financing facility from $25.0 million to $40.0 million and as of September 30, 2007, we have $12.9 million available to draw down in the future. The average interest rate on the outstanding loans is approximately 5.9%.

(c) Convertible notes – We sold $50 million of senior unsecured convertible notes to a private investment fund on April 15, 2005. These notes were issued at par and bear interest at 6.85%. They are convertible at any time at the option of the holder at a conversion price of $4.50 per common share. At the maturity date, April 15, 2009, we have the option to repay the outstanding notes with cash, common shares, or a combination of cash and common shares. For any notes repaid in common shares the number of shares will be determined by dividing the loan balance by an amount equal to 95% of the average price over the 20 trading day period ended five days before the notes are due. Approximately $47.1 million of the note balance was initially classified as a liability and $2.9 million was classified as equity. Periodic accretion will increase the liability to the full $50 million amount due (after adjustments, if any, for converted notes) by the end of the note term. The periodic accretion is included in interest expense. A total of $8.5 million of interest on the convertible notes has been capitalized to the Bogoso sulfide expansion project. Loan fees totaling approximately $0.8 million were capitalized and are being amortized over the term of the notes. As of December 31 2006, the unamortized loan fees of $0.5 million were included in other assets. Since January 1, 2007, in accordance with CICA 3855—Financial Instruments, the unamortized portion of the loan fees are deducted from the value of the notes. Certain covenants of the convertible notes were amended in April of 2007, which did not increase our covenanted borrowing limit but give us more flexibility over the types of borrowing allowed within the covenant limit. See Subsequent Events Note 25 below for additional developments regarding these notes.

(d) Bank over-draft facility – A one-year over-draft facility expiring June 2008. It carries an interest rate of US prime plus 1%. As of September 30, 2007 the balance is at 2.6 million.

11. Derivatives

EURO Options – During the first quarter of 2007 we renegotiated sections of certain prior agreements with EURO including the timing and amounts of possible future royalty payments and the amount and timing of certain commitments under exploration property earn-ins. In addition, and as part of these renegotiations, we have agreed to make an additional number of our remaining EURO shares available to EURO to deliver against certain options EURO has granted or plans to grant to its directors. This brings the number of our shares in EURO that are subject to option agreements to 540,000.

9

As a result of this agreement we recorded a derivative liability to recognize the cost of the EURO shares that we may give up in the future to members of EURO’s management who hold the options. At the end of September 2007 the derivative liability was $0.4 million based on the fair value of the outstanding options.

South African Rand Forward Contracts – During the third quarter of 2007 we entered into $5.1 million of contracts to purchase South African Rand (“Rand”). These contracts are to insure known US Dollar costs of purchase contracts stated in Rand. These forward contracts will mature ratably between October 28, 2007 and April 25, 2008 at rates between 6.994 and 7.184 Rand to the US Dollar. As of September 30, 2007, the value of these contracts was $68 thousand.

12. Asset Retirement Obligations

Our Asset Retirement Obligations (“ARO”) are equal to the present value of all estimated future closure costs associated with reclamation, demolition and stabilization of our Bogoso/Prestea and Wassa mining and ore processing properties. Included in this liability are the costs of mine and waste-rock dump closure and reclamation, processing plant and infrastructure demolition, tailings stabilization and reclamation and environmental monitoring. While the majority of these costs will be incurred near the end of the mines’ lives, it is expected that certain on-going reclamation costs will be incurred prior to mine closure. These costs are recorded against the current ARO provision as incurred.

The changes in the carrying amount of the ARO were as follows:

Balance at December 31, 2006	$19,098
Accretion expense	829
Cost of reclamation work performed	(557)

Balance at September 30, 2007	$19,370
Current portion	$2,217
Long term portion	$17,153

13. Commitments and Contingencies

Our commitments and contingencies include the following items:

Environmental Regulations – Our mining, processing and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. As such we cannot predict the full amount of our future expenditure to comply with these laws and regulations. We conduct our operations to minimize our effect on the environment and believe our operations are in compliance with applicable laws and regulations in all material respects.

Environmental Bonding in Ghana – In 2005, pursuant to a reclamation bonding agreement between the Ghana Environmental Protection Agency (“EPA”) and GSWL, we bonded $3.0 million to cover future reclamation obligations at Wassa. To meet the bonding requirements, we established a $2.85 million letter of credit and deposited $0.15 million of cash with the EPA. In addition, pursuant to a bonding agreement between the EPA and GSBPL we bonded $9.5 million in early 2006 to cover our future obligations at Bogoso/Prestea. To meet these requirements we deposited $0.9 million of cash with the EPA with the balance covered by a letter of credit. The cash deposits are recorded in Restricted Cash in our balance sheet.

Royalties –

•

Dunkwa Properties: As part of the acquisition of the Dunkwa properties in August 2003, we agreed to pay the seller a net smelter return royalty on future gold production from the Mansiso and Asikuma properties. As per the acquisition agreement, there will be no royalty due on the first 200,000 ounces produced from Mampon which is located on the Asikuma property. The amount of the royalty is based on a sliding scale which ranges from 2% of net smelter return at gold prices at or below $300 per ounce up to 3.5% for gold prices in excess of $400 per ounce.

•

Government of Ghana: Under the laws of Ghana, a holder of a mining lease is required to pay an annual royalty of not less than 3% and not more than 6% of the total revenues earned from the lease area. The royalty is payable on a quarterly basis. We currently pay a 3% annual royalty on gold production from Bogoso/Prestea and Wassa.

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•

Benso: Benso is subject to a 1.5% net smelter return royalty and a $1.00 per ounce gold production royalty. The smelter return royalty may be purchased for $4.0 million (or $6.0 million if a feasibility study indicates more than 3.5 million ounces of recoverable gold) and the gold production royalty may be purchased for $0.5 million.

•	Pampe: Portions of the Pampe deposit are subject to a 7.5% net smelter return royalty.

•

Prestea Underground – The Prestea Underground is subject to a 2.5% net profits interest on future income. Ownership of the 2.5% net profit interest is currently held by the bankruptcy trustee overseeing liquidation of Prestea Gold Resources Limited, our former joint venture partner in the Prestea Underground.

Afema Project – On March 29, 2005 we entered into an agreement with Société d’Etat pour le Development Minier de la Cote d’Ivoire (“SO.DE.MI.”), the Cote d’Ivoire state mining and exploration company, to acquire its 90% interest in the Afema gold property in south–east Cote d’Ivoire. Golden Star has the right to complete the transaction to acquire 100% of SO.DE.MI.’s rights in the Afema property for $1.5 million. If we exercise the option, we would, in addition to the acquisition payment, pay SO.DE.MI. a royalty on any future gold production from the Afema property. The royalty is indexed to the gold price and ranges from 2% of net smelter returns at gold prices below $300 per ounce to 3.5% of net smelter returns for gold prices exceeding $525 per ounce.

Hwini-Butre – As part of the agreement for the purchase of the HBB properties, Golden Star agreed to pay B.D. Goldfields Ltd $1.0 million upon receipt of all the necessary licenses, permits, approvals and consents required to mine the Hwini-Butre concession. Furthermore, we will pay BD Goldfields an additional $1.0 million if at least one million ounces of gold are produced and recovered in the first five years of production from the area covered by the Hwini-Butre prospecting license.

Obuom – In October 2007, we entered into agreement with AMI Resources Inc. (“AMI”), which gives AMI the right to earn our 54% ownership position in the Obuom property in Ghana. Should AMI eventually obtain full rights to our position on the property and develop a gold mining operation at Obuom, we would receive from AMI a 2% net smelter return royalty on 54% of the property’s gold production.

Goulagou and Rounga – In October 2007, we entered into an option agreement with Riverstone Resources Inc. (“Riverstone”) whereby Riverstone will have the right to acquire our 90% interest in our Goulagou and Rounga properties in Burkina Faso. To exercise the option, Riverstone is required to spend Cdn$4 million on exploration programs on the Goulagou and Rounga properties over the next four years, and may then purchase our interest for $18.6 million in cash or Riverstone common shares. In addition, we will receive up to two million shares of Riverstone over the term of the option and will receive two million common share purchase warrants of Riverstone at exercise prices of Cdn$0.30 to Cdn$0.45. We will also retain a production-related net smelter return royalty of up to 2%.

Paul Isnard – In December 2004 we reached agreement with EURO and its subsidiary to acquire rights to EURO’s Paul Isnard property in French Guiana. The December 2004 agreement was amended in March 2007. The agreement, as amended, requires us to, among other things, prepare a feasibility study on the Paul Isnard property and spend at least €1.2 million, inclusive of expenditures made previously, on the property by November 21, 2007 as required by the French government authorities which granted the Paul Isnard prospecting permit to EURO. The feasibility study is now underway and we plan to spend approximately $3.7 million at Paul Isnard over the next 24 months on geophysics, geology, drilling and engineering studies to fulfill our commitment. In addition, we have agreed to pay a royalty to EURO on all future gold production, if any, from the Paul Isnard property up to 5.0 million ounces. Gold production in excess of 5.0 million ounces will not be subject to the royalty. The royalty varies from ten percent (10%) of the difference between the market price of gold per ounce and $400, for all gold sales up to 2.0 million ounces and five percent (5%) of the same for gold sales between 2.0 million and 5.0 million ounces. Furthermore, we have agreed, subject to completion of a positive feasibility study, to pay an annual $1.0 million advance royalty to EURO beginning September 2010 and continuing until such time as the Paul Isnard property begins mining and selling gold. The total advanced royalty payments will be deducted from royalties payable during the production period on the first 2.0 million ounces.

Amendment of Convertible Notes – On October 23, 2007, we entered into amendment agreements with the holders of our outstanding $50 million aggregate principal amount 6.85% senior convertible notes due April 15, 2009. The agreements provide for the amendment of the notes to require the early redemption of all of the notes by us for an aggregate of $61.76 million together with all accrued and unpaid interest thereon. Our redemption obligation is conditional on the completion of an issuance and sale of securities for proceeds sufficient to redeem all of the notes. The amendments to the notes will become effective upon the announcement of definitive terms of the proposed offering of up to $125 million in Convertible Senior Unsecured Debentures, discussed below.

EURO Rights Offering – In September 2007, agreement was reached with EURO which committed us to participate in EURO’s rights offering scheduled in November 2007. Under this agreement, we agreed to subscribe for and purchase up to an aggregate of $5,000,000 in EURO common shares in the rights offering to the extent that such shares are not otherwise purchased by EURO’s shareholders. In addition, we agreed to exercise our rights to purchase EURO shares attaching to the shares of EURO presently owned by us, which would require payment of approximately $0.2 million.

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The rights offering circular for EURO’s rights offering states that the use of proceeds will include: 1.) settlement of outstanding indebtedness to Golden Star Resources and 2.) settlement of contingent payment obligations to Golden Star. We expect these transactions to close in 2008.

Bogoso Power Plant – In August 2007 we entered into an agreement with Genser Power Ghana Ltd (“Genser”) under which Genser will construct, operate and maintain a 20 megawatt rated power plant at our Bogoso plant site. We have agreed to purchase electric power from Genser’s plant per the following formula: in months where our average monthly demand is equal to or less than 10 megawatts, we will pay Genser $295,200 per month plus the cost of fuel regardless of the amount of power used. In months where our average monthly demand exceeds 10 megawatts, we will pay Genser $0.030/kilowatt hour for amounts in excess of 10 megawatts plus fuel costs.

We have agreed to provide Genser with a letter of credit. The amount will be $2.0 million initially and will increase each month after initiation of construction reaching a maximum of approximately $7.0 million in the seventh month. The letter of credit will then become progressively smaller over the subsequent months until it reaches nil at the end of the 30 months following the initiation of construction. At any point in the first 30 months we can terminate the contract by making a payment to Genser equal to the remaining balance on the letter of credit. If such payment is made, Genser will return the letter of credit and the title to the power plant will be transferred to us. If the contract is terminated after 30 months, title to the plant will transfer to us for no consideration.

Litigation – As reported in 2006, most of our holdings of EURO shares were liquidated in a series of public and private sales transaction. One group of purchasers has failed to deliver contingent consideration due to us upon their subsequent resale of the shares purchased from us. Following negotiations in August and September we have filed suit asking for the approximately $1.5 million owed to us per the agreement that governed this sale. We are also engaged in routine litigation incidental to our business. No other material legal proceedings other than the one disclosed above, involving us or our business are pending, or, to our knowledge, contemplated, by any governmental authority. We are not aware of any material events of non–compliance with environmental laws and regulations.

14. Share Capital

Changes in share capital during the nine months ended September 30, 2007 were:

	Shares	Amount
Balance as of December 31, 2006	207,891,358	$524,619
Common shares issued:
Equity offering (net)	24,150,000	82,329
Option exercises	1,067,500	1,334
Warrants exercised	62,783	254
Bonus shares and other	50,683	175

Balance as of September 30, 2007	233,222,324	$608,711

Ghana Share Listing – Efforts are underway to achieve listing of our common shares on the Ghana Stock Exchange in Accra before the end of 2007. It is expected that the Ghana listing will be supported by the sale of between $5 and $10 million of Golden Star common shares to investors in Ghana, subject to applicable regulatory approval. We intend to take appropriate steps to ensure that all shares issued in Ghana will be immediately and freely tradable on the Toronto Stock Exchange and the American Stock Exchange as well as on the Ghana Stock Exchange.

15. Warrants

On February 14, 2007, 8,401,031 share purchase warrants expired unexercised. They were issued in conjunction with an equity offering in 2003 at a strike price of Cdn$4.60. As of September 30, 2007, we have 3,224,520 warrants outstanding which were issued as part of the St. Jude acquisition in December 2005. These warrants expire on November 20, 2008 and have a strike price of Cdn$4.17.

16. Stock Based Compensation

Stock Options – We have one stock option plan, the Second Amended and Restated 1997 Stock Option Plan (the “Plan”), and options are granted under this plan from time to time at the discretion of the Compensation Committee. Options granted are non-assignable and are exercisable for a period of ten years or such other period as stipulated in a stock option agreement

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between Golden Star and the optionee. Under the Plan, we may grant options to employees, consultants and directors of the Company or its subsidiaries for up to 15,000,000 shares of common stock. Under the Plan, we reserved an aggregate of 15,000,000 shares of common stock for issuance pursuant to the exercise of options of which 4,558,796 are available for grant at September 30, 2007. Options take the form of non-qualified stock options, and the exercise price of each option is not less than the fair market value of our stock on the date of grant. Options typically vest over periods ranging from immediately to four years from the date of grant. Vesting periods are determined at the discretion of the Compensation Committee.

In addition to options issued under the Plan, 2,533,176 options were issued to various employees of St. Jude in exchange for St. Jude options in late 2005 of which 720,000 remain unexercised as of September 30, 2007. All of the remaining unexercised options held by St. Jude employees are vested. All figures shown below include the options issued to St. Jude employees.

Non-cash employee compensation expense recognized in the statements of operations with respect to the Plan are as follows:

	Nine months ended September 30,
	2007	2006
Total cost during the period	$2,317	$1,568

We granted 1,141,023 and 850,650 options during the nine months ended September 30, 2007 and 2006, respectively. The Company recognized $2.3 million and $1.6 million of non-cash compensation expense in the nine months ended September 30, 2007 and 2006, respectively. We do not receive a tax deduction for the issuance of options. As a result we did not recognize any income tax benefit related to the stock compensation expense during the nine months ended September 30, 2007 and 2006.

The fair value of options granted during the first nine months of 2007 and 2006 were estimated at the grant dates using the Black-Scholes option-pricing model based on the assumptions noted in the following table:

	Nine months ended September 30,
	2007	2006
Expected volatility	48.68% to 67.13%	63.7% to 103.4%
Risk-free interest rate	3.92% to 4.58%	4.00% to 4.09%
Expected lives	4 to 7 years	4 to 7 years
Dividend yield	0%	0%

Expected volatilities are based on the mean reversion tendency of the volatility of Golden Star’s shares and its peer group. Golden Star uses historical data to estimate share option exercise and employee departure behavior used in the Black–Scholes model; groups of employees that have dissimilar historical behavior are considered separately for valuation purposes. The expected term of the options granted represents the period of time that the options granted are expected to be outstanding; the range given above results from certain groups of employees exhibiting different post–vesting behaviors. The risk–free rate for periods within the contractual term of the option is based on the Canadian Chartered Bank Administered Interest rates in effect at the time of the grant.

A summary of option activity under the Plan as of September 30, 2007 and changes during the nine months then ended is presented below:

	Options (000’)	Weighted- Average Exercise price (Cdn$)	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (Cdn$000)
Outstanding as of December 31, 2006	6,556	2.98	5.70	$3,583
Granted	1,141	3.97	9.42	—
Exercised	(1,068)	1.38	—	3,766
Forfeited	(53)	3.95

Outstanding as of September 30, 2007	6,576	3.41	6.00	$6,529

Stock Bonus Plan – In December 1992, we established an Employees’ Stock Bonus Plan (the “Bonus Plan”) for any full-time or part-time employee (whether or not a director) of the Company or any of our subsidiaries who has rendered

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meritorious services which contributed to the success of the Company or any of its subsidiaries. The Bonus Plan provides that a specifically designated committee of the Board of Directors may grant bonus common shares on terms that it might determine, within the limitations of the Bonus Plan and subject to the rules of applicable regulatory authorities. The Bonus Plan, as amended, provides for the issuance of 900,000 common shares of bonus stock of which 542,261 common shares had been issued as of September 30, 2007. During the nine months ended September 30, 2007 and 2006 we issued 50,863 and 4,000 common shares, respectively, to employees under the Bonus Plan. The cost of the shares grants was $0.2 million and nil in 2007 and 2006, respectively.

17. Accumulated other comprehensive income

Balance at December 31, 2006	$—
Transition adjustment on change in accounting policy on January 1, 2007	8,479
Realized gain from the partial sale of investment in EURO	(3,331)
Unrealized loss on available-for-sale investments	(2,956)

Balance at September 30, 2007	$2,192

18. Income Taxes

Income tax benefit attributable to net income before income taxes consists of:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Current
Canada	$—	$—	$—	$(4,926)
Foreign	—	—	—	—
Future
Canada	—	61	—	3,179
Foreign	6,038	(138)	11,240	(4,916)

Total	$6,038	$(77)	$11,240	$(6,663)

The future tax benefit recorded in the quarter and nine months ended September 30, 2007 relates primarily to operational losses incurred at Bogoso/Prestea. Golden Star records a valuation allowance against any portion of its remaining future income tax assets that it believes will, more likely than not, fail to be realized.

19. Earnings per Common Share

The following table provides a reconciliation between basic and diluted earnings per common share:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net income/(loss)	$(12,709)	$1,533	$(18,563)	$33,940
Weighted average number of common shares (millions)	233.3	207.3	227.6	207.4
Dilutive securities:
Options	1.5	1.9	1.8	2.0
Convertible notes	—	—	—	—
Warrants	—	—	—	—

Weighted average number of diluted shares	234.8	209.2	229.4	209.4
Basic earnings/(loss) per share	$(0.054)	$0.007	$(0.082)	$0.164
Diluted earnings/(loss) per share	$(0.054)	$0.007	$(0.082)	$0.162

20. Supplemental Cash Flow Information

No cash income taxes were paid during the nine months ended September 30, 2007 and 2006. Cash paid for interest was $4.5 million and $2.9 million for the nine months ended September 30, 2007 and 2006, respectively. A total of $98,000 and $53,000 of depreciation was included in general and administrative costs, or was capitalized into projects, for the nine months ended September 30, 2007 and 2006, respectively. During the nine months ended September 30, 2007 we made a $0.3 million non-cash depreciation adjustment to Stockpile ore and In-process inventory.

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21. Operations by Segment and Geographic Area

The following segment and geographic data includes revenues based on product shipment origin and long-lived assets based on physical location. The corporate entity is incorporated in Canada and located in the United States.

	Africa			South America	Corporate	Total
As of and for the three months ended September 30,	Bogoso/ Prestea	Wassa	Other
2007
Gold sales	$27,625	$20,128	$—	$—	$—	$47,752
Net income/(loss)	(7,227)	424	(2,302)	(166)	(3,438)	(12,709)
Total assets	446,962	108,666	169,161	9,359	11,161	745,309
2006
Gold sales	$21,478	$14,518	$—	$—	$—	$35,996
Net income/(loss)	5,510	321	(204)	(164)	(3,930)	1,533
Total assets	289,551	107,028	196,184	7,849	3,812	604,424

	Africa			South America	Corporate	Total
As of and for the nine months ended September 30,	Bogoso/ Prestea	Wassa	Other
2007
Gold sales	$48,475	$57,256	$—	$—	$—	$105,731
Net income/(loss)	(8,865)	67	(2,859)	(420)	(6,450)	(18,563)
Total assets	446,962	108,666	169,161	9,359	11,161	745,309
2006
Gold sales	$47,816	$41,791	$—	$—	$—	$89,607
Net income/(loss)	5,327	(1,930)	2,820	(3,936)	31,659	33,940
Total assets	289,551	107,028	196,184	7,849	3,812	604,424

22. Related Parties

We obtained legal services from a legal firm to which our Chairman of the Board is of counsel. The total value of all services purchased from this law firm during the first nine months of 2007 was $0.7 million. Our Chairman did not personally perform any legal services for us during the period nor did he benefit directly or indirectly from payments for the services performed by the firm.

23. Financial Instruments

Fair Value – Our financial instruments are comprised of cash, short term investments, accounts receivable, restricted cash, accounts payable, accrued liabilities, accrued wages, payroll taxes, derivatives and debt. The fair value of cash and short term investments, derivatives, accounts receivable, accounts payable, accrued liabilities and accrued wages, payroll taxes and current debt equals their carrying value due to the short term nature of these items. The fair value of restricted cash is equal to the carrying value as the cash is invested in short term, high-quality instruments. Management also estimates that the fair value of the non-current portion of the debt facility and the equipment financing facility approximates their carrying value. The fair value of the convertible notes is estimated to be $61.8 million, or $11.8 million greater than its $50.0 million face amount. Fair value of the conversion factor is responsible for the increase in the value.

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24. Generally Accepted Accounting Principles in the United States

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which differ from US GAAP. The effect of applying US GAAP to our financial statements is shown below.

(a) Consolidated Balance Sheets in US GAAP

	As of September 30, 2007	As of December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$20,764	$27,108
Accounts receivable	5,701	8,820
Inventories	53,948	45,475
Future tax assets	809	—
Deposits	8,819	7,673
Other current assets	895	1,458

Total current assets	90,936	90,534
Restricted cash	1,519	1,581
Available-for-sale and long term investments	3,817	5,718
Deferred exploration and development costs (Notes d1)	—	—
Property, plant and equipment (Note d1, d2 and d3)	286,705	92,345
Mine construction in progress	—	165,155
Mining properties (Notes d2)	279,716	243,532
Future tax asset (Note d7)	28,044	6,657
Other assets	1	573

Total assets	$690,738	$606,095

LIABILITIES
Current liabilities	$77,989	$62,276
Long term debt (Note d4)	70,792	75,414
Asset retirement obligations (long term portion)	17,153	16,034
Future tax liability (Note d7)	42,115	42,154
Fair value of long term derivatives (Note d5)	2,981	2,897

Total liabilities	211,030	198,775
Minority interest	1,772	2,902
Commitments and contingencies	—	—
SHAREHOLDERS’ EQUITY
Share capital (Note d6)	608,345	524,239
Contributed surplus (Notes d5 and d6)	11,281	9,048
Accumulated comprehensive income and other (Note d8)	4,965	7,034
Deficit	(146,655)	(135,903)

Total shareholders’ equity	477,936	404,418

Total liabilities and shareholders’ equity	$690,738	$606,095

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(b) Consolidated Statements of Operations under US GAAP

	Three months ended September 30		Nine months ended September 30
	2007	2006 (Restated)	2007	2006 (Restated)
Net income/(loss) under Cdn GAAP	$(12,709)	$1,533	$(18,563)	$33,940
Deferred exploration expenditures expensed per US GAAP (Note d1 and d2)	(2,880)	(475)	(7,517)	(8,308)
Depreciation and amortization differences – Wassa (Note d3)	(170)	(314)	999	1,423
Derivative gain/(loss) (Note d5)	483	2,572	(98)	2,448
Write-off of deferred exploration properties (Note d3)	1,869	—	1,957	—
Other (Notes d4)	(6)	(524)	(13)	(19)

Net income/(loss) before minority interest under US GAAP	(13,413)	2,792	(23,235)	29,484
Minority interest, as adjusted	2	(82)	2	(144)

Net income/(loss) before income tax under US GAAP	(13,415)	2,710	(23,233)	29,340
Income tax benefit, as adjusted (Note d7)	305	—	12,481	—

Net income under US GAAP	(13,110)	2,710	(10,752)	29,340
Other comprehensive income – gain on marketable securities (Note d8)	(2,405)	—	(2,070)	—

Comprehensive income/(loss) under US GAAP	(15,515)	2,710	(12,822)	29,340

Basic net income/(loss) per share under US GAAP before cumulative effect of change in accounting method	$(0.056)	$0.013	$(0.048)	$0.141
Diluted net income/(loss) per share under US GAAP before cumulative effect of change in accounting method	$(0.056)	$0.013	$(0.048)	$0.140

(c) Consolidated Statements of Cash Flows under US GAAP

	Three months ended September 30		Nine months ended September 30
	2007	2006	2007	2006
Cash provided by/(used in):
Operating activities	$5,511	$1,269	$(3,119)	$(12,138)
Investing activities	326	(17,840)	(88,858)	(78,152)
Financing activities	(1,202)	5,732	85,633	10,624

Increase/(decrease) in cash and cash equivalents	4,635	(10,839)	(6,344)	(79,666)
Cash and cash equivalent beginning of period	16,129	20,882	27,108	89,709

Cash and cash equivalents end of period	$20,764	$10,043	$20,764	$10,043

(d) Notes:

(1)	Under US GAAP, exploration, acquisition (except for property purchase costs), and general and administrative costs related to exploration projects are charged to expense as incurred. Under Cdn GAAP, exploration, acquisition and direct general and administrative costs related to exploration projects are capitalized. In each subsequent period, the exploration, engineering, financial and market information for each exploration project is reviewed by management to determine if any of the capitalized costs are impaired. If found impaired, the asset’s cost basis is reduced in accordance with Cdn GAAP provisions.
(2)	Under US GAAP, the initial purchase cost of mining properties is capitalized. Pre-acquisition costs and subsequent development costs incurred, until a final feasibility study is completed, are expensed in the period incurred. Under Cdn GAAP, the purchase costs of new mining properties as well as all development costs incurred after acquisition are capitalized and subsequently reviewed each period for impairment. If found impaired, the asset’s cost basis is reduced in accordance with Cdn GAAP provisions.
(3)	Under US GAAP new production facilities are placed in service once the facility has been constructed and fully tested to the point where it is available for regular and sustained use. Under Cdn GAAP, new production facilities are placed in service when output reaches a significant portion of the facility’s design capacity.

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(4)	For US GAAP purposes, the $50.0 million of convertible notes issued (net of loan fees) in the second quarter of 2005 was classified as a liability. Under Cdn GAAP, the fair value of the conversion feature is classified as equity and the balance is classified as a liability. Under Cdn GAAP, the liability portion is accreted each period in amounts which will increase the liability to its full amount as of the maturity date and the accretion is recorded as interest expense.
(5)	Under US GAAP the fair value of warrants denominated in currencies other than the company’s functional currency are treated as a derivative liability. The derivative liability of such warrants is market to market at the end of each period and the change in fair value is recorded in the statement of operations. Under Cdn GAAP the issue-date fair values of all warrants is treated as a component of shareholders’ equity and are recorded as contributed surplus and are not subsequently marked to their fair value. The comparative prior periods in this US GAAP footnote have been restated to take effect of the differences between Cdn and US GAAP.
(6)	Numerous transactions since the Company’s organization in 1992 have contributed to the difference in share capital versus the Cdn GAAP balance, including: (i) under US GAAP, compensation expense was recorded for the difference between quoted market prices and the strike price of options granted to employees and directors under stock option plans while under Cdn GAAP, recognition of compensation expense was not required; (ii) in May 1992 our accumulated deficit was eliminated through an amalgamation (defined as a quasi-reorganization under US GAAP)—under US GAAP the cumulative deficit was greater than the deficit under Cdn GAAP due to the past write-offs of certain deferred exploration costs; and (iii) gains recognized in Cdn GAAP upon issuances of subsidiaries’ shares are not allowed under US GAAP.
(7)	While tax accounting rules are essentially the same under both US and Cdn GAAP, tax account differences can arise from differing treatment of various assets and liabilities. For example, most exploration expenditures and certain mine developments cost are capitalized under Cdn GAAP and expensed under US GAAP, as explained in notes 1 and 2 above. An analysis of these differences indicates that there are larger potential tax benefits under US GAAP than under Cdn GAAP. As of September 30, 2007 we released the incremental valuation allowance for US GAAP purposes. We believe that it is more likely than not that we will be able to utilize the additional deferred tax assets under US GAAP, because we believe that the Bogoso sulfide processing plant will operate at levels that will generate future taxable income.
(8)	US GAAP recognized accumulated comprehensive income prior to 2007. Cdn GAAP recognized accumulated comprehensive income only from January 1, 2007.
(9)	In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”) which prescribes a recognition threshold and measurement attribute, as well as criteria for subsequently recognizing, derecognizing and measuring uncertain tax positions for financial statement purposes. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes assets and liabilities. FIN 48 is effective for fiscal years beginning after December 15, 2006 and is required to be recognized as a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. During the quarter we have reviewed the tax positions taken in each of our tax jurisdictions and did not identify any uncertain tax positions that would require disclosure under FIN 48.
(10)	In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (FSP EITF 00-19-2). The FSP specifies the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be recognized and measured separately in accordance with FASB SFAS No. 5, “Accounting for Contingencies” and related literature. FSP EITF 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration. The FSP applies immediately to registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. Whereas, for registration payment arrangements and the financial instruments subject to those arrangements entered into prior to its issuance, the FSP applies to our financial statements for the fiscal year beginning in 2007. We adopted the provisions of FSP EITF 00-19-2 beginning in January 2007 with no impact on our Consolidated Financial Statements.
(11)	In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosure about fair value measurements. This statement does not require any new fair value measurements; rather, it applies to other accounting pronouncements that require or permit fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We do not believe the adoption of SFAS No. 157 will have an impact on our financial position, cash flows or results of operations.

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In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 allows measurement at fair value of eligible financial assets and liabilities that are not otherwise measured at fair value. If the fair value option for an eligible item is elected, unrealized gains and losses for that item are reported in current earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to draw comparisons between the different measurement attributes that we elect for similar types of assets and liabilities. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. We do not believe the adoption of SFAS No. 159 will have an impact on our financial position, cash flows or results of operations.

25. Subsequent events

Goulagou/Rounga – In mid-October 2007 we entered into an option agreement with Riverstone Resources Inc. (“Riverstone”) whereby Riverstone will have the right to acquire our 90% interest in our Goulagou and Rounga properties in Burkina Faso. To exercise the option, Riverstone is required to spend Cdn$4 million on exploration programs on the Goulagou and Rounga properties over the next four years, and may then purchase our interest for $18.6 million in cash or Riverstone common shares. In addition, we will receive up to two million shares of Riverstone over the term of the option and will receive two million common share purchase warrants of Riverstone at exercise prices of Cdn$0.30 to Cdn$0.45. We will also retain a production-related net smelter return royalty of up to 2%. The Goulagou and Rounga properties were acquired through our December 2005 merger with St. Jude Resources Limited. A local Burkina Faso partner owns a 10% participating interest. Upon the granting of a mining permit, the Government of Burkina Faso will receive a statutory 10% carried interest.

EURO Rights Offering – In September 2007, agreement was reached with EURO which committed us to participate in EURO’s rights offering scheduled in November 2007. Under this agreement, we agreed to subscribe for and purchase up to an aggregate of $5,000,000 in EURO common shares in the rights offering, to the extent that such shares are not otherwise purchased by EURO’s shareholders. In addition, Golden Star agreed to exercise all rights to purchase EURO shares attaching to the shares of EURO presently owned by it, which would require payment of approximately $0.2 million.

The rights offering circular for EURO’s rights offering states that the use of proceeds will include: 1.) settlement of outstanding indebtedness to Golden Star Resources and 2.) settlement of contingent payment obligations to Golden Star. We expect these transactions to close in 2008.

Amendment of Convertible Notes – On October 23, 2007, we entered into amendment agreements with the holders of our outstanding $50 million aggregate principal amount 6.85% senior convertible notes due April 15, 2009. The agreements amend the notes to require the early redemption of all of the notes by us for an aggregate of $61.76 million together with all accrued and unpaid interest thereon. Our redemption obligation is conditional on the completion of an issuance and sale of securities for proceeds sufficient to redeem all of the notes, such as the proposed offering of up to $125 million in Convertible Senior Unsecured Debentures, discussed below.

Announcement of Proposed Offering – On October 23, 2007, we announced a proposed offering of an aggregate principal amount of up to $125 million of 4.0% Convertible Senior Unsecured Debentures due November 30, 2012. The sale of the debentures is expected to close on or about November 8, 2007.

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APPENDIX D

PROSPECTUS

$300,000,000

GOLDEN STAR RESOURCES LTD.

Common Shares

Preferred Shares

Warrants

Convertible Debt Securities

Golden Star Resources Ltd. (together with its subsidiaries, “Golden Star,” “we,” “us,” or “our company”) may offer and sell from time to time up to $300,000,000 of our common shares, without par value, preferred shares, without par value, warrants, or convertible debt securities in one or more transactions.

This prospectus provides you with a general description of the securities that we may offer. The accompanying prospectus supplement sets forth specific information with regard to the particular securities being offered and may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus.

Our common shares are traded on the American Stock Exchange under the symbol “GSS” and on the Toronto Stock Exchange under the symbol “GSC.” Warrants issued in conjunction with our February 14, 2003 equity offering are traded on the Toronto Stock Exchange under the symbol “GSC.WT.A.”

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the matters set forth in “ Risk Factors” beginning on page 5 of this prospectus in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2005.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated in this prospectus.

We are not making an offer of these securities in any jurisdiction where the offering is not permitted.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. The SEC maintains a web site (http://www.sec.gov) on which our reports, proxy statements and other information are made available. Such reports, proxy statements and other information may also be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We have filed with the SEC a Registration Statement on Form S-3, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and the exhibits to the Registration Statement for further information with respect to our company and the securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in prior reports. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered pursuant to this prospectus have been sold.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 2004;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Reports on Form 8-K filed February 2, February 4, April 11, April 19 and May 5, 2005; and

•	Our Registration Statement on Form 8-A, filed June 18, 2002, which contains a description of our capital stock.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to Investor Relations, Golden Star Resources Ltd., 10901 West Toller Drive, Suite 300, Littleton, Colorado, 80127-6312, telephone (303) 830-9000.

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

NON-GAAP FINANCIAL MEASURES

In this prospectus or in documents incorporated herein by reference, we use the terms “total cash cost per ounce” and “cash operating cost per ounce”. Total cash cost per ounce and cash operating cost per ounce should be considered as Non-GAAP Financial Measures as defined in SEC Regulation S-K Item 10 and should not be considered in isolation or as a substitute for measures of

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performance prepared in accordance with GAAP. There are material limitations associated with the use of such non-GAAP measures. Since these measures do not incorporate revenues, changes in working capital and non-operating cash costs, they are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Changes in numerous factors including, but not limited to, mining rates, milling rates, gold grade, gold recovery, and the costs of labor, consumables and mine site general and administrative activities can cause these measures to increase or decrease. We believe that these measures are the same or similar to the measures of other gold mining companies, but may not be comparable to similarly titled measures in every instance. See Item 7 Management’s Discussion and Analysis in our most recent Annual Report on Form 10-K for an explanation of these measures.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to our financial condition, results of operations, business, prospects, plans, objectives, goals, strategies, future events, capital expenditure, and exploration and development efforts. Words such as “anticipates,” “expects,” “intends,” “forecasts,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and similar expressions identify forward-looking statements. Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we cannot be certain that these plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus. These statements include comments regarding: the establishment and estimates of mineral reserves and resources, production, production commencement dates, productions costs, cash operating costs, total cash costs, grade, processing capacity, potential mine life, feasibility studies, development costs, expenditures, exploration, our expansion plans for Bogoso/Prestea and our production goals at Wassa.

The following, in addition to the factors described in “Risk Factors” in the accompanying prospectus supplement, are among the factors that could cause actual results to differ materially from the forward-looking statements:

•	unexpected changes in business and economic conditions;

•	significant increases or decreases in gold prices;

•	changes in interest and currency exchange rates;

•	timing and amount of production;

•	unanticipated grade changes;

•	effects of illegal miners on our properties;

•	unanticipated recovery or production problems;

•	changes in mining and milling costs;

•	metallurgy, processing, access, availability of materials, equipment, supplies and water;

•	changes in project parameters;

•	costs and timing of development of new reserves;

•	results of current and future exploration activities;

•	results of pending and future feasibility studies;

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•	joint venture relationships;

•	political or economic instability, either globally or in the countries in which we operate;

•	local and community impacts and issues;

•	timing of receipt of government approvals and permits;

•	accidents and labor disputes;

•	environmental costs and risks;

•	competitive factors, including competition for property acquisitions; and

•	availability of capital at reasonable rates or at all.

These factors are not intended to represent a complete list of the general or specific factors that may affect us. We may note additional factors elsewhere in this prospectus, in an accompanying prospectus supplement and in any documents incorporated by reference into this prospectus and the related prospectus supplement. We undertake no obligation to update forward-looking statements.

OUR BUSINESS

We are a Canadian international gold mining and exploration company headquartered in Littleton, Colorado, a suburb of Denver, Colorado and producing gold in Ghana, West Africa. Through our subsidiaries and joint ventures we own a controlling interest in four significant gold properties in Southern Ghana: the Bogoso property (“Bogoso”), the Prestea property (“Prestea”), the Wassa property (“Wassa”) and the Prestea Underground property (“Prestea Underground”). Bogoso and Prestea are adjoining properties, operating as a single operation and referred to as (“Bogoso/Prestea”). Bogoso/Prestea and the Prestea Underground are owned by our 90% owned subsidiary, Bogoso Gold Limited (“BGL”). In 2004, 147,875 ounces of gold were sold by Bogoso/Prestea, which has produced essentially all of our gold since we became a gold producer in late 1999.

Through a 90% owned subsidiary, we own the Wassa gold property, located some 35 kilometers east of Bogoso/Prestea. The newly constructed ore processing plant and open pit mine at Wassa were completed and placed in service on April 1, 2005 and currently processes a mixture of newly mined ore from the open pit mine and heap leach materials left by a former owner. We expect production of approximately 100,000 to 120,000 ounces from this operation during 2005. The open pit is expected to become the sole source of mill feed beginning in 2006 after all of the heap leach material has been processed.

The Prestea Underground is located on the Prestea property and consists of a currently inactive underground gold mine and associated support facilities. As of March 31, 2005, BGL owned an approximately 90% operating interest in this mine. We are currently conducting exploration and engineering studies to determine if the underground mine can be reactivated on a profitable basis.

We hold an interest in an exploration joint venture, managed by our joint venture partner, in Sierra Leone in West Africa and hold active exploration properties in Ghana, Suriname and French Guiana. We hold interests in gold exploration properties in Peru and Chile through our affiliate Goldmin Holdings, and in the Democratic Republic of the Congo through an investment in Moto Goldmines Limited.

Our corporate headquarters are located at 10901 West Toller Drive, Suite 300, Littleton, Colorado 80127 and our telephone number is (303) 830-9000.

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RISK FACTORS

An investment in the securities involves a high degree of risk. You should consider the following discussion of risks in addition to the other information in this prospectus before purchasing any of the securities. In addition to historical information, the information in this prospectus contains “forward-looking” statements about our future business and performance. Our actual operating results and financial performance may be very different from what we expect as of the date of this prospectus. The risks below address material factors that may affect our future operating results and financial performance.

Financial Risks

A substantial or extended decline in gold prices would have a material adverse effect on our company.

The price of our common shares, our financial results and our exploration, development and mining activities have previously been, and would in the future be, significantly adversely affected by a substantial or extended decline in the price of gold. The price of gold is volatile and is affected by numerous factors beyond our control such as the sale or purchase of gold by various central banks and financial institutions, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional demand, and the political and economic conditions of major gold-producing countries throughout the world. Any drop in the price of gold adversely impacts our revenues, profits and cash flows. In particular, a sustained low gold price could:

•	cause suspension of our mining operations at Bogoso-Prestea and Wassa if such operations become uneconomic at the then-prevailing gold price, thus further reducing revenues;

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cause us to be unable to fulfill our obligations under our agreements with our partners or under our permits and licenses which could cause us to lose our interests in, or be forced to sell, some of our properties;

•	halt or delay the development of new projects; and

•	reduce funds available for exploration, with the result that depleted reserves are not replaced.

Furthermore, the need to reassess the feasibility of any of our projects because of declining gold prices could cause substantial delays or might interrupt operations until the reassessment can be completed. Mineral reserve calculations and life-of-mine plans using significantly lower gold prices could result in reduced estimates of mineral reserves and non-reserve mineral resources and in material write-downs of our investment in mining properties and increased amortization, reclamation and closure charges.

We may incur substantial losses in the future that could make financing our operations and business strategy more difficult.

We had a net loss of $1.4 million in the first quarter of 2005 and annual earnings of $2.6 million, $22.0 million and $4.9 million in 2004, 2003 and 2002, respectively. We reported net losses of $20.6 million in 2001, $14.9 million in 2000, and $24.4 million in 1999. Numerous factors, including declining gold prices, lower than expected ore grades or higher than expected operating costs, and impairment write-offs of mine property and/or exploration property costs, could cause us to become unprofitable in the future. Any future operating losses could make financing our operations and our business strategy, or raising additional capital, difficult or impossible and could materially and adversely affect our operating results and financial condition.

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Our obligations could strain our financial position and impede our business strategy.

We have total consolidated debts and liabilities as of March 31, 2005 of $35.7 million, including $9.7 million payable to financial institutions, $16.1 million of current trade payables and accrued current liabilities and an $8.9 million accrual for environmental rehabilitation liabilities. For additional information on our environmental rehabilitation liabilities, see note 13 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for our most recently completed fiscal year and any subsequent Quarterly Report on Form 10-Q for our most recently completed fiscal quarter. In addition, in April 2005, we sold $50 million of senior unsecured convertible notes, maturing on April 15, 2009, to a private investment fund. We expect that our indebtedness and other liabilities will increase as a result of our corporate development activities. These liabilities could have important consequences, including the following:

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, operating and exploration costs and other general corporate requirements;

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requiring us to dedicate a significant portion of our cash flow from operations to make debt service payments, which would reduce our ability to fund working capital, capital expenditures, operating and exploration costs and other general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

•	placing us at a disadvantage when compared to our competitors that have less debt relative to their market capitalization.

Our estimates of mineral reserves and non-reserves could be inaccurate, which could cause production and costs to differ from estimates.

There are numerous uncertainties inherent in estimating proven and probable mineral reserves and measured, indicated and inferred mineral resources, including many factors beyond our control. The accuracy of estimates of mineral reserves and non-reserves is a function of the quantity and quality of available data and of the assumptions made and judgments used in engineering and geological interpretation, which could prove to be unreliable. These estimates of mineral reserves and non-reserves may not be accurate, and mineral reserves and non-reserves may not be able to be mined or processed profitably.

Fluctuation in gold prices, results of drilling, metallurgical testing and production and the evaluation of mine plans subsequent to the date of any estimate could require revision of the estimate. The volume and grade of mineral reserves mined and processed and recovery rates might not be the same as currently anticipated. Any material reductions in estimates of our mineral reserves and non-reserves, or of our ability to extract these mineral reserves and non-reserves, could have a material adverse effect on our results of operations and financial condition.

We currently have only two major sources of operational cash flows, which will likely be insufficient to fund our continuing exploration and development activities.

While we have received significant infusions of cash from sales of equity, our only current significant internal sources of funds are operational cash flows from Bogoso/Prestea and Wassa. The newly constructed Wassa processing plant and open pit mine were completed and placed in service on April 1, 2005 and currently processes through the mill a mixture of ore from the open pit and materials from the prior owner’s heap leach pads. Production at Wassa is expected to range between 100,000 ounces and 120,000 ounces in 2005 and to increase to average approximately 140,000 ounces per year after 2005. However, our Wassa production goals may not be achieved. The anticipated continuing exploration and development of our properties will require significant expenditures

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over the next several years. We expect that these expenditures will exceed free cash flows generated by Bogoso/Prestea and Wassa during that period, and therefore we expect to use our excess cash and in the future to require additional outside capital. Lower gold prices during the five years prior to 2002 adversely affected our ability to obtain financing, and recurring lower gold prices could have similar effects in the future. In the future, we may not be able to obtain adequate financing on acceptable terms. If we are unable to obtain additional financing, we might need to delay or indefinitely postpone further exploration and development of our properties, and as a result, we could lose our interest in, or could be forced to sell, some of our properties.

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Implementation of a hedging program might be unsuccessful and incur losses.

We do not intend to hedge our gold production in a manner that limits the upside potential of gold price increases.

However, as required in a loan agreement, one of our subsidiaries has entered into gold derivative positions designed to stabilize its expected royalty revenues received from the gold royalty payer. The derivative limits both the upside of the royalty revenues and the down side. While there is a risk of loss if the derivative positions were to be liquidated early and during a period of unfavorable gold prices, loan covenants prohibit liquidation of the position prior to the end of the loan repayment.

We have purchased and expect to continue to purchase puts from time to time during the construction phase of a new processing plant in Ghana, which give us the right but not the obligation to sell gold in the future at a fixed price. While puts do not limit the upside potential of higher gold prices, early liquidation of puts during a period of unfavorable gold prices could result in a loss.

We continue to review whether or not, in light of the potential for gold prices to fall, it would be appropriate to establish a more general hedging program. To date, we have decided not to implement a more general hedging program on gold production from our own properties.

We are subject to fluctuations in currency exchange rates, which could materially adversely affect our financial position.

Our revenues are in United States dollars, and we maintain most of our working capital in United States dollars or United States dollar-denominated securities. We typically convert our United States funds to foreign currencies as payment obligations become due. Accordingly, we are subject to fluctuations in the rates of currency exchange between the United States dollar and these currencies, and such fluctuations could materially affect our financial position and results of operations. A significant portion of the operating costs at Bogoso/Prestea and Wassa is based on the Ghanaian currency, the Cedi. We are required to convert into Cedis only 20% of the foreign exchange proceeds that we receive from selling gold, but the Government of Ghana could require us to convert a higher percentage of such sales proceeds into Cedis in the future. In addition, we currently have future obligations that are payable in Euros, and receivables collectible in Euros. We obtain construction and other services and materials and supplies from providers in South Africa and other countries. The costs of goods and services could increase due to changes in the value of the United States dollar or the Cedi, the South African Rand or other currencies, such as the recent decrease in the value of the United States dollar relative to other currencies. In addition, such changes may increase the salary costs of expatriate employees who are currently paid in United States dollars. Consequently, operation and development of our properties might be more costly than we anticipate. While we have not hedged against currency exchange risks in the past, we expect to purchase South African Rand forward contracts in the near future to hedge the expected purchase of capital assets in South Africa in connection with the Bogoso sulfide expansion project and may engage in additional hedges in the future. Implementation of a currency hedging program may not adequately protect us from the effects of fluctuation in currency exchange rates.

Risks inherent in acquisitions that we might undertake could adversely affect our current business and financial condition and our growth.

We are actively pursuing the acquisition of producing, development and advanced stage exploration properties and companies, and have recently completed the acquisition and joint venture of exploration and development properties in Ghana and Sierra Leone. The search for attractive acquisition opportunities and the completion of suitable transactions are time consuming and expensive and diverts management attention from our existing business and may be unsuccessful, as was our recent bid for IAMGold. As our operations to date have focused on a single property in Ghana, any acquisition that we may choose to complete may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in our acquisition activities depends on our ability to complete acquisitions on acceptable terms and integrate the acquired operations successfully with those of our company. Any acquisition would be accompanied by risks. For example, there may be a significant change in commodity prices after we have committed to complete a transaction and established the purchase price or exchange ratio, a material orebody may prove to be below expectations or the acquired business or assets may have unknown liabilities which may be

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significant. We may lose the services of our key employees or the key employees of any business we acquire or have difficulty integrating our operations and personnel. The integration of an acquired business or assets may disrupt our ongoing business and our relationships with employees, suppliers and contractors. Any one or more of these factors or other risks could cause us not to realize the anticipated benefits of an acquisition of properties or companies, and could have a material adverse effect on our current business and financial condition and on our ability to grow.

We are subject to litigation risks.

All industries, including the mining industry, are subject to legal claims, with and without merit. We are involved in various routine legal proceedings, which include labor matters such as unfair termination claims, supplier matters and property issues incidental to our business, and are subject to a dispute with respect to a portion of our interest in the Prestea Underground. We believe it is unlikely that the final outcome of these legal proceedings will have a material adverse effect on our financial position or results of operation. However, defense and settlement costs can be substantial, even with respect to claims that have no merit. Due to the inherent uncertainty of the litigation process, the resolution of any particular legal proceeding could have a material effect on our financial position and results of operations.

Operational Risks

The technology, capital costs and cost of production of refractory mineral reserves and non-reserves at Bogoso/Prestea remain subject to a number of uncertainties, including funding uncertainties.

Based upon the completion of our Bogoso sulfide project feasibility study in 2001, the refractory material at Bogoso/Prestea, which is ore that cannot be satisfactorily processed by basic gravity concentration or simple cyanidation, has been included in our proven and probable mineral reserves, which are prepared in accordance with Canada’s National Instrument 43-101. While the sulfide project feasibility study indicated that refractory mineral reserves can be profitably mined and processed at current gold prices, the capital cost to upgrade the Bogoso processing plant with a bio-oxidation or BIOX circuit to process refractory ore, together with related mining equipment, and facilities, is significant, and $8.0 million was spent on the project through March 31, 2005. While the processing technology envisioned in the feasibility study has been successfully utilized at other mines and in spite of our testing, engineering and analysis, the technology may not perform successfully at commercial production levels on the Bogoso/Prestea refractory sulfide ores, in which case our production estimates may not be achieved.

We are subject to a number of operational hazards that can delay production or result in liability to us.

Our activities are subject to a number of risks and hazards including:

•	environmental hazards;

•	discharge of pollutants or hazardous chemicals;

•	industrial accidents;

•	labor disputes and shortages;

•	supply and shipping problems and delays;

•	shortage of equipment and contractor availability;

•	difficulty in applying technology such as bio-oxidation processing;

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•	unusual or unexpected geological or operating conditions;

•	slope failures;

•	cave-ins of underground workings;

•	failure of pit walls or dams;

•	fire;

•	changes in the regulatory environment; and

•	natural phenomena such as inclement weather conditions, floods and earthquakes.

These or other occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, delayed production, monetary losses and possible legal liability. We could incur liabilities as a result of pollution and other casualties. Satisfying such liabilities could be very costly and could have a material adverse effect on our financial position and results of operations.

Our mining operations are subject to numerous environmental laws, regulations and permitting requirements that can delay production and adversely affect operating and development costs.

Compliance with existing regulations governing the discharge of materials into the environment, or otherwise relating to environmental protection, in the jurisdictions where we have projects may have a material adverse effect on our exploration activities, results of operations and competitive position. New or expanded regulations, if adopted, could affect the exploration or development of our projects or otherwise have a material adverse effect on our operations.

A significant portion of our recently acquired Dunkwa property and portions of our Wassa property, as well as some of our exploration properties in Ghana, are located within forest reserve areas. Although Dunkwa and Wassa have been identified by the Government of Ghana as eligible for mining permits subject to normal procedures and a site inspection, permits for projects in forest reserve areas may not be issued in a timely fashion, or at all, and such permits may contain special requirements with which it is burdensome or expensive to comply.

Mining and processing gold from the south end of the Prestea property, conversion of the existing Bogoso/Prestea processing plant to process refractory sulfides and other activities will require mining and other permits from the Government of Ghana. These permits may not be issued on a timely basis or at all, and such permits, when issued, may be subject to requirements or conditions with which it is burdensome or expensive to comply. We have, for example, experienced delay in obtaining environmental permits at Bondaye. Such permitting issues could adversely affect our projected production commencement dates, production amounts and costs.

As a result of the foregoing risks, project expenditures, production quantities and rates and cash operating costs, among other things, could be materially and adversely affected and could differ materially from anticipated expenditures, production quantities and rates, and costs. In addition, estimated production dates could be delayed materially. Any such events could materially and adversely affect our business, financial condition, results of operations and cash flows.

The development and operation of our mining projects involve numerous uncertainties that could affect the feasibility or profitability of such projects.

Mine development projects, including our recent development at Wassa and anticipated expansion at Bogoso/Prestea, typically require a number of years and significant expenditures during the development phase before production is possible.

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Development projects are subject to the completion of successful feasibility studies and environmental assessments, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

•	estimation of mineral reserves and mineral resources;

•	anticipated metallurgical recovery rates;

•	environmental considerations and permitting;

•	future gold prices; and

•	anticipated capital and operating costs.

Our mine development projects could have limited relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of proven and probable mineral reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses and might not prove to be accurate.

The management of mine development projects and start-up of new operations are complex, and we do not have a history of simultaneously managing an ongoing operation, the start-up of a new operation and a significant development project. Completion of development and the commencement of production may be subject to delays, as occurred at Wassa. Any of the following events, among others, could affect the profitability or economic feasibility of a project:

•	unanticipated changes in grade and tonnage of ore to be mined and processed;

•	unanticipated adverse geotechnical conditions;

•	incorrect data on which engineering assumptions are made;

•	costs of constructing and operating a mine in a specific environment;

•	availability and cost of processing and refining facilities;

•	availability of economic sources of power;

•	adequacy of water supply;

•	adequate access to the site including competing land uses (such as agriculture and illegal mining);

•	unanticipated transportation costs;

•

government regulations (including regulations relating to prices, royalties, duties, taxes, permitting, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

•	fluctuations in gold prices; and

•	accidents, labor actions and force majeure events.

Adverse effects on the operations or further development of a project could also adversely affect our business, financial condition, results of operations and cash flow. Because of these uncertainties, and others identified in “Risk Factors”, our production estimates at Bogoso/Prestea and Wassa may not be achieved.

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We need to continually obtain additional mineral reserves for gold production and a failure to do so would adversely affect our business and financial position in the future.

Because mines have limited lives based on proven and probable mineral reserves, we must continually replace and expand our mineral reserves as our mines produce gold. At current average production rates, we estimate that Bogoso/Prestea has over ten years of mine life and Wassa has approximately five years of mine life, but our estimates might not be correct and the mine life would be shortened if we expand production. Our ability to maintain or increase our annual production of gold will be dependent in significant part on our ability to bring new mines into production and to expand or extend the life of existing mines.

Gold exploration is highly speculative, involves substantial expenditures, and is frequently non-productive.

Gold exploration, including the exploration of the Prestea Underground, involves a high degree of risk and exploration projects are frequently unsuccessful. Few prospects that are explored end up being ultimately developed into producing mines. To the extent that we continue to be involved in gold exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. We cannot assure you that our gold exploration efforts will be successful. The success of gold exploration is determined in part on the following factors:

•	the identification of potential gold mineralization based on superficial analysis;

•	availability of prospective land;

•	availability of government-granted exploration permits;

•	the quality of our management and our geological and technical expertise; and

•	the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization. It could take several years to establish proven and probable mineral reserves and to develop and construct mining and processing facilities. As a result of these uncertainties, we cannot assure you that current and future exploration programs will result in the discovery of mineral reserves, the expansion of our existing mineral reserves and the development of mines.

We face competition from other mining companies in connection with the acquisition of properties.

We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we might be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

Title to our mineral properties could be challenged.

We seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. We have mining leases with respect to our Bogoso/ Prestea, Wassa and Prestea Underground properties. However, we cannot guarantee that title to our properties will not be challenged. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions could be severely constrained. We generally do not conduct surveys of our properties until they have reached the development stage, and therefore, the precise area and location of such properties could be in doubt. Accordingly, our mineral properties could be subject to prior unregistered agreements, transfers or claims, and title could be affected by, among other things, undetected defects. In addition, we might be unable to operate our properties as permitted or to enforce our rights with respect to our properties.

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We depend on the services of key executives.

We are dependent on the services of key executives including our President and Chief Executive Officer and a small number of highly skilled and experienced executives and personnel. Due to the relatively small size of our management team, the loss of these persons or our inability to attract and retain additional highly skilled employees could adversely affect the exploration and development of our properties, which could have a material adverse effect on our business and future operations. We have obtained key person insurance only with respect to our President and Chief Executive Officer.

The period of weak gold prices prior to 2002 resulted in the depletion in the number of trained and experienced professionals and managers in our industry. Higher gold prices have resulted in an increased demand for these people, and it could therefore be more difficult to attract or retain such experienced professionals and managers without significantly increasing the cost to Golden Star.

Our insurance coverage could be insufficient.

Our business is subject to a number of risks and hazards generally, including:

•	adverse environmental conditions;

•	industrial accidents;

•	labor disputes;

•	unusual or unexpected geological conditions;

•	ground or slope failures;

•	cave-ins;

•	changes in the regulatory environment;

•	natural phenomena such as inclement weather conditions, floods and earthquakes; and

•	political risks including expropriation and civil war.

Such occurrences could result in:

•	damage to mineral properties or production facilities;

•	personal injury or death;

•	loss of legitimate title to properties;

•	environmental damage to our properties or the properties of others;

•	delays in mining;

•	monetary losses; and

•	possible legal liability.

Although we maintain insurance in amounts that we believe to be reasonable, our insurance might not cover all the potential risks associated with our business. We might also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage might not continue to be available or might not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to us or to other companies in the mining industry on acceptable terms. We might also become subject to liability for

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pollution or other hazards which we cannot insure against or which we might elect not to insure against because of premium costs or other reasons. Losses from these events might cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations.

Governmental and Regulatory Risks

As a holding company, limitations on the ability of our operating subsidiaries to make distributions to us could adversely affect the funding of our operations.

We are a holding company that conducts operations through foreign (principally African) subsidiaries and joint ventures, and substantially all of our assets consist of equity in these entities. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and these entities, or among these entities, could restrict our ability to fund our operations efficiently. Any such limitations, or the perception that such limitations might exist now or in the future, could have an adverse impact on our valuation and stock price.

We are subject to changes in the regulatory environment where we operate which may increase our costs of compliance.

Our mining operations and exploration activities are subject to extensive regulation governing various matters, including:

•	licensing

•	production

•	taxes

•	water disposal

•	toxic substances

•	development and permitting

•	exports

•	imports

•	labor standards

•	occupational health and safety

•	mine safety

•	environmental protections

Compliance with these regulations increases the costs of the following:

•	planning

•	designing

•	drilling

•	operating

•	developing

•	constructing

•	closure and reclamation

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We believe that we are in substantial compliance with current laws and regulations in Ghana and elsewhere. However, these laws and regulations are subject to frequent change and reinterpretation. Due to the substantial increase in mining development in Ghana in recent years, the Government of Ghana has been reviewing the adequacy of reclamation bonds and guarantees throughout the country and in some cases has requested higher levels of bonding than previously had been required. Our bonds may be increased. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation of these laws and regulations could have a material adverse impact on us, cause a reduction in levels of production and delay or prevent the development or expansion of our properties in Ghana.

Government regulations limit the proceeds from gold sales that could be withdrawn from Ghana. Changes in regulations that increase these restrictions could have a material adverse impact on us, as Bogoso/Prestea is currently our only source of internally generated operating cash flows.

The Government of Ghana has the right to increase its ownership and control of certain subsidiaries.

The Government of Ghana currently has a 10% carried interest in our subsidiaries that own our Bogoso/Prestea mine, Wassa mine and Prestea Underground property. The Government of Ghana also has: (a) the right to acquire up to an additional 20% equity interest in each of these subsidiaries for a price to be determined by agreement or arbitration; (b) the right to acquire a special share or golden share in such subsidiaries at any time for no consideration or such consideration as the Government of Ghana and such subsidiaries might agree; and (c) a pre-emptive right to purchase all gold and other minerals produced by such subsidiaries. The Government of Ghana may seek to exercise one or more of these rights, which could reduce our equity interest. A reduction in our equity interest could reduce our income or cash flows from Bogoso/Prestea and/or reduce our anticipated income or cash flows from Wassa, reducing amounts available to us for reinvestment and adversely affecting our ability to take certain actions.

We are subject to risks relating to exploration, development and operations in foreign countries.

Certain laws, regulations and statutory provisions in certain countries in which we have mineral rights could, as they are currently written, have a material negative impact on our ability to develop or operate a commercial mine. For countries where we have exploration or development stage projects, we intend to negotiate mineral agreements with the governments of these countries and seek variances or otherwise be exempted from the provisions of these laws, regulations and/or statutory provisions. We cannot assure you, however, that we will be successful in obtaining mineral agreements or variances or exemptions on commercially acceptable terms.

Our assets and operations are affected by various political and economic uncertainties, including:

•	the risks of war, civil unrest, coups or other violent or unexpected changes in government;

•	political instability and violence;

•	expropriation and nationalization;

•	renegotiation or nullification of existing concessions, licenses, permits, and contracts;

•	illegal mining;

•	changes in taxation policies;

•	restrictions on foreign exchange and repatriation; and

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•

changing political conditions, currency controls, and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

Illegal mining occurs on our properties, is difficult to control, can disrupt our business and can expose us to liability.

We continue to experience heightened illegal mining activity on the Prestea property involving illegal miners numbering in the thousands. Most of this activity is in the Beta Boundary area south of Prestea and includes areas where we have established reserves. While it is difficult to quantify the exact impact of this activity on our reserves and non-reserve mineral resources, our preliminary survey completed in September 2004 indicated that an estimated 50,000 ounces of gold may have been removed by the illegal mining activity. The impact of this illegal mining, to the extent known at this time, on our currently reported reserve and non-reserve mineral resources was included in our year-end 2004 reserve figures. While we are proactively working with local, regional and national governmental authorities to obtain protection of our property rights on a timelier basis, any action on the part of such authorities may not occur, may not fully address our problems or may be delayed.

In addition to the impact on our reserve and non-reserve resources, the presence of illegal miners could lead to project delays and disputes and delays regarding the development or operation of commercial gold deposits. The work performed by the illegal miners could cause environmental damage or other damage to our properties, or personal injury or death for which we could potentially be held responsible. While illegal miners work on other of our properties from time to time, they may in the future increase their presence and have increased negative impacts such as those described above on such other properties.

Our activities are subject to complex laws, regulations and accounting standards that can adversely affect operating and development costs, the timing of operations, the ability to operate and financial results.

Our business, mining operations and exploration and development activities are subject to extensive Canadian, United States, Ghanaian and other foreign, federal, state, provincial, territorial and local laws and regulations governing exploration, development, production, exports, taxes, labor standards, waste disposal, protection of the environment, reclamation, historic and cultural resource preservation, mine safety and occupational health, toxic substances, reporting and other matters, as well as accounting standards. Compliance with these laws, regulations and standards or the imposition of new such requirements could adversely affect operating and development costs, the timing of operations, the ability to operate and financial results.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and share price.

We are required to annually test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent auditor addressing these assessments. Any failure to implement, improve and expand our systems, processes, or controls efficiently could have a material adverse effect on our business and our ability to achieve and maintain an effective internal control environment. During the course of our testing we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. While we satisfied the requirements of Section 404 for 2004, failure in the future to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price.

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Market Risks

The market price of our common shares could experience volatility and could decline significantly.

Our common shares are listed on the American Stock Exchange and the Toronto Stock Exchange. Securities of small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. Our share price is also likely to be significantly affected by short-term changes in gold prices or in our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that could have an effect on the price of our common shares include the following:

•	the extent of analytical coverage available to investors concerning our business could be limited if investment banks with research capabilities do not continue to follow our securities;

•	the trading volume and general market interest in our securities could affect an investor’s ability to trade significant numbers of common shares;

•	the relatively small size of the public float will limit the ability of some institutions to invest in our securities; and

•

a substantial decline in our stock price that persists for a significant period of time could cause our securities to be delisted from the American Stock Exchange and the Toronto Stock Exchange, further reducing market liquidity.

As a result of any of these factors, the market price of our common shares at any given point in time might not accurately reflect our long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

You could have difficulty or be unable to enforce certain civil liabilities on us, certain of our directors and our experts.

We are a Canadian corporation. Substantially all of our assets are located outside of Canada and the United States, and our head office is located in the United States. Additionally, a number of our directors and the experts named in this prospectus are residents of Canada. Although we have appointed Koffman Kalef, Suite 1900, 885 West Georgia Street, Vancouver, British Columbia as our agent for service of process in the Province of British Columbia, it might not be possible for investors to collect judgments obtained in Canadian courts predicated on the civil liability provisions of securities legislation. It could also be difficult for you to effect service of process in connection with any action brought in the United States upon such directors and experts. Execution by United States courts of any judgment obtained against us or, any of the directors, executive officers or experts named in this prospectus in United States courts would be limited to the assets of Golden Star Resources Ltd. or the assets of such persons or corporations, as the case might be, in the United States. The enforceability in Canada of United States judgments or liabilities in original actions in Canadian courts predicated solely upon the civil liability provisions of the federal securities laws of the United States is doubtful.

There may be certain tax risks associated with investments in our company.

Potential investors that are United States taxpayers should consider that we could be considered to be a “passive foreign investment company” (“PFIC”) for federal income tax purposes. Although we believe that we currently are not a PFIC and do not expect to become a PFIC in the near future, the tests for determining PFIC status are dependent upon a number of factors, some of which are beyond our control, and we can not assure you that we would not become a PFIC in the future. If we were deemed to be a

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PFIC, then a United States taxpayer who disposes or is deemed to dispose of our shares at a gain, or who received a so-called “excess distribution” on the shares, generally would be required to treat such gain or excess distribution as ordinary income and pay an interest charge on a portion of the gain or distribution unless the taxpayer makes a timely qualified electing fund election (a “QEF” election). A United States taxpayer who makes a QEF election generally must report on a current basis his or her share of any of our ordinary earnings and net capital gain for any taxable year in which we are a PFIC, whether or not we distribute those earnings. Special estate tax rules could be applicable to our shares if we are classified as a PFIC for income tax purposes.

The existence of outstanding rights to purchase or acquire common shares could impair our ability to raise capital.

As of May 6, 2005 approximately 14.5 million common shares are issuable on exercise of warrants, options or other rights to purchase common shares at prices ranging from Cdn$1.02 to Cdn$9.07. In addition, 11.1 million of our common shares are currently issuable upon conversion of the senior unsecured convertible notes issued in April 2005. During the life of the warrants, options, notes and other rights, the holders are given an opportunity to profit from a rise in the market price of our common shares with a resulting dilution in the interest of the other shareholders. Our ability to obtain additional financing during the period such rights are outstanding could be adversely affected, and the existence of the rights could have an adverse effect on the price of our common shares. The holders of the warrants, options, notes and other rights can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the outstanding rights.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered under this prospectus for the exploration and development of our mining properties in Ghana, acquisition, exploration and development of additional properties or interests and working capital and other general corporate purposes such as repayment of debt, if applicable.

PLAN OF DISTRIBUTION

We may offer the securities directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering, or we may offer securities in separate offerings. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the offeror(s) of the securities;

•	the terms of the securities to which the prospectus supplement relates;

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to be received from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be

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subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by our company or through agents designated by our company from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to any agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from our company at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.

Agents and underwriters may be entitled to indemnification by our company against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to these liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, our company in the ordinary course of business.

Each class or series of securities other than the common shares will be a new issue of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. There may be limited liquidity in the trading market for any such securities.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of common shares, without par value. As of May 6, 2005, there were 142,389,060 common shares outstanding.

Dividend Rights

Holders of our common shares may receive dividends when, as and if declared by our board on the common shares, subject to the preferential dividend rights of any other classes or series of shares of our company. In no event may a dividend be declared or paid on the common shares if payment of the dividend would cause the realizable value of our company’s assets to be less than the aggregate of its liabilities and the amount required to redeem all of the shares having redemption or retraction rights, which are then outstanding.

Voting and Other Rights

Holders of our common shares are entitled to one vote per share, and in general, all matters will be determined by a majority of votes cast.

Election of Directors

All of the directors resign before each annual meeting of shareholders and are eligible for reelection. Directors are elected by a majority of votes cast.

Liquidation

In the event of any liquidation, dissolution or winding up of Golden Star, holders of the common shares have the right to a ratable portion of the assets remaining after payment of liabilities and liquidation preferences of any preferred shares or other securities that may then be outstanding.

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Redemption

Golden Star common shares are not redeemable or convertible.

Rights Agreement

Rights to purchase our common shares have been issued to holders of our common shares under a rights agreement between us and CIBC Mellon Trust Company. One right is attached to each common share. If the rights become exercisable following the occurrence of certain specified events, each right will entitle the holder, within certain limitations, to purchase one common share for three times the market price of the common shares, subject to adjustment. In certain events (including when a person or group becomes the beneficial owner of 20% or more of any class of our voting shares without complying with the “permitted bid” provisions of the rights agreement or without the approval of our board of directors), exercise of the rights would entitle the holders of the rights (other than the acquiring person or group) to acquire our common shares with a market value equal to twice the exercise price, subject to adjustment. Accordingly, exercise of the rights may cause substantial dilution to a person who attempts to acquire us. The rights, which expire at the close of business on the date of our annual meeting of shareholders in 2007 (unless extended as provided in the rights agreement), may be redeemed at a price of Cdn$0.00001 per right at any time until a person or group has acquired 20% of our common shares, except as otherwise provided in the rights agreement. The rights agreement may have certain anti-takeover effects.

Other Provisions

All outstanding common shares are, and the common shares offered by this prospectus or obtainable on exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus and the applicable prospectus supplement, will be, fully paid and non-assessable.

You should read the prospectus supplement relating to any offering of common shares, or of securities convertible, exchangeable or exercisable for common shares, for the terms of the offering, including the number of common shares offered, any initial offering price and market prices relating to the common shares.

This section is a summary and may not describe every aspect of our common shares that may be important to you. We urge you to read our Articles of Arrangement and our bylaws, because they, and not this description, define your rights as a holder of our common shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

CIBC Mellon Trust Company, The Oceanic Plaza, 1066 West Hastings Street, Suite 1600, Vancouver, BC V6E 3X1, Canada, is the transfer agent and registrar for our common shares.

DESCRIPTION OF PREFERRED SHARES

We are authorized to issue an unlimited number of preferred shares, without par value. As of May 6, 2005, there were no preferred shares outstanding. Preferred shares are issuable in such classes or series as are determined by the board of directors, who have the authority to determine the relative rights and preferences of each such class or series. The board of directors has not designated any class or series of preferred shares.

The issuance of preferred shares could adversely affect the voting power of holders of our common shares, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of Golden Star, which could depress the market price of our common shares. Unless otherwise indicated in the prospectus supplement, all preferred shares to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to the preferred shares offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the number of preferred shares offered and the offering price of the preferred shares;

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•

the title and stated value of the preferred shares; the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred shares;

•	the date from which dividends on the preferred shares will accumulate, if applicable;

•	the liquidation rights of the preferred shares;

•	the procedures for auction and remarketing, if any, of the preferred shares;

•	the sinking fund provisions, if applicable, for the preferred shares;

•	the redemption provisions, if applicable, for the preferred shares;

•

whether the preferred shares will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•	whether the preferred shares will have voting rights and the terms of any voting rights, if any;

•	whether the preferred shares will be listed on any securities exchange;

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred shares.

The applicable prospectus supplement will also contain a discussion of the material United States federal income tax considerations relevant to the purchase and ownership of the preferred shares offered by the prospectus supplement.

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The transfer agent for each series of preferred shares will be described in the prospectus supplement.

DESCRIPTION OF WARRANTS

At May 6, 2005, there were two series of warrants outstanding to purchase a total of 8,833,334 million common shares as follows:

Issued with:	Date Issued	Amount Outstanding	Price	Exercise Term	Expiration Date
Broker warrants	July 24, 2002	385,000			July 24, 2005
Equity offering	February 14,			4 years	February 14,
Total	—

(1)	The July 24, 2002 broker warrants are exercisable during a two-year period beginning July 24, 2003.

The warrants issued in conjunction with the February 14, 2003 equity offering are traded on the Toronto Stock Exchange under the symbol GSC.WT.A. There is no public market for our other warrants.

We may issue warrants for the purchase of debt securities, preferred shares, common shares or units consisting of any combination of the foregoing securities. Each series of warrants will be issued under a separate warrant agreement. The applicable prospectus supplement will describe the terms of the warrants offered, including but not limited to the following:

•	the number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the prices of the warrants may be payable;

•	the securities for which the warrants are exercisable;

•	whether the warrants will be issued with any other securities and, if so, the amount and terms of these securities;

•

the amount of securities purchasable upon exercise of each warrant and the price at which and the currency or currencies in which the securities may be purchased upon such exercise, and the events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors relating to such warrants;

•	if applicable, the identity of the warrant agent; and

•	any other terms of such warrants.

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Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

This prospectus describes certain general terms and provisions of our convertible debt securities to be issued in the future. When we offer to sell a particular series of convertible debt securities, we will describe the specific terms of the series in a supplement to this prospectus.

The debt securities will be issued under an indenture between us and a duly qualified financial institution, as trustee. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness. We have summarized select portions of the indenture below. The summary may not contain all the terms that are important to you. You should read the form of the indenture that has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

The indenture does not limit the amount of debt securities that we may issue under the indenture. The debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement relating to any series of debt securities being offered, the aggregate principal amount, prices and terms of the debt securities. These terms may include:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal, premium and interest payments may be made on the debt securities;

•	the currency or currencies in which the debt securities are issued and payable;

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•	the conversion or exchange provisions applicable to the debt securities;

•	any mandatory or optional redemption provisions applicable to the debt securities;

•	any sinking fund or analogous provisions applicable to the debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•

the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount; any provisions relating to any security provided for the debt securities;

•	any additions or changes to, or deletions from, the events of default, covenants or acceleration provisions applicable to the debt securities;

•	the trustee for the series of debt securities and any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Book-Entry Debt Securities” below, debt securities will not be issuable in certificated form.

Book-Entry Debt Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such

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ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Golden Star, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Certificated Debt Securities

Transfer or Exchange of Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

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You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. Unless otherwise provided in the applicable prospectus supplement, the following covenant will apply to all debt securities.

Consolidation, Merger and Sale of Assets

We may not, unless the terms of debt securities provide otherwise, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•

we are the surviving corporation, or the surviving entity (if other than Golden Star) or the acquiror of our properties and assets is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

•

immediately prior to and after giving effect to the transaction, no default or event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and certain other conditions are met.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, the indenture defines an event of default with respect to any series of debt securities, as one or more of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•

we are the surviving corporation, or the surviving entity (if other than Golden Star) or the acquiror of our properties and assets is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the debt securities and the indenture;

•

immediately prior to and after giving effect to the transaction, no default or event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and certain other conditions are met.

•	default in the payment of principal of any debt security of that series when due and payable;

•

an event of default occurs and is continuing, or the failure by us to comply with any of the agreements contained in the debt securities of that series or the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or from the holders of not less than 50% in principal amount of the outstanding debt securities of that series as provided in the indenture; certain events of bankruptcy, insolvency or reorganization of our company; and

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•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

•

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 50% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such lesser amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities if the request conflicts with law or the indenture, is unduly prejudicial to the rights of another holder of debt securities of that series, or may involve the trustee in personal liability.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security’s right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment shall not be impaired or affected without the consent of the holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

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Modification and Waiver

Golden Star and the trustee as to any series of debt securities may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. The holders of at least a majority in principal amount of outstanding debt securities of the series affected may also waive compliance in a particular instance with any provision of the indenture. Nevertheless, in no event may a modification, amendment or waiver, without the consent of the holders of each series of affected debt security then outstanding:

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the amount of, or postpone the date fixed for, the payment of a sinking fund or analogous provision;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or waive a redemption payment or alter the redemption provisions with respect thereto;

•	make the principal of or premium or interest on any debt security payable in a currency other than that stated in the debt security;

•	reduce the principal amount of original issue discount securities payable upon acceleration of maturity;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration).

Subject to the limitations discussed above, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any existing or past default or event of default under the indenture with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to

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register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or an event of covenant defeasance.

The conditions include:

•

depositing with the trustee money and/or United States government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or United States government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

For purposes of this discussion, “foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Federal Income Tax Consequences and Other Special Considerations

We will provide you with information on the federal income tax and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges is as follows for the period indicated:

Three Months Ended March 31, 2005	Fiscal Year Ended December 31
	2000	2001	2002	2003	2004
— (1)	— (1)	— (1)	— 16x	— 93x	— 7x

(1)	For fiscal years ended December 31, 2000 and 2001 and the three months ended March 31, 2005, earnings were insufficient to cover fixed charges.

We have computed the ratio of fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of income/(loss) from operations before income tax, minority interest adjustments and changes in accounting principles and fixed charges, and “fixed charges” consists of the interest portion of rental expense and interest incurred. Please refer to Exhibit 12 filed with the registration statement of which this prospectus constitutes a part for additional information regarding the ratio of earnings to cover fixed charges.

LIMITATION OF LIABILITY AND INDEMNIFICATION

We have entered into agreements with our directors and officers indemnifying such directors and officers to the extent permitted by the Canada Business Corporations Act, or CBCA, and our by-laws. Our by-laws provide that we will indemnify any such person in such circumstances as the CBCA or law permits or requires.

Our ability to indemnify our directors and officers is governed by section 124 of the CBCA. Under this provision, we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer or in a similar capacity, of another entity (the “individual”) against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved by reason of their association with us or such other entity. However, we may not indemnify an individual unless the individual:

a. acted honestly and in good faith with a view to the best interests of our or such other entity for which the individual acted as director or officer or in a similar capacity at our request, as the case may be; and

b. in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

We may advance funds to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the amount advanced if the individual does not fulfill the conditions of sections (a) and (b) above.

With the approval of a court, we may indemnify an individual, or advance funds, in respect of an action by or on our behalf or by or on behalf of another entity to procure a judgment in our favor to which the individual is made a party because of the individual’s association with us or such other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills the conditions in clauses (a) and (b) above.

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In addition to the right to indemnification set forth in the agreements with our directors and our bylaws, the CBCA provides that an individual is entitled to indemnification from us in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with us or such other entity, if the individual seeking indemnity:

a. was not judged by the court of other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

b. fulfills the conditions set out in clauses (a) and (b) above.

We maintain a directors’ and officers’ liability insurance policy which insures directors and officers for losses as a result of claims based upon the acts or omissions of our directors and officers, including liabilities arising under the Securities Act, and also reimburses us for payments made pursuant to the indemnity provisions under the CBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP of Toronto, Ontario, has provided its opinion on the validity of the securities offered by this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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